Exhibit 4.1




                ------------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor,

                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                            as Master Servicer No. 1,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Master Servicer No. 2

                          MIDLAND LOAN SERVICES, INC.,
                            as Master Servicer No. 3,

                                    NCB, FSB,
                            as Master Servicer No. 4,

                           ING CLARION PARTNERS, LLC,
                           as Special Servicer No. 1,

                       NATIONAL CONSUMER COOPERATIVE BANK,
                            as Special Servicer No. 2

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2007

                                 $2,081,264,494

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2007-C4




                ------------------------------------------------

                                TABLE OF CONTENTS



                                    ARTICLE I

       DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS
                         IN RESPECT OF THE MORTGAGE POOL

Section 1.01  Defined Terms....................................................
Section 1.02  General Interpretive Principles..................................
Section 1.03  Certain Calculations in Respect of the Mortgage Pool.............
Section 1.04  Cross-Collateralized Mortgage Loans..............................
Section 1.05  Certain Adjustments to the Principal Distributions on the
               Certificates....................................................


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
            ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER INTERESTS;
                            EXECUTION OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.....................................
Section 2.02  Acceptance of Mortgage Assets by Trustee.........................
Section 2.03  Certain Repurchases and Substitutions of Mortgage Loans
               by the Mortgage Loan Sellers and the Column Performance
               Guarantor.......................................................
Section 2.04  Representations and Warranties of the Depositor..................
Section 2.05  Representations and Warranties of the Master Servicers...........
Section 2.06  Representations and Warranties of the Special Servicers..........
Section 2.07  [Reserved].......................................................
Section 2.08  [Reserved].......................................................
Section 2.09  Representations, Warranties and Covenants of the Trustee.........
Section 2.10  Issuance of Uncertificated Lower-Tier Interests;
               Execution of Certificates.......................................
Section 2.11  Acceptance of Grantor Trust by Trustee and Issuance of
               the Class V Certificates........................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Mortgage Loans.............................
Section 3.02  Collection of Mortgage Loan Payments.............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts............................
Section 3.04  Collection Accounts, Distribution Account, Interest
               Reserve Account, Excess Liquidation Proceeds Account and
               Post-ARD Additional Interest Distribution Account...............
Section 3.05  Permitted Withdrawals From the Collection Account, the
               Distribution Account, the Interest Reserve Account, the
               Excess Liquidation Proceeds Account and the Post-ARD
               Additional Interest Distribution Account........................
Section 3.06  Investment of Funds in the Collection Account, Servicing
               Accounts, Reserve Accounts, Distribution Account,
               Interest Reserve Account, Excess Liquidation Proceeds
               Account, Post-ARD Additional Interest Distribution
               Account and the REO Account.....................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage...........................................
Section 3.08  Enforcement of Alienation Clauses................................
Section 3.09  Realization Upon Defaulted Mortgage Loans........................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..................
Section 3.11  Master Servicing and Special Servicing Compensation;
               Interest on and Reimbursement of Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances............................
Section 3.12  Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports.....................................
Section 3.13  [Reserved].......................................................
Section 3.14  [Reserved].......................................................
Section 3.15  Access to Certain Information....................................
Section 3.16  Title to REO Property; REO Account...............................
Section 3.17  Management of REO Property.......................................
Section 3.18  Fair Value Purchase Option; Sale of REO Properties...............
Section 3.19  Additional Obligations of Master Servicers.......................
Section 3.20  Modifications, Waivers, Amendments and Consents..................
Section 3.21  Transfer of Servicing Between Master Servicers and
               Special Servicer; Record Keeping................................
Section 3.22  Sub-Servicing Agreements.........................................
Section 3.23  Controlling Class Representative.................................
Section 3.24  Certain Rights and Powers of the Controlling Class
               Representative..................................................
Section 3.25  Replacement of Special Servicer..................................
Section 3.26  Application of Default Charges...................................
Section 3.27  Authenticating Agent.............................................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions....................................................
Section 4.02  Trustee Report; Certain Other Reports............................
Section 4.03  P&I Advances.....................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses........................................................
Section 4.05  Calculations.....................................................
Section 4.06  Grantor Trust Reporting..........................................
Section 4.07  Compliance with Withholding Requirements.........................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.................................................
Section 5.02  Registration of Transfer and Exchange of Certificates............
Section 5.03  Book-Entry Certificates..........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates................
Section 5.05  Persons Deemed Owners............................................
Section 5.06  Certification by Certificateholders and Certificate Owners.......
Section 5.07  Appointment of Paying Agent......................................


                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicer................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicers or the Special Servicers.......................
Section 6.03  Limitation on Liability of the Trustee, the Depositor,
               the Master Servicers, the Special Servicers and Others..........
Section 6.04  Resignation of the Master Servicers or the Special
               Servicers.......................................................
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Master Servicers and the Special Servicer.......................
Section 6.06  Master Servicers or Special Servicer as Owner of a
               Certificate.....................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default................................................
Section 7.02  Trustee to Act; Appointment of Successor.........................
Section 7.03  Notification to Certificateholders...............................
Section 7.04  Waiver of Events of Default......................................
Section 7.05  Trustee Advances.................................................


                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01  Duties of Trustee................................................
Section 8.02  Certain Matters Affecting the Trustee............................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..................................
Section 8.04  Trustee May Own Certificates.....................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee.........................................................
Section 8.06  Eligibility Requirements for Trustee.............................
Section 8.07  Resignation and Removal of Trustee...............................
Section 8.08  Successor Trustee................................................
Section 8.09  Merger or Consolidation of Trustee...............................
Section 8.10  Appointment of Co-Trustee or Separate Trustee....................
Section 8.11  Appointment of Custodians........................................
Section 8.12  Access to Certain Information....................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..................................................
Section 9.02  Additional Termination Requirements..............................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01  Tax Administration..............................................
Section 10.02  Depositor, Master Servicers and Special Servicers to
                Cooperate with Trustee.........................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.......................................................
Section 11.02  Recordation of Agreement; Counterparts..........................
Section 11.03  Limitation on Rights of Certificateholders and B Loan
                Holders........................................................
Section 11.04  Governing Law...................................................
Section 11.05  Notices.........................................................
Section 11.06  Severability of Provisions......................................
Section 11.07  Successors and Assigns; Beneficiaries...........................
Section 11.08  Article and Section Headings....................................
Section 11.09  Notices to and from the Rating Agencies and the Depositor.......
Section 11.10  Notices to Controlling Class Representative.....................
Section 11.11  Complete Agreement..............................................
Section 11.12  Grant of a Security Interest....................................


                                   ARTICLE XII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 12.01  Intent of the Parties; Reasonableness...........................
Section 12.02  [Reserved]......................................................
Section 12.03  Information to be Provided by the Master Servicers, the
                Special Servicers, the Trustee and each Servicing
                Function Participant...........................................
Section 12.04  [Reserved]......................................................
Section 12.05  Filing Obligations..............................................
Section 12.06  Form 10-D Filings...............................................
Section 12.07  Form 10-K Filings...............................................
Section 12.07A Certain Matters Regarding Significant Obligors..................
Section 12.08  Sarbanes-Oxley Certification....................................
Section 12.09  Form 8-K Filings................................................
Section 12.10  Form 15 Filing; Incomplete Exchange Act Filings;
                Amendments to Exchange Act Reports.............................
Section 12.11  Annual Compliance Statements....................................
Section 12.12  Annual Reports on Assessment of Compliance with Servicing
                Criteria.......................................................
Section 12.13  Annual Independent Public Accountants' Attestation..............
Section 12.14  Exchange Act Reporting Indemnification..........................
Section 12.15  Amendments......................................................
Section 12.16  Exchange Act Report Signatures; Delivery of Notices;
                Interpretation of Grace Periods................................
Section 12.17  Termination of the Trustee......................................



                                    EXHIBITS

EXHIBIT A-1    Form of Class A-X Certificates
EXHIBIT A-2    Form of Class A-1, Class A-2, Class A-AB, Class A-3, Class
               A-1-A, Class A-M, A-1-AM, A-J and Class A-1-AJ Certificates
EXHIBIT A-3    Form of Class B, Class C, Class D, Class E, Class F, Class G,
               Class H, Class J, Class K, Class L and Class M, Class N, Class O,
               Class P, Class Q and Class S Certificates
EXHIBIT A-4    Form of Class V Certificates
EXHIBIT A-5    Form of Class R and Class LR Certificates
EXHIBIT B-1A   Schedule of Original Column Mortgage Loans
EXHIBIT B-1B   Schedule of Original PNC Bank Mortgage Loans
EXHIBIT B-1C   Schedule of Original NCB Mortgage Loans
EXHIBIT B-2    Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3    Form of Custodial Certification
EXHIBIT B-4    Schedule of Mortgage Loans Covered by Environmental Insurance
EXHIBIT C      Form of Disclaimer and Confidentiality Agreement
EXHIBIT D-1A   Form of Master Servicer Request for Release (Master Servicer
               No. 1)
EXHIBIT D-1B   Form of Master Servicer Request for Release (Master Servicer
               No. 2)
EXHIBIT D-1C   Form of Master Servicer Request for Release (Master Servicer
               No. 3)
EXHIBIT D-1D   Form of Master Servicer Request for Release (Master Servicer
               No. 4)
EXHIBIT D-2A   Form of Special Servicer Request for Release (Special Servicer
               No. 1)
EXHIBIT D-2b   Form of Special Servicer Request for Release (Special Servicer
               No. 2)
EXHIBIT E      Form of Trustee Report
EXHIBIT F-1A   Form I of Transferor Certificate for Transfers of
               Non-Registered Certificates
EXHIBIT F-1B   Form II of Transferor Certificate for Transfers of
               Non-Registered Certificates
EXHIBIT F-1C   Form I of Transferor Certificate for Transfers of Interests in
               Global Certificates for Classes of Rule 144A Global
               Certificates
EXHIBIT F-1D   Form II of Transferor Certificate for Transfers of Interests
               in Global Certificates for Classes of Regulation S Global
               Certificates
EXHIBIT F-2A   Form I of Transferee Certificate for Transfers of
               Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B   Form II of Transferee Certificate for Transfers of
               Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C   Form I of Transferee Certificate for Transfers of Interests
               in Non-Registered Certificates Held in Book-Entry Form
EXHIBIT F-2D   Form II of Transferee Certificate for Transfers of Interests
               in Non-Registered Certificates Held in Book-Entry Form
EXHIBIT G-1    Form of Transferee Certificate in Connection with ERISA
               (Non-Registered Certificates and Non-Investment Grade
               Certificates Held in Fully-Registered, Certificated Form)
EXHIBIT G-2    Form of Transferee Certificate in Connection with ERISA
               (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1    Form of Residual Transfer Affidavit and Agreement for
               Transfers of Class R and Class LR Certificates
EXHIBIT H-2    Form of Transferor Certificate for Transfers of Class R and
               Class LR Certificates
EXHIBIT I-1    Form of Notice and Acknowledgment Concerning Replacement of
               Special Servicer
EXHIBIT I-2    Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J      Form of S&P Defeasance Certification
EXHIBIT K-1    Form of Information Request from Certificateholder or
               Certificate Owner
EXHIBIT K-2    Form of Information Request from Prospective Investor
EXHIBIT L      Schedule of Designated Sub-Servicers
EXHIBIT M      Form of Sarbanes-Oxley Certification
EXHIBIT N      Class A-AB Targeted Principal Balance Table
EXHIBIT O      Relevant Servicing Criteria
EXHIBIT P      Additional Form 10-D Disclosure
EXHIBIT Q      Additional Form 10-K Disclosure
EXHIBIT R      Form 8-K Disclosure
EXHIBIT S      Additional Disclosure Notification

            This Pooling and Servicing Agreement is dated and effective as of September 1, 2007, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer No. 1, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer No. 2, MIDLAND LOAN SERVICES, INC., as Master Servicer No. 3, NCB, FSB, as Master Servicer No. 4, ING CLARION PARTNERS, LLC, as Special Servicer No. 1, NATIONAL CONSUMER COOPERATIVE BANK, as Special Servicer No. 2, and WELLS FARGO BANK, N.A., as Trustee.


                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of September 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller (in such capacity, the "Column Mortgage Loan Seller") and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans").

            PNC Bank, National Association (together with its successors in interest, "PNC Bank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "PNC Bank Mortgage Loan Purchase Agreement"), between PNC Bank as seller (in such capacity, the "PNC Bank Mortgage Loan Seller") and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original PNC Bank Mortgage Loans").

            NCB, FSB (together with its successors in interest, "NCB") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "NCB Mortgage Loan Purchase Agreement"), between NCB as seller (in such capacity, the "NCB Mortgage Loan Seller") and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "Original NCB Mortgage Loans")

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans, the Original PNC Bank Mortgage Loans and the Original NCB Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank, N.A. (together with its successors in interest, "Wells Fargo") desires to act as trustee hereunder (in such capacity, the "Trustee"); KeyCorp Real Estate Capital Markets, Inc. ("KRECM"); Wachovia Bank, National Association ("Wachovia"); Midland Loan Services, Inc. ("Midland")and NCB, FSB ("NCB") desire to act as master servicers hereunder ("Master Servicer No. 1", "Master Servicer No. 2", "Master Servicer No. 3" and "Master Servicer No. 4," respectively); ING Clarion Partners, LLC and National Consumer Cooperative Bank desire to act as special servicers hereunder ("Special Servicer No. 1" and "Special Servicer No. 2," respectively).

            As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than Post-ARD Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LA-1, Class LA-2, Class LA-3, Class LA-AB, Class LA-4, Class LA-1-A, Class LA-M, Class LA-1-AM, Class LA-J, Class LA-1-AJ, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ and Class LS Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As further provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The portion of the Trust Fund representing Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account. Additionally, the Trust Fund shall not include any B Loan, any interest of the holders of any B Loan or any A/B Loan Pair Custodial Account.

            The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Class Notional Amount"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                                     Original Certificate Balance (or, in
                                    Initial          the case of the Class A-X Certificates,       Initial Ratings(1)
Class Designation              Pass-Through Rate         Original Class Notional Amount)               Moody's/S&P
------------------------------------------------------------------------------------------------------------------------
Class A-1                          5.5400%(2)                     $25,500,000                           Aaa/AAA
Class A-2                          5.8114%(3)                    $219,200,000                           Aaa/AAA
Class A-3                          5.8114%(3)                    $333,792,000                           Aaa/AAA
Class A-AB                         5.8114%(3)                     $36,935,000                           Aaa/AAA
Class A-4                          5.8114%(3)                    $566,172,000                           Aaa/AAA
Class A-1 A                        5.8114%(3)                    $275,286,000                           Aaa/AAA
Class A-M                          5.8114%(3)                     $50,000,000                           Aaa/AAA
Class A-1-AM                       5.8114%(3)                    $158,126,000                           Aaa/AAA
Class A-J                          5.8114%(3)                     $50,000,000                           Aaa/AAA
Class A-1-AJ                       5.8114%(3)                     $61,868,000                           Aaa/AAA
Class A-X                          0.0343 (4)                  $2,081,264,493 (5)                       Aaa/AAA
Class B                            5.8114%(3)                     $23,414,000                           Aa1/AA+
Class C                            5.8114%(3)                     $28,618,000                           Aa2/AA
Class D                            5.8114%(3)                     $23,414,000                           Aa3/AA-
Class E                            5.8114%(3)                     $18,211,000                            A1/A+
Class F                            5.8114%(3)                     $18,211,000                            A2/A
Class G                            5.8114%(3)                     $20,813,000                            A3/A-
Class H                            5.8114%(3)                     $20,812,000                          Baa1/BBB+
Class J                            5.8114%(3)                     $26,016,000                          Baa2/BBB
Class K                            5.8114%(3)                     $28,618,000                          Baa3/BBB-
Class L                            5.1410%                        $20,812,000                           Ba1/BB+
Class M                            5.1410%                         $7,805,000                           Ba2/BB
Class N                            5.1410%                         $5,203,000                           Ba3/BB-
Class O                            5.1410%                         $5,203,000                            B1/B+
Class P                            5.1410%                         $5,203,000                            B2/B
Class Q                            5.1410%                         $7,805,000                            B3/B-
Class S                            5.1410%                        $44,227,493                            NR/NR
Class R                           None(6)                           None(6)                              NR/NR
------------------

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.

(2)   The lesser of 5.5400% and the Weighted Average Net Mortgage Rate.

(3)   The Weighted Average Net Mortgage Rate.

(4)   The Class A-X Pass-Through Rate, as defined herein.

(5) Original Class Notional Amount. The Class A-X Certificates will not have a Class Principal Balance and will not be entitled to receive distributions of principal.

(6) The Class R Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates as owners of the residual interests in the Upper-Tier REMIC.

            The following table sets forth the original Lower-Tier Principal Amounts or original Class Notional Amounts, as applicable, and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR
Certificates:

                                LOWER-TIER REMIC


                                                 Original Lower-Tier Principal
Class of Uncertificated                            Amount or Original Class
  Lower-Tier Interests       Interest Rate              Notional Amount
-------------------------------------------------------------------------------
Class LA-1                        (1)                        $25,500,000
Class LA-2                        (1)                       $219,200,000
Class LA-3                        (1)                       $333,792,000
Class LA-AB                       (1)                        $36,935,000
Class LA-4                        (1)                       $566,172,000
Class LA-1-A                      (1)                       $275,286,000
Class LA-M                        (1)                        $50,000,000
Class LA-1-AM                     (1)                       $158,126,000
Class LA-J                        (1)                        $50,000,000
Class LA-1-AJ                     (1)                        $61,868,000
Class LB                          (1)                        $23,414,000
Class LC                          (1)                        $28,618,000
Class LD                          (1)                        $23,414,000
Class LE                          (1)                        $18,211,000
Class LF                          (1)                        $18,211,000
Class LG                          (1)                        $20,813,000
Class LH                          (1)                        $20,812,000
Class LJ                          (1)                        $26,016,000
Class LK                          (1)                        $28,618,000
Class LL                          (1)                        $20,812,000
Class LM                          (1)                         $7,805,000
Class LN                          (1)                         $5,203,000
Class LO                          (1)                         $5,203,000
Class LP                          (1)                         $5,203,000
Class LQ                          (1)                         $7,805,000
Class LS                          (1)                        $44,227,493
Class LR                         N/A(2)                            N/A(2)
------------

(1) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates as owners of the residual interests in the Lower-Tier REMIC.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

       DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS
                         IN RESPECT OF THE MORTGAGE POOL

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30 day months.

            "A Loan" shall mean, any of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Egizii Portfolio, Hillside Village Shopping Center and Enfield Apartments, respectively.

            "A Note" shall mean, with respect to any A Loan, the Mortgage Note included in the Trust, which is senior in right of payment to the related B Loan, if any, to the extent set forth in the related A/B Intercreditor Agreement.

            "A/B Intercreditor Agreement" shall mean, with respect to each A/B Loan Pair, the related intercreditor agreement to be entered into by and between the holders of the related A Loan and the B Loan Holder relating to the relative rights of such holders of the respective A Loan and B Loan, as the same may be further amended from time to time in accordance with the terms thereof.

            "A/B Loan Pair" shall mean, any A Loan, together with the related B Loan.

            "A/B Loan Pair Custodial Account" shall mean, each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the applicable Master Servicer pursuant to
Section 3.04 on behalf of the B Loan Holder. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "A/B Material Default" shall mean, with respect to any A/B Loan Pair, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired on behalf of the Trust and the Lower-Tier REMIC (and, if applicable, the holder of any related B Loans) within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of the Trust's interest in such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

            "Additional Disclosure Notification" shall mean the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit S.

            "Additional Form 10-D Disclosure" shall have the meaning assigned thereto in Section 12.06.

            "Additional Form 10-K Disclosure" shall have the meaning assigned thereto in Section 12.07.

            "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

            "Additional Servicer" shall mean, individually or collectively, (x) each Affiliate of any party as described by Section 1108(a)(2)(ii) of Regulation AB that Services any of the Mortgage Loans and (y) each Person who is not an Affiliate of any party as described by Section 1108(a)(2)(iii) of Regulation AB, other than the Master Servicers, the Special Servicers and the Trustee, who Services 10% or more of the Mortgage Loans (calculated by Stated Principal Balance).

            "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

            "Additional Trust Fund Expense" shall mean any expense of the Trust Fund that (i) arises out of a default on a Mortgage Loan or an A/B Loan Pair,
(ii) arises out of an otherwise unanticipated event, (iii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and
(iv) does not represent a loss on a Mortgage Loan arising from the inability of the applicable Master Servicer and/or the applicable Special Servicer to collect all amounts due and owing under the Mortgage Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

            "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of the Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon the Grantor Trust Pool or any of its assets or transactions.

            "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event" shall mean either: (i) any impairment of the status of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon either the Upper-Tier REMIC or Lower-Tier REMIC or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

            "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits a narrative appraisal, any of a limited appraisal, a summary report or an internal valuation prepared by the applicable Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 C.F.R. ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits the use of a Qualified Appraiser, the Person performing such limited appraisal, summary report or internal valuation may be an employee of the applicable Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

            "Appraisal Reduction Amount" shall mean, for any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the applicable Special Servicer (and confirmed by the applicable Master Servicer) equal to the excess, if any, of: (a) the Stated Principal Balance of such Mortgage Loan; over (b) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the applicable Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the applicable Special Servicer's review of the Appraisal or such other information as the applicable Special Servicer deems relevant) of the related Mortgaged Property, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which are posted as additional security for and may be applied to payments due on the Loan in the case of default, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Master Servicer or the Trustee); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to such Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c) the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that, if the related Mortgaged Property has become an REO Property, then references to "Mortgage Loan" above in this definition shall include any successor REO Mortgage Loan with respect to the subject Mortgage Loan.

            In the case of each A/B Loan Pair (or any successor REO Loans with respect thereto), any Appraisal Reduction Amount will be calculated in respect of such A/B Loan Pair (or any successor REO Loans with respect thereto), as if it was a single Mortgage Loan (or single REO Mortgage Loan), and any Appraisal Reduction Amount shall be allocated first to the related B Loan, up to the outstanding principal balance of such B Loan (or REO Loan)), and then to the A Loan.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan or any successor REO Mortgage Loan with respect thereto will be reduced to zero as of the date such Mortgage Loan or such REO Mortgage Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event" shall mean, with respect to any Mortgage Loan, the earliest of any of the following events:

            (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan (except that with respect to a balloon payment, such date may extend until such Mortgage Loan becomes a Specially Serviced Mortgage Loan);

            (ii) such Mortgage Loan becomes a Modified Mortgage Loan (other than solely as a result of an extension of the maturity date for less than six months);

            (iii) the passage of 30 days after the Borrower under such Mortgage
                  Loan declares bankruptcy, insolvency or institutes any similar proceeding;

            (iv) the passage of 60 days after the applicable Special Servicer receives notice that the Borrower under such Mortgage Loan has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60 day period;

            (v) the passage of 60 days after a receiver or similar official has been appointed with respect to the related Mortgaged Property; or

            (vi) immediately after the related Mortgaged Property becomes an REO Property.

            "Appraised Value" shall mean with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the related Mortgage Loan.

            "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment" shall mean:

            (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

            (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Mortgage Loans (and any related REO Properties) and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Master Servicer Remittance Date, exclusive of the following amounts (without duplication):

            (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

            (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, all amounts paid in connection with Mortgage Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received after the related Determination Date;

            (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xxvii), inclusive, of Section 3.05(a);

            (iv) all amounts that are payable or reimbursable to any Person pursuant to clauses (ii) through (vi), inclusive, of Section 3.05(b);

            (v)     all Yield Maintenance Charges;

            (vi)    all amounts deposited in the Collection Account in error;

            (vii) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

            (viii) with respect to those Mortgage Loans that are Actual/360 Mortgage Loans and any Distribution Date relating to each Interest Accrual Period ending in each February and in any January in a year which is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), an amount equal to the Interest Reserve Amount to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.04;

            (ix) in the case of each REO Property related to an A Loan and during an A/B Material Default, all amounts received with respect to the A Loan that are required to be paid to the B Loan Holder pursuant to the terms of the related B Loan and the related A/B Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Pair Custodial Account pursuant to Section 3.04 and withdrawn from such accounts pursuant to Section 3.05); and

            (x)     Post-ARD Additional Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Mortgage Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Loans by the applicable Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or Section
      7.05 (which P&I Advances shall not include any related Servicing Fees or Workout Fees);

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (e) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the applicable Master Servicer or applicable Special Servicer), made by any B Loan Holder pursuant to the terms of the related Intercreditor Agreement during the related Collection Period and allocable to principal or interest with respect to the related Mortgage Loan; and

            (f) all funds released from the Excess Liquidation Proceeds Account for distribution on such Distribution Date.

            "B Loan" shall mean, with respect to each A Loan, the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A Loan.

            "B Loan Holder" shall mean, with respect to any B Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B Loan.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

            "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

            "Base Interest Fraction" shall mean, with respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate (as provided by the applicable Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Base Prospectus" shall mean that certain prospectus dated August 13, 2007, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

            "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b)(iii) or 6(xii) of the related Mortgage Loan Purchase Agreement.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Cleveland, Ohio, Hillsboro, Ohio, Pittsburgh, Pennsylvania, Washington, D.C., Charlotte, North Carolina, Kansas City, Missouri, the city or cities in which the Primary Servicing Offices of the applicable Master Servicer and the applicable Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate" shall mean any one of the Depositor's Series 2007-C4 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Factor" shall mean, with respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

            "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the applicable Master Servicer or the applicable Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

            "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

            "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate, equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

            "Certification Parties" shall have the meaning assigned thereto in
Section 12.08.

            "Certifying Person" shall have the meaning assigned thereto in
Section 12.08.

            "Certifying Servicer" shall have the meaning assigned thereto in
Section 12.11.

            "Clarion" shall mean ING Clarion Partners, LLC together with its successors in interest.

            "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic and, if applicable, numeric class designation and each designation of Uncertificated Lower-Tier Interests having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class A-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

            "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1."

            "Class A-1 Pass-Through Rate" shall mean the lesser of (i) 5.5400% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class A-1-A" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1-A Certificates.

            "Class A-1-A Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1-A."

            "Class A-1-A Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-1-AJ" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1-AJ Certificates.

            "Class A-1-AJ Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1-AJ."

            "Class A-1-AJ Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-1-AM" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1-AM Certificates.

            "Class A-1-AM Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1-AM."

            "Class A-1-AM Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

            "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2."

            "Class A-2 Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

            "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3."

            "Class A-3 Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-4" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-4 Certificates.

            "Class A-4 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-4."

            "Class A-4 Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-AB" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-AB Certificates.

            "Class A-AB Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-AB."

            "Class A-AB Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-J Certificates.

            "Class A-J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-J."

            "Class A-J Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-J/A-1-AJ Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, A-M, A-1-AM, A-J and A-1-AJ Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates and the Class A-M, Class A-1-AM, Class A-J and Class A-1-AJ Certificates on such Distribution Date pursuant to
Section 4.01(a) have been so made.

            "Class A-M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-M Certificates.

            "Class A-M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-M."

            "Class A-M Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-M/A-1-AM Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, A-M and A-1-AM Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus
(b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates and the Class A-M and Class A-1-AM Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Class A P&I Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1 A Certificates.

            "Class A-X" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

            "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X."

            "Class A-X Component" shall mean any one of the Components.

            "Class A-X Notional Amount" shall mean, with respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class A-X Pass Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Components for such Distribution Date, weighted on the basis of their respective Component Notional Amounts.

            "Class A-X Strip Rate" shall mean, with respect to any Class A-X Component for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates (provided, that in no event shall any Class A-X Strip Rate be less than zero).

            "Class B" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

            "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B."

            "Class B Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class C" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

            "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C."

            "Class C Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class D" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

            "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D."

            "Class D Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class E" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

            "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E."

            "Class E Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class F" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

            "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F."

            "Class F Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class G" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

            "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G."

            "Class G Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class H" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

            "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H."

            "Class H Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

            "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J."

            "Class J Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class K" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

            "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K."

            "Class K Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class L" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

            "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L."

            "Class L Pass-Through Rate" shall mean 5.1410% per annum.

            "Class LA-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-AJ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-AM Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class LR Certificates.

            "Class LR Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "LR."

            "Class LS Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

            "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M."

            "Class M Pass-Through Rate" shall mean 5.1410% per annum.

            "Class N" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

            "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N."

            "Class N Pass-Through Rate" shall mean 5.1410% per annum.

            "Class Notional Amount" shall mean, with respect to any Class of Interest Only Certificate, the aggregate hypothetical or notional amount on which such Class of Interest Only Certificate accrues or is deemed to accrue interest from time to time. The Class Notional Amount, in the case of the Class A-X Certificates, shall be the Class A-X Notional Amount.

            "Class O" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

            "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O."

            "Class O Pass-Through Rate" shall mean 5.1410% per annum.

            "Class P" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

            "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P."

            "Class P Pass-Through Rate" shall mean 5.1410% per annum.

            "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates.

            "Class Q" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class Q Certificates.

            "Class Q Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "Q."

            "Class Q Pass-Through Rate" shall mean 5.1410% per annum.

            "Class R" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

            "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R."

            "Class S" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class S Certificates.

            "Class S Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "S."

            "Class S Pass-Through Rate" shall mean 5.1410% per annum.

            "Class V" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

            "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V."

            "Clearstream" shall mean Clearstream Banking, societe anonyme, or any successor.

            "Closing Date" shall mean September 7, 2007.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other existing association or organization whose principal membership consists of servicers, certificateholders, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the applicable Master Servicer and reasonably acceptable to the Trustee, the applicable Special Servicer and the Directing Certificateholder.

            "CMSA Advance Recovery Report" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Appraisal Reduction Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Appraisal Reduction Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Bond Level File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Collateral Summary File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Comparative Financial Status Report" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Delinquent Loan Status Report" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Financial File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Historical Bond/Collateral Realized Loss Reconciliation Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Bond/Collateral Realized Loss Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Historical Liquidation Loss Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Loss Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Interest Shortfall Reconciliation Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Interest Shortfall Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following seven data files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and
      (vii) CMSA Special Servicer Loan File; and

            (b) the following thirteen supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Total Loan Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheets, (x) CMSA Advance Recovery Report, (xi) CMSA Interest Shortfall Reconciliation Template, (xii) CMSA Historical Bond/Collateral Realized Loss Reconciliation Template, and (xiii) CMSA Reconciliation of Funds Template; and

            (c) such other reports and data files as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally, provided that the requirements of any such report or data file shall not materially expand the duties of the affected reporting party without such party's consent (which consent shall not be unreasonably withheld or delayed).

            For the purposes of the applicable Master Servicer's production of the CMSA Loan Setup File, CMSA Property File, CMSA Operating Statement Analysis Report, Comparative Financial Status Report or any other data file or report that is required to state at contribution, at securitization, or allocation information for any period prior to the Cut-off Date, the applicable Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers, Underwriters or by the Mortgagors or (x) in the case of such a data file or report produced by the applicable Master Servicer, by the applicable Special Servicer (if other than the Master Servicer or an affiliate thereof) and (y) in the case of such a data file or report produced by the applicable Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Loan Periodic Update File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Loan Setup File" shall mean a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Property File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Reconciliation of Funds Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA REO Status Report" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Servicer Realized Loss Template" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Realized Loss Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Special Servicer Loan File" shall mean a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Total Loan Report" shall mean monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative, the Master Servicers, the Special Servicers and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Website" shall mean the CMSA's internet website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its data file and report forms.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

            "Collection Account" shall mean the segregated account or accounts created and maintained by the applicable Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders and, after the occurrence of an A/B Material Default, any related B Loan Holder, which shall be entitled "[KeyCorp Real Estate Capital Markets, Inc.][Wachovia Bank, National Association][Midland Loan Services, Inc.][NCB, FSB] [or the name of any successor Master Servicer], as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, and the B Loan Holders, as applicable, as their interests may appear, Collection Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC other than any funds therein allocable to a B Loan.

            "Collection Period" shall mean, with respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Column" shall mean Column Financial, Inc., together with its successors in interest.

            "Column Mortgage Loan" shall mean any Mortgage Loan that is either an Original Column Mortgage Loan or a Replacement Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Mortgage Loan.

            "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan Seller" shall mean Column, in its capacity as mortgage loan seller with respect to the Column Mortgage Loans.

            "Column Performance Guarantee" shall mean the Guarantee dated as of September 1, 2007, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

            "Column Performance Guarantor" shall mean Credit Suisse (USA), Inc., its successor in interest or any successor guarantor under the Column Performance Guarantee.

            "Column Primary Servicer" shall mean Column, in its capacity as a non-cashiering Designated Sub-Servicer with respect to the Column Serviced Loans.

            "Column Serviced Loan" shall mean any Column Mortgage Loan that is specified on Exhibit L as being primary serviced by the Column Primary Servicer.

            "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

            "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the applicable Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

            "Component" shall mean each of Component A-1, Component A-2, Component A-AB, Component A-3, Component A-4, Component A-1-A, Component A-M, Component A-1-AM, Component A-J, Component A-1-AJ, Component B, Component C, Component D, Component E, Component F, Component G, Component H, Component J, Component K, Component L, Component M, Component N, Component O, Component P, Component Q and Component S.

            "Component A-1" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest as of any date of determination.

            "Component A-1-A" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A Uncertificated Interest as of any date of determination.

            "Component A-1-AJ" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-AJ Uncertificated Interest as of any date of determination.

            "Component A-1-AM" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-AM Uncertificated Interest as of any date of determination.

            "Component A-2" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest as of any date of determination.

            "Component A-3" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3 Uncertificated Interest as of any date of determination.

            "Component A-4" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4 Uncertificated Interest as of any date of determination.

            "Component A-AB" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB Uncertificated Interest as of any date of determination.

            "Component A-J" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

            "Component A-M" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-M Uncertificated Interest as of any date of determination.

            "Component B" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component C" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component D" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component E" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component F" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Uncertificated Interest as of any date of determination.

            "Component G" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component J" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component Notional Amount" shall mean, with respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component O" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Component Q" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LQ Uncertificated Interest as of any date of determination.

            "Component S" shall mean one of the 26 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LS Uncertificated Interest as of any date of determination.

            "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the applicable Master Servicer or the applicable Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

            "Controlling Class" shall mean, as of any date of determination, the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no eligible Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class S Certificates.

            "Controlling Class Certificateholder" shall mean any Holder of Certificates of the related Controlling Class.

            "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

            "Corporate Trust Office" shall mean the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services (CMBS) - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4.

            "Corrected Mortgage Loan" shall mean any Specially Serviced Mortgage Loan that has become a Performing Mortgage Loan, in accordance with its original term or as modified in accordance with this Agreement, for three consecutive Monthly Payments and the servicing of which has been returned to the applicable Master Servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable Special Servicer.

            "Credit Suisse" shall mean Credit Suisse Securities (USA) LLC or its successor in interest.

            "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan. For the avoidance of doubt, no A Loan or B Loan shall be deemed a Cross-Collateralized Mortgage Loan under this Agreement.

            "Crossed Mortgage Loan Repurchase Criteria" shall mean (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans that remain in the Trust is not less than the debt service coverage ratio for such Cross-Collateralized Mortgage Loans, including the affected Cross-Collateralized Mortgage Loan, immediately preceding the repurchase or substitution and (ii) the Loan-to-Value Ratio for any related Cross-Collateralized Mortgage Loans that remain in the Trust is not greater than the Loan-to-Value Ratio for such Cross-Collateralized Mortgage Loans including the affected Cross-Collateralized Mortgage Loan immediately preceding the repurchase or substitution.

            "Cure Event" shall mean the exercise by any B Loan Holder of the cure rights, if any, set forth in the related Intercreditor Agreement, in each case in accordance with the applicable Intercreditor Agreement.

            "Cure Payments" shall mean, with respect to any A/B Loan Pair, as to which the related Intercreditor Agreement provides that a B Loan Holder shall be entitled to cure a default under the related Mortgage Loan, the payments that such B Loan Holder makes to the applicable Master Servicer, applicable Special Servicer or Trustee, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the applicable Master Servicer, applicable Special Servicer or Trustee, as applicable (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance), and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Mortgage Loan) during the period of time from the expiration of the grace period under such Mortgage Loan that gave rise to such Cure Event until such Cure Payment is made or such other cure is otherwise effected.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which document custodian shall initially be the Trustee.

            "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in September 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in October 2007, the Cut-off Date for those Mortgage Loans will be considered to be the equivalent day of the month in September 2007 had their first due date been in September 2007.

            "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in September 2007, after application of all payments of principal due on or before such date, whether or not received.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Yield Maintenance Charges, that represent interest (other than, if applicable, Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Mortgage Loan" shall mean a Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or 90 days delinquent in respect of its Balloon Payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the applicable Special Servicer, for such longer period, not to exceed 150 days beyond the date on which that Balloon Payment was due, during which the refinancing would occur), if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non monetary event of default occurs that results in the Mortgage Loan becoming a Specially Serviced Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Mortgage Loan has not been received.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Deleted Mortgage Loan" shall mean a Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

            "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Depository" shall mean The Depository Trust Company, or any successor depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

            "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the applicable Master Servicer.

            "Determination Date" shall mean, with respect to any calendar month, commencing in October 2007, the 11th day of such calendar month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

            "Directing Certificateholder" shall mean a holder or beneficial owner of Certificates of the Controlling Class selected by the holders or beneficial owners of more than 50% of the total principal balance of the Controlling Class; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the Controlling Class that a Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the Controlling Class Certificates will be the Directing Certificateholder.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Master Servicer or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Class R or Class LR Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R or Class LR Certificate and, for purposes of Treasury Regulations
Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a holder of such Class R or Class LR Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R or Class LR Certificate and intends to pay taxes associated with holding such Class R or Class LR Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Class R or Class LR Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R or Class LR Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R or Class LR Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account" shall mean collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Post-ARD Additional Interest Distribution Account, which may be sub-accounts of a single account.

            "Distribution Date" shall mean, with respect to any calendar month, commencing in October 2007, the fourth Business Day following the Determination Date in such calendar month.

            "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Do Not Hire List" shall mean the list, as may be updated at any time, provided by the Depositor to the Master Servicers, Special Servicers and Trustee, which lists certain parties identified by the Depositor as having materially failed to comply with their respective obligations under Article XII of this Agreement or as having materially failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

            "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

            "Earn-Out Reserve Funds" shall mean Reserve Funds as to which any release thereof to the related Borrower is tied to conditions relating to the economic performance, value and/or occupancy of the subject Mortgaged Property.

            "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by S&P (or "A-" by S&P if the short term unsecured debt obligations thereof are rated at least "A-1" by S&P) and "Aa3" by Moody's (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein; (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, and provided further that either such depository institution or its parent has long-term unsecured debt obligations which are rated at least "Baa3" by Moody's; (iii) an account or accounts maintained with KeyBank or PNC Bank so long as KeyBank or PNC Bank, as applicable, shall have a long-term unsecured debt rating of at least "A-" from S&P and "A1" from Moody's and a short-term rating of at least "A-1" from S&P and "P-1" from Moody's, (iv) in the case of Reserve Accounts and Servicing Accounts with respect to the Original NCB Mortgage Loans or any related Replacement Mortgage Loans or REO Mortgage Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000), and (v) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the applicable Master Servicer or the applicable Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

            "Euroclear" shall mean The Euroclear System.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest) or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan or related REO Loan in full (or if such amount relates to an A/B Loan Pair, the amount needed to pay off such A/B Loan Pair in full), (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances, and (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Mortgage Loan or the related REO Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan.

            "Excess Liquidation Proceeds Account" shall mean the account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Excess Liquidation Proceeds Account." Any such account shall be an Eligible Account and shall be an asset of the Lower-Tier REMIC.

            "Excess Servicing Strip" shall mean, with respect to any Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum and the per annum rate applicable to any related primary servicing fee for any Mortgage Loan for which the applicable Master Servicer performs the duties of a primary servicer, subject to reduction by the Trustee pursuant to
Section 3.11(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party" shall mean any of (i) Credit Suisse, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co manager with respect to a Class of Certificates (other than the Class R, Class LR and Class V Certificates) that is investment grade rated by at least one Rating Agency.

            "Fair Value" shall have the meaning assigned thereto in Section 3.18(b).

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "Federal Funds Rate" shall mean the "Federal funds rate" published in the "Money Rates" section of The Wall Street Journal, as such "Federal funds rate" may change from time to time. If The Wall Street Journal ceases to publish the "Federal funds rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "Federal funds rate"; and if such "Federal funds rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicers in writing of its selection.

            "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

            "Final Recovery Determination" shall mean a determination made by the applicable Special Servicer, in its reasonable judgment, with respect to any Specially Serviced Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, purchased by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of a Controlling Class pursuant to Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "Form 8-K Disclosure Information" shall have the meaning assigned thereto in Section 12.09.

            "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Global Certificate" shall mean, with respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

            "Grantor Trust" shall mean a grantor trust as defined under subpart E of Part 1 of subchapter J of the Code.

            "Grantor Trust Pool" shall mean the Grantor Trust Pool designated as such in Section 2.11.

            "Grantor Trust Provisions" shall mean Sections 671-679 of the Code (including Treasury Regulations thereunder) and Treasury Regulations Section 301.7701-4(c).

            "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

            "Group A Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group B Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group C Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group C, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group D Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group D, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, each Master Servicer, each Special Servicer, the Trustee, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Mortgage Loan Seller, such Master Servicer, such Special Servicer, the Trustee, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor" shall mean: (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicers or the Trust, delivered to the Trustee and the Master Servicers), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Master Servicers or the Special Servicers shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicers and the Special Servicers) upon receipt by the Trustee and the Master Servicers of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

            "Initial Purchaser" shall mean Credit Suisse, as initial purchaser of the Non-Registered Certificates.

            "Initial Resolution Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Class of Regular Certificates or any Uncertificated Lower-Tier Interest, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period" shall mean, with respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Only Certificates" shall mean the Class A-X Certificates.

            "Interest Reserve Account" shall mean the segregated account or sub-account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Interest Reserve Account." The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and each Distribution Date that occurs during the month of February of 2008 and each year thereafter or during the month of January of 2009 and each year thereafter that is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Mortgage Loan as of the end of the related Collection Period (but prior to the application of any amounts due on such Due
Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related Master Servicer Remittance Date.

            "Interest Reserve Mortgage Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

            "Interest Shortfall" shall mean, as to any Distribution Date and any Class of Regular Certificates, when the amount distributed on such Distribution Date in respect of interest is less than the Optimal Interest Distribution Amount.

            "Interest Shortfall Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person" shall mean the Depositor, the Master Servicers, the Special Servicers, any Independent Contractor engaged by any Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "IRS" shall mean the Internal Revenue Service or any successor.

            "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

            "KRECM" shall mean KeyCorp Real Estate Capital Markets, Inc., and its successors in interest.

            "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts (except Default Charges) received by or on behalf of the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to September 2007, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts (except Default Charges) received by or on behalf of the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.

            "Latest Possible Maturity Date" shall mean, with respect to any Class of Regular Certificates or the Uncertificated Lower-Tier Interests, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii).

            "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, in each case as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the applicable Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18 or by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 3.18 or
Section 9.01, (v) the purchase of the related Mortgage Loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement, (vi) in the case of any A/B Loan Pair, the purchase of the related A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement, or
(vii) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
Section 3.18 or final payoff of a Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes, any Liquidation Fee or Workout Fee associated with a final payoff of a Corrected Mortgage Loan and any other unreimbursed Additional Trust Fund Expenses associated with such Mortgage Loan).

            "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the applicable Special Servicer or any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; provided that if any such party assigns its Purchase Option to an unaffiliated third party without any consideration therefor (other than nominal consideration), a Liquidation Fee shall be payable pursuant to Section 3.11, (ii) purchased by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, (iii) acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01, (iv) purchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such Specially Serviced Mortgage Loan or REO Property is purchased within 90 days of the right to purchase arising (or such shorter time period as may be specified in such related A/B Intercreditor Agreement), (v) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, or (vi) the actual purchase of a Mortgage Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement within 90 days (or, with respect to any such Mortgage Loan, any shorter time frame as set forth in the related intercreditor agreement) of such Mortgage Loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement) the fee designated as such and payable to the applicable Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points).

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by the applicable Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or the purchase of a Column Mortgage Loan by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01; (vii) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; (viii) the purchase of an A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement or (ix) the purchase of a Mortgage Loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement. Except for the purposes of
Section 3.11(c), "Liquidation Proceeds" shall also include any payments to the Trust by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by the second paragraph of Section 2.03(b).

            "Loan Group" shall mean either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1" shall mean, collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Mortgage Loans with respect thereto.

            "Loan Group No. 2" shall mean, collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Mortgage Loans with respect thereto.

            "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan (or, in the case of any A Loan, of the A/B Loan Pair) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "LOC Cash Reserve" shall have the meaning assigned thereto in the definition of "Mortgage File."

            "Lower-Tier Distribution Account" shall mean the account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the benefit of the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Lower-Tier Distribution Amount" shall have the meaning assigned thereto in Section 4.01.

            "Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined after taking into account any distributions made on such Distribution Date pursuant to Section 4.01(a) and (b) and any Realized Loss allocated to such Class pursuant to Section 4.04).

            "Lower-Tier REMIC" shall mean, one of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of any Post-ARD Additional Interest), any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder may have), such amounts as shall from time to time be held in any Collection Account, the Interest Reserve Account, any REO Account (exclusive of any such amounts that are allocable to a B Loan), the Excess Liquidation Proceeds Account (exclusive of any such amounts that are allocable to a B Loan), if any, the Lower-Tier Distribution Account, any A/B Loan Pair Custodial Account (exclusive of any such amounts that are allocable to a B Loan) and, except as otherwise provided in this Agreement, all other property included in the Trust Fund (other than Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account) that is not in the Upper-Tier REMIC or the Grantor Trust Pool.

            "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

            "Master Servicer" shall mean (i) with respect to the Group A Loans and any related REO Properties hereunder, Master Servicer No. 1; (ii) with respect to the Group B Loans and any related REO Properties hereunder, Master Servicer No. 2; (iii) with respect to the Group C Loans and any related REO Properties hereunder, Master Servicer No. 3; and (iv) with respect to the Group D Loans and any related REO Properties hereunder, Master Servicer No. 4.

            "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Master Servicer No. 1" shall mean KRECM in its capacity as master servicer with respect to the Group A Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group A Loans and any related REO Properties.

            "Master Servicer No. 2" shall mean Wachovia in its capacity as master servicer with respect to the Group B Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group B Loans and any related REO Properties.

            "Master Servicer No. 3" shall mean Midland in its capacity as master servicer with respect to the Group C Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group C Loans and any related REO Properties.

            "Master Servicer No. 4" shall mean NCB, in its capacity as master servicer with respect to the Group D Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group D Loans and any related REO Properties.

            "Master Servicer Remittance Amount" shall mean, with respect to the applicable Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period,
(ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Yield Maintenance Charges received by or on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xxii), (xxiv) and (xxvii) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount, with respect to the Master Servicer, for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date commencing in October 2007.

            "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the applicable Master Servicer pursuant to Section 3.11(a), which Master Servicing Fee shall include any Primary Servicing Fee.

            "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading "Master Servicing Fee Rate" in the Mortgage Loan Schedule.

            "Material Breach" shall mean: (a) with respect to any Mortgage Loan, any Breach that materially and adversely affects the value of such Mortgage Loan or the value of the related Mortgaged Property or the interests of any Certificateholder; and (b) with respect to any REO Property or the interests of any Certificateholder, any Breach that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property.

            "Material Document Defect" shall mean: (a) with respect to any Mortgage Loan, any Document Defect that materially and adversely affects the value of such Mortgage Loan or the value of the related Mortgaged Property or the interests of any Certificateholder; and (b) with respect to any REO Property, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property; provided that, without limiting the generality of the foregoing, the absence of a Specially Designated Mortgage Loan Document shall automatically be a Material Document Defect with respect to the affected Mortgage Loan.

            "Maturity Date" shall mean with respect to any Mortgage Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

            "Midland" shall mean Midland Loan Services, Inc., and its successors in interest.

            "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan and/or extending the maturity date for the Mortgage Loan for less than six months);

            (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which the applicable Special Servicer may conclusively rely); or

            (c) in the reasonable judgment of the applicable Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Interest Distribution Amount" shall mean, with respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-X Certificates), the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Balance of such Class as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate thereof, on the applicable Class Notional Amount thereof as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date. The Monthly Interest Distribution Amount for each such Class shall be calculated on the basis of a 360 day year composed of twelve 30 day months.

            "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

            "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (i) the original Note (or a "lost note affidavit" and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to applicable Mortgage Loan Seller, and further endorsed (at the direction of Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, without recourse, representation or warranty, express or implied, except as set forth in the related Mortgage Loan Purchase Agreement";

            (ii) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4";

            (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective and in recordable form under applicable law);

            (vi) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company, or an interim binder that is "marked up" as binding and countersigned by the title company, which in any case is binding on the title insurance company), insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (xi) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof), sufficient to perfect (and maintain the perfection of) the security interest held by the applicable Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (xiii) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

            (xiv) with respect to any cash collateral accounts and lock-box accounts, an original or copy of any related account control agreement;

            (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related lock-box agreement or cash collateral account agreement (if separate from the related Mortgage and Loan Agreement);

            (xvi) the originals and copies of Letters of Credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

            (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

            (xviii) the original or a copy of the ground lease and ground lease estoppels, if any, and of any amendments, modifications or extensions thereto, if any;

            (xix)   the original or copy of any property management agreement;

            (xx) without duplication with clause (xiii) above, a copy of the mortgage note evidencing the related B Loan, if any;

            (xxi) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (xxii) except in the case of Original NCB Mortgage Loans and any related Replacement Mortgage Loans, a checklist of the related Mortgage Loan Documents included in the subject Mortgage File;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian or, if applicable, the applicable Master Servicer on its behalf such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that the Mortgage File for any Mortgage Loan need not include any Letter of Credit referred to in item
(xvi) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the applicable Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit (the "LOC Cash Reserve"), which substitute letter of credit can be drawn on, or which cash reserve can be applied, to cover the same items as that Letter of Credit was intended to cover. If any B Loan is being serviced and administered in accordance herewith, the Mortgage File for the related A Loan shall also constitute the Mortgage File for such B Loan.

            "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund, including any such Original Mortgage Loan or Replacement Mortgage Loan that has been wholly or partially defeased. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

            "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

            "Mortgage Loan Originator" shall mean any institution that originated a Mortgage Loan.

            "Mortgage Loan Purchase Agreement" shall mean any of the Column Mortgage Loan Purchase Agreement, the PNC Bank Mortgage Loan Purchase Agreement and the NCB Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule" shall mean, collectively, the two schedules of Mortgage Loans attached hereto as Exhibit B-1A and Exhibit B-1B, respectively, as any such schedule may be amended from time to time in accordance with this Agreement, collectively, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan number (as specified in Exhibit A-1 to the Prospectus Supplement);

            (ii)    the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv)    the Mortgage Rate in effect at the Cut-off Date;

            (v)     the Net Mortgage Rate in effect at the Cut-off Date;

            (vi)    the original principal balance;

            (vii)   the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Mortgage Loan, the Anticipated Repayment Date;

            (ix)    the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii)   the Interest Accrual Period;

            (xiii) the applicable Master Servicing Fee Rate (and, in the case of the Column Mortgage Loans, any applicable Primary Servicing Fee Rate);

            (xiv)   the Due Date;

            (xv)    whether such loan is an ARD Mortgage Loan;

            (xvi)   whether the Mortgage Loan is subject to lockout/defeasance;

            (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the related Mortgage Loan Documents require such insurance;

            (xviii) whether such Mortgage Loan has the benefit of an
                    Environmental Insurance Policy;

            (xix) whether such Mortgage Loan is secured by the related Borrower's interest in Ground Leases;

            (xx)    whether such Mortgage Loan is secured by a Letter of Credit;

            (xxi)   which Loan Group includes such Mortgage Loan; and

            (xxii)  which Servicing Group includes such Mortgage Loan.

            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller" shall mean the Column Mortgage Loan Seller, the PNC Bank Mortgage Loan Seller or the NCB Mortgage Loan Seller.

            "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

            "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the applicable Master Servicer or the applicable Special Servicer in accordance with Section 3.20. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

            "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

            "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "NCB" shall mean NCB, FSB, together with its successors in interest.

            "NCCB" shall mean National Consumer Cooperative Bank, together with its successors in interest.

            "NCB Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "NCB Mortgage Loan Seller" shall mean NCB, in its capacity as mortgage loan seller with respect to the Original NCB Mortgage Loans.

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of any Compensating Interest Payment remitted by the applicable Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Application Fee" shall have the meaning assigned thereto in Section 3.08.

            "Net Assumption Fee" shall have the meaning assigned thereto in
Section 3.08.

            "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause Fourth of
Section 3.26(a), which are payable to the applicable Master Servicer as Additional Master Servicing Compensation or the applicable Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not such Master Servicer, such Special Servicer, such Trustee or any Affiliate thereof, as applicable.

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Mortgage Pass-Through Rate" shall mean:

            (A) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the original Net Mortgage Rate for such Mortgage Loan; and

            (B) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

            (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period (disregarding the last sentence of the definition of Interest Accrual Period), multiplied by (b) the Stated Principal Balance of such Mortgage Loan (or such REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Mortgage Loan; and

            (2) the denominator of which is the Stated Principal Balance of such Mortgage Loan (or such REO Mortgage Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2007 (unless the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2007 (or February, if the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to (a) the related Mortgage Rate minus (b) (i) the related Administrative Fee Rate and (ii) in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate.

            "New Lease" shall mean any lease of an REO Property entered into at the direction of the applicable Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Certificateholders, if such Special Servicer has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance" shall mean the portion of any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or an REO Mortgage Loan (including any P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the applicable Master Servicer or the applicable Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Mortgage Loan. "Nonrecoverable P&I Advance" shall also include any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified herein for Nonrecoverable Servicing Advances or Nonrecoverable P&I Advances, as applicable, has determined that such amounts constitute Nonrecoverable Advances. The determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the applicable Special Servicer, that the applicable Master Servicer or Trustee has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the applicable Special Servicer, in the case of the applicable Master Servicer,
(ii) to the applicable Master Servicer and the Trustee in the case of the applicable Special Servicer, (iii) to the Depositor, the applicable Master Servicer and the applicable Special Servicer, in the case of the Trustee, and
(iv) in each case, to the Controlling Class Representative, each B Loan Holder or its designee (if any A/B Loan Pair or any related REO Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the applicable Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on the applicable Special Servicer's affirmative determination that a P&I Advance is nonrecoverable after the applicable Special Servicer provides written notice of such affirmative determination to such parties. In no event shall a determination by the applicable Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

            "Nonrecoverable Servicing Advance" shall mean the portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property (including any Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the applicable Master Servicer or the applicable Special Servicer) of the applicable Master Servicer, a Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. "Nonrecoverable Servicing Advance" shall also include any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Servicing Advances or Nonrecoverable P&I Advances, as applicable, has determined that such amounts constitute Nonrecoverable Advances. The determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the applicable Special Servicer, that the applicable Master Servicer, the applicable Special Servicer or the Trustee has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the applicable Special Servicer, in the case of the applicable Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of the applicable Special Servicer,
(iii) to the Depositor, the applicable Special Servicer and the applicable Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Controlling Class Representative, to each B Loan Holder or its designee (if any A/B Loan Pair or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the applicable Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on the applicable Special Servicer's affirmative determination that a Servicing Advance is a Nonrecoverable Servicing Advance after the applicable Special Servicer provides written notice of such affirmative determination to such parties. In no event shall a determination by the applicable Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

            "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R and Class LR Certificates will constitute Non-Registered Certificates.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "Note" shall mean the original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the applicable Master Servicer or the applicable Special Servicer or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust Pool as a grantor trust for federal income tax purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, each Master Servicer, each Special Servicer and the Trustee, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

            "Optimal Interest Distribution Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest, the sum of the Monthly Interest Distribution Amount and the Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such Distribution Date.

            "Original Certificate Balance" shall mean, with respect to any Class of Regular Certificates (other than the Class A-X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Class Notional Amount" shall mean, with respect to the Class A-X Certificates, the initial class notional amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original NCB Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original PNC Bank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the applicable Master Servicer or the Trustee pursuant to Section 4.03.

            "Pass-Through Rate" shall mean, with respect to each Class of Certificates, the respective per annum rate listed below:


Class A-1:                  Class A-1 Pass-Through Rate
Class A-2:                  Class A-2 Pass-Through Rate
Class A-3:                  Class A-3 Pass-Through Rate
Class A-AB:                 Class A-AB Pass-Through Rate
Class A-4:                  Class A-4 Pass-Through Rate
Class A-1-A:                Class A-1-A Pass-Through Rate
Class A-X:                  Class A-X Pass-Through Rate
Class A-M:                  Class A-M Pass-Through Rate
Class A-1-AM:               Class A-1-AM Pass-Through Rate
Class A-J:                  Class A-J Pass-Through Rate
Class A-1-AJ:               Class A-1-AJ Pass-Through Rate
Class B:                    Class B Pass-Through Rate
Class C:                    Class C Pass-Through Rate
Class D:                    Class D Pass-Through Rate
Class E:                    Class E Pass-Through Rate
Class F:                    Class F Pass-Through Rate
Class G:                    Class G Pass-Through Rate
Class H:                    Class H Pass-Through Rate
Class J:                    Class J Pass-Through Rate
Class K:                    Class K Pass-Through Rate
Class L:                    Class L Pass-Through Rate
Class M:                    Class M Pass-Through Rate
Class N:                    Class N Pass-Through Rate
Class O:                    Class O Pass-Through Rate
Class P:                    Class P Pass-Through Rate
Class Q:                    Class Q Pass-Through Rate
Class S:                    Class S Pass-Through Rate

            "Paying Agent" shall have the meaning assigned thereto in Section 5.07.

            "PCAOB" shall mean the Public Company Accounting Oversight Board.

            "Percentage Interest" shall mean (a) with respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V, Class R or Class LR Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning set forth in
Section 12.08.

            "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

            "Performing Party" shall have the meaning assigned thereto in
Section 12.14.

            "Permitted Investments" shall mean any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicers, the Special Servicers or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

            (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided, further, that in each case, if the instrument or security is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

            "Permitted Transferee" shall mean any Transferee of a Class R or Class LR Certificate other than a Disqualified Organization, a Disqualified Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) Persons who are not Disqualified Non-United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

            "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to Title I of ERISA or Section 4975 of the Code.

            "Plurality Class LR Certificateholder" shall mean, as to any taxable year of the Lower-Tier REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class LR Certificates.

            "Plurality Class R Certificateholder" shall mean, as to any taxable year of the Upper-Tier REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

            "PNC Bank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "PNC Bank Mortgage Loan Seller" shall mean PNC Bank, in its capacity as mortgage loan seller with respect to the Original PNC Bank Mortgage Loans.

            "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Post-ARD Additional Interest Distribution Account" shall mean the trust account, accounts or subaccount created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Post-ARD Additional Interest Distribution Account" and which shall be an Eligible Account. The Post-ARD Additional Interest Distribution Account shall be an asset of the Grantor Trust Pool and not an asset of the Lower-Tier REMIC or the Upper-Tier REMIC.

            "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

            "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received, made after the Due Date for such Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall" shall mean with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received, made prior to the Due Date for such Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be (without regard to any Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment or other early collection of Insurance Proceeds or Condemnation Proceeds during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

            "Primary Servicing Fee" shall mean any primary servicing fee payable to a Designated Sub-Servicer pursuant to a Designated Sub-Servicer Agreement.

            "Primary Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading "Primary Servicing Fee Rate" in the Mortgage Loan Schedule.

            "Primary Servicing Office" shall mean the office of the applicable Master Servicer or the applicable Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicers in writing of its selection.

            "Principal Balance Certificates" shall mean, collectively, the Class A P&I Certificates and the Subordinate Principal Balance Certificates.

            "Principal Distribution Adjustment Amount" shall mean, as to any Distribution Date and any Servicing Group, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable Master Servicer or Trustee from such Servicing Group and that was deemed to have been reimbursed out of the Principal Distribution Amount, in each case, with interest on such Advance (accrued at the Reimbursement Rate), during the period since the preceding Distribution Date and (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer or Trustee from such Servicing Group and that was deemed to have been reimbursed out of the Principal Distribution Amount, in each case, with interest on such Advance (accrued at the Reimbursement Rate), during the period since the preceding Distribution Date.

            "Principal Distribution Amount" shall mean:

            (i) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

            (ii) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in September 2007 or on a Due Date subsequent to the end of the related Collection Period,

            (iii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

            (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and proceeds of any purchase or repurchase of a Mortgage Loan pursuant to this Agreement or any A/B Intercreditor Agreement, received by or on behalf of the Trust with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in September 2007 or for which a P&I Advance was previously made for a prior Distribution Date,

            (v) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in September 2007 or for which a P&I Advance was previously made for a prior Distribution Date, and

            (vi) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date; and

with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            Notwithstanding the foregoing, (i) the Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Collection Period of an amount that was previously advanced with respect to a Mortgage Loan if such Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount was previously reimbursed from Principal Distribution Amounts from such Loan Group in a manner that resulted in a Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds.

            "Private Certificate" shall mean any Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class V Certificate.

            "Privileged Persons" shall mean the Depositor and any designee thereof, the Master Servicers, the Special Servicers, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder, each Mortgage Loan Seller, to the extent that the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner and any prospective transferee provided such party provides the Trustee with a certification substantially in the form of Exhibit K-2 hereto.

            "Prohibited Party" shall mean any party that (i) is listed on the Depositor's Do Not Hire List or (ii) is a proposed Servicing Function Participant for which the applicable Master Servicer, the applicable Special Servicer or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge that such party at any point prior to such hiring, assignment or transfer failed to comply in all material respects with such proposed Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

            "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement" shall mean that certain prospectus supplement dated August 24, 2007, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTE" shall mean a prohibited transaction exemption, as issued by the United States Department of Labor.

            "Public Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1 A, Class A-M, Class A-1-AM, Class A-J or Class A-1-AJ Certificate.

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances (or such Servicing Advance reimbursed by the Trust Fund from general collections on the Mortgage Pool), (d) all accrued and unpaid Advance Interest with respect to any related Advances (including any Advance Interest reimbursed from general collections on the Mortgage Pool), and (e) solely in the case of a repurchase or substitution by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, (i) all related Special Servicing Fees, Workout Fees (only if (x) such repurchase or substitution occurs after the expiration of the applicable Initial Resolution Period and any applicable Resolution Extension Period and (y) no Liquidation Fee is also payable in connection with such repurchase or substitution by the Mortgage Loan Seller or the Column Performance Guarantor, as applicable), Liquidation Fees (only if such repurchase or substitution occurs after the expiration of the applicable Initial Resolution Period and any applicable Resolution Extension Period), Advance Interest (to the extent not otherwise included in the amount described in clause
(d) of this definition) and other related Additional Trust Fund Expenses (to the extent not otherwise included in the amount described in clause (c) or clause
(d) of this definition), whether paid or then owing that have not been offset by Default Charges related to such Mortgage Loan (or any successor REO Loan) or by any Additional Master Servicing Compensation or Additional Special Servicer Compensation related to such Mortgage Loan (or any successor REO Loan), and (ii) to the extent not otherwise included in the amount described in clause (c), clause (d) or clause (e)(i) of this definition, any costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan or REO Property.

            With respect to any Defaulted Mortgage Loan to be purchased by the Controlling Class Representative (or any assignee thereof) or the applicable Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Mortgage Loan (which shall include a Liquidation Fee if the purchase option has been assigned without consideration to an unaffiliated third party and such third party is exercising the purchase option). With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Mortgage Loan (or, if such REO Property relates to any A/B Loan Pair, in respect of all of the related REO Mortgage Loans and treating the B Loans as if they were Mortgage Loans).

            "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean (i) with respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A" by S&P and "A2" by Moody's (if then rated by Moody's),
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(d), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed by an entity with long-term unsecured debt that is rated) no lower than two ratings (without regard to pluses and minuses (in the case of S&P) or numerical designations (in the case of Moody's)) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has an outstanding principal balance, after application of all Monthly Payments during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) has a Mortgage Rate not less than the Mortgage Rate of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively of the Defective Mortgage Loan; (iv) accrues interest on the same Interest Accrual Basis as the Defective Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the Defective Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Defective Mortgage Loan; (vii) materially complies as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law;
(ix) had an original debt service coverage ratio not less than the original debt service coverage ratio of the Defective Mortgage Loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the Defective Mortgage Loan; (x) has been determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) does not have a maturity date after the date that is three (3) years prior to the Rated Final Distribution Date; (xii) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party effecting the substitution); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibits defeasance within two (2) years of the Closing Date; and (xv) may not be substituted for a Defective Mortgage Loan if it would result in the termination of the REMIC status of any REMIC created under this Agreement or the imposition of tax on any REMIC created under this Agreement other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement. In the event that one or more Mortgage Loans are substituted for one or more Defective Mortgage Loans simultaneously, then the amounts described in clause (i) are required to be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above are required to be determined on a weighted average basis.

            "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date" shall mean the Distribution Date occurring in September 2039.

            "Rating Agency" shall mean either of Moody's and S&P.

            "Realized Loss" shall mean:

            (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, all Special Servicing Fees, Workout Fees, Advance Interest or other fees, expenses or items with respect to such Mortgage Loan or REO Mortgage Loan that cause an Interest Shortfall to occur in any prior Interest Accrual Period, minus
      (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

            (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

            (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J and Class A-1-AJ Certificates constitute Registered Certificates.

            "Regular Certificates" shall mean any Public Certificates or Private Certificates.

            "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component" shall mean, for the following Classes of Uncertificated Lower-Tier Interests and Components, the related Class of Certificates set forth below; for the following Classes of Certificates, the related Class or Classes of Uncertificated Lower-Tier Interests and Components set forth below; and for the following Components, the related Class of Certificates or Class of Uncertificated Lower-Tier Interests set forth below:

                                                                                                   Related Component of
 Related Certificates                  Related Uncertificated Lower-Tier Interest(1)             Class A-X Certificates(1)
-----------------------------------------------------------------------------------------------------------------------------
Class A-1 Certificate                      Class LA-1 Uncertificated Interest                         Component A-1
Class A-2 Certificate                      Class LA-2 Uncertificated Interest                         Component A-2
Class A-3 Certificate                      Class LA-3 Uncertificated Interest                         Component A-3
Class A-AB Certificate                     Class LA-AB Uncertificated Interest                        Component A-AB
Class A-4 Certificate                      Class LA-4 Uncertificated Interest                         Component A-4
Class A-1-A Certificate                    Class LA-1-A Uncertificated Interest                       Component A-1-A
Class A-M Certificate                      Class LA-M Uncertificated Interest                         Component A-M
Class A-1-AM Certificate                   Class LA-1-AM Uncertificated Interest                      Component A-1-AM
Class A-J Certificate                      Class LA-J Uncertificated Interest                         Component A-J
Class A-1-AJ Certificate                   Class LA-1-AJ Uncertificated Interest                      Component A-1-AJ
Class B Certificate                        Class LB Uncertificated Interest                           Component B
Class C Certificate                        Class LC Uncertificated Interest                           Component C
Class D Certificate                        Class LD Uncertificated Interest                           Component D
Class E Certificate                        Class LE Uncertificated Interest                           Component E
Class F Certificate                        Class LF Uncertificated Interest                           Component F
Class G Certificate                        Class LG Uncertificated Interest                           Component G
Class H Certificate                        Class LH Uncertificated Interest                           Component H
Class J Certificate                        Class LJ Uncertificated Interest                           Component J
Class K Certificate                        Class LK Uncertificated Interest                           Component K
Class L Certificate                        Class LL Uncertificated Interest                           Component L
Class M Certificate                        Class LM Uncertificated Interest                           Component M
Class N Certificate                        Class LN Uncertificated Interest                           Component N
Class O Certificate                        Class LO Uncertificated Interest                           Component O
Class P Certificate                        Class LP Uncertificated Interest                           Component P
Class Q Certificate                        Class LQ Uncertificated Interest                           Component Q
Class S Certificate                        Class LS Uncertificated Interest                           Component S

------------

(1) The Uncertificated Lower-Tier Interest and the Component of the Class A-X Certificates that correspond to any particular Class of Certificates set forth in the table above also correspond to each other and, accordingly, constitute the "Related Uncertificated Lower-Tier Interest" and the "Related Component," respectively, with respect to each other.

            "Release Date" shall mean, with respect to any Class of Non-Registered Certificates (other than the Class R, Class LR and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

            "Relevant Servicing Criteria" shall mean the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicers, the Special Servicers and the Trustee, on Exhibit O attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria, and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the applicable Master Servicer or the applicable Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the applicable Master Servicer or the applicable Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

            "Remaining Principal Distribution Amount" shall mean, as to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean a segregated custodial account or accounts created and maintained by the applicable Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders and the related B Loan Holder in connection with an A/B Loan Pair, which shall be entitled "[ING Clarion Partners, LLC] [National Consumer Cooperative Bank] [or the name of any applicable successor Special Servicer], as Special Servicer, on behalf of [Wells Fargo Bank, N.A.] [or the name of any successor Trustee], in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates and the related B Loan Holder, Series 2007-C4, REO Account."

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

            "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition (including, without limitation, those Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts and interest thereon that were reimbursed from collections of principal on the Mortgage Pool), shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to such Master Servicer, such Special Servicer or the Trustee, as the case may be, in respect of an REO Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired by or otherwise on behalf of the Trust for the benefit of the Certificateholders and, if such property relates to an A/B Loan Pair, the related B Loan Holder, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property. With respect to an REO Property that had been security for an A Loan, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note pursuant to the related A/B Intercreditor Agreement.

            "REO Tax" shall have the meaning assigned thereto in Section
3.17(a).

            "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by a Mortgage Loan Seller or the Column Performance Guarantor for a Defective Mortgage Loan as contemplated by Section 2.03.

            "Reportable Event" shall have the meaning assigned thereto in
Section 12.09.

            "Reporting Servicer" shall mean the applicable Master Servicer, the applicable Special Servicer, the Trustee and any Servicing Function Participant, as the case may be.

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the applicable Master Servicer in the form of Exhibit D-1A, D-1B, D-1C or D-1D attached hereto or the applicable Special Servicer in the form of Exhibit D-2A, D-2B, D-2C or D-2D attached hereto.

            "Requesting Subordinate Certificateholder" shall mean the Holder of any of the Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, that delivers notice to the Trustee, the applicable Master Servicer and the applicable Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder."

            "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Reduction Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Reduction Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect thereto during the preceding three months.

            "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(e).

            "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

            "Residual Transfer Affidavit" shall have the meaning assigned thereto in Section 5.02(d).

            "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Responsible Officer" shall mean (i) any officer of the Corporate Trust Services group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) and (ii) when used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification" shall have the meaning set forth in
Section 12.08.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Security Agreement" shall mean, with respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class A-X Certificates.

            "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates outstanding immediately prior thereto equals or exceeds the sum of
(a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Service(s)(ing)" shall mean, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securitization market.

            "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the applicable Master Servicer or the applicable Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the applicable Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the applicable Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the applicable Master Servicer or the applicable Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or
(C) costs or expenses expressly required under this Agreement to be borne by the applicable Master Servicer or the applicable Special Servicer without reimbursement from the Trust.

            "Servicing Criteria" shall mean the criteria set forth in paragraph
(d) of Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage
File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Mortgage Loan or B Loan or which are reasonably required for the ongoing administration of such Mortgage Loan or B Loan, as the case may be, including property management agreements, appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

            "Servicing Function Participant" shall mean any Person, other than the Master Servicers, the Special Servicers and the Trustee, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Person's activities relate only to 5% or less of the Mortgage Loans (calculated by Stated Principal Balance) or unless such Person is not viewed, for the purposes of Exchange Act reporting requirements, as a party participating in the servicing function separate and apart from the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, pursuant to applicable SEC guidance.

            "Servicing Group" shall mean Servicing Group A, Servicing Group B, Servicing Group C or Servicing Group D, as applicable.

            "Servicing Group A" shall mean, collectively, all of the Mortgage Loans that are Group A Loans and any successor REO Loans with respect thereto.

            "Servicing Group B" shall mean, collectively, all of the Mortgage Loans that are Group B Loans and any successor REO Loans with respect thereto.

            "Servicing Group C" shall mean, collectively, all of the Mortgage Loans that are Group C Loans and any successor REO Loans with respect thereto.

            "Servicing Group D" shall mean, collectively, all of the Mortgage Loans that are Group D Loans and any successor REO Loans with respect thereto.

            "Servicing Officer" shall mean any officer or employee of the applicable Master Servicer or the applicable Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by such Master Servicer or such Special Servicer.

            "Servicing Standard" shall mean the standard by which the applicable Master Servicer and the applicable Special Servicer will service and administer the Mortgage Loans and, when applicable, an A/B Loan Pair that it is obligated to service and administer pursuant to the terms of this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, when applicable to an A/B Loan Pair, the holder of the related B Loan,), as a collective whole, as determined by the applicable Master Servicer or applicable Special Servicer, as the case may be, in their reasonable judgment, in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, and, to the extent consistent with the foregoing, further as follows: (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the applicable Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable Master Servicer or the applicable Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher; (c) with a view to the timely recovery of principal and interest on the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and, in the judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the Certificateholders and the holders of any related B Loan, all taken as a collective whole, on a present value basis; and (d) without regard: (i) any relationship that the applicable Master Servicer or applicable Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement, (ii) the ownership of any Certificate, mezzanine loan or subordinate debt by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or by any Affiliate thereof, (iii) the applicable Master Servicer's obligation to make Advances, (iv) the applicable Special Servicer's obligation to request that the applicable Master Servicer make Servicing Advances, (v) the right of the applicable Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, (vi) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any Affiliate thereof, as applicable, (vii) any obligation of the applicable Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan, or (viii) any debt that the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any Affiliate thereof has extended to any Borrower.

            "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan or any related B Loan, any of the following events:

            (a) a payment default shall have occurred on such Mortgage Loan at its Maturity Date (except, if (i) the Borrower is making its Assumed Monthly Payment, (ii) the Borrower notifies the applicable Master Servicer of its intent to refinance such Mortgage Loan and is diligently pursuing such refinancing, (iii) the Borrower delivers a firm commitment to refinance acceptable to the applicable Special Servicer and the Directing Certificateholder within 60 days after the Maturity Date, and (iv) such refinancing occurs (1) within 90 days of such default, which 90-day period may be extended to 150 days at the applicable Special Servicer's discretion or (2) the expiration of the related commitment, if such date is earlier); or

            (b) any Monthly Payment or any scheduled payment of principal or interest on any related B Loan is more than 60 or more days delinquent; or

            (c) the applicable Master Servicer or, with the approval of the Directing Certificateholder, the applicable Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days; provided, however, that a Servicing Transfer Event shall not exist pursuant to this clause (c) in connection with a Balloon Payment on any Mortgage Loan if the applicable Master Servicer determines that the applicable Master Servicer's granting (to the extent it is permitted under Section 3.20) of a one year extension of the applicable Maturity Date is in accordance with the Servicing Standard and at such time no other Servicing Transfer Event exists; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (e) the related Borrower shall have filed for or consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the applicable Master Servicer shall have received notice of the commencement of foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (h) any other default has occurred under the Mortgage Loan Documents that, in the judgment of the applicable Master Servicer or, with the approval of the Directing Certificateholder, the judgment of the applicable Special Servicer, has materially and adversely affected the value of the related Mortgage Loan or otherwise materially and adversely affected the interests of the Certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Loan), provided that failure of the related Borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable Special Servicer has determined in accordance with the Servicing Standard that either (i) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located, or (ii) such insurance is not available at any rate.

A Servicing Transfer Event will cease to exist, if and when a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan.

            Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any Mortgage Loan as to which default the holder of any related B Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

            "Significant Mortgage Loan" shall mean, at any time, (a) any Mortgage Loan (i) whose principal balance is $35,000,000 (or for purposes of Section 3.08(c), $20,000,000) or more at such time or (ii) that is (x) a Mortgage Loan, (y) part of a group of Crossed Mortgage Loans or (z) part of a group of Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Mortgage Loans and groups of Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Significant Obligor" shall mean any "significant obligor" within the meaning of Item 1112 of Regulation AB.

            "Similar Law" shall mean any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

            "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates (other than the Class R and Class V Certificates).

            "Special Servicer" shall mean, with respect to (a) all of the Group A Loans, Group B Loans and Group C Loans, any related B Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 1, and with respect to (b) all of the Group D Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 2.

            "Special Servicer No. 1": shall mean Clarion, in its capacity as special servicer with respect to the Group A Loans, Group B Loans and Group C Loans, any related B Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group A Loans, Group B Loans and Group C Loans, any related B Loans and any related REO Properties.

            "Special Servicer No. 2" shall mean NCCB, in its capacity as special servicer with respect to the Group D Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group D Loans and any related REO Properties.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.35% (35 basis points) per annum subject to a $4,000 minimum per Specially Serviced Mortgage Loan per month.

            "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (i) the original executed Mortgage Note or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

            (ii) an original or a copy of the Mortgage (with or without recording information);

            (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

            (iv)    an original or copy of any Ground Lease; and

            (v) any original Letter of Credit constituting Additional Collateral and originals or copies of related amendment, assignment or transfer documents; provided that in connection with the delivery of the Mortgage File to the Trust, the original of each Letter of Credit (and any related amendment, assignment or transfer document) shall be delivered to the applicable Master Servicer and a copy thereof shall be delivered to the Trustee or a Custodian on its behalf;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (i) through (v) of this definition unless they are actually so received; and provided, further, that the Specially Designated Mortgage Loan Documents for any Mortgage Loan need not include any Letter of Credit referred to in item (v) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the applicable Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit, which substitute letter of credit can be drawn on, or which cash reserve can be applied, to cover the same items as that Letter of Credit was intended to cover.

            "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) such Mortgage Loan becomes a Corrected Mortgage Loan.

            "Startup Day" shall mean the Closing Date.

            "State Tax Laws" shall mean the state and local tax laws of the state in which the office of the Trustee from which the Trust is administered is located, and any other state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in September 2007 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and
(b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Certificates" shall mean, collectively, the Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates.

            "Subordinate Principal Balance Certificates" shall mean, collectively, all of the Subordinate Certificates other than the Class R and Class LR Certificates.

            "Sub-Servicer" shall mean any Person with which the applicable Master Servicer or the applicable Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean any sub-servicing agreement or primary servicing agreement (including any Designated Sub-Servicer Agreement) between the applicable Master Servicer or the applicable Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the Stated Principal Balance or the aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s) as of the date of substitution.

            "Tax Matters Person" shall mean, with respect to the Upper-Tier or the Lower-Tier REMIC, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall, pursuant to
Section 10.01(b), be the Plurality Class R Certificateholder or the Plurality Class LR Certificateholder, respectively.

            "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on IRS Form 1041 or such other form required under the Grantor Trust Provisions to be filed on behalf of the Grantor Trust Pool, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Price" shall have the meaning assigned thereto in
Section 9.01(a).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

            "Trust" shall mean the trust created hereby.

            "Trust Assets" shall mean the assets comprising the Trust Fund.

            "Trust Fund" shall mean, collectively, all of the assets of the Upper-Tier REMIC, the Lower-Tier REMIC and Grantor Trust Pool.

            "Trust REMIC" shall mean the Lower-Tier REMIC or the Upper-Tier
REMIC.

            "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

            "Trustee Account" shall have the meaning assigned thereto in Section 3.06(a).

            "Trustee Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

            "Trustee Fee Rate" shall mean 0.00108% per annum.

            "Trustee Report" shall have the meaning assigned thereto in Section 4.02(a).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Lower-Tier Interests" shall mean any of the Class LA-1, Class LA-2, Class LA-3, Class LA-AB, Class LA-4, Class LA-1-A, Class LA-M, Class LA-1-AM, Class LA-J, Class LA-1-AJ, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ and Class LS Uncertificated Interests.

            "Underwriters" shall mean, collectively, Credit Suisse Securities
(USA) LLC, Greenwich Capital Markets, Inc and PNC Capital Markets LLC.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            "Upper-Tier Distribution Account" shall mean the account, accounts or sub-account created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Upper-Tier REMIC" shall mean one of two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

            "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, (i) 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates (so long as any such Class of Certificates has been transferred by the Initial Purchaser or an Affiliate as part of the initial offering of the Certificates to a party other than the Mortgage Loan Seller or an Affiliate thereof and therefore such Class of Certificates is not part of the Initial Purchaser's unsold allotment or initially transferred to a Mortgage Loan Seller or an Affiliate thereof), in proportion to the respective Class Principal Balances of such Classes, (ii) 1.0% of the Voting Rights shall be allocated to the Holders of the Class A-X Certificates and (iii) 0% for any Class of Principal Balance Certificates for as long as any such Class of Certificates has not been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates to a party other than a Mortgage Loan Seller or an Affiliate thereof (which Class of Certificates is therefore part of the Initial Purchaser's unsold allotment or initially transferred to a Mortgage Loan Seller or an Affiliate thereof), in each case, determined as of the Distribution Date immediately preceding such date of determination. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R, Class LR or Class V Certificates.

            "Wachovia" shall mean Wachovia Bank, National Association, and its successors in interest.

            "Website" shall mean the internet website maintained by the Trustee initially located at "www.ctslink.com," or the internet website of each Master Servicer initially located at "www.key.com/key2cre" in the case of Master Servicer No. 1, "www.wachovia.com" in the case of Master Servicer No. 2 and "www.midlandls.com" in the case of Master Servicer No. 4.

            "Weighted Average Net Mortgage Rate" shall mean, as to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans weighted by the Stated Principal Balances thereof; provided that such rate shall not take into account any modification of the Mortgage Rate after the Closing Date or any modification of the Mortgage Rate in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

            "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "WHFIT" shall mean a "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            "Workout-Delayed Reimbursement Amount" shall mean, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0% (100 basis points).

            "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-AB, Class A-3, Class, A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            "Yield Rate" shall mean, with respect to any Mortgage Loan, subject to Section 2.01(d)(i), a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Mortgage Loans, the Anticipated Repayment
Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the applicable Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            Section 1.02 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses and other fees and expenses payable to the applicable Master Servicer, the applicable Special Servicer or the Trustee and attributable to such Mortgage Loan; second, as a recovery of any related Nonrecoverable Advances (and Advance Interest thereon) and Workout Delayed Reimbursement Amounts that were paid from collections of principal on the Mortgage Loans, third, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan; eighth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, twelfth, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses or other fees and expenses payable to the applicable Master Servicer, the applicable Special Servicer or the Trustee and attributable to such REO Property or the related REO Mortgage Loan; second, as a recovery of any related Nonrecoverable Advances (and Advance Interest thereon) and Workout Delayed Reimbursement Amounts that were paid from collections of principal on the Mortgage Loan; third, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and eighth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan Documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the applicable Master Servicer and/or Additional Special Servicing Compensation payable to the applicable Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the applicable Master Servicer, on the one hand, and such of those fees and charges as are payable to the applicable Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            Section 1.04 Cross-Collateralized Mortgage Loans

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original or certified copy of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Certain Adjustments to the Principal Distributions on the Certificates

            (a) If, in accordance with the provisions of this Agreement, any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account representing payments or other collections of principal received by the Trust with respect to the Loan Group to which the Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts in the Collection Account representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Mortgage Loan does not belong that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            third, out of any amounts (but solely collections of principal with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) received by the Trust with respect to the Loan Group to which such Mortgage Loan belongs that may be available in the Collection Account ; and

            fourth, out of any amounts (but solely collections of principal with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) received by the Trust with respect to the Loan Group to which such Mortgage Loan does not belong that may be available in the Collection Account.

            (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with clauses first and/or second of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, (and further if and to the extent that such payment or other collection of principal constitutes part of the Total Principal Distribution Amount for any Distribution Date, then the Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Principal Distribution Amount).

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance and/or interest thereon is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.


                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER INTERESTS; EXECUTION OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse Commercial Mortgage Trust 2007-C4." Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and B Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Mortgage Loans (other than payments of principal and interest due and payable on the Original Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.12, is intended by the parties to constitute a sale.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column, (ii) its acquisition of the Original PNC Bank Mortgage Loans from the PNC Bank Mortgage Loan Seller, pursuant to the PNC Bank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from the PNC Bank Mortgage Loan Seller (iii) its acquisition of the Original NCB Mortgage Loans from the NCB Mortgage Loan Seller, pursuant to the NCB Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from the NCB Mortgage Loan Seller and (iv) its transfer of the Original Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (ii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 15% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in September 2007 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Column Performance Guarantee, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller; provided that in connection with the delivery of the Mortgage File to the Trust, the original of each Letter of Credit (and any related amendment or assignment) shall be delivered to the applicable Master Servicer and copy thereof shall be delivered to the Trustee or the Custodian appointed thereby. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and the Column Performance Guarantee.

            Notwithstanding the foregoing, if any Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Original Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a LOC Cash Reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such LOC Cash Reserve shall be deemed to be Reserve Funds of the type covered by Section 2.01(f).

            Notwithstanding the foregoing, if the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (v), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreement) and (xii) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(c) shall be deemed to have been satisfied and such non delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45 day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (v), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreement) and (x) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(c) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee (with a copy to the applicable Master Servicer) on or before the Closing Date.

            Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to the Mortgage Loan Seller by the applicable filing office and the Mortgage Loan Seller has so notified the Trustee, the Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            None of the Trustee, the Master Servicers or the Special Servicers shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(c).

            (d) At the expense of the Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date (or, in the case of a Replacement Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses
(iii) and (iv) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, including UCC 2 and UCC 3 assignments, with respect to the Original Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing and recording indicated thereon.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer within three (3) Business Days after the Closing Date, the following items (except to the extent any of the following items are to be retained by a Sub-Servicer that will continue to act on behalf of the applicable Master Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other relevant documents that the applicable Master Servicer or the applicable Special Servicer reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor, copies of all documents required to be delivered by such Mortgage Loan Seller to the Trustee or Custodian as a part of a Mortgage File and, to the extent they are not required to be a part of a Mortgage File for any such Original Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans (provided, however, that such Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by it or its Affiliates solely for internal credit analysis or other internal uses); and
(ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The applicable Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders and, insofar as such items relate to a B Loan, the related B Loan Holder.

            In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee such party's rights as the beneficiary thereof and drawing party thereunder, such assignment to be evidenced by an acknowledgement of the issuer or a reissued letter of credit delivered to the applicable Master Servicer or the Trustee.

            (f) Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy (and, if not included in the Servicing File for the subject Mortgage Loan, any other Environmental Insurance Policy) acquired by the Depositor or an Affiliate of the Depositor.

            (g) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Mortgage Loans in the name of the Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or to a Designated Sub-Servicer) for deposit into Servicing Accounts.

            (h) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Mortgage Loan.

            Section 2.02 Acceptance of Mortgage Assets by Trustee

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(c), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to an A Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related B Loan Holders; provided, further, that the Trustee or any Custodian appointed by the Trustee pursuant to Section
8.12 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes.

            In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as to any LOC Cash Reserve and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents and all Mortgage Note allonges are in its possession or the possession of a Custodian on its behalf, and (ii) such Specially Designated Mortgage Loan Documents, and all Mortgage Note allonges, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; provided that with respect to any Letters of Credit, the Trustee's certification shall be based upon copies of the Letters of Credit (including related amendment, assignment and transfer documents) delivered to the Trustee or its Custodian. To the extent that the contents of the Mortgage File for any A Loan relate to the corresponding B Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of the related B Loan.

            (b) On or about the 90th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Mortgage Loan then subject to this Agreement (except as to any LOC Cash Reserve and except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v), (vii), (ix), (xi), (xv), (xvi),
(xvii), (xviii), (xix), (xxi) and (xxii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause
(xxi) of the definition of "Mortgage File," and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf;
(ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(d) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan. Further, with respect to the documents described in clause (xi) of the definition of "Mortgage File," the Trustee may assume, for purposes of the certification delivered pursuant to this
Section 2.02(b), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the applicable Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

            If a Mortgage Loan Seller or the Column Performance Guarantor substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund).

            (c) It is herein acknowledged that the Trustee is not under any duty or obligation (A) to determine whether any of the documents specified in clauses
(vi), (viii), (x), (xii), (xiii), (xiv) and (xx) of the definition of "Mortgage File" and all documents specified on the Mortgage Loan checklist referred to in clause (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, or (B) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the Mortgage Loan Seller.

            (d) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the applicable Special Servicer and the Mortgage Loan Seller (and, solely with respect to any A/B Loan Pair, the related B Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Mortgage Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            Section 2.03 Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Sellers and the Column Performance Guarantor

            (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor, the related Mortgage Loan Seller and the Column Performance Guarantor (if a Column Mortgage Loan is involved).

            If necessary, the Trustee shall request each Mortgage Loan Seller to comply with Section 3 of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the applicable Master Servicer and the applicable Special Servicer.

            (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the applicable Master Servicer shall (and the applicable Special Servicer may) notify the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, in writing of such Material Document Defect or Material Breach, as the case may be, and direct the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, that it or they, as the case may be, must, not later than 90 days from the receipt by the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, of such notice (or any earlier discovery by the related Mortgage Loan Seller of the subject Material Document Defect or Material Breach, as the case may be) (such 90-day period, the "Initial Resolution Period"), (i) correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects or, subject to the next paragraph and Section 2.03(d) below, (ii) repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable), at the applicable Purchase Price; or
(iii) substitute one or more Qualified Substitute Mortgage Loans for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that the applicable Mortgage Loan Seller shall have an additional 90 days to cure such Material Breach or Material Document Defect (the "Resolution Extension Period") if all of the following conditions are satisfied: (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date, was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period and (iv) the applicable Mortgage Loan Seller has delivered to the Rating Agencies, the applicable Master Servicer, the applicable Special Servicers and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period; and provided, further, that, any Document Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Document Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of the applicable Mortgage Loan Seller's receipt of notice with respect to, or its discovery of, such Document Defect or Breach (which period shall not be subject to extension). If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the applicable Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and such Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            Notwithstanding the foregoing, if there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(xii) of the related Mortgage Loan Purchase Agreement that the Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the applicable Master Servicer shall (and the applicable Special Servicer may) direct the related Mortgage Loan Seller in writing to wire transfer to the Collection Account, within the Initial Resolution Period, the amount of any such costs and expenses borne by the Trust that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to repurchase such Mortgage Loan at the applicable Purchase Price, substitute for such Mortgage Loan (subject to the criteria for substitution) and pay the applicable Substitution Shortfall Amount or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the related Mortgage Loan Seller nor, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall be obligated to repurchase or otherwise cure such Breach under any circumstances. Amounts deposited in the Collection Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the applicable Master Servicer shall use its reasonable efforts, subject to the terms of the affected Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, delivers to the Trustee and the applicable Master Servicer (i) an Opinion of Counsel addressed to the Trustee and the applicable Master Servicer from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to the Upper-Tier REMIC or Lower-Tier REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent from the Controlling Class Representative (which consent may be given or withheld in its sole discretion); and provided, further, that the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. If any Mortgage Loan Seller or the Column Performance Guarantor repurchases one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group as contemplated in this paragraph, in addition to the satisfaction of the delivery of the items set forth in the immediately preceding sentence, the Crossed Mortgage Loan Repurchase Criteria shall have been satisfied. The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and such Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the applicable Master Servicer nor the applicable Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of such Master Servicer or such Special Servicer, as the case may be.

            If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the failure of the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to satisfy any of the conditions set forth in the first proviso to the first sentence of the prior paragraph), and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, has not elected to purchase the entire affected Cross-Collateralized Group, then the affected Cross-Collateralized Group will be treated as a single Mortgage Loan for purposes of (i) determining whether the subject Breach or Document Defect is a Material Breach or a Material Document Defect, as the case may be, and (ii) applying remedies, including repurchase and substitution.

            Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, the applicable Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in September 2007 and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

            If any Mortgage Loan is to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, the applicable Master Servicer shall direct such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the applicable Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances.

            The Trustee shall (and the applicable Special Servicer may) enforce the obligations of each Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee (or a Special Servicer, if applicable) shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; third, out of Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to the subject Mortgage Loan; and fourth, out of general collections on the Mortgage Loans and REO Properties, but only to the extent that such expenses are not reimbursable pursuant to Section 3.05(a)(ix) or otherwise.

            (c) Upon receipt of two copies of a Request for Release signed by a Servicing Officer from the applicable Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such endorsements and instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the legal and beneficial ownership of the Deleted Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents, and the applicable Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the related Mortgage Loan Seller or the Column Performance Guarantor, each of the applicable Master Servicer and the applicable Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the applicable Master Servicer or the applicable Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The applicable Master Servicer shall notify the related B Loan Holder of any repurchase regarding an A Loan. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

            (d) [Reserved]

            (e) If the Mortgage Loan Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or
(iii) to replace such Mortgage Loan with a Qualified Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (i) at least the applicable Initial Resolution Period has expired and (ii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of this Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price (it being understood and agreed that the foregoing is not intended to otherwise delay the actions of the applicable Special Servicer with respect to a Specially Serviced Mortgage
Loan).

            The related Mortgage Loan Seller shall be notified promptly and in writing by the applicable Special Servicer of any offer that it receives to purchase an REO Property as to which there is any alleged Material Document Defect or Material Breach. Upon the receipt of such notice by the related Mortgage Loan Seller, the related Mortgage Loan Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The related Mortgage Loan Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The applicable Special Servicer shall be obligated to provide the related Mortgage Loan Seller with the most recent appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of an REO Property, to a Person other than the related Mortgage Loan Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor and (ii) without representation or warranty of any kind (either expressed or implied) by the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor, to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim against the related Mortgage Loan Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 2.03 regarding remedies against the related Mortgage Loan Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

            If the related Mortgage Loan Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Mortgage Loan Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Mortgage Loan Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the related Mortgage Loan Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to this Agreement, the related Mortgage Loan Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Mortgage Loan Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            (f) The related Mortgage Loan Purchase Agreement and, in the case of Column Mortgage Loans, the Column Performance Guarantee, provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If, in connection with any unremedied Material Breach or Material Document Defect, a Mortgage Loan Seller (or, in the case of a Column Mortgage Loan, each of Column and the Column Performance Guarantor) defaults on its obligations to repurchase or replace, to post cash or a letter of credit with respect to, or to reimburse the Trust for certain costs and expenses relating to, any Mortgage Loan as contemplated by this Section 2.03, the applicable Master Servicer shall (and the applicable Special Servicer may) promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the applicable Master Servicer shall (and the applicable Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the applicable Master Servicer (or the applicable Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under Section 3 of the related Mortgage Loan Purchase Agreement, the applicable Master Servicer shall (and the applicable Special Servicer may) also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the applicable Master Servicer (or, if applicable, the applicable Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(f), including, reasonable attorney's fees and expenses, to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            (g) If the applicable Mortgage Loan Seller or the Column Performance Guarantor (in the case of a Column Mortgage Loan), incurs any expense in connection with the curing of any Breach which also constitutes a default under the related Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as the holder of such Mortgage Loan, to recover the amount of such expenses from the related Borrower; provided, however, that the rights of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trust Fund, the applicable Master Servicer and the applicable Special Servicer to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund, the applicable Master Servicer or the applicable Special Servicer allocable to such Mortgage Loan; provided, further, that if and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with such Mortgage Loan exceed 5% of the then outstanding principal balance of such Mortgage Loan, then its rights to reimbursement pursuant to this Section 2.03(g) with respect to such Mortgage Loan and such excess expenses shall not be exercised until the payment in full of such Mortgage Loan (as such Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer, shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer, from using reasonable efforts, exercised in its sole discretion, to collect such amounts to the extent consistent with the Servicing Standard, so long as the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that its actions to collect such amounts will not impair the applicable Master Servicer's and/or the applicable Special Servicer's collection and recovery of principal, interest and other sums due with respect to the related Mortgage Loan and, if applicable, B Loan, which would otherwise be payable to the Trust, the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Certificateholders and, if applicable, the B Loan Holder, pursuant to the terms of this Agreement, provided, that in no event will the failure of Borrower to pay such reimbursable amounts result in the Borrower being called in default under the Mortgage Loan, either the applicable Master Servicer or the applicable Special Servicer accelerating the Mortgage Loan or taking any enforcement action beyond making demand for such reimbursable amount but, provided, further, in the event of the applicable Special Servicer otherwise commencing enforcement action with respect to a default other than the Borrower's failure to pay such reimbursable amounts, the applicable Special Servicer may include such reimbursable amounts in the amount sought from the Borrower in such enforcement action but payment of any such reimbursable amounts shall be subordinate to the payment of all other sums owed by the Borrower under the Mortgage Loan and payable to the Trust, the applicable Master Servicer, the applicable Special Servicer or the Trustee.

            Section 2.04 Representations and Warranties of the Depositor

            (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

            (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

            (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

            (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

            (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            Section 2.05 Representations and Warranties of the Master Servicers

            (a) Each Master Servicer hereby represents and warrants to each of the other parties hereto (and in each case, each Master Servicer only on behalf of itself) and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) Such Master Servicer is (i) in the case of KRECM, a corporation duly organized, validly existing and in good standing under the laws of Ohio, (ii) in the case of Wachovia, a national banking association duly organized, validly existing and in good standing under the laws of the United States, (iii) in the case of Midland, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (iv) in the case of NCB, a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

            (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of such Master Servicer, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

            (iii) Such Master Servicer has the full corporate power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer the outcome of which, in such Master Servicer's reasonable judgment, would prohibit such Master Servicer from entering into this Agreement or that, in such Master Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

            (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) Such Master Servicer has examined each of the Sub-Servicing Agreements entered into by such Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of each Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor to a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties of the related Master Servicer set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the Special Servicers

            (a) Each Special Servicer hereby represents and warrants to each of the other parties hereto (and in each case, each Special Servicer only on behalf of itself) and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) Such Special Servicer is (i) in the case of Clarion, a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and (ii) in the case of NCCB, a national banking association duly organized, validly existing and in good standing under the laws of the United States, and such Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

            (ii) Such Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate such Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of such Special Servicer, is likely to affect materially and adversely either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer.

            (iii) Such Special Servicer has the full power and authority to enter into and consummate all transactions involving such Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Special Servicer, enforceable against such Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Such Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of such Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of such Special Servicer's knowledge, threatened against such Special Servicer the outcome of which, in such Special Servicer's reasonable judgment, would prohibit such Special Servicer from entering into this Agreement or that, in such Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer.

            (viii) Such Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) As of the Closing Date, such Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of such Special Servicer by any Sub-Servicers with respect to any of the Mortgage Loans or REO Properties.

            (b) The representations and warranties of the Special Servicers set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor to a Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 [Reserved].

            Section 2.08 [Reserved].

            Section 2.09 Representations, Warranties and Covenants of the
Trustee

            (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicers and the Special Servicers and for the benefit of the Certificateholders and the B Loan Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            (b) The representations, warranties and covenants of the Trustee set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.09(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.10 Issuance of Uncertificated Lower-Tier Interests; Execution of Certificates

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the Class LR and Class V Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed, authenticated and, upon the order of the Depositor, shall deliver, (i) the Regular Certificates and the Class R Certificates in exchange for the Uncertificated Lower-Tier Interests and (ii) the Class V Certificates in exchange for the right to receive Post-ARD Additional Interest, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

            Section 2.11 Acceptance of Grantor Trust by Trustee and Issuance of the Class V Certificates

            The parties intend that the portions of the Trust Fund consisting of Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account, beneficially owned by the Holders of the Class V Certificates (the "Grantor Trust Pool") shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to qualify such portions as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. Accordingly, the Trustee agrees not to vary the investment of the Class V Certificateholders in the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of the related Post-ARD Additional Interest and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Mortgage Loans

            (a) The Master Servicers shall be the Master Servicers with respect to all the Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets as constitute Performing Mortgage Loans and shall continue to collect such information and prepare such reports to the Trustee, and shall render such other incidental services, as shall be required of such Master Servicer hereunder with respect to such of the Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties. Special Servicer No. 1 and Special Servicer No. 2 shall be the Special Servicers with respect to all the Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of the Special Servicers with respect to such of the Trust Assets as constitute Performing Mortgage Loans.

            (b) Master Servicer No. 1 shall service and administer the Group A Loans (at such times as they constitute Performing Mortgage Loans or as otherwise provided in this Agreement) that it is obligated to service and administer pursuant to this Agreement in accordance with the Servicing Standard and the REMIC Provisions. Master Servicer No. 2 shall service and administer the Group B Loans (at such times as they constitute Performing Mortgage Loans or as otherwise provided in this Agreement) that it is obligated to service and administer pursuant to this Agreement in accordance with the Servicing Standard and the REMIC Provisions. Master Servicer No. 3 shall service and administer the Group C Loans (at such times as they constitute Performing Mortgage Loans or as otherwise provided in this Agreement) that it is obligated to service and administer pursuant to this Agreement in accordance with the Servicing Standard and the REMIC Provisions. Master Servicer No. 4 shall service and administer the Group D Loans (at such times as they constitute Performing Mortgage Loans or as otherwise provided in this Agreement) that it is obligated to service and administer pursuant to this Agreement in accordance with the Servicing Standard and the REMIC Provisions. The Special Servicers and any Master Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents (and, in the case of each A/B Loan Pair, the related A/B Intercreditor Agreement); and (iii) the REMIC Provisions and, to the extent consistent with the foregoing, the Servicing Standard. Subject to the foregoing, the applicable Master Servicer and the applicable Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the applicable Master Servicer (with respect to those Performing Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and applicable Special Servicer (with respect to Specially Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20 and 3.24, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the applicable Master Servicer or the applicable Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or such Special Servicer, as appropriate, any limited powers of attorney and other documents necessary or appropriate to enable the applicable Master Servicer or the applicable Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of any such power of attorney by the applicable Master Servicer or the applicable Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, neither the applicable Master Servicer nor the applicable Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the applicable Master Servicer's or applicable Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The relationship of each of the Master Servicers and each of the Special Servicers to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or except as set forth in this Agreement, agent.

            (d) In the event that an A/B Material Default occurs with respect to any A/B Loan Pair, and for so long as such A/B Material Default is continuing, the applicable Master Servicer and/or the applicable Special Servicer, as applicable, shall be obligated to service the related B Loan on behalf of the related B Loan Holder, subject to the terms and conditions of the related A/B Intercreditor Agreement; provided that in no event shall the applicable Master Servicer have any obligation to make any Advance with respect to a B Loan. In such event, all references herein to "Mortgage Loan" (and, if the related A Loan is a Specially Serviced Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan"), other than provisions pertaining to the making of Advances, shall include a B Loan that is being serviced under this Agreement.

            Section 3.02 Collection of Mortgage Loan Payments

            (a) The applicable Master Servicer (with respect to Performing Mortgage Loans) and the applicable Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement, the related Mortgage Loan Documents, in the case of any B Loan, the related A/B Intercreditor Agreement and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither such Master Servicer nor such Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the applicable Master Servicer (as to Performing Mortgage Loans) and the applicable Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder; provided that, to the extent the applicable Master Servicer (as to Performing Mortgage Loans) and the applicable Special Servicer (as to Specially Serviced Mortgage Loans) waives any Default Charges, any outstanding interest on Advances and Additional Trust Fund Expenses with respect to the related Mortgage Loan that would otherwise have been paid out of such Default Charges shall be paid out of the Additional Master Servicing Compensation payable to the applicable Master Servicer or Additional Special Servicing Compensation payable to the applicable Special Servicer, as the case may be, with respect to that Mortgage Loan.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts

            (a) Each Master Servicer shall establish and maintain one or more accounts (or subaccounts) (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the applicable Mortgage Loans shall be deposited and retained. The applicable Master Servicer shall maintain the Servicing Accounts with respect to the applicable Mortgage Loans (including any such Mortgage Loans that are Specially Serviced Mortgage Loans). Subject to any terms of the related Mortgage Loan Documents and the terms of any related A/B Intercreditor Agreement that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) to reimburse such Master Servicer, such Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances (together with Advance Interest Accrued thereon) made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages;
(iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the applicable Master Servicer as Additional Master Servicer Servicing Compensation); (v) to withdraw amounts deposited in error; (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The applicable Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If a Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the applicable Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the applicable Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The applicable Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, such Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the applicable Master Servicer and the applicable Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, use efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, but subject to
Section 3.11(h), the applicable Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan and each Mortgaged Property that secures an A/B Loan Pair, provided that the applicable Master Servicer shall not be obligated to make such a Servicing Advance with respect to an A/B Loan Pair after the principal balance of the related A Loan is zero) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the applicable Master Servicer shall not make a Servicing Advance of any such amount if such applicable Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such applicable Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances and Advance Interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the applicable Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of such Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

            If the applicable Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the applicable Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing Advance is not made by the applicable Master Servicer within three Business Days after such notice is given to such Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from an A/B Loan Pair Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the applicable Master Servicer, the applicable Special Servicer and the Trustee shall each be entitled to receive, first out of any Default Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any related B Loan or any successor REO Mortgage Loan with respect thereto that is not so payable out of related Default Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the A/B Loan Pair Custodial Account (but in no event out of the Trust Fund) (except that this provision is in no way intended to limit any rights that the applicable Master Servicer, the applicable Special Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related B Loan Holder under the related A/B Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of an A/B Loan Pair or with respect to any REO Property related to an A/B Loan Pair shall be payable out of the related A/B Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the applicable Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing Advance is received but is being held by or on behalf of such Master Servicer in suspense. Each Master Servicer shall reimburse itself, the applicable Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by such Master Servicer, the applicable Special Servicer or the Trustee in respect of the Servicing Group for which such Master Servicer is the applicable Master Servicer as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related A/B Loan Pair Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Mortgage Loan or REO Mortgage Loan the applicable Master Servicer may reimburse itself, the applicable Special Servicer or the Trustee, as applicable, for such Advance (in each case, together with Advance Interest accrued at the Reimbursement Rate) immediately from general collections in the Collection Account (such reimbursement to be deemed made first out of amounts distributable as principal). Notwithstanding the foregoing, as contemplated by Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, if and to the extent that there are insufficient amounts that would otherwise be distributable as principal to fully reimburse such Nonrecoverable Servicing Advance, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion as an accommodation to the Trust, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately, first from the Loan Group from which the Nonrecoverable Servicing Advance relates and, then to the extent amounts from such Loan Group are insufficient, from the other Loan Group), provided, however, that the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, must first reimburse itself to the extent of funds in the Collection Account otherwise distributable as principal. The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or the applicable Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (e) Each Master Servicer shall establish and maintain, as applicable, one or more accounts (or subaccounts) (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the applicable Mortgage Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the applicable Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Account constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the applicable Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Mortgage Loan Documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), to pay amounts due and owing under the Mortgage Loan following an event of default, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the applicable Master Servicer may return any Letter of Credit so delivered to the related Borrower; provided that, notwithstanding the foregoing (unless otherwise required under the related Mortgage Loan Documents), such Master Servicer shall not release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) such Master Servicer has so notified the applicable Special Servicer in writing and has provided such Special Servicer with any written or electronic information in such Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that such Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24, the applicable Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the applicable Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within fifteen (15) Business Days after receiving such additional information from the applicable Master Servicer (or, if it did not request additional information, within fifteen (15) Business Days after receiving such notice)). Subject to the terms of the related Mortgage Loan Documents, each Reserve Account shall be an Eligible Account.

            Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the applicable Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to such Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. If the applicable Master Servicer shall deposit in a Reserve Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Reserve Account, any provision herein to the contrary notwithstanding. Any out-of-pocket expenses incurred by the applicable Master Servicer to enable such Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower fails to promptly respond to any inquiry described in this Section 3.03(f), the applicable Master Servicer shall notify the Trustee, the applicable Special Servicer and the Controlling Class Representative. The applicable Master Servicer shall promptly notify the Trustee, the applicable Special Servicer and the Controlling Class Representative if such Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

            (g) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

            Section 3.04 Collection Accounts, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account and Post-ARD Additional Interest Distribution Account

            (a) Each Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (which may be subaccounts) (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in the applicable Collection Account, within two Business Days of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Mortgage Pool subsequent to the Cut-off Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective Due Dates in September 2007 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans and any B Loan, including Default Charges and Post-ARD Additional Interest;

            (iii) all Yield Maintenance Charges received in respect of the Mortgage Loans;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

            (vi) any amounts required to be deposited by such Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

            (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c) or from an A/B Loan Pair Custodial Account pursuant to Section 3.04(f);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower;

            (ix) any amounts received pursuant to Section 3.18 in connection with the liquidation of a Defective Mortgage Loan or pursuant to Section
      3.09 in connection with the liquidation of a Defaulted Mortgage Loan;

            (x) any amounts paid by a Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with the repurchase or substitution of a Mortgage Loan by such party pursuant to
      Section 2.03;

            (xi) any amounts paid to purchase or otherwise acquire all the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund pursuant to Section 9.01; and

            (xii) any amounts paid by the B Loan Holder or mezzanine lender in connection with any cure or purchase option exercised pursuant to the terms of the A/B Intercreditor Agreement, or related mezzanine intercreditor agreement, as applicable.

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, defeasance fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the Collection Account. The applicable Master Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by them, if and to the extent that such items constitute Additional Special Servicing Compensation. If a Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Master Servicer's Collection Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) through (xiii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the applicable Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the Collection Account, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the applicable Special Servicer, such Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the applicable Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c) (or, if such REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account).

            (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the applicable Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to such Master Servicer's Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of any Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Post-ARD Additional Interest Distribution Account, and the remaining portion thereof shall be deemed to have been deposited into the Lower-Tier Distribution Account. In addition, the applicable Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Lower-Tier Distribution Account. The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans from the Interest Reserve Account to the Lower-Tier Distribution Account. On each Distribution Date (prior to distributions on the Certificates being made on that date), the Trustee shall also deposit in the Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect Permitted Investments of funds held in the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account. If the Trustee shall deposit in the Lower-Tier Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Lower-Tier Distribution Account, any provision herein to the contrary notwithstanding.

            On each Distribution Date, the Trustee shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Section 4.01.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2008, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Mortgage Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Mortgage Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Trustee shall also deposit in the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the applicable Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date; provided, however, that if such Excess Liquidation Proceeds relate to an A/B Loan Pair, the amount allocable to the related B Loan shall be deposited in the A/B Loan Pair Custodial Account. The Trustee shall also deposit in the Excess Liquidation Proceeds Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

            (e) Funds in a Collection Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Interest Reserve Account, the Post-ARD Additional Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The applicable Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Post-ARD Additional Interest Distribution Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

            (f) If (i) any A/B Material Default occurs and is continuing (and, as a result, the related B Loan is being serviced hereunder) or (ii) the Mortgaged Property securing any A/B Loan Pair has become REO Property, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, an A/B Loan Pair Custodial Account (which may be a sub-account of the Collection Account), into which the applicable Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the applicable A/B Loan Pair due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such A/B Loan Pair; and

            (ii) all payments on account of interest, including Post-ARD Additional Interest, on such A/B Loan Pair; and

            (iii) all Insurance Proceeds and Condemnation Proceeds received in respect of such A/B Loan Pair together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related A/B Loan Pair; and

            (iv) all Liquidation Proceeds with respect to such A/B Loan Pair;
      and

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Loan Pair Custodial Account;

            (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses on such A/B Loan Pair resulting from a deductible clause in a blanket or force placed hazard insurance policy; and

            (viii) any amounts paid by the holder of any B Loan or any holder of a related mezzanine loan in connection with any purchase option exercised pursuant to the terms of the related A/B Intercreditor Agreement or mezzanine intercreditor agreement, as applicable.

            The foregoing requirements for deposit by the applicable Master Servicer in an A/B Loan Pair Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the applicable Master Servicer or the applicable Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the applicable Master Servicer in such A/B Loan Pair Custodial Account. If a Master Servicer shall deposit in any A/B Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Loan Pair Custodial Account.

            Within one Business Day of receipt of any of the amounts described in the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of an A/B Loan Pair during the period that the related B Loan is being serviced hereunder, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit in the related A/B Loan Pair Custodial Account pursuant to the second preceding paragraph. Any amounts received by the applicable Special Servicer with respect to an REO Property that relates to an A/B Loan Pair shall be deposited into the REO Account and remitted to the applicable Master Servicer for deposit into the related A/B Loan Pair Custodial Account pursuant to Section 3.16(c).

            If any B Loan is being serviced hereunder, or if the Mortgaged Property securing any A/B Loan Pair has become REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination Date, or if received after such Determination Date, two Business Days after receipt), the applicable Master Servicer shall withdraw from the related A/B Loan Pair Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses, indemnification and fees relating to the subject A/B Loan Pair or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the B Loan Holder all amounts to which each of them is entitled in respect of the subject A Loan and B Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder shall be made in accordance with the related A/B Intercreditor Agreement.

            (g) [Reserved].

            (h) The Trustee shall establish and maintain the Post-ARD Additional Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Post-ARD Additional Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the applicable Master Servicer shall remit to the Trustee for deposit in the Post-ARD Additional Interest Distribution Account an amount equal to the Post-ARD Additional Interest received on the respective ARD Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Post-ARD Additional Interest on deposit therein from the Post-ARD Additional Interest Distribution Account for distribution pursuant to Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Post-ARD Additional Interest Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Post-ARD Additional Interest Distribution Account. Following the distribution of Post-ARD Additional Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Mortgage Loan and no successor REO Mortgage Loan with respect to an ARD Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Post-ARD Additional Interest Distribution Account.

            (i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account as five separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account were maintained as five separate accounts; (iii) the Trustee shall make debits and credits to those five subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account as five separate subaccounts of a single Eligible Account (as opposed to in the form of five separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2007-C4, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account."

            Section 3.05 Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Post-ARD Additional Interest Distribution Account

            (a) The applicable Master Servicer may, from time to time, make withdrawals from the applicable Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account as provided in the first paragraph of Section 3.04(b) or in Post-ARD Additional Interest Distribution Account as provided in
      Section 3.04(h), the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse any Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a cure payment from the B Loan Holder) made thereby (in each case, with its own funds), with respect to the Mortgage Loans and/or any successor REO Loans in respect thereof, such Master Servicer's and, the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause
      (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees); provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

            (iii) to pay any Master Servicer or the holder of such Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)), any related Primary Servicer or the Trustee any earned and unpaid Master Servicing Fees, Primary Servicing Fees or Trustee Fees, as applicable, with respect to each Mortgage Loan, with that payment to be made out of collections on that Mortgage Loan that are allocable as interest; or if such Mortgage Loan or REO Property has been liquidated and Liquidation Proceeds are insufficient to cover such fees, out of general collections;

            (iv) to pay the applicable Special Servicer, out of general collections on the Mortgage Loans in, and any REO Properties relating to, earned and unpaid Special Servicing Fees in respect of each related Specially Serviced Mortgage Loan and related REO Mortgage Loan;

            (v) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

            (vi) to reimburse any Master Servicer, any Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), such Master Servicer's, such Special Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group; provided, further, however, that if such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, then such Nonrecoverable Advance shall thereafter be reimbursable pursuant to clause (vii) below;

            (vii) to reimburse any Master Servicer, any Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for (A) any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances, provided that such Master Servicer may reimburse itself in installments as it may choose in its sole discretion pursuant to Sections 3.03(d), 3.11(g) and/or 4.03(d), as the case may be and (B) Workout Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to
      (A) above; first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (viii) to pay any Master Servicer, any Special Servicer or the Trustee, as applicable, any Advance Interest then due and owing to such Person, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made, as and to the extent contemplated by Section 3.26;

            (ix) to reimburse any Master Servicer, any Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Purchase Price;

            (x) subject to Section 2.03(g), to reimburse itself, the Trustee or the applicable Special Servicer, as the case may be, first out of Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to the subject Mortgage Loan and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person relating to a Mortgage Loan in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 7 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

            (xi) to the extent that, during any Collection Period, such Master Servicer has reimbursed or is reimbursing itself, the applicable Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, such Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (xii) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any related Mortgage Loan or related REO Property and that, if paid from a source other than Default Charges on such Mortgage Loan or the related REO Mortgage Loan, as the case may be, would constitute an Additional Trust Fund Expense, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, that relates to such expense;

            (xiii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

            (xiv) to pay any unpaid Liquidation Expenses incurred with respect to any related Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and any REO Properties;

            (xv) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties relating thereto, certain servicing expenses related to the Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust pursuant to
      Section 3.09(c) with respect to any Mortgage Loan or REO Property (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xvii) if and to the extent allocable to the related Servicing Group and/or any related REO Loans to pay any Master Servicer, any Special Servicer, the Depositor, the Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties relating thereto, any amounts payable to any such Person pursuant to
      Section 6.03, Section 7.01(b) or Section 8.05(b), as applicable;

            (xviii) to pay, out of general collections on the Mortgage Loans and any REO Properties relating thereto, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the applicable Special Servicer with respect to any REO Property and (B) the fees of the applicable Master Servicer or the Trustee for confirming a fair value determination by the applicable Special Servicer of a Defaulted Mortgage Loan;

            (xix) to pay to any Master Servicer, any Special Servicer, the Trustee or the Depositor, as the case may be, any amount that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xx) to pay any Master Servicer, any Special Servicer, a Mortgage Loan Seller, a Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xxi) to pay amounts payable to any B Loan Holder under the related A/B Intercreditor Agreement;

            (xxii) to reimburse any Master Servicer for any prior Advance, including any interest accrued and payable thereon, made for which a cure payment from the B Loan Holder has been received, from such cure payment;

            (xxiii) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

            (xxiv) to pay for the cost of any Opinion of Counsel for purposes of REMIC administration or amending this Agreement pursuant to Section 11.01, in each case, to the extent payable out of the Trust Fund, and to pay for the cost of obtaining any extensions from the IRS in connection with the sale of any REO Property;

            (xxv) to pay, out of general collections, any and all federal, state and local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC;

            (xxvi) to pay for the recording cost of this Agreement;

            (xxvii) to pay to the respective Mortgage Loan Sellers, amounts that represent Monthly Payments due on the Mortgage Loans on or before their respective Due Dates in September 2007 or, in the case of a Replacement Mortgage Loan, on or before the date on which such loan was added to the Trust Fund, if any, or in the case of a Deleted Mortgage Loan, amounts collected or received by the Trust with respect to such Mortgage Loan after the related date of replacement pursuant to Section 2.03(b);

            (xxviii) to withdraw amounts deposited in such Collection Account in error; and

            (xxix) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01.

            In addition, but subject to the preceding provisions of this Section 3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, and pursuant to the terms of this Agreement, the payment, reimbursement or remittance is permitted to be made from funds on deposit in such Collection Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan and the amounts on deposit in such Collection Account that are available to make such payment, reimbursement or remittance are insufficient and the amounts on deposit in another Master Servicer's Collection Account are sufficient to make up any shortfall in the requesting Master Servicer's Collection Account, then such other Master Servicer shall withdraw such funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following its receipt of a written request therefor from the requesting Master Servicer, which request shall be accompanied by an Officer's Certificate upon which the paying Master Servicer may conclusively rely (1) either (x) stating that the requesting Master Servicer, the Special Servicer, the Trustee, or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Special Servicer, the Trustee or any comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and such payment, reimbursement or remittance is not required to be paid from funds related to a particular Mortgage Loan and (2) stating that the requesting Master Servicer does not then have on deposit in its Collection Account funds sufficient for such payment, reimbursement or remittance; provided, however, that prior to determining whether there are sufficient funds available to make, and prior to making such requested payment, reimbursement or remittance to the requesting Master Servicer, such other Master Servicer shall be entitled to apply the amounts on deposit in its Collection Account to make any payment, remittance or reimbursement permitted to be made by such other Master Servicer pursuant to clauses (ii)-(xxviii) above.

            No party hereto shall be entitled to payment or reimbursement of any amount from the Collection Account with respect to any A Loan or related REO Property for which it can be reimbursed out of amounts then or thereafter on deposit in the related A/B Loan Pair Custodial Account and, in the case of the B
Loans:

                        (A) the applicable Master Servicer shall be entitled to
                  make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts necessary for the payment and/or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii),
                  (ix), (xi) and (xiv) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to an A Loan, is allocable to the related A Loan pursuant to this Agreement and is allocable to the related B Note pursuant to the A/B Intercreditor Agreement, and the applicable Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts transferred to such related A/B Loan Pair Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account pursuant to Section 9.01;

                        (B) the applicable Master Servicer shall be entitled to
                  make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the related A/B Intercreditor Agreement (including in respect of interest, principal and Yield Maintenance Charges due in respect of the A Note (whether or not by operation of any provision of the related A/B Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A Note));

                        (C) the applicable Master Servicer shall on the Master
                  Servicer Remittance Date following receipt of payment from the related Borrower, remit to the B Loan Holder any amounts on deposit in such A/B Loan Pair Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the B Loan Holder is entitled thereto under the related A/B Intercreditor Agreement (including by way of the operation of any provision of the related A/B Intercreditor Agreement that entitles the B Loan Holder to reimbursement of cure payments made by it).

            Expenses incurred with respect to any B Loan shall be allocated in accordance with the related A/B Intercreditor Agreement. The applicable Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and B Loan for the purpose of justifying any withdrawal or transfer from the Collection Account and any A/B Loan Pair Custodial Account. The applicable Master Servicer shall not be permitted to withdraw any funds from the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account unless there are no remaining funds in the related A/B Loan Pair Custodial Account available. If the applicable Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a B Loan but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the A/B Loan Pair Custodial Account insofar as it relates to a B Loan and is permitted pursuant to the A/B Intercreditor Agreement), the applicable Master Servicer shall, if funds on deposit in such A/B Loan Pair Custodial Account are insufficient therefor, request the B Loan Holder to make such payment or reimbursement to the extent the B Loan Holder is obligated to make such payment or reimbursement pursuant to the A/B Intercreditor Agreement. If the B Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request and the applicable Master Servicer deems the payment or reimbursement necessary to protect the related Mortgaged Property from a default, delinquency or other anticipated event that is imminent with respect to the related Mortgage Loan in its reasonable judgment and in accordance with the Servicing Standard, the applicable Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. If such payment or reimbursement is subsequently recovered from the B Loan Holder (including, if permitted by the related A/B Intercreditor Agreement, by offset against subsequent amounts payable to the B Loan Holder), to the extent that any amounts were previously taken by the applicable Master Servicer from the Collection Account, the amount recovered shall be deposited into the Collection Account and shall not be deposited into the A/B Loan Pair Custodial Account. Each Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, in connection with any withdrawal from the applicable Collection Account pursuant to any of clauses (ii) through (xxvi) above.

            The applicable Master Servicer shall pay to the applicable Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the applicable Special Servicer describing the item and amount to which such Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The applicable Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            If at any time the applicable Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the Mortgage Loans during such Collection Period, then the applicable Master Servicer (or the Trustee) shall use its reasonable efforts to give the Rating Agencies at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless extraordinary or unanticipated circumstances, including, without limitation, the following, make such notice impractical (1) the applicable Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the applicable Master Servicer's (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to the applicable Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the applicable Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance (or the Trustee has not timely received from the applicable Master Servicer information requested by the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance); provided, however, that, if clause (1), (2) or (3) apply, the applicable Master Servicer (or, if applicable, the Trustee) shall use reasonable efforts to give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The failure to give any notice contemplated by this paragraph to the Rating Agencies shall not give rise to any liability whatsoever on the part of the applicable Master Servicer or Trustee, shall not constitute an Event of Default hereunder and shall not be a condition for reimbursement of a Nonrecoverable Advance.

            (b) The Trustee shall, from time to time, make or be deemed to make withdrawals from the Lower-Tier Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make distributions or deemed distributions of the Lower-Tier Distribution Amount pursuant to Section 3.04(g) and Section 4.01 and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(c) to the Upper-Tier Distribution Account;

            (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee Fee;

            (iii) [reserved]

            (iv) [reserved]

            (v) to pay for the cost of the Opinions of Counsel contemplated by
      Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (vi) to pay any and all federal, state and local taxes imposed the Upper-Tier REMIC or Lower-Tier REMIC created hereunder, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

            (vii) to recoup any amounts deposited in the Distribution Account in error;

            (viii) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06;

            (ix) to transfer or be deemed to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

            (x) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders on each Distribution Date pursuant to
Section 4.01 or Section 9.01, as applicable; (ii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(ii), (vi), (vii), (viii) and (xi), then reimbursements shall be paid first to the Trustee and then to the applicable Master Servicer.

            (e) On the Master Servicer Remittance Date in March of each year (commencing in March 2008), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the Interest Reserve Account and deposit or be deemed to deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans then on deposit in the Interest Reserve Account.

            (f) On the Business Day prior to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the Excess Liquidation Proceeds Account and deposit or be deemed to deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. The Trustee shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

            (i) [Reserved].

            Section 3.06 Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account, Post-ARD Additional Interest Distribution Account and the REO Account

            (a) (i) The applicable Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining a Collection Account, any A/B Loan Pair Custodial Account, any Servicing Account or any Reserve Account held by it (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the applicable Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining an REO Account and (iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account or Post-ARD Additional Interest Distribution Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account no later than 12:00 p.m. on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

            Each Master Servicer (in the case of any account held under this Agreement by such Master Servicer) or the applicable Special Servicer (in the case of the REO Account), on behalf of the Trustee (in the case of any Trustee Account) shall be the "entitlement holder," as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement," as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the applicable Master Servicer or applicable Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of any Master Servicer Account), the applicable Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the applicable Master Servicer directs the investment of funds in a Collection Account or any A/B Loan Pair Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.05(a). Whether or not the applicable Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the applicable Special Servicer directs the investment of funds in an REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account or Post-ARD Additional Interest Distribution Account, interest and investment income realized on funds deposited therein, to the extent of any Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the applicable Master Servicer (in the case of a Collection Account and any Servicing Account or Reserve Account), the applicable Special Servicer (in the case of an REO Account) and the Trustee (in the case of the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account or Post-ARD Additional Interest Distribution Account) shall promptly deposit therein (or, solely to the extent that the loss is of an amount credited to an A/B Loan Pair Custodial Account, deposit to the related A/B Loan Pair Custodial Account, as the case may
be) from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the applicable Master Servicer (if such default is in respect of a Permitted Investment of funds in a Collection Account or in any Reserve Account or Servicing Account) or the applicable Special Servicer (if such default is in respect of a Permitted Investment of funds in an REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the applicable Master Servicer if the default is in respect of a Permitted Investment of funds in a Collection Account or in any Reserve Account or Servicing Account or by the applicable Special Servicer if the default is in respect of a Permitted Investment of funds in an REO Account. This provision is in no way intended to limit any actions that the applicable Master Servicer or the applicable Special Servicer may take in this regard at its own expense.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

            (a) Each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each related Borrower to maintain from Qualified Insurers, and, if the Borrower does not so maintain, the applicable Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage
Loan) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the applicable Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard (taking into account the insurance in place at the closing of the related Mortgage Loan to the extent consistent with the Servicing Standard), with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that the applicable Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that (i) the Trustee as mortgagee has an insurable interest,
(ii) such insurance is available at commercially reasonable rates (as determined by the applicable Special Servicer and approved by the Controlling Class Representative, subject to Section 3.24(b)) and (iii) any related Servicing Advance is deemed by the applicable Master Servicer to be recoverable from collections on the related Mortgage Loan; provided, that if such Servicing Advance is deemed nonrecoverable the applicable Master Servicer (or, at the direction of the applicable Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) shall pay such amounts out of the applicable Collection Account provided, further, that the applicable Master Servicer (or the applicable Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by any Officer's Certificate delivered promptly to the Trustee, the Depositor and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. Subject to Section 3.17(b), the applicable Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates, as determined by the applicable Special Servicer with the consent of the Controlling Class Representative, subject to Section 3.24(b)) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the applicable Master Servicer or the applicable Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account or any related A/B Loan Pair Custodial Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the applicable Master Servicer or the applicable Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the applicable Master Servicer or the applicable Special Servicer of maintaining insurance policies and enforcing the obligations of Borrowers pursuant to this Section 3.07 shall be paid by and reimbursable to such Master Servicer or such Special Servicer, as applicable, as a Servicing Advance.

            Subject to the preceding paragraph, the applicable Master Servicer shall use reasonable efforts to cause the Borrower to maintain or, if the Borrower does not so maintain, the applicable Master Servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a Servicing Advance), which does not contain any carve-out for terrorist or similar acts; provided, however, the applicable Master Servicer shall not require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents or the related Mortgage Loan Seller in connection with the origination of a Mortgage Loan unless such Master Servicer determines, in accordance with the Servicing Standard, that such insurance required at origination would not be prudent for Mortgaged Property of the same type as the related Mortgaged Property. The applicable Master Servicer shall not be required to call a default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the applicable Master Servicer shall not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related Borrower is required to incur under the related Mortgage Loan Documents, or if the applicable Special Servicer has determined in accordance with the Servicing Standard that either
(i) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located (which determination shall be subject to the approval of the Controlling Class Representative, subject to the limitations of
Section 3.24(b)), or (ii) such insurance is not available at any rate.

            (b) If the applicable Master Servicer or the applicable Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from S&P and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the applicable Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The applicable Master Servicer or the applicable Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Promptly after (but in no event more than 30 days after) the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy as identified on Exhibit B-4, the applicable Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for such Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Mortgage Loan covered by an Environmental Insurance Policy to this Agreement, such party shall promptly so notify the applicable Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the applicable Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the applicable Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, such Master Servicer shall, within five Business Days after receipt of such notice, notify the applicable Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, such Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

            (d) Each of the Master Servicers and the Special Servicers shall at all times during the term of this Agreement (or, in the case of the applicable Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust
Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicers and the Special Servicers shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicers and the Special Servicers shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicers and the Special Servicers shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be.

            Notwithstanding the foregoing, for so long as the long-term debt obligations of the applicable Master Servicer or applicable Special Servicer (or its direct or indirect corporate parent if such parent is responsible for such obligations of the applicable Master Servicer or the applicable Special Servicer, as applicable), as the case may be, are rated at least "A" from S&P and "A2" from Moody's (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to all or a portion of the risks described in this Section 3.07(d).

            Section 3.08 Enforcement of Alienation Clauses

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the applicable Master Servicer (with respect to Performing Mortgage Loans) and the applicable Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related Mortgage Loan Document on transfers or further encumbrances of the related Mortgaged Property and on transfers or encumbrances of interests in the related Borrower, unless the applicable Master Servicer or the applicable Special Servicer, as the case may be, has determined, in accordance with the Servicing Standard, that either
(a) not declaring an event of default under the related Mortgage Loan Document or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery) on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

            If the applicable Master Servicer or the applicable Special Servicer, as applicable, determines that (1) not declaring an event of default under the related Mortgage Loan Document or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the taking or entering into such assumption agreement complies with the Servicing Standard, (y) in the case of Performing Mortgage Loans, the applicable Master Servicer has obtained the consent of the applicable Special Servicer pursuant to Section 3.08(d) and, in the case of all Mortgage Loans, the applicable Master Servicer or the applicable Special Servicer has obtained the consent of the Directing Certificateholder, provided that the applicable Special Servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Directing Certificateholder, if following any such direction of the Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Directing Certificateholder would violate the Servicing Standard or cause an Adverse REMIC Event, and (z) with respect to any Mortgage Loan which is a Significant Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall have received written confirmation from the Rating Agencies that such assumption would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Rated Certificates. The applicable Master Servicer or the applicable Special Servicer, as the case may be, shall require the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (b) Neither the consent of the applicable Master Servicer nor the consent of the applicable Special Servicer shall be required for the foreclosure by the holder of mezzanine debt related to a Mortgage Loan upon the equity in a Borrower under a Mortgage Loan except to the extent set forth in the related intercreditor agreement.

            (c) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower, or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower,

      the applicable Master Servicer shall provide notice to the applicable Special Servicer of any request for a waiver thereof, and the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the applicable Master Servicer or the applicable Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Mortgage Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent, (y) in the case of Performing Mortgage Loans, the applicable Master Servicer has obtained the consent of the applicable Special Servicer pursuant to
      Section 3.08(d) and, in the case of all Mortgage Loans, the applicable Master Servicer or applicable Special Servicer has obtained the consent of the Directing Certificateholder, and (z) with respect to any Mortgage Loan that is (1) a Significant Mortgage Loan or (2) together with the proposed subordinate debt and any related B note or mezzanine loans would have either a combined debt service coverage ratio of less than 1.20x or a combined Loan-to-Value Ratio of 85% or greater, has received written confirmation from the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Rated Certificates. The applicable Master Servicer or the applicable Special Servicer, as the case may be, shall require the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (d) Notwithstanding subsections (a) and (c) above, in no event shall the applicable Master Servicer waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan unless (i) such Master Servicer shall have notified the applicable Special Servicer of such waiver, (ii) such Master Servicer shall have submitted its written recommendation and analysis to the applicable Special Servicer, (iii) such Master Servicer shall have submitted to the applicable Special Servicer the documents within the possession of such Master Servicer that are reasonably requested by such Special Servicer, (iv) the applicable Special Servicer shall have approved such waiver (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of such Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request), and, in this regard, the applicable Special Servicer shall notify the Directing Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the applicable Special Servicer by the applicable Master Servicer and the Directing Certificateholder shall have informed the applicable Special Servicer that it has approved such waiver; provided, however, that the applicable Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved; provided, further, that with respect to any request to waive a "due-on-sale" or "due-on-encumbrance" clause related to a Group B Loan, the applicable Master Servicer shall forward such request to the applicable Special Servicer who shall process such request. The applicable Master Servicer, with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan, shall then process such documentation.

            (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (f) Except as otherwise permitted by Section 3.20, no Master Servicer or Special Servicer shall agree to modify, waive or amend any term of any applicable Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (g) Notwithstanding any other provisions of this Section 3.08, the applicable Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or similar agreement, provided that the applicable Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially and adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, provided, further, that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (h) If the applicable Master Servicer or the applicable Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then such Master Servicer or such Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses, to the extent such fees and expenses are expressly required to be paid by the related Borrower under the related Mortgage Loan Document or applicable law. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the applicable Master Servicer or the applicable Special Servicer in accordance with Section
3.11. Neither the applicable Master Servicer nor the applicable Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            Section 3.09 Realization Upon Defaulted Mortgage Loans

            (a) The applicable Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that the applicable Master Servicer shall not, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and such Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule," then the applicable Special Servicer shall consult Independent counsel regarding the order and manner in which such Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the applicable Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance). The applicable Master Servicer shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the applicable Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify for purposes of Section 860D(a) of the Code as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of such Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the applicable Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by such Special Servicer; or

            (ii) such Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to the Upper-Tier REMIC or the Lower-Tier REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the applicable Master Servicer nor the applicable Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of an A/B Loan Pair, the related B Loan Holder) or any other specified person, could, in the reasonable judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) such Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that (x) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (y) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in clause (c)(i) above cannot be made, such Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders (and the B Loan Holder if in connection with a B Loan, taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i)(y) above.

            Any such determination by the applicable Special Servicer contemplated by clause (c)(i) or clause (c)(ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the applicable Master Servicer at the direction of the applicable Special Servicer given in accordance with the Servicing Standard; provided, however, that the applicable Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (c)(ii) of the preceding paragraph shall be payable out of the applicable Master Servicer's Collection Account pursuant to
Section 3.05.

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The applicable Special Servicer shall provide written reports to the Trustee, the applicable Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by such Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

            (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, the applicable Special Servicer shall on a timely basis forward to the applicable Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the applicable Special Servicer shall deliver to the applicable Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to such Master Servicer. The applicable Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) Within three Business Days from the date on which the applicable Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or related REO Property, it shall deliver to the Trustee, the applicable Master Servicer and the Controlling Class Representative an Officer's Certificate evidencing such determination. The applicable Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files

            (a) Upon the payment in full of any Mortgage Loan, the purchase of an A Loan by a related B Loan Holder pursuant to the related A/B Intercreditor Agreement, the purchase of any Mortgage Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine intercreditor agreement or the receipt by the applicable Master Servicer or the applicable Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Master Servicer or applicable Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment in full of any B Loan or the purchase thereof by the holder of a related mezzanine loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall promptly so notify each related B Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or an A/B Loan Pair Custodial Account, as applicable pursuant to Section 3.04, or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer or applicable Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the applicable Master Servicer or the applicable Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the applicable Master Servicer or the applicable Special Servicer, and the Trustee shall release and deliver the related Mortgage File to the applicable Master Servicer or the applicable Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any A/B Loan Pair Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the applicable Master Servicer or the applicable Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the applicable Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the applicable Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The applicable Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee and, if applicable, the related B Loan Holder(s) for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related B Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of an A/B Loan Pair, the related B Loan Holder(s)) (as a collective whole) and that the execution and delivery thereof by the Trustee and any related B Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Any power of attorney granted by the Trustee to the applicable Special Servicer in accordance with Section 3.01(b) may allow for the applicable Special Servicer (subject to the limitations on the use of such power of attorney, as described in Section 3.01(b)) to take action on behalf of the Trustee with respect to the matters described in this Section 3.10(c).

            (d) From time to time as is appropriate for servicing or foreclosure of any B Loan, the applicable Master Servicer or the applicable Special Servicer, as applicable, subject to the related intercreditor, co lender or similar agreement, shall request the original of the related Note from the related B Loan Holder.

            Section 3.11 Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan and each REO Mortgage Loan for which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee shall accrue each calendar month (or portion thereof), commencing on the respective September 2007 Cut-off Date, at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The applicable Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

            The applicable Master Servicer, on behalf of itself, and the holder of the related Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of that portion of related payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the third paragraph of this Section 3.11(a), the right of the applicable Master Servicer to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Mortgage Loans, the PNC Bank Mortgage Loans and the NCB Mortgage Loans have been paid on or prior to the Closing Date.

            Notwithstanding anything herein to the contrary, the initial Master Servicers (and their successors and assigns) may at their respective option assign or pledge to any third party or retain for itself the related Excess Servicing Strip; provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws. In the event of any resignation or termination of any Master Servicer, such Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except that all or any portion of such Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer with respect to the Mortgage Loans being master serviced by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The applicable Master Servicer shall pay the Excess Servicing Strip for each Mortgage Loan (or any successor REO Trust Mortgage Loan related thereto) to the holder of such Excess Servicing Strip (i.e., such initial Master Servicer or any such third party), as the case may be, at such time and to the extent that the applicable Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of such Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

            (b) Subject to offset as provided in Section 3.02, the applicable Master Servicer shall be entitled to receive the following items as additional servicing compensation with respect to the related Mortgage Loans (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

            (ii) in the case of Master Servicer No. 1 and Master Servicer No. 3, 100% of any and all Net Assumption Application Fees and defeasance fees and 50% (or 100% if the applicable Special Servicer's approval is not required) of Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan that is serviced by such Master Servicer;

            (iii) in the case of Master Servicer No. 2 and Master Servicer No. 4, 100% of any and all Net Assumption Application Fees and defeasance fees and 50% (or 100% if the applicable Special Servicer's approval is not required including, without limitation, as set forth in Sections 3.20(b)(i) through (viii) below) of Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan that is serviced by such Master Servicer; provided that to the extent the related Special Servicer (rather than Master Servicer No. 2 or Master Servicer No.
      4) processes any modification, consent or waiver with respect to a Performing Mortgage Loan that is a Group B Loan or Group D Loan, 100% of any and all modification fees, extension fees, consent fees, waiver fees and earn out fees that are actually received on or with respect to such Performing Mortgage Loan shall be payable to such Special Servicer pursuant to Section 3.11(d)(iv) below;

            (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

            (v) any and all Prepayment Interest Excesses and defeasance fees collected on the Mortgage Loans; and

            (vi) interest or other income earned on deposits in the Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

            No Master Servicer shall be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to the B Loans.

            To the extent that any of the amounts described in the preceding paragraph are collected by the applicable Special Servicer, such Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

            (c) As compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, and any REO Properties relating thereto, on deposit in the Collection Account pursuant to
Section 3.05(a).

            As further compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, (i) each payment of interest (other than Default Interest and Post-ARD Additional Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan and (ii) the interest (other than Advance Interest) and principal portions of any Liquidation Proceeds received on such Mortgage Loan while it is a Corrected Mortgage Loan in connection with the repurchase or replacement thereof subsequent to the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or, if applicable, by the Column Performance Guarantor pursuant to the Column Performance Guarantee. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan with respect to such new Servicing Transfer Event. If a Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans for which it acted as Special Servicer that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans with respect to which it acted as Special Servicer for which such Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the applicable Master Servicer, and such Master Servicer shall (without additional compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to such Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, each Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property related thereto as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than any Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the applicable Special Servicer or any Holders of Certificate(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; provided that if any such party assigns their Purchase Option to an unaffiliated third party without any consideration therefor (other than nominal consideration), a Liquidation Fee shall be payable, (ii) purchased by the applicable Master Servicer, the applicable Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, (iii) acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, (iv) purchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such Specially Serviced Mortgage Loan or REO Property is purchased within 90 days of the right to purchase arising (or any shorter time period specified in such related A/B Intercreditor Agreement), (v) purchased by a mezzanine lender pursuant to the terms of any related intercreditor agreement within 90 days (or with respect to any Mortgage Loan, any shorter time frame as set forth in the related intercreditor agreement) of such Mortgage Loan becoming a Specially Serviced Mortgage Loan to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement or (vi) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Liquidation Expenses and Default Charges). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan.

            The applicable Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) Subject to offset as provided in Section 3.02, the applicable Special Servicer shall be entitled to receive the following items as additional special servicing compensation with respect to the Specially Serviced Mortgage Loans or REO Mortgage Loans and Performing Mortgage Loans (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan;

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

            (iii) to the extent such Special Servicer approves the related servicing action, 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees that are actually received on or with respect to a Performing Mortgage Loan;

            (iv) to the extent such Special Servicer (rather than Master Servicer No. 2 or Master Servicer No. 4) processes any modification, consent or waiver with respect to a Performing Mortgage Loan that is a Group B Loan or Group D Loan, 100% of any and all modification fees, extension fees, consent fees, waiver fees and earn out fees that are actually received on or with respect to such Performing Mortgage Loan; and

            (v) interest or other income earned on deposits in the REO Account maintained by such Special Servicer, if established, in accordance with
      Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            The applicable Special Servicer shall be entitled to such compensation with respect to the B Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            To the extent that any of the amounts described in the preceding paragraph are collected by the applicable Master Servicer with respect to Specially Serviced Mortgage Loans, such Master Servicer shall promptly pay such amounts to the applicable Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

            (e) Each of the Master Servicers and the Special Servicers shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of a Collection Account, A/B Loan Pair Custodial Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the applicable Master Servicer nor the applicable Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the applicable Master Servicer is required to make any Servicing Advance hereunder at the discretion of the applicable Special Servicer in accordance with Section 3.19 or otherwise, such Special Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request.

            (f) [Reserved].

            (g) The Master Servicers, the Special Servicers and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and any REO Properties relating thereto, on deposit in the applicable Master Servicer's Collection Account. The applicable Master Servicer shall reimburse itself, the applicable Special Servicer or the Trustee, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as soon as practicable after funds available for such purpose are deposited in the Collection Account. The applicable Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the applicable Master Servicer in suspense. The applicable Master Servicer shall reimburse itself, the applicable Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by the applicable Master Servicer, the applicable Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Mortgage Loan or REO Mortgage Loan the applicable Master Servicer may reimburse itself, the applicable Special Servicer or the Trustee, as applicable, immediately from general collections in the Collection Account (such reimbursement to be deemed made first out of amounts distributable as principal). Notwithstanding the foregoing, as contemplated by
Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, if and to the extent that there are insufficient amounts that would otherwise be distributable as principal to fully reimburse such Nonrecoverable Servicing Advance, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately), provided, however, that the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, must reimburse itself to the extent of funds in the Collection Account otherwise distributable as principal. The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or the applicable Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicers or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable judgment (in accordance with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer) would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination.

            In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related A/B Loan Pair, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties,
(iv) estimate and consider (consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

            If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12-month period (and the applicable Master Servicer and the Trustee shall each request any such appraisal from the applicable Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the applicable Master Servicer, the applicable Special Servicer or the Trustee, reflect current market conditions, and the applicable Master Servicer or the Trustee, as applicable, and the applicable Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any A/B Loan Pair, first of the related B Loan Holders, if any, and second, to the extent such expense remains unpaid, of the Trust Fund).

            Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the applicable Master Servicer or the applicable Special Servicer with respect to a particular Servicing Advance, and the applicable Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the applicable Master Servicer shall also be delivered promptly to the applicable Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the applicable Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the applicable Master Servicer and the applicable Special Servicer.

            (i) Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (and, at the direction of the applicable Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account, but only as and to the extent contemplated by Section 3.05(a), any servicing expense that, if paid by such Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such Master Servicer (or the applicable Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the applicable Master Servicer shall also be delivered promptly to the applicable Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the applicable Master Servicer.

            Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports

            (a) The applicable Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, such Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that such Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2008, the applicable Master Servicers shall at its expense perform or cause to be performed an inspection of each related Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the applicable Special Servicer has not already done so during that period pursuant to the preceding sentence. The applicable Master Servicer and the applicable Special Servicer shall prepare (and, promptly following preparation deliver to the Controlling Class Representative and, with respect to the applicable Special Servicer, to the applicable Master Servicer; provided, that such report, complete with photographs, shall be delivered to the Controlling Class Representative upon request) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that contains the information called for in the standard CMSA Property Inspection Form. Each Master Servicer and each Special Servicer shall deliver to the Trustee, upon written request, and the Controlling Class Representative, a copy (or image in suitable electronic media) of each such written report prepared by it (provided, that such report, complete with photographs, shall be delivered to the Controlling Class Representative upon request), within 30 days following the later of completion of the related inspection if the inspection is performed by such Master Servicer or such Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party. Upon request, the Trustee shall request from such Master Servicer or such Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee, upon written request, by such Master Servicer or such Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the applicable Master Servicer or the applicable Special Servicer.

            (b) Commencing with respect to the calendar quarter ended December 31, 2007, the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the applicable Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The applicable Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the applicable Master Servicer, the Trustee and the Controlling Class Representative within 30 days of its receipt thereof.

            Each Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan. Within 60 days after receipt by the applicable Master Servicer from the related Borrower or otherwise (as to a Performing Mortgage
Loan), and within 30 days after receipt by the applicable Master Servicer from the applicable Special Servicer or otherwise (as to a Specially Serviced Mortgage Loan and REO Property), of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The applicable Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested and not already provided pursuant to the preceding paragraph, the underlying operating statements and rent rolls, to the Trustee, the applicable Special Servicer and the Controlling Class Representative. All CMSA Operating Statement Analysis Reports shall be maintained by the applicable Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the applicable Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by such Master Servicer, deliver to the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and, if requested, the related operating statement or rent rolls.

            Within 60 days (or, in the case of items received from the applicable Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the applicable Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, such Master Servicer shall prepare or update and forward to the Trustee, the applicable Special Servicer and the Controlling Class Representative (in an electronic format reasonably acceptable to the Trustee and the applicable Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

            If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the applicable Special Servicer has any questions for the related Borrower based upon the information received by such Special Servicer pursuant to Section 3.12(a) or 3.12(b), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with such Special Servicer in assisting such Special Servicer to contact and solicit information from such Borrower.

            (c) Not later than 4:00 p.m. (New York City time) on each Determination Date, the applicable Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer, the Controlling Class Representative and shall contemporaneously provide a copy of such materials as they relate to an A Loan to the B Loan Holder the following reports (or data files relating to reports of the applicable Master Servicer) with respect to the Specially Serviced Mortgage Loans serviced by such Special Servicer and any related REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 4:00 p.m. (New York City time) on each Determination Date, such Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of such Special Servicer pursuant to Section 3.12(e) as of such Determination Date: (i) a CMSA Delinquent Loan Status Report;
(ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (iv) a CMSA REO Status Report. In addition, the applicable Special Servicer shall from time to time provide the applicable Master Servicer with such information in such Special Servicer's possession regarding the Specially Serviced Mortgage Loans and related REO Properties as may be requested by the applicable Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Trustee.

            (d) Not later than 4:00 p.m. (New York City time) on the Master Servicer Remittance Date, each of the applicable Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee (and shall contemporaneously provide a copy of such materials and related reports as they relate to an A Loan to the B Loan Holder), in a computer-readable medium downloadable by the Trustee the following data files and reports: the most recent (i) CMSA Delinquent Loan Status Report, (ii) CMSA Total Loan Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report (iv) CMSA REO Status Report, (v) CMSA Property File, (vi) CMSA Loan Periodic Update File, (vii) CMSA Financial File, (viii) CMSA Comparative Financial Status Report, (ix) CMSA Loan Level Reserve LOC Report,
(x) CMSA Servicer Watch List report and (xi) CMSA Advance Recovery Report, in each case to the extent that the most recent CMSA Special Servicer Loan File has been received from the Special Servicer at the time required pursuant to Section 4.02(b). All of the foregoing data files and reports shall contain information that is the most recent information with respect to the Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that such Master Servicer shall not be required to prepare and deliver any of the foregoing data files and reports before the third Master Servicer Remittance Date following the Closing Date.

            Each Master Servicer may, but is not required to, make any of the reports, templates or data files comprising the CMSA Investor Reporting Package (other than the CMSA Historical Bond/Collateral Realized Loss Reconciliation Template, CMSA Interest Shortfall Reconciliation Template, CMSA Reconciliation of Funds Template, CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), available each month on such Master Servicer's Website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicers). In connection with providing access to the applicable Master Servicer's Website, such Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent such Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, confidentiality, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

            (e) The applicable Special Servicer shall deliver to the applicable Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the applicable Master Servicers shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the applicable Special Servicer, the applicable Master Servicer and the Trustee. The applicable Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the applicable Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the applicable Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the applicable Master Servicer to the Trustee pursuant to
Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the applicable Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), such Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the applicable Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the applicable Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

            (f) Notwithstanding the foregoing, however, the failure of the applicable Master Servicer or the applicable Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent such Master Servicer or such Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The applicable Master Servicer and the applicable Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The applicable Master Servicer or the applicable Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) The Depositor shall provide (or cause to be provided) to the Master Servicers and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in September 2007 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. Absent manifest error of which it has actual knowledge, the Master Servicers and the Special Servicers may conclusively rely (without independent verification) on such information provided to it by the Depositor (or such information which the Depositor has caused to be provided) and shall not be responsible for the accuracy or completeness of any such information supplied to it by the Depositor (or such information which the Depositor has caused to be provided). Notwithstanding anything in this Agreement to the contrary, the Master Servicers shall only be obligated to provide the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File to the extent that the initial data contemplated in this Section 3.12(g) is provided to the Master Servicers by the Depositor (or the Depositor has otherwise caused such information to be provided).

            (h) If any Master Servicer or Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            (i) The reporting obligations of the applicable Master Servicer in connection with an A Loan shall be construed to require such Master Servicer to provide information regarding the related A Note only, but whenever such Master Servicer remits funds to the B Loan Holder, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The applicable Master Servicer shall contemporaneously with any related delivery to the Trustee or the applicable Special Servicer, as applicable, provide any such reports which contain information related to the related Mortgaged Property or financial information regarding the borrower to the B Loan Holder. The applicable Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder all documents, statements, reports and information with respect to the related B Loan and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

            Section 3.13 [Reserved]

            Section 3.14 [Reserved]

            Section 3.15 Access to Certain Information

            (a) The applicable Master Servicer and the applicable Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Controlling Class Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of such Master Servicer or such Special Servicer, as the case may be, designated by it. The Master Servicers and the Special Servicers shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the Master Servicers and the Special Servicers may require registration (to the extent access is provided via a Master Servicer's Website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent a Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

            Each Master Servicer may, but is not required to, make any or all of the reports it delivers pursuant to this Agreement, and such other information and reports with respect to the Mortgage Loans, the Mortgaged Properties and the Borrowers as it deems appropriate, available each month on its Website with the use of a username and password to: (i) the other parties to this Agreement, who by their acceptance of such username and password shall be deemed to have agreed not to disclose such username or password to any other Person; (ii) the Rating Agencies; (iii) each Certificateholder who requests such username and password; and (iv) any other Persons to whom such Master Servicer believes such access to be appropriate. The applicable Master Servicer may, in connection with providing such website access, require registration and the execution of a disclaimer and confidentiality agreement and otherwise adopt reasonable rules and procedures (which may include, to the extent such Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information and providing indemnification to such Master Servicer for any liability or damage that may arise from such access or disclosure, which agreement may be in the form of Exhibit C hereof).

            (b) Neither of the Master Servicers nor the Special Servicers shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            (c) On a monthly basis at a time mutually agreed upon by the Controlling Class Representative and the applicable Master Servicer or the applicable Special Servicer, the applicable Master Servicer and the applicable Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of such Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from such Controlling Class Representative regarding the performance and servicing of the Mortgage Loans in and/or REO Properties for which such Master Servicer or such Special Servicer, as the case may be, is responsible.

            Section 3.16 Title to REO Property; REO Account

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and on behalf of the related B Loan Holder if such REO Property is related to an A/B Loan Pair) or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the applicable Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement (and for the benefit of the related B Loan Holder if such REO Property is related to an A/B Loan Pair). The applicable Special Servicer, on behalf of the Trust (and for the benefit of the related B Loan Holder if such REO Property is related to an A/B Loan Pair), shall sell any REO Property in accordance with Section 3.18(d) and, in any event, by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the applicable Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Regardless of whether the applicable Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, such Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis within a customary and normal time frame for the sale of comparable properties. If the applicable Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, such Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the applicable Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance.

            (b) Each Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition occurs, the applicable Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee (as holder of the Uncertificated Lower-Tier Interests) in trust for the benefit of the Certificateholders (and on behalf of the related B Loan Holder if such REO Property is related to an A/B Loan Pair), for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The applicable Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The applicable Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The applicable Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the applicable Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account) or deliver to the applicable Master Servicer (which shall deposit such amounts into the Collection Account) (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence and
Section 3.17 below; provided that the applicable Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

            Section 3.17 Management of REO Property

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by such Special Servicer as REO Property (other than holding such REO Property primarily for sale to customers, or the performance of any construction work thereon) by such Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property or, in accordance with the Servicing Standard, the applicable Special Servicer determines the income or earnings with respect to such REO Property will offset any REO Tax and will maximize the net recovery from the REO Property to the Certificateholders then such Special Servicer may so operate the REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, such Special Servicer shall deliver to the Trustee and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with such Special Servicer regarding the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) inform such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, such Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            The applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall, subject to Section 3.17(b), be in accordance with the Servicing Standard. Neither of the Special Servicers nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of an REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

            (b) If title to any REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the holder of the B Loan Holder if such REO Property is related to an A/B Loan Pair) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by either Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any Trust REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the applicable Special Servicer, make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or such Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability (and be reimbursed for such Advance as a Nonrecoverable Advance) if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the Special Servicers shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) except as provided for in Section 3.17(a)(i) and (a)(ii) above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the applicable Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(d), the applicable Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (d) The applicable Special Servicer may, and if so required for any REO Property to qualify or remain qualified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            Each Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the applicable Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance.

            (e) When and as necessary, the applicable Special Servicer shall send to the Trustee and the applicable Master Servicer a statement prepared by such Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(b) and 3.17(c).

            Section 3.18 Fair Value Purchase Option; Sale of REO Properties

            (a) The Special Servicers may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03 and Section 9.01 of this Agreement; the Mortgage Loan Purchase Agreement; the Column Performance Guarantee; the related Mortgage Loan Documents and/or, any related intercreditor, co lender and/or similar agreement(s).

            (b) If any Mortgage Loan becomes a Defaulted Mortgage Loan, then the applicable Special Servicer shall promptly so notify in writing the Trustee, the applicable Master Servicer and the Controlling Class Representative, and with respect to any related B Loan of a A/B Loan Pair, any related B Loan Holder(s). The Controlling Class Representative and the applicable Special Servicer, in that order of priority, may, at its option, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Controlling Class Representative may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, any related B Loan Holder), other than to a Person whose purchase of the related Mortgage Loan would violate the terms of any related Intercreditor Agreement or Mezzanine Loan intercreditor agreement; provided that the Controlling Class Representative, in connection therewith, shall deliver to the Trustee and the applicable Special Servicer a copy of the related written assignment executed by the Controlling Class Representative, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related B Loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related B Loan pursuant to the related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of a written notice from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Mortgage Loan. In connection with any such purchase, the applicable Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any B Loan Holder's) cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout.

            The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The applicable Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in such Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date it receives an Appraisal following the date on which a Mortgage Loan becomes a Defaulted Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Mortgage Loan, the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from such Defaulted Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Mortgage Loan pursuant to the subject purchase option. In addition, the applicable Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The applicable Special Servicer may, to the extent it is consistent with the Servicing Standard, rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by the applicable Special Servicer pursuant to this Section 3.18(b) shall be paid by and reimbursable to the applicable Master Servicer as Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the applicable Special Servicer in order to allow such Special Servicer to perform its duties pursuant to this
Section 3.18(b). The applicable Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Master Servicer and the Controlling Class Representative.

            The applicable Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the applicable Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            In the event that the applicable Special Servicer or any affiliate of the applicable Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Mortgage Loan, including as the Controlling Class Representative or as the assignee thereof, then the applicable Master Servicer or, if the applicable Master Servicer is also the applicable Special Servicer or an affiliate of the applicable Special Servicer, the Trustee shall determine whether such Special Servicer's determination of Fair Value for a Defaulted Mortgage Loan is no less than the amount that the applicable Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Mortgage Loan. In such event, the applicable Special Servicer shall promptly deliver to the applicable Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in such Special Servicer's possession, together with such other third-party reports and other information then in such Special Servicer's possession that is relevant to the confirmation of such Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Mortgage Loan known to such Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the applicable Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the applicable Master Servicer or the Trustee, as the case may be, to confirm that the applicable Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Mortgage Loan. In that event, the applicable Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The applicable Master Servicer or Trustee, as applicable, shall be entitled to a fee of $2,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the applicable Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the applicable Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the applicable Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but such Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

            If the purchase option with respect to any Defaulted Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 30 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the applicable Special Servicer. During the 30-day period following the assignment to it of the purchase option with respect to any Defaulted Mortgage Loan, the applicable Special Servicer will be entitled to exercise such purchase option or to assign such purchase option to a third party other than the Depositor, Column Financial or one of their respective Affiliates and/or agents (provided that the other parties hereto are notified in writing of the assignment). If the purchase option with respect to any Defaulted Mortgage Loan is not exercised by the applicable Special Servicer or its assignee within the 30-day period following the assignment of such purchase option to the applicable Special Servicer as contemplated by clause (iii) above, then such purchase option will automatically revert to the Majority Controlling Class Certificateholder. The cash price paid for any such Mortgage Loan purchased under this Section 3.18 shall be paid to the applicable Master Servicer within 10 Business Days following the date notice is received that the option is exercised and shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. Nothing in this
Section 3.18(c) shall be deemed to limit the ability of any B Loan Holder to purchase the related A loan in accordance with the related Intercreditor Agreement.

            (c) The applicable Special Servicer shall use its reasonable efforts, consistent with the applicable Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). Such Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If such Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then such Special Servicer shall, consistent with the applicable Servicing Standard and subject to Section 3.24, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

            The applicable Special Servicer shall give the Trustee, the applicable Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special Servicer, the cost of which shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither such Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either such Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to any REO Property, the applicable Special Servicer shall require that all bids be submitted to it (or, if such Special Servicer is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, such Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of such Special Servicer or any Affiliate) have been received. In the event the bid of the applicable Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of the applicable Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of such Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the applicable Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to such Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (e) Subject to Sections 3.18(a) through 3.18(e) above, the applicable Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the applicable Special Servicer may charge prospective bidders, and may retain, fees that approximate such Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by such Special Servicer or the Trustee.

            (f) Any sale of any Defaulted Mortgage Loan or REO Property shall be for cash only.

            (g) The purchase price for any Defaulted Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from such Master Servicer to the effect that such deposit has been made (based upon notification by the applicable Special Servicer to the applicable Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

            (h) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan provided for in the related A/B Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

            (i) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a mezzanine loan holder purchases any Mortgage Loan, then the purchase price paid by such mezzanine loan holder for such Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in such mezzanine loan holder.

            Section 3.19 Additional Obligations of Master Servicers

            (a) Each Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of
(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of Performing Mortgage Loans serviced by such Master Servicer during the most recently ended Collection Period (other than (U) with respect to any Specially Serviced Mortgage Loan, (V) as a result of the receipt of Insurance Proceeds and/or Condemnation Proceeds,
(W) subsequent to a default under the related Mortgage Loan Documents (provided that such Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (X) pursuant to applicable law or a court order, (Y) at the request or with the consent of the Controlling Class Representative) or (Z) as permitted by the related Mortgage Loan Documents, and
(ii) the aggregate of (A) that portion of such Master Servicer's Master Servicing Fees (excluding Primary Servicing Fees) for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% (1 basis point) per annum, and (B) all Prepayment Interest Excesses received by such Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (W) as a result of the receipt of Insurance Proceeds and/or Condemnation Proceeds, (X) subsequent to a material default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, the amount specified in clause
(ii)(A) above shall be an amount equal to the entire Master Servicing Fee, up to the amount of such Prepayment Interest Shortfalls with respect to such Collection Period.

            (b) No more frequently than once per calendar month, the applicable Special Servicer may require the applicable Master Servicer, and such Master Servicer shall be obligated, out of such Master Servicer's own funds, to reimburse such Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to such Special Servicer (together with interest thereon at the Reimbursement Rate) from the date made to, but not including, the date of reimbursement, upon such Special Servicer providing an Officer's Certificate to the applicable Master Servicer setting forth the details of the Servicing Advance upon which such Master Servicer shall conclusively rely in reimbursing the applicable Special Servicer. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by such Special Servicer. Upon the applicable Master Servicer's reimbursement to the applicable Special Servicer of any Servicing Advance and payment to such Special Servicer of interest thereon, all in accordance with this Section 3.19(b), such applicable Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as such Special Servicer actually made such Servicing Advance, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance (together with interest thereon in accordance with Sections 3.05(a) and 3.11), at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time such Special Servicer did.

            Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the applicable Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, such Special Servicer may, in its sole discretion, request that the applicable Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request; provided, however, that such Special Servicer shall not be entitled to make such request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by such Special Servicer to make, by payment of such amount to such Special Servicer within five Business Days of such applicable Master Servicer's receipt of such request. Such Special Servicer shall then be responsible for disbursing such amounts to the appropriate payees. Subject to the preceding sentence, if the request is timely and properly made, such Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make (regardless of whether or not the applicable Master Servicer shall make such Servicing Advance). The applicable Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the applicable Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(b), the applicable Master Servicer shall not be required to reimburse the applicable Special Servicer for, or to make at the direction of the applicable Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by such Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify such Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to such Special Servicer pursuant to Section 3.05(a).

            (c) Within 60 days after an Appraisal Reduction Event the applicable Special Servicer, or, in the case of an Appraisal Reduction Event referred to in clause (i) of the definition of "Appraisal Reduction Event," prior to the date such circumstances resulted in an Appraisal Reduction Event the applicable Master Servicer, shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, unless the Controlling Class Representative permits the applicable Special Servicer to obtain an Appraisal, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the applicable Special Servicer, would materially affect the value of the property in the earlier Appraisal, and shall deliver a copy of such Appraisal to the Trustee, the applicable Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, such Special Servicer shall determine and report to the Trustee and the applicable Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the applicable Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, unless the Controlling Class Representative objects, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such update, such Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the applicable Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the applicable Special Servicer shall redetermine the Appraisal Reduction Amount.

            (d) [Reserved].

            (e) In connection with each prepayment of principal received hereunder, the applicable Master Servicer shall calculate any applicable Yield Maintenance Charge payable under the terms of the related Mortgage Note. Promptly following its determination thereof, such Master Servicer shall disclose to the Trustee and, upon request, any Certificateholder its calculation of any such Yield Maintenance Charge, including the U.S. Treasury rate and, if different, the Yield Rate used to calculate such Yield Maintenance Charge.

            (f) With respect to each Mortgage Loan that provides for defeasance, the applicable Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) (including, if the Mortgage Loan provides only for U.S. Treasury obligations, such other government securities, within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as are acceptable to the Rating Agencies, provided that the borrower has furnished the applicable Master Servicer with an Opinion of Counsel that acceptance of such substitute securities will not cause an Adverse REMIC Event) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral and, if the subject Mortgage Loan has a Cut-off Date Principal Balance equal to or greater than $5,000,000, and, if the related Mortgage Loan Documents permit the lender to require or expressly requires the borrower to provide an opinion of Counsel to the effect that such entity will not be consolidated with its principals; provided, that if the subject Mortgage Loan has a Cut-off Date Principal Balance less than $5,000,000 and the related Mortgage Loan Documents do not require the related Borrower to pay for, or do not permit the lender to require such Opinion of Counsel, such requirement shall be waived, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance less than $35,000,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, and if either the terms of the Mortgage Loan permit the applicable Master Servicer to impose the foregoing requirements or such Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required so long as the applicable Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit J. In such case, the applicable Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $35,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit such Master Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then such Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the applicable Master Servicer or the applicable Special Servicer which may result in legal expenses to the Trust
Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

            (g) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer.

            (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Mortgage Loan may be accelerated and/or accrue Default Charges unless and until the applicable Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following such Master Servicer's delivery of such notice, then such Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

            (i) [Reserved]

            (j) To the extent not inconsistent with the related Mortgage Loan Documents, the applicable Master Servicer or applicable Special Servicer shall not consent to a change in the property manager with respect to a property securing a Mortgage Loan that is one of the ten largest Mortgage Loans (which term shall, for the purposes of this Section 3.29(e), include groups of Crossed Mortgage Loans and groups of Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time or that has a then-current principal balance of greater than $35,000,000, unless it obtains written confirmation from each Rating Agency that the appointment of such new property manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. The applicable Master Servicer or the applicable Special Servicer, as applicable, shall require the related Borrower to pay the costs of such confirmation unless specifically precluded from doing so by the applicable Mortgage Loan Documents, in which case such amount shall be paid from the Collection Account.

            Section 3.20 Modifications, Waivers, Amendments and Consents

            (a) Subject to the provisions of this Section 3.20 and Section 3.24, the applicable Master Servicer and the applicable Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

            (b) For any Mortgage Loan other than a Specially Serviced Mortgage Loan, and subject to the rights of the applicable Special Servicer and the Directing Certificateholder set forth in this Agreement, the applicable Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related A/B Intercreditor Agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as set forth in Section 3.02 or as set forth in Sections 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Mortgage Loan; provided that this Section 3.20(b) shall not apply to any waiver contemplated by Sections 3.07 or 3.08. To the extent consistent with the foregoing, the applicable Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

            (i) approving routine leasing activity with respect to leases for less than the lesser of (A) 30,000 square feet and (B) 30% of the related Mortgaged Property;

            (ii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iii) waiving any provision of a Mortgage Loan requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Mortgage Loan, provided that receipt of such rating confirmation is not otherwise expressly required herein and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or to defeasance (other than in connection with a defeasance which does not require receipt of a ratings confirmation from either Rating Agency pursuant to Section 3.19(j)), release or substitution of collateral, insurance, ratings of depositories or issuers of letters of credit, investment of funds in Servicing Accounts or Reserve Accounts, or conversion of a Mortgaged Property (or any portion thereof) to condominium ownership;

            (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (v) releases of non-material parcels of a Mortgaged Property (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Mortgage Loan Documents);

            (vi) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Mortgage Loan;

            (vii) consenting to the change of the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $5,000,000;

            (viii) consistent with Section 3.02(a), waive any Default Charges in connection with any delinquent payment on a Mortgage Loan;

provided, however, that if in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this subsection (b), the applicable Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with subsection
(c) below.

            (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of Section 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, (i) in the event such Mortgage Loan is a Group A Loan or Group C Loan, Master Servicer No. 1 or Master Servicer No. 3, as applicable, shall receive any such request from Borrower and shall forward its analysis and recommendation to Special Servicer No. 1 for its consent, (ii) in the event such Mortgage Loan is a Group B Loan, Master Servicer No. 2 shall receive any such request from Borrower, and shall forward such request to Special Servicer No. 1 who shall process such request , and (iii) in the event such Mortgage Loan is a Group D Loan, Master Servicer No. 4 shall receive any such request from Borrower, and Master Servicer No. 4 shall process such request, subject to any required consent from the Special Servicer or the Controlling Class Representative. In connection with such consent or such modification, waiver or amendment recommended by Master Servicer No. 1 for a Mortgage Loan that is a Group A Loan or Master Servicer No. 3 for a Mortgage Loan that is a Group C Loan, (i) Master Servicer No. 1 or Master Servicer No. 3, as applicable, shall not grant such consent or enter into such modification, waiver or amendment unless Special Servicer No. 1 has approved such modification, waiver or amendment (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of such request from Master Servicer No. 1 or Master Servicer No. 3, as applicable, and any additional documents and information that Special Servicer No. 1 may reasonably request) and (ii) the applicable Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the recommendation from Master Servicer No. 1 or Master Servicer No. 3, as applicable, and any additional documents and information that Special Servicer No. 1 may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, which shall be entitled to approve or disapprove such recommendation, subject to the limitations of Section 3.24(b). If a recommendation is delivered to the Directing Certificateholder as aforesaid, the Directing Certificateholder shall be deemed to have approved such recommendation if it does not deny it within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. If the applicable Special Servicer grants its consent or approval, or deemed to have granted its consent or approval, to any such Borrower request, then Master Servicer No. 1 shall process the required documentation.

            (d) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing (except for waivers of Default Charges) and (ii) effected in accordance with the Servicing Standard and the REMIC Provisions.

            (e) Neither the applicable Master Servicer nor the applicable Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Sub-Servicer performing), any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Default Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage Loan Documents or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by a Qualified Appraiser delivered at the expense of the related Borrower and upon which the applicable Master Servicer and the applicable Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the applicable Master Servicer or the applicable Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            The applicable Special Servicer may agree or consent to any such modification, waiver or amendment only if: (i) in the applicable Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders taken as a collective whole, on a net present value basis; and (ii) unless the Mortgage Loan is in default or default is reasonably foreseeable, the applicable Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Mortgage Loan or B Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Notwithstanding the foregoing, the Master Servicer may agree to extend the Maturity Date of a non-Specially Serviced Mortgage Loan for up to one year (subject to a maximum of two such extensions) if the Master Servicer has determined that such extension is in accordance with the Servicing Standard and the Master Servicer obtains the consent of the Directing Certificateholder to such determination; provided, however, that the Master Servicer shall not extend the Maturity Date of a Mortgage Loan beyond a date that is the earlier of (i) five years prior to the Rated Final Distribution Date and (ii) if the subject Mortgage Loan is secured by a ground lease, 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Mortgage Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise).

            (f) Notwithstanding Section 3.20(e), but subject to Sections 3.20(h), 3.20(i) and 3.21, the applicable Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Mortgage Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable.

            (g) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent to, make or permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Mortgage Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Mortgage Loan, as the case may be, or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the applicable Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Mortgage Loan to Certificateholders taken as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would either (A) unless there shall exist a default with respect to such Mortgage Loan (or unless the applicable Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulations Section 1.860G-2(b) or (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            The determination of the applicable Special Servicer contemplated by clause (i)(B) of the first paragraph of this Section 3.20(g) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the applicable Special Servicer's determination and the considerations of the applicable Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance).

            (h) In no event shall the applicable Special Servicer: (i) extend the Maturity Date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date or, in the case of any ARD Mortgage Loan, five years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable mortgage loans, as determined by the applicable Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Mortgage Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); (iv) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan; or (v) permit (or, in the case of a Performing Mortgage Loan that is a Group A Loan, consent to Master Servicer No. 1's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the applicable Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that such Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; provided that with respect to clause
(iii) above, the applicable Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Mortgage Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, the applicable Special Servicer shall not consent to the applicable Master Servicer taking any of the actions referred to in clauses (i)-(iv) of the prior sentence.

            (i) Neither the applicable Master Servicer nor the applicable Special Servicer may permit or modify a Mortgage Loan to permit a voluntary Principal Prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless (i) the applicable Master Servicer or the applicable Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment,
(ii) otherwise permitted under the related Mortgage Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the applicable Master Servicer or the applicable Special Servicer at the request of or with the consent of the Directing Certificateholder, or if accepted by the applicable Master Servicer, with the consent of the applicable Special Servicer (subject to Section 3.20(c)) or (v) it is consistent with the Servicing Standard to do so.

            (j) The applicable Master Servicer and the applicable Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the applicable Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (k) The applicable Special Servicer shall, except with respect to waivers of Default Charges, notify the Master Servicer, any related Sub-Servicers and the Trustee, as applicable, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the applicable Master Servicer) for deposit in the related Mortgage File and an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. The applicable Master Servicer or the applicable Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Mortgage Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer or the applicable Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (l) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the applicable Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, provided, however, with respect to any such amendment or modification that the applicable Master Servicer or the applicable Special Servicer shall deem material, such Special Servicer may grant such consent only if it (i) determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Mortgage Loans, first obtains (A) written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and (B) the consent of the Directing Certificateholder.

            Notwithstanding the foregoing, with respect to any request by a Borrower under any Mortgage Loan which is not a Specially Serviced Mortgage Loan that has been established as a "bankruptcy-remote entity," for the applicable Master Servicer's consent to (x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the applicable Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval to be deemed granted if not denied within 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request.

            (m) If there are any conflicts between this Section 3.20 and an A/B Intercreditor Agreement, then such A/B Intercreditor Agreement shall control if not in violation of the REMIC Provisions.

            Section 3.21 Transfer of Servicing Between Master Servicers and Special Servicer; Record Keeping

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the applicable Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the applicable Master Servicer is not also the applicable Special Servicer, such Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the applicable Special Servicer and shall use its best efforts to provide such Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the applicable Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by such Master Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The applicable Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event and the applicable Master Servicer shall deliver a copy of the related Servicing File in its possession to the applicable Special Servicer within such five-Business Day period. Upon determining that a Servicing Transfer Event has occurred, the applicable Master Servicer shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File. Any B Loan shall constitute a Specially Serviced Mortgage Loan for which the applicable Special Servicer is responsible for so long as the related A Loan is a Specially Serviced Mortgage Loan.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the applicable Special Servicer, such Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the applicable Master Servicer; and, upon giving such notice and returning such Servicing File to the applicable Master Servicer, such Special Servicer's obligation to service such Mortgage Loan, and such Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, such Master Servicer and such Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) The applicable Master Servicer and the applicable Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any related REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

            (d) In connection with the performance of its obligations hereunder, the applicable Master Servicer and the applicable Special Servicer shall be entitled to rely upon written information provided to it by the other.

            Section 3.22 Sub-Servicing Agreements

            (a) Each of the Master Servicers and, subject to Section 3.22(f), the Special Servicers may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer or such Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer or such Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or such Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or such Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the subject Sub-Servicer to foreclose on a Mortgaged Property or to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of such Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof (other than, in the case of the Column Primary Servicer with respect to the Column Serviced Loans, the actions set forth in Section 3.20(b) hereof that may be taken by a Master Servicer without the consent or approval of any other party and any actions for which a Master Servicer must obtain the consent or approval of the Special Servicer, with respect to which the Column Primary Servicer may obtain such consent or approval directly from the Special Servicer without also obtaining the consent or approval of such Master Servicer) without the consent of such Master Servicer or Special Servicer, as the case may be; (vi) does not permit the Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or the applicable Special Servicer, as the case may be, have pursuant to Section 6.03; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the applicable Master Servicer or the applicable Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) provides that the failure of the related Sub-Servicer to comply with any of the requirements under
Article XII of this Agreement that are applicable to such Sub-Servicer under such Sub-Servicing Agreement (or with requirements set forth in such Sub-Servicing Agreement that are substantially similar in all material respects to the requirements under Article XII of this Agreement), including the failure to deliver any reports or certificates at the time such report or certification is required under Article XII shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the applicable Master Servicer or the Depositor may immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement and that such termination shall be deemed for cause; provided that the appointment by such Master Servicer or the applicable Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that such Master Servicer or such Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by a Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the applicable Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the applicable Special Servicer shall relate only to Specially Serviced Mortgage Loans for which such Special Servicer acts as Special Servicer and any related REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the applicable Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The applicable Master Servicer and the applicable Special Servicer shall each notify such other parties, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer (other than a Designated Sub-Servicer). The applicable Master Servicer and the applicable Special Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicers or the Special Servicers include actions taken or to be taken by a Sub-Servicer on behalf of the applicable Master Servicer or the applicable Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the applicable Master Servicer or the applicable Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the applicable Master Servicer or the applicable Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the applicable Master Servicer and the applicable Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            With respect to any Sub-Servicing Agreement entered into by any Master Servicer after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10, such Sub-Servicer shall not be a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are (or may be required to be), to the extent of the services to be performed, consistent with the provisions of this Section 3.22 (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10).

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the subject Mortgage Loans and to avoid any loss or liability to the Trust.

            (c) The applicable Master Servicer and the applicable Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or such Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of such Master Servicer or such Special Servicer, as applicable, to terminate a Sub-Servicer, such Master Servicer and such Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

            (d) If any Master Servicer or Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other applicable successor Master Servicer or applicable Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of such Master Servicer or such Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then such Master Servicer or such Special Servicer, as applicable, at its expense shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, the Master Servicers and the Special Servicers shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

            (f) The Special Servicers shall not enter into any Sub-Servicing Agreement unless: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; and
(ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans; and (iii) the Controlling Class Representative has consented.

            Section 3.23 Controlling Class Representative

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (each, a "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the related Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until the Trustee has received confirmation that the appointment of such Controlling Class Representative is acceptable to the Majority Controlling Class Certificateholder and such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment,
(ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). ING Clarion Capital LLC shall be the initial Controlling Class Representative without any further notification or confirmation referred to in this paragraph.

            (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the applicable Master Servicer or the applicable Special Servicer, the Trustee shall deliver to each of the Master Servicers and the Special Servicers the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicers and the Special Servicers shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicers and Special Servicers may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

            (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicers, the Master Servicers and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicers, the Master Servicers and such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, in proportion to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the applicable Master Servicer and the applicable Special Servicer, whereupon (if the applicable Special Servicer, the applicable Master Servicer, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the applicable Master Servicer or the applicable Special Servicer, (i) such Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and (ii) there is no potential for the applicable Special Servicer, the applicable Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards such Controlling Class Representative) the applicable Master Servicer or the applicable Special Servicer or, if such action does not relate to a specific Mortgage Loan, the applicable Special Servicer, on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of any Controlling Class Representative.

            Section 3.24 Certain Rights and Powers of the Controlling Class Representative

            (a) The Controlling Class Representative will be entitled to advise the applicable Special Servicer with respect to the applicable Special Servicer's taking, or consenting to the applicable Master Servicer's taking, any of the actions identified in clauses (i) through (x) of the following sentence, subject to the time limitations and deemed consent provisions set forth in the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.20 and
Section 3.24(b), the applicable Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses (i) through (x) of this sentence, unless and until such Special Servicer has notified the Controlling Class Representative in writing of such Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within five Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of a Mortgage Loan;

            (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

            (iv) any proposed sale of an REO Property for less than the Stated Principal Balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related Mortgage Loan, except in connection with a termination of the Trust Fund pursuant to Section 9.01;

            (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (vi) any release of material real property collateral for any Mortgage Loan (other than in accordance with the specific terms which do not provide for lender discretion of, or upon satisfaction of, such Mortgage Loan);

            (vii) any acceptance of substitute or additional real property collateral for any Specially Serviced Mortgage Loan (other than in accordance with the specific terms of such Mortgage Loan);

            (viii) any release of Earn-Out Reserve Funds or related Letter of Credit with respect to a Mortgaged Property securing a Mortgage Loan other than in accordance with the specific terms which do not provide for lender discretion of, or upon satisfaction of, that Mortgage Loan;

            (ix) any waiver of a due-on-sale or due-on-encumbrance clause in any Mortgage Loan;

            (x) any consent to a change in franchise with respect to a hospitality loan or a change in the property manager of a Mortgage Loan with a principal balance greater than $5,000,000;

provided that, if the applicable Special Servicer or the applicable Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a whole), the applicable Special Servicer or the applicable Master Servicer, as the case may be, may take any such action without waiting for the response of the Controlling Class Representative.

            In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the applicable Special Servicer to take, or to refrain from taking, such actions as such Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the applicable Special Servicer shall provide the Controlling Class Representative with any information in such Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            The applicable Master Servicer or the applicable Special Servicer, as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with the related Mortgage Loan Documents.

            (b) Notwithstanding anything herein to the contrary, (i) the applicable Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or any other provision of this Agreement, may (and the applicable Master Servicer and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or such Special Servicer, as the case may be, has determined, in its reasonable judgment, would) (A) require or cause the applicable Master Servicer, the applicable Special Servicer or the Trustee to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Master Servicer's such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust, (C) expose the Trust, the Depositor, the Master Servicers, the Special Servicers, the Trustee, or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the applicable Master Servicers' or the applicable Special Servicer's responsibilities under this Agreement.

            (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class (and with respect to such Controlling Class Holders shall have no liability for any action taken or omitted which does not constitute negligence, bad faith or willful misfeasance); (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted or for any action taken or omitted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.25 Replacement of Special Servicer

            (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will, upon such removal or other termination, be paid by the Certificateholders of the Controlling Class.

            (b) No removal of a Special Servicer and appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the applicable existing Special Servicer and the appointment of the Person designated to serve as applicable successor Special Servicer is in compliance with this Section 3.25,
(2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such existing Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

            (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming a Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the applicable Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

            Section 3.26 Application of Default Charges

            (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Trustee, the applicable Master Servicer or the applicable Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

            Second, to reimburse the Trust for any Advance Interest paid to the Trustee, the applicable Master Servicer or the applicable Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be;

            Third, to pay any other outstanding expense incurred with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, that, if not paid from Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

            Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, and previously paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

            Fifth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the applicable Master Servicer, if such Default Charges were collected with respect to a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicers.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause Second or clause Fourth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and
Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause Second or clause Third of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Mortgage Loan (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            Section 3.27 Authenticating Agent

            The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Trustee and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Trustee, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicers. The Trustee may at any time terminate the agency of the Authenticating Agent other than the initial Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.27, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.27.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

            Notwithstanding the foregoing in this Section 3.27, the appointment of the Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions

            (a) On each Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(c) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, on each Distribution Date prior to the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

            (i) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (C) from the entire Available Distribution Amount, to the Class A-X Certificates up to the Optimal Interest Distribution Amounts for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class A-X Certificates of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (ii) to the Class A-1, Class A-1-A, Class A-2, A-3, Class A-AB and Class A-4 Certificates, in reduction of the Class Principal Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Class Principal Balance thereof has been reduced to zero;

            Second, to the Class A-AB Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Class Principal Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit N hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause first of this clause (ii));

            Third, to the Class A-1 Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause (ii));

            Fourth, to the Class A-2 Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-3 Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Sixth, to the Class A-4 Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

            Seventh, to the Class A-AB Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to a prior subclause of this clause (ii)) and

            Eighth, to the Class A-1-A Certificates, until the Class Certificate Balance thereof has been reduced to zero net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire aggregate Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pursuant to a prior subclause of this clause (ii) and any portions thereof distributed on such Distribution Date to the Holders of the Class A-M and Class A-J Certificates pursuant to clause (v) or (viii) below); provided that the Class A-1-A Certificates may only receive the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 after the Class Certificate Balance of the Class A-J Certificates has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding subclauses First through Eighth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date in connection with the termination of the Trust Fund, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-AM Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-M and Class A-1-AM Certificates up to, and pro rata as between such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (v) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1 (and when the Class Principal Balance of the Class A-1-A, Class A-1-AM, Class A-1-AJ, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 2), to the Class A-M Certificates, in reduction of the Class Principal Balance thereof, until the Class Principal Balance of such Class has been reduced to zero, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2 (and when the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J and Class A-1-A Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 1), to the Class A-1-AM Certificates, in reduction of the Class Principal Balance thereof, until the Class Principal Balance of such Class has been reduced to zero, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding clauses (i) and (v), on each Distribution Date coinciding with or following the Class A-M/A-1-AM Principal Distribution Cross-Over Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, in accordance to the priority of distributions set forth in clause (ii) above, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date, and then to the Class A-M and Class A-1-AM Certificates on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (vi) to the Class A-M and Class A-1-AM Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (vii) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-AJ Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-J and Class A-1-AJ Certificates up to, and pro rata as between such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (viii) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1 (and when the Class Principal Balance of the Class A-1-A, Class A-1-AM, Class A-1-AJ, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-M Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 2), to the Class A-J Certificates, in reduction of the Class Principal Balance thereof, until the Class Principal Balance of such Class has been reduced to zero, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2 (and when the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class A-1-A and Class A-1-AM Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 1), to the Class A-1-AJ Certificates, in reduction of the Class Principal Balance thereof, until the Class Principal Balance of such Class has been reduced to zero, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding clauses (ii),
(v) and (viii), on each Distribution Date coinciding with or following the Class A-J/A-1-AJ Principal Distribution Cross-Over Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-1-AM Certificates, in accordance to the priority of distributions set forth in clauses (ii) and (v) above, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date, and then to the Class A-J and Class A-1-AJ Certificates on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (ix) to the Class A-J and Class A-1-AJ Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class B Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xii) to the Class B Certificates, until all amounts of Realized Loss previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class C Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xv) to the Class C Certificates, until all amounts of Realized Loss previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class D Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xviii) to the Class D Certificates, until all amounts of Realized Loss previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class E Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxi) to the Class E Certificates, until all amounts of Realized Loss previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class F Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxiv) to the Class F Certificates, until all amounts of Realized Loss previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class G Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxvii) to the Class G Certificates, until all amounts of Realized Loss previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class H Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxx) to the Class H Certificates, until all amounts of Realized Loss previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class J Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxiii) to the Class J Certificates, until all amounts of Realized Loss previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class K Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxvi) to the Class K Certificates, until all amounts of Realized Loss previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class L Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxix) to the Class L Certificates, until all amounts of Realized Loss previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class M Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlii) to the Class M Certificates, until all amounts of Realized Loss previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class N Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlv) to the Class N Certificates, until all amounts of Realized Loss previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to the Class O Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlviii) to the Class O Certificates, until all amounts of Realized Loss previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to the Class P Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (li) to the Class P Certificates, until all amounts of Realized Loss previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) to the Class Q Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (liii) to the Class Q Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (liv) to the Class Q Certificates, until all amounts of Realized Loss previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) to the Class S Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (lvi) to the Class S Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (lvii) to the Class S Certificates, until all amounts of Realized Loss previously allocated to the Class S Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lviii) to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class A-X Certificates, pro rata, in respect of the Optimal Interest Distribution Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata, in reduction of the Class Principal Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to such Class) until all amounts of such Realized Loss previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (b) [Reserved].

            (c) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Section 4.01(a).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificates and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Class A-X Component. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (x) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificate based on their respective Interest Shortfall Amounts and (y) the Interest Shortfall Amount allocated to the Related Components of the Class A-X Certificates and attributable to such Uncertificated Lower-Tier Interest. Any amounts remaining in the Lower-Tier Distribution Account after payment to the Uncertificated Lower-Tier Interests pursuant to this Section 4.01(c) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates.

            Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Realized Loss with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be deemed to be deposited by the Trustee on such Distribution Date in the Upper-Tier Distribution Account.

            As of any date, payments of principal in respect of the Mortgage Loans and the Realized Loss shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance after application of any Realized Loss of each Uncertificated Lower-Tier Interest and the cumulative amount of Realized Loss allocated to such Uncertificated Lower-Tier Interest equals the Class Principal Balance of the Related Certificates after the application of any Realized Loss with respect thereto and the cumulative amount of Realized Loss allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the Weighted Average Net Mortgage Rate.

            Interest Shortfall Amounts allocated to the Class A-X Certificates shall be attributed to the Related Uncertificated Lower-Tier Interests to the extent of the Related Components, pro rata, based on interest accrued on such Components. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X Certificates. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests pro rata on the basis of their respective interest entitlements.

            (d) On each Master Servicer Remittance Date, each Master Servicers shall remit to the Trustee all applicable Yield Maintenance Charges for deposit in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests. On each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Collection Period and shall be deemed to distribute such amount to the Uncertificated Lower-Tier Interests, pro rata in proportion to their outstanding Lower-Tier Principal Amounts.

            On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Loans or REO Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows: to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1 A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (x) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1 A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date that is attributable to the Loan Group that includes the prepaid Mortgage Loan, (y) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and
(x) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after the distributions contemplated in the prior two sentences shall be distributed entirely to the Holders of the Class A-X Certificates. For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Yield Rate" shall be the same yield or discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such yield or discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Yield Rate shall be provided promptly by the applicable Master Servicer to the Trustee.

            (e) On any applicable Distribution Date, (i) the Trustee shall withdraw from the Post-ARD Additional Interest Distribution Account any Post-ARD Additional Interest collected in respect of the Mortgage Loans for such Distribution Date and shall distribute such amount to the Class V Certificates; and (ii) with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, after first distributing such amount from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interest, as reimbursement for previously allocated Realized Losses and shall distribute all amounts remaining in the Excess Liquidation Proceeds Reserve Account thereafter to the holders of the Class LR Certificates.

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Loss previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicers, the Special Servicers, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Loss previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable prior to the Final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h).

            (h) Distributions in reimbursement of Realized Loss previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Realized Loss previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in each case as such Realized Loss was allocated to the Uncertificated Lower-Tier REMIC Interests pursuant to Section 4.04(b). Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(f) as if such Holder had failed to surrender its Certificates.

            (i) [Reserved].

            (j) [Reserved].

            (k) [Reserved].

            (l) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the Class Principal Balance thereof is reduced to zero, and then is allocated to the next most subordinate Class of Certificate then outstanding. Such shortfalls shall be allocated to the Uncertificated Lower-Tier Interests in the same manner as Realized Losses.

            (m) [Reserved].

            Section 4.02 Trustee Report; Certain Other Reports

            (a) Based solely on information provided to the Trustee by the Master Servicers pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person or the Controlling Class Representative any Trustee Report that has been made available to such Person via the Trustee's Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the applicable Master Servicer's or the applicable Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicers, the Special Servicers or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to the general public, the related Trustee Report via its Website initially located at "www.ctslink.com." In addition, the Trustee shall make available each month, via its Website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iii) and any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that Credit Suisse has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its Website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's Website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's Website shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and (i) that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee and (ii) that any prospective investor has delivered a certification substantially in the form of Exhibit K-2 to the Trustee. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's Website can be directed to the Trustee's CMBS customer service desk at
(866) 846-4526 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) By 3:00 p.m. New York City time on the second Business Day following each Determination Date, the applicable Master Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File reflecting information as of the close of business on the last day of the Collection Period with respect to the related Mortgage Loans, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the applicable Master Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and such Master Servicer.

            Notwithstanding the foregoing, because the Master Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered in October 2007 will be based solely upon information generated from actual collections received by the Master Servicers and from information the Depositor delivers or causes to be delivered to the Master Servicers (including but not limited to information prepared by third party servicers of the Mortgage Loans with respect to the period prior to the Closing Date). The applicable Special Servicer shall from time to time (and, in any event, as may be reasonably required by the applicable Master Servicer) provide such Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and the related REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee. The applicable Special Servicer shall deliver the CMSA Special Servicer Loan File to the applicable Masters Servicer by 12:00 p.m. New York City time on the Business Day immediately following the Determination Date.

            The applicable Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the applicable Special Servicer pursuant to this Section 4.02 or any other Section of this Agreement. In the case of information or reports to be furnished by the applicable Master Servicer to the Trustee pursuant to Section 3.12(d), this Section 4.02 or any other Section of this Agreement, to the extent that such information or reports are, in turn, based on information or reports to be provided by the applicable Special Servicer pursuant to Section 3.12, this Section 4.02 or any other Section of this Agreement, such Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the applicable Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing such reports caused by the applicable Special Servicer's failure to timely provide any such information or report.

            Notwithstanding the foregoing, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a), this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of Section 4.02(a), this Section 4.02(b) or of Section 4.02(c) to the extent such Master Servicer or such Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicers or the Special Servicers may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit B to the Prospectus Supplement for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The applicable Master Servicer and the applicable Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the related Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or such Special Servicer, as the case may be.

            Section 4.03 P&I Advances

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, each Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the applicable Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the applicable Master Servicer's records and replaced by the applicable Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the applicable Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or to the actual knowledge of a Responsible Officer of the Trustee shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by the applicable Master Servicer on such date, then the Trustee shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date, provided that no Master Servicer, Special Servicer or the Trustee shall make any P&I Advance with respect to any B Loan.

            (b) The aggregate amount of P&I Advances to be made by the applicable Master Servicer in respect of any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date provided, however, that there shall be no reduction in any P&I Advance for delinquent Monthly Payments if an Appraisal Reduction Event shall occur at any time after the aggregate Certificate Principal Balances of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates) have been reduced to zero.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the applicable Master Servicer, the applicable Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related A/B Loan Pair, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the applicable Master Servicer and the applicable Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the applicable Master Servicer and the applicable Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.

            The determination by any Person with an obligation hereunder to make P&I Advances that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination.

            Neither of the Master Servicers nor the Trustee shall make any P&I Advances with respect to delinquent amounts due on any B Loan. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the applicable Master Servicer and the Trustee shall each request any such appraisal from the applicable Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the applicable Master Servicer, the applicable Special Servicer or the Trustee, reflect current market conditions, and the applicable Master Servicer or the Trustee, as applicable, and the applicable Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, such Master Servicer, such Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any A/B Loan Pair, first of the related B Loan Holders, if any, and second, to the extent such expense remains unpaid, of the Trust Fund).

            (d) Each Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account; provided that interest earned on any P&I Advances made with respect to the A Loan of an A/B Loan Pair or any successor REO Mortgage Loan in respect thereof shall be payable out of the related A/B Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The applicable Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made in respect of a Mortgage Loan or an REO Mortgage Loan as soon as practicable after funds available for such purpose are deposited in the Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, the applicable Master Servicer may reimburse itself or the Trustee, as applicable, immediately from general collections in the Collection Account, such reimbursement to be made first from the Loan Group as to which the Nonrecoverable P&I Advance relates and then out of the other Loan Group. Notwithstanding the foregoing, as contemplated by Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, after reimbursement of such amounts up to the principal portions of general collections, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. The applicable Master Servicer must reimburse itself each month up to the amount of such collections otherwise allocable as principal. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The applicable Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of any eligible portion of a Nonrecoverable P&I Advance as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the applicable Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the applicable Master Servicer's or the Trustee's, as applicable, right to reimbursement for P&I Advances (deferred or otherwise). The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. No Master Servicer shall be entitled to Advance Interest to the extent a payment is received but is being held by or on behalf of such Master Servicer in suspense.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Mortgage Loans for which a Final Recovery Determination has been made) of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class S Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class Q Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; fifteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; sixteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; seventeenth, the respective Class Principal Balances of the Class A-J and Class A-1-AJ Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero; eighteenth, the respective Class Principal Balances of the Class A-M and Class A-1-AM Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero; nineteenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3, Class A-AB Certificates, Class A-4 Certificates and the Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until such Class Principal Balances are reduced to zero). All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses. Any Realized Loss allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (b) With respect to any Distribution Date, any Realized Loss allocated to a Class of Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Lower-Tier REMIC Amount of the Related Uncertificated Lower-Tier REMIC Interest as provided in Section 4.01(c).

            Section 4.05 Calculations

            Provided that the Trustee receives the necessary information from the Master Servicers and/or the Special Servicers, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicers. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.06 Grantor Trust Reporting

            The parties intend that the portions of the Trust Fund consisting of the Post-ARD Additional Interest and the Post ARD Additional Interest Distribution Account, beneficially owned by the Holders of the Class V Certificates shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to cause such portions to be treated as a Grantor Trust. In furtherance of such intention, the Trustee agrees not to vary the investment of the Class V Certificateholders in the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of the related Post-ARD Additional Interest and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 (or, in the event the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable, at the time or times and in the manner required by the Code. Without limiting the generality of the foregoing, the Depositor, within 10 days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes and compliance with the administration and reporting duties under the Grantor Trust Provisions, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 4.06 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor (and that is not already in the possession of the Trustee) that is necessary to permit the Trustee to perform such obligations. Notwithstanding the foregoing, unless otherwise notified by the beneficial owner of a Class V Certificate that such Certificate is registered in the name of a nominee or other middleman on behalf of such beneficial owner, the Trustee shall not treat the Grantor Trust as a WHFIT.

            Section 4.07 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Trustee agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is (A) a United States Tax Person that has furnished or caused to be furnished a Form W-9 or an acceptable substitute form or a successor form (or is exempt from furnishing such a form), or (B) a Non-United States Tax Person that has furnished or caused to be furnished (i) an effective Form W-8BEN or W-8IMY (with appropriate attachments) or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Trustee or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates

            (a) The Certificates shall consist of 31 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X," "A-1," "A-2," "A-3," "A-AB," "A-4," "A-1-A," "A-M," "A-1-AM," "A-J," "A-1-AJ," "B," "C," "D,"
"E," "F," "G," "H," "J," "K," "L," "M," "N," "O," "P," "Q," "R," "S," "LR" and
"V," respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this
Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R Certificates, the Class LR Certificates and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicers shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and
(ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, following the Release Date, any interest in the Regulation S Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, each Master Servicer, each Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or the imposition of an excise tax under, any applicable Similar Law).

            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be required to represent and warrant or deemed to have represented and warranted, as applicable, to the following effect: that (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R, Class LR or Class V Certificate, the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar Law); or (iii) in the case of a Registered Certificate or a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar Law), such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, any Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) will inform each of its Transferees that such Transferee, if a Plan, will be deemed to have represented and warranted that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is being acquired by or on behalf of a governmental plan subject to a Similar Law, the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of an excise tax under, such Similar Law.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit substantially in the form attached hereto as Exhibit H-1 (a "Residual Transfer Affidavit"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Residual Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall agree (1) to require a Residual Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
                        Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder."

                  (F) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed that such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the Upper-Tier REMIC and the Lower-Tier REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R or Class LR Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause either Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            (l) Notwithstanding any other provision of this Agreement, the Certificate Registrar and the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Registrar or the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 5.03 Book-Entry Certificates

            (a) The Regular Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) or Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall have no responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicers, the Special Servicers, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificateholders and Certificate Owners

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            Section 5.07 Appointment of Paying Agent

            The Trustee may appoint a paying agent (the "Paying Agent") for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for the Trustee, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A+" by S&P and "A1" by Moody's.

            Notwithstanding the foregoing in this Section 5.07, the appointment of the Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Paying Agent.


                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicer

            The Depositor, the Master Servicers and the Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the applicable Master Servicer or the applicable Special Servicer, as applicable, herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicers

            (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Each of the Depositor, the Master Servicers and the Special Servicers may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case, any Person resulting from any merger or consolidation to which the Depositor, a Master Servicer or either Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, a Master Servicer or either Special Servicer, shall be the successor of the Depositor, such Master Servicer or such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of a Master Servicer or either Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to a Master Servicer); or Section 2.06 (in the case of a successor or surviving Person to the applicable Special Servicer); as applicable, in each case as modified appropriately with respect to such successor's form and jurisdiction of organization.

            Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicers, the Special Servicers and Others

            (a) None of the Depositor, the Trustee, the Master Servicers, the Special Servicers nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holders of any B Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Master Servicers or the Special Servicers against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed on such party by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Master Servicers, the Special Servicers, the Trustee and any Affiliate, director, partner, member, manager, shareholder, officer, employee or agent of the Depositor, the Trustee, the Master Servicers or the Special Servicers may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected B Loan Holder(s) out of the Collection Account or the Distribution Account, as applicable in accordance with
Section 3.05 (or, insofar as an A/B Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, first out of amounts attributable to such A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account as provided in Section 3.05 and then out of the Collection Account), against any loss, liability or expense (including legal fees and expenses) incurred by such party in connection with any legal action or claim relating to this Agreement, the Mortgage Loans, any B Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by the Master Servicers or the Special Servicers of their respective duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii).

            (b) None of the Depositor, the Trustee, the Master Servicers or the Special Servicers shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, each Master Servicer, each Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the applicable Master Servicer, the applicable Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (or, insofar as an A/B Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, first, out of amounts attributable to such A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account as provided in Section 3.05 and then out of the Collection Account).

            In addition, none of the Master Servicers nor the Special Servicers shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the applicable Master Servicer or the applicable Special Servicers, as the case may be, and conforming to the requirements of this Agreement. The applicable Master Servicer and the applicable Special Servicer may rely in good faith on information provided to it by the parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

            (c) Each of the Master Servicers and each of the Special Servicers agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the applicable Master Servicer or the applicable Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the applicable Master Servicer or the applicable Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Each Master Servicer and each Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters,
(ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Borrower.

            The Trustee shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or the applicable Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the applicable Master Servicer or applicable Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or applicable Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or applicable Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify each of the Master Servicers, the Special Servicers and the Trustee and any Affiliate, director, officer, member, manager, partner, shareholder, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. Each of the Master Servicers, the Special Servicers or the Trustee, as applicable, shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Trustee agrees to indemnify the Master Servicers, the Special Servicers and the Depositor and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the applicable Master Servicer or the applicable Special Servicers, as applicable, shall promptly notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            Section 6.04 Resignation of the Master Servicers or the Special Servicers

            (a) Each of the Master Servicers or Special Servicers may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the applicable Master Servicer or the applicable Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the applicable Master Servicer's or the applicable Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.04(b) or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

            (b) In addition, each of the Master Servicers and the Special Servicers shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found and approved by the Depositor and the Trustee (which approval shall not be unreasonably withheld), (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

            (c) No Master Servicer or Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section 6.04. Consistent with the foregoing, no Master Servicer or Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or either Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer or such Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in
Section 3.11(c), and except with respect to the Excess Servicing Strip.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicers and the Special Servicer

            Each of the Master Servicers and the Special Servicers shall afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and with respect to any of the Mortgage Loans and, at mutually agreeable times, access to such of its officers as are responsible for such obligations; provided, that the Controlling Class Representative shall have additional access to information as provided in Section 3.15(c) and Section 8.12(b) hereof. Upon reasonable request, the applicable Master Servicer and the applicable Special Servicer shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The applicable Master Servicer and the applicable Special Servicer may affix to any such information described in this
Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and Special Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicers or Special Servicer hereunder or exercise the rights of a Master Servicer or Special Servicer hereunder; provided, however, that no Master Servicer or Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by any Master Servicers or any Special Servicer and is not obligated to supervise the performance of any Master Servicer or any Special Servicer under this Agreement or otherwise.

            Section 6.06 Master Servicers or Special Servicer as Owner of a Certificate

            Each of the Master Servicers, the Special Servicers or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, a Special Servicer or an Affiliate of any of them. If, at any time during which a Master Servicer or a Special Servicer or an Affiliate of the applicable Master Servicer or the applicable Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, be considered by other Persons to violate the Servicing Standard, then such Master Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that such Master Servicer or such Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the applicable Master Servicer and its Affiliates or the applicable Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the applicable Master Servicer or its Affiliates or the applicable Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from such Master Servicer or such Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the applicable Master Servicer or the applicable Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the applicable Master Servicer to (A) deposit into the Collection Account, a Servicing Account or any other account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or (B) deposit into, or remit to the Trustee for deposit into, the Post-ARD Additional Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account, or the Distribution Account, as applicable, any amount (including a P&I Advance or a payment to cover a Prepayment Interest Shortfall) required to be so deposited or remitted by it on the Master Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York City time on the related Distribution Date (and the applicable Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master Servicer Remittance Date to but excluding the subject Distribution Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property); or

            (ii) any failure by the applicable Special Servicer to deposit into, or to remit to the applicable Master Servicer for deposit into, the Collection Account, a Servicing Account or an REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted by the applicable Special Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, provided, however, that if the applicable Special Servicer fails to make any deposit or remittance so required to be made by the applicable Special Servicer, and the applicable Master Servicer is required to make an Advance for such amount, the applicable Special Servicer shall pay to the applicable Master Servicer for deposit into the Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

            (iii) any failure on the part of the applicable Master Servicer or the applicable Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (other than (A) in the case of the obligations of each Master Servicer or Special Servicer, as applicable, contemplated by Sections 12.08, 12.11,
      12.12 hereof (with respect to any year that a report on Form 10-K is required to be filed), for which there shall be no cure period, and (B) in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder, 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or by the affected holder of a B Loan; provided, however, that with respect to any such failure which is not curable within such 30 day period or 15-day period, as applicable, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such failure within the initial 30 day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

            (iv) any breach on the part of any Master Servicer or any Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto, the Controlling Class Representative or by the affected holder of a B Loan; provided, however, that with respect to any such breach which is not curable within such 30 day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 30 day period and has diligently pursued, and is continuing to pursue, a full cure; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Master Servicer or Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable Master Servicer or the applicable Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay; or

            (vi) each of the Master Servicers and the Special Servicers shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (vii) each of the Master Servicers and the Special Servicers shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicers or Special Servicers as the sole or a material factor in such rating action; or

            (ix) such Master Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that Master Servicer or Special Servicer, as the case may be, is not reinstated to such status within 60 days.

            (b) If any Event of Default with respect to any Master Servicer or any Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") occurs and is continuing, then, and in each and every such case, so long as the Event of Default has not been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (v) through (vii) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than pursuant to Section 3.11 or Section 6.03 and other than as a Holder of any Certificate); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, as provided for under this Agreement for services rendered and expenses incurred and the payment of the Excess Servicing Strip. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicers and each Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume such Master Servicer's or such Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of such Master Servicer's or such Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by such Master Servicer to a Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by such Special Servicer to an REO Account, a Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the applicable Master Servicer and the applicable Special Servicer shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the applicable Master Servicer or the applicable Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or such Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

            (c) If a Master Servicer receives notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(viii) or
Section 7.01(a)(ix) and if such Master Servicer to be terminated pursuant to
Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials from the applicable Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the applicable Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof (including but not limited to Section 3.11) within 45 days after the notice of termination of the applicable Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the applicable Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the applicable Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out of pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

            The applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out of pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor

            On and after the time the applicable Master Servicer or the applicable Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to Section 7.01 provided that no acceptable successor has been appointed in connection with the sale by the applicable Master Servicer of its servicing rights in accordance with Section 7.01(c) (if applicable), the Trustee shall be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and arising thereafter placed on such Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if the applicable Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the applicable Master Servicer's or the applicable Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to Section 3.11(a)) be entitled to receive any Excess Servicing Strip. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the applicable Master Servicer or the applicable Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the applicable Master Servicer or the applicable Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to a Master Servicer, it may reduce the related Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to a Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the related Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

            Section 7.03 Notification to Certificateholders

            (a) Upon any resignation of any Master Servicer or Special Servicer pursuant to Section 6.04, any termination of such Master Servicer or such Special Servicer pursuant to Section 7.01, any appointment of a successor to such Master Servicer or such Special Servicer pursuant to Section 6.02, 6.04 or
7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent such information has been made available to the Trustee, to the B Loan Holder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, to all Certificateholders notice of such occurrence, and the Depositor shall send to the B Loan Holder notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default

            The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (viii), or clause (ix) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            Section 7.05 Trustee Advances

            If a Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(c) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, the applicable Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the applicable Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the applicable Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.


                                  ARTICLE VIII

                                   THE TRUSTEE

            Section 8.01 Duties of Trustee

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. If an Event of Default occurs and is continuing then (subject to Section 8.02(vii) below), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicers or the Special Servicers, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the Master Servicers or Special Servicers delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder; provided, further, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of the Master Servicers, the Special Servicers or the Controlling Class Representative Directing Certificateholder (unless it is acting as a Master Servicer, a Special Servicer or the Controlling Class Representative, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans

            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 3.01, 10.01, 11.04 and 11.12 shall not be taken as the statements of the Trustee and the Trustee assumes no responsibility for their correctness. None of the Master Servicers, Special Servicers or the Trustee makes any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicers, the Special Servicers or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicers or the Special Servicers, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates

            The Trustee, in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicers, the Special Servicers, the Initial Purchaser and the Underwriters in banking transactions, with the same rights each would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee. As to each Mortgage Loan and REO Mortgage Loan, the Trustee Fee, shall accrue during each calendar month, commencing with September 2007, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of September 2007, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Period as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses .

            (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA" or higher by S&P and "Aa3" or higher by Moody's (or such other rating as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), and shall not be an Affiliate of the Depositor, any Master Servicer or any Special Servicer (except during any period when the Trustee is acting as, or has become successor to, any Master Servicer or any Special Servicer, as the case may be, pursuant to Section 7.02).

            If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            Section 8.07 Resignation and Removal of Trustee

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicers, all Certificateholders and the B Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the B Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the B Loan Holders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in sextuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicers, the remaining Certificateholders and the B Loan Holders by the Master Servicers at the expense of the Trust Fund. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor trustee or pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor trustee.

            Section 8.08 Successor Trustee

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the Special Servicers and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee is eligible under the provisions of Section 8.06 and is not a Prohibited Party.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall, at the expense of the successor trustee, mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the B Loan Holders.

            Section 8.09 Merger or Consolidation of Trustee

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicers and the Trustee may consider necessary or desirable. If the Master Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of a Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as a Master Servicer or a Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians

            The Trustee may, with the consent of the Master Servicers, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicers need not be obtained and the Trustee shall inform the Master Servicers of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.12 Access to Certain Information

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each B Loan Holder and its designees, the Depositor, the Master Servicers, the Special Servicers, the Controlling Class Representative, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto, (C) the respective Mortgage Loan Purchase Agreements and any amendments thereto, (D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 12.11 or 12.12, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 12.13, (G) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c)(i) revealed that either of the conditions set forth in clauses (x) and (y) thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund); (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the applicable Master Servicer or the applicable Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the applicable Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(L) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, the Master Servicers, the Special Servicers and, so long as the requests are not excessive or duplicative, to the Controlling Class Representative, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any A/B Loan Pair, the related B Loan Holder(s), as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchaser, any Certificate Owner, any B Loan Holder or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchaser or, with respect to any A/B Loan Pair, a related B Loan Holder, as applicable, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no B Loan Holder or prospective investor in a B Loan shall be entitled to any such report or information except to the extent that it relates to the subject A/B Loan Pair.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders (and, with respect to any A/B Loan Pair, any related B Loan Holders) of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.12 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or licensed or registered investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance in the form of Exhibit K-1 or otherwise reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or a licensed or registered investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person in form and substance in the form of Exhibit K-2 or otherwise reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans

            (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders (or any B Loan Holder, if applicable) of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by a Master Servicer, a Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price (excluding any Default Interest) of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the applicable Special Servicer and approved by the Trustee and the Master Servicers, minus (C) if the purchaser is a Master Servicer or the applicable Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or such Special Servicer, as the case may be, in connection with such purchase); (ii) if the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, the acquisition of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Sole Certificateholder(s) in exchange for all the remaining Certificates; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2, and any other Master Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of
Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicers or Special Servicers, to the Holders of each Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Certificateholder or group of Certificateholders with the largest Percentage Interest in the Controlling Class. Notwithstanding the foregoing, in the event that a party other than Master Servicer No. 4 elects to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the above, such party shall provide Master Servicer No. 4 with at least 10 days prior written notice of such election and Master Servicer No. 4 may at its option elect to purchase the Original NCB Mortgage Loans and any related Replacement Mortgage Loans and REO Mortgage Loans (and each related REO Property); provided, however, that Master Servicer No. 4 must purchase such Original NCB Mortgage Loans and any related Replacement Mortgage Loans and REO Mortgage Loans (and each related REO Property) simultaneously with the party purchasing the remainder of the Mortgage Loans and REO Properties then remaining in the Trust Fund. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by any Master Servicer, any Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall:
(i) deliver to the applicable Master Servicer for deposit (or, if the applicable Master Servicer is the purchaser, it shall deposit) in a Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price; and (ii) reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the applicable Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as applicable, (or its designee) the Mortgage Files for the remaining Mortgage Loans and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Controlling Class Representative, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Master Servicer Remittance Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicers, the Special Servicers and the Trustee hereunder that may be withdrawn from such Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Lower-Tier Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the applicable Master Servicer shall transfer to the Trustee for deposit into the Lower-Tier Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and each B Loan Holder mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by any Master Servicer, any Special Servicer or any Certificateholder(s) of the Controlling Class, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or such other location therein designated.

            (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(d) and 4.01(e)(ii) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b), 4.01(d) and 4.01(e)(ii). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(h).

            Section 9.02 Additional Termination Requirements

            If any Master Servicer, Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder(s) exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each Trust REMIC shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of Section 860F(a)(4) of the Code:

            (a) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Returns pursuant to Treasury Regulations
Section 1.860F-1;

            (b) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of and the Lower-Tier REMIC to such Special Servicer, the Holders of the Controlling Class or such Master Servicer, as the case may be, for cash; and

            (c) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (d) [Reserved].


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 Tax Administration

            (a) The Trustee shall make or cause to be made elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicers, the Special Servicers and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either Trust REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" for the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) [Reserved]

            (d) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of the Lower-Tier REMIC and the Upper-Tier REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (f) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

            (g) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and each of the Master Servicers and Special Servicers shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicers, the Special Servicers or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either Trust REMIC, cause either Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to either Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the taking of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which a Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either Trust REMIC, and such party shall not take any such action, or cause either Trust REMIC to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will, to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (h) In the event that any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on "contributions" to either REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" pursuant to Section 860G(c) of the Code or similar provisions of state or local tax laws, provided that the applicable Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the applicable Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Trustee, by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the applicable Special Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Special Servicer, by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Net Aggregate Prepayment Interest Shortfall.

            (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (j) Following the Startup Day, none of the Master Servicers, the Special Servicers or the Trustee shall accept any contributions of assets to either Trust REMIC unless such Master Servicer, such Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either Trust REMIC will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either Trust REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the Master Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which either Trust REMIC will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either Trust REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (l) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the Latest Possible Maturity Date of the Uncertificated Lower-Tier Interests and the Regular Certificates is the Rated Final Distribution Date.

            (m) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each REMIC Pool on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (n) [Reserved].

            (o) None of the Trustee, the Master Servicers or the Special Servicers shall sell or dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II,
Section 3.18 or Section 9.01 of this Agreement or pursuant to any A/B Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for the Trust Fund or either Trust REMIC, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to either Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the Person seeking such sale or acquisition) that such sale or disposition will not affect adversely the status of either Trust REMIC as a REMIC or cause either Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (p) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the applicable Master Servicer, the applicable Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (q) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 10.01 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

            Section 10.02 Depositor, Master Servicers and Special Servicers to Cooperate with Trustee

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) Each of the Master Servicers and the Special Servicers shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any B Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicers and the Special Servicers, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions or Grantor Trust Provisions (if the REMIC Provisions or Grantor Trust Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either Trust REMIC or the Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either Trust REMIC or the Grantor Trust Pool or to facilitate administration of and reporting duties with respect to each Grantor Trust Pool in accordance with the Grantor Trust Provisions or (Z) to comply with any requirements imposed by the Commission with respect to any proposed or adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; provided, further, that no such amendment may adversely affect in any material respect the rights or obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or
(vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any B Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause
(iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder, without the consent of such B Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or any B Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of such B Loan Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding (and each B Loan Holder if such modification affects the rights of such B Loan Holder), (iv) adversely affect in any material respect the interests of any third-party beneficiary (including the Mortgage Loan Sellers) to this Agreement or any provision herein, without the consent of such third-party beneficiary or (v) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to no less than 66?% of all the Voting Rights (without regard to Certificates held by the Depositor or any of its Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, none of the Trustee, the Master Servicers or the Special Servicers shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, the cost of which Opinion of Counsel shall be at the expense of the Trust Fund, in the case of any amendment requested by the applicable Master Servicer or the applicable Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise borne by the party requesting such amendment.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, each B Loan Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            (h) Notwithstanding the foregoing, absent a material adverse effect on any Certificateholder, this Agreement may be amended by the parties hereto without the consent of any of the Certificateholders to the extent necessary for any Mortgage Loan Seller and their Affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FAS 140.

            Section 11.02 Recordation of Agreement; Counterparts

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicers at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that it benefits any B Loan Holder, by such B Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the B Loan Holders.

            (b) This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and B Loan Holders

            (a) The death or incapacity of any Certificateholder or B Loan Holder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or such B Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or B Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or B Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or B Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or B Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law

            THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 11.05 Notices

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Compliance Department, telecopy number: (212) 325-8282; (ii) in the case of the Underwriter and the Initial Purchaser, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Compliance Department, telecopy number: (212) 325-8282; (iii) in the case of Special Servicer No. 1, ING Clarion Partners, LLC, 230 Park Avenue, 12th Floor New York, New York 10169, Attention: Bruce Morrison, telecopy number: (212) 883-2817 and Attention: Sophia R. Gushee, telecopy number: (212) 883-2831; (iv) in the case of Special Servicer No. 2, National Consumer Cooperative Bank, 211 Crystal Drive, Suite 800, Arlington, Virginia 22202, Attention: Kathleen Luzik, telecopy number: (703) 302-1902; (v) in the case of Master Servicer No. 1, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Telecopy: (816) 204-2290, Attention: Bryan Nitcher, with a copy to: KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Telecopy: (216) 689-5681,
Attention: Robert C. Bowes, with an additional copy to: Polsinelli Shalton Flanigan Suelthaus PC, 700 W. 47th Street, Suite 1000, Kansas City, Missouri 64112, Telecopy: (816) 753-1536, Attention: Kraig Kohring; (vi) in the case of Master Servicer No. 2, Wachovia Bank, National Association, 8739 Research Drive URP4, Charlotte, North Carolina 28262, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, telecopy number: (704) 715-0036; (vii) in the case of Master Servicer No. 3, Midland Loan Services, Inc., 10851 Mastin Street, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253 9001, with a copy to Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Stephanie M. Tita, telecopy number:
(212) 698-3599; (iv) if sent to PNC Capital Markets LLC, shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Craig Grenci; (viii) in the case of Master Servicer No. 4, NCB, FSB, 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202, Attention: Kathleen Luzik, telecopy number: (703) 302-1902; (ix) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) - Credit Suisse First Boston Series 2007-C4; (x) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (xi) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement;
(xii) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee;
(xiii) in the case of the initial the B Loan Holder as specified in the A/B Intercreditor Agreement, Column Financial, Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: Robert A. Barnes, telecopy number (404) 239-0419 and (xiv) in the case of the initial Controlling Class Representative, ING Clarion Capital LLC, 230 Park Avenue, 12th Floor, New York, New York 10169, Attention: Stephen Baines, telecopy number: (212) 883-2911; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Successors and Assigns; Beneficiaries

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all such provisions shall inure to the benefit of the Certificateholders. Each Mortgage Loan Seller and each B Loan Holder is an intended third-party beneficiary in respect of the rights afforded to it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.08 Article and Section Headings

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.09 Notices to and from the Rating Agencies and the Depositor

            (a) The Trustee shall use reasonable efforts to promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Master Servicers or the Special Servicers and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the Interest Reserve Account, the Post-ARD Additional Interest Distribution Account or the Excess Liquidation Proceeds Account;

            (v) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by
      Section 2.03; and

            (vi) the final payment to any Class of Certificateholders.

            (b) The applicable Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of the Collection Account.

            (c) The applicable Master Servicer and the applicable Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which such Master Servicer or such Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents. In any event, the applicable Master Servicer and the applicable Special Servicer shall notify each Rating Agency with respect to each of the following with respect to the Mortgage Loans of which it has actual knowledge:

            (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

            (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property securing a Significant Mortgage Loan used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property;

            (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

            (iv) (A) any defeasance of a Mortgage Loan or (B) material damage to a Mortgaged Property securing Significant Mortgage Loan;

            (v) any change in a franchise held by the related Borrower with respect to a Significant Mortgage Loan;

            (vi) any loan subject to bankruptcy proceedings;

            (vii) any release of a Letter of Credit or debt service reserve with respect to any Significant Mortgage Loan (other than as contemplated by the Mortgage Loan Documents); and

            (viii) any incurrence of additional indebtedness on a Mortgaged Property securing a Mortgage Loan that by itself, or as part of a Crossed Mortgage Loan group or group of Mortgage Loans with affiliated Borrowers, has an original principal balance that is one of the ten highest original principal balances in the Mortgage Pool.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

            (e) The Master Servicers and the Special Servicers, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicers' Website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

            (i) each of its annual compliance statements and reports pursuant to
      Section 12.11 and Section 12.12;

            (ii) each of its annual accountants' reports pursuant to Section 12.13; and

            (iii) each report prepared pursuant to Section 3.09(e).

            (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

            Section 11.10 Notices to Controlling Class Representative

            The Trustee, each Master Servicer or each Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

            Section 11.11 Complete Agreement

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            Section 11.12 Grant of a Security Interest

            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off
Date), all amounts held from time to time in the Collection Account, any A/B Loan Pair Custodial Account (insofar as such amounts relate to the related Mortgage Loan or any successor REO Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.12 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.


                                   ARTICLE XII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 12.01 Intent of the Parties; Reasonableness

            Except with respect to Section 12.11, Section 12.12 and Section 12.13, the parties hereto acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Certificates, each of the parties to this Agreement shall cooperate fully with the reasonable request of the Depositor to deliver or make available to the Depositor (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in the applicable Person's possession and necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicers, the Special Servicers, any Servicing Function Participant and the Trustee, as applicable, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. For the avoidance of doubt, none of the Master Servicers, the Special Servicers or any Servicing Function Participant is responsible to make filings with the Commission.

            Section 12.02 [Reserved]

            Section 12.03 Information to be Provided by the Master Servicers, the Special Servicers, the Trustee and each Servicing Function Participant

            For so long as the Trust is subject to the reporting requirements of the Exchange Act with respect to the Certificates, in connection with the succession to the Master Servicers, the Special Servicers, any Servicing Function Participant or the Trustee as a servicer or trustee under this Agreement by any Person (i) into which such Master Servicer, such Special Servicer, such Servicing Function Participant or the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to such Master Servicer, such Special Servicer, any Servicing Function Participant or the Trustee, such successor Person shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but no later than required pursuant to Section 12.09), (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

            Section 12.04 [Reserved]

            Section 12.05 Filing Obligations

            The Master Servicers, the Special Servicers and the Trustee shall, and the Master Servicers and the Special Servicers, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement and any Designated Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to, reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

            Section 12.06 Form 10-D Filings

            Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder. The Trustee shall file each Form 10-D, pursuant to the paragraph immediately succeeding, with a copy of the related Trustee Report attached thereto. Any disclosure in addition to the Trustee Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure"), which shall include (but shall not be limited to) the matters set forth in Section 12.07A, shall, pursuant to the paragraph immediately succeeding, (and to the extent not otherwise reported pursuant to any other provision of this Agreement) be reported by the parties set forth on Exhibit P and approved or disapproved, as the case may be, as to form and substance, by the Depositor. The Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Exhibit P), absent such reporting and approval; provided, however that notwithstanding the foregoing, the Trustee shall have the obligation to report updated net operating income information with respect to any significant obligor (as defined in Regulation AB) as set forth in Section 12.07A hereof.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date,
(i) each party listed on Exhibit P hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, any lawyer in the in house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure described on Exhibit P applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit S and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 5th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 3rd Business Day prior to the 15th calendar day after the related Distribution Date, but in no event earlier than 24 hours after receipt of direction from the Depositor regarding the inclusion of any Additional Form 10-D Disclosure pursuant to the preceding paragraph. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days". The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 12.16, not later than (i) 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). Promptly, but no later than one Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 10-D prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 12.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.07 Form 10-K Filings

            Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each applicable Reporting Servicer, as described under Section 12.11, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 12.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 12.13, and (B) if any registered public accounting firm attestation report described under Section 12.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 12.08. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit Q and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting or approval. However, where information from such other party for inclusion in a Form 10-K is not received on a timely basis, but is subsequently provided within a time period that may allow for the timely filing of the applicable Form 10-K or an amendment thereto, then the Trustee shall use reasonable efforts to properly prepare, arrange for execution and file such Form 10-K or amendment thereto.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15th, commencing in March 2008 (i) each party listed on Exhibit Q hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer, any lawyer in the in house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure described on Exhibit Q applicable to such party,
(ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit S and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Other than with respect to itself, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. After filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XII. The Trustee shall have no liability with respect to any failure to properly prepare and/or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.07A    Certain Matters Regarding Significant Obligors

            It is hereby acknowledged that the Borrower under the Mortgage Loan identified on the Mortgage Loan Schedule as Shutters on the Beach and Casa Del Mar Portfolio is a Significant Obligor, and, accordingly, Item 6 of Form 10-D and Item 1112(b) of Form 10-K provide for the inclusion of updated net operating income of the Borrower, as required by Item 1112(b) of Regulation AB, on each Form 10-D to be filed by the Trust with respect to a Distribution Date immediately following the date on which each financial statement of the Significant Obligor is required to be delivered to the lender under the related Mortgage Loan documents (which, for the avoidance of doubt, is 90 days following the end of each fiscal year, and 20 days following the end of each calendar month, as applicable, as set forth in Section 5.1.11(b) and 5.1.11(c), respectively of the related loan agreement), or on each Form 10-K filed by the Trust, as applicable. Upon receipt of the updated net operating income information, the applicable Master Servicer shall update the following columns of the CMSA Loan Periodic Update File for the applicable Distribution Date: BB, BP, BT and BU (corresponding to fields 54, 68, 72 and 73).

            In the event that the applicable Master Servicer does not receive from the Borrower the financial information required to be delivered under the related Mortgage Loan documents within ten Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, such Master Servicer shall notify the Depositor that it has not received them. The applicable Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act) to continue to attempt to obtain such financial information from the Borrower. The applicable Master Servicer shall retain written evidence of each instance in which it attempts to contact the Borrower to obtain the required financial information and is unsuccessful and, within five Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer's Certificate evidencing its attempts to obtain this information to the Trustee and the Depositor. This Officer's Certificate should be addressed to the Trustee as follows: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: SEC Reporting Group, or e-mailed to cts.sec.notifications@wellsfargo.com.

            If the Trustee has not received financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, it shall include the following statement with respect to Item 6 on the related Form 10-D or Item 1112(b) on the related Form 10-K: "The information required for this [Item 6][Item 1112(b)] rests with a person or entity which is not affiliated with the registrant. Oral and written requests have been made on behalf of the registrant, to the extent required under the related pooling and servicing agreement, to obtain the information required for this [Item 6][Item 1112(b)], and the registrant has been unable to obtain such information to include on this [Form 10-D][Form 10-K] by the related filing deadline. The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange Act of 1934, as amended."

            Section 12.08 Sarbanes-Oxley Certification

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") as set forth in Exhibit M-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and the Master Servicers, the Special Servicers and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit M-2, M-3 or M-4, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 11 Madison Avenue, New York, New York 10010. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 12.08 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be. Notwithstanding the foregoing, nothing in this paragraph shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Each Performance Certification shall include a reasonable reliance statement by the Reporting Servicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided by such Reporting Servicer pursuant to Section 12.11, (ii) annual report on assessment of compliance with servicing criteria provided by such Reporting Servicer pursuant to Section 12.12 and (iii) registered public accounting firm attestation report provided by such Reporting Servicer pursuant to Section 12.13.

            Section 12.09 Form 8-K Filings

            Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each a "Reportable Event"), and, if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit R and approved or disapproved, as the case may be, by the Depositor and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Exhibit R) absent such reporting and approval.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, (i) the parties listed on Exhibit R hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (or any officer thereof with respect to Items 1117 and 1119 or Regulation AB as to such party), use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, any Form 8-K Disclosure Information described on Exhibit R as applicable to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, and (ii) include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit S. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K no later than 6 p.m. on the second business Day after the Reportable Event. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. Any notice delivered to the Trustee pursuant to this paragraph shall be delivered by facsimile to (443) 367-3307 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Trustee to such other parties in writing. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
12.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K and not resulting from the Trustee's own negligence, bad faith or willful misconduct.

            Section 12.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports

            (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, and shall provide notice to the other parties hereto in the event such filing is not accomplished. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 12.01, 12.03, 12.05, 12.06, 12.07, 12.08 and 12.09 shall be suspended.

            (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 10.05, may be sent by facsimile or by email and which shall include the identity of the Master Servicers or Special Servicers who did not deliver such information) the Depositor and the Depositor shall notify the applicable Master Servicer or the applicable Special Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the applicable Master Servicer or the applicable Special Servicer, as applicable, is required to provide such disclosure information. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the parties hereto, as necessary, shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form 10-K Disclosure, notify the Depositor, and the Depositor shall notify the applicable Master Servicer or the applicable Special Servicer and such parties shall cooperate (only to the extent information regarding, or an action of, such party is any part of the reason for such amendment) to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed, in the case of Form 15, Form 12b-25 or any amendments to Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization. The Depositor, the Master Servicers and the Special Servicers acknowledge that the performance by the Trustee of its duties under this Section 12.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicers, the Depositor and the Special Servicers performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.11 Annual Compliance Statements

            The Master Servicers, the Special Servicers, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall, and the Master Servicers, the Special Servicers and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i),
(ii) or (iii) of Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to, deliver to the Depositor and the Trustee on or before March 15th of each year (with no grace period), commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that
(A) a review of such Certifying Servicer's activities during the preceding fiscal year or portion thereof and of such Certifying Servicer's performance under this Agreement (or the applicable Sub-Servicing Agreement, as the case may be), has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable Sub-Servicing Agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall forward a copy of each such statement to the Controlling Class Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of any such Officer's Certificates until April 30 in any given year, so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.12 Annual Reports on Assessment of Compliance with Servicing Criteria

            By March 15th (with no grace period) of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicers, the Special Servicers (regardless of whether the applicable Special Servicer has commenced special servicing of any Mortgage Loan), the Trustee and each Servicing Function Participant, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use reasonable efforts to cause each other Servicing Function Participant (other than any party to this Agreement and any Designated Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish, each at its own expense, to the Trustee and the Depositor, with a copy to the Controlling Class Certificateholder a report on an assessment of compliance with the Relevant Servicing Criteria for the preceding fiscal year that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 12.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicers, the Special Servicers and the Trustee shall each forward to the Trustee and the Depositor the name and address of each Servicing Function Participant engaged by it during such fiscal year or portion thereof (except for any Servicing Function Participant listed on Exhibit K hereto) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicers, Special Servicers, the Trustee and each Servicing Function Participant submit their respective assessments to the Trustee and the Depositor, each such party shall also at such time, if it has received the assessment (and attestation required pursuant to Section 12.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicers, the Special Servicers, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicers, the Special Servicers, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicers, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until May 1 in any given year that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 12.12 by the Master Servicers, the Special Servicers or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

            Section 12.13 Annual Independent Public Accountants' Attestation

            By March 15th (with no grace period) of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicers, the Special Servicers and the Trustee, each at its own expense, shall use reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicers, the Special Servicers, the Trustee or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor with a copy to the Controlling Class Certificateholder for the preceding fiscal year, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Master Servicers, Special Servicers, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer), (i) the Depositor shall have the right to review the report and, if applicable, consult with the Master Servicers, the Special Servicers, the Trustee or any such Servicing Function Participant as to the nature of any material instance of noncompliance by such Master Servicer, such Special Servicer, the Trustee or any such Servicing Function Participant with the Relevant Servicing Criteria, as the case may be, in the fulfillment of any of the Master Servicers', the Special Servicers', the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section
12.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicers, the Trustee nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 30 in any given year so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.14 Exchange Act Reporting Indemnification

            Each of the Master Servicers, the Special Servicers and the Trustee shall indemnify and hold harmless each other and each Certification Party, the Depositor and their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach of its obligations under this Article XII or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations.

            The Master Servicers, the Special Servicers and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable Sub-Servicing Agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicers, Special Servicers, Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute, as applicable, to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XII (or breach of its representations or obligations under the applicable Sub-Servicing Agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicers, Special Servicers and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than any party to this Agreement and any Designated Sub-Servicer) with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            Section 12.15 Amendments

            Nothing contained in this Article XII shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Article XII may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market, without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement, provided however, no such amendment shall modify the obligations of Master Servicers or Special Servicers under
Section 11.09(c) hereunder, provided, further, that certificates and reports (or substantially similar certificates and reports) required to be delivered pursuant to Section 12.11, Section 12.12 and Section 12.13 will continue to be required regardless of any such amendment to this Agreement.

            Section 12.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods

            (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Credit Suisse First Boston Mortgage Securities Corp. at 11 Madison Avenue, New York, New York 10010, Attention:
Jeffrey Altabef, with a copy to Casey McCutcheon, Esq. and the signing party at the Trustee, if applicable, can be contacted at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services
(CMBS) Credit Suisse First Boston Mortgage Securities Corp. 2007-C4.

            (b) Notwithstanding anything in Section 10.05 to the contrary, any notice required to be delivered to the Depositor under this Article XII shall be properly given if sent by facsimile to (212) 743-5227 Attention: Jeffrey Altabef (or such other number as the Depositor may instruct) and by email to jeffrey.altabef@credit-suisse.com (or such other email address as the Depositor may instruct).

            (c) For the avoidance of doubt:

            (i) No Master Servicer or Special Servicer shall be subject to an Event of Default, as applicable, pursuant to Section 7.01(a)(iii) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, prior to the date which causes Trustee or Depositor to be delinquent in any filing obligation provided for under this Article XII, provided, that if any such party fails to comply with the delivery requirements of this Article XII which prevents the Trustee from making any required filing on time, such failure shall constitute an Event of Default; and

            (ii) No Master Servicer or Special Servicer shall be subject to an Event of Default, pursuant to Section 7.01(a)(iii) of this Agreement for failing to deliver any item required under this Article XII by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports.

            Section 12.17 Termination of the Trustee

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XII; provided that (a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms, any Form 15 or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply with any of such obligations under Sections 12.06, 12.07, 12.09, 12.11, 12.12 or 12.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section
12.17 and (d) if the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this Section 12.17 on the date on which such Form 8-K, Form 10 D or Form 10-K is so filed.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP., Depositor


                                       By: /s/ Jeffrey A. Altabef
                                          ------------------------------------
                                          Name: Jeffrey A. Altabef
                                          Title: Vice President



                                       KEYCORP REAL ESTATE CAPITAL
                                          MARKETS, INC.,
                                          Master Servicer No. 1,


                                       By: /s/ Bryan Nitcher
                                          ------------------------------------
                                          Name: Bryan Nitcher
                                          Title: Senior Vice President



                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Master Servicer No. 2,


                                       By: /s/ Scott R. Rossbach
                                          ------------------------------------
                                          Name: Scott R. Rossbach
                                          Title: Vice President



                                       MIDLAND LOAN SERVICES, INC.,
                                          Master Servicer No. 3,


                                       By: /s/ Lawrence D. Ashley
                                          ------------------------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President



                                       NCB, FSB,
                                          Master Servicer No. 4,


                                       By: /s/ Mindy Goldstein
                                          ------------------------------------
                                          Name: Mindy Goldstein
                                          Title: Senior Vice Presiden



                                       ING CLARION PARTNERS, LLC,
                                          Special Servicer No. 1


                                       By: /s/ Bruce G. Morrison
                                          ------------------------------------
                                          Name: Bruce G. Morrison
                                          Title: Authorized Signatory



                                       NATIONAL CONSUMER
                                          COOPERATIVE BANK,
                                          Special Servicer No. 2


                                       By: /s/ Mindy Goldstein
                                          ------------------------------------
                                          Name: Mindy Goldstein
                                          Title: Senior Vice President



                                       WELLS FARGO BANK, N.A.,
                                          solely in its capacity as Trustee


                                       By: /s/ Amy Mofsenson
                                          ------------------------------------
                                          Name: Amy Mofsenson
                                          Title: Vice President


           [Signature page 3 of 3 to Pooling and Servicing Agreement]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 5th day of September 2007, before me, a notary public in and for said State, personally appeared Jeff Altabef, personally known to me to be a Vice President of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Bobby H. J. Kim
                                                 -------------------
                                                    Notary Public


[Notarial Seal]

STATE OF MISSOURI       )
                        )  ss.:
COUNTY OF CLARK         )

            On the 5th day of September 2007, before me, a notary public in and for said State, personally appeared Bryan Nitcher, personally known to me to be a Sr. Vice President of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Patricia Clark
                                                 ------------------
                                                    Notary Public


[Notarial Seal]

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBERG   )

            On the 30th day of August 2007, before me, a notary public in and for said State, personally appeared Scott R. Rossbach, personally known to me to be a Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Erica L. Smith
                                                 ------------------
                                                    Notary Public


[Notarial Seal]

STATE OF KANSAS         )
                        )  ss.:
COUNTY OF JOHNSON       )

            On the 30th day of August 2007, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, personally known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  /s/ Brent Kinder
                                                  ----------------
                                                    Notary Public


[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 6th day of September in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Mindy Goldstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               /s/ Felicia Alford Gibbs
                                               ------------------------
                                                    Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On the 7th day of September 2007, before me, a notary public in and for said State, personally appeared Bruce G. Morrison, personally known to me to be an authorized signatory of ING CLARION PARTNERS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   /s/ Erica Lewis
                                                   ---------------
                                                    Notary Public


[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 6th day of September in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Mindy Goldstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              /s/ Felicia Alford Gibbs
                                               ------------------------
                                                    Notary Public


[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 7th day of September 2007, before me, a notary public in and for said State, personally appeared Amy Mofsenson, personally known to me to be a Vice President of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Janet M. Jolley
                                                 -------------------
                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS A-X CERTIFICATES

    CLASS A-X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable                 Class Notional Amount of the Class
                                            A-X  Certificates as of the Closing
                                            Date: $2,081,264,494

Closing Date: September 7, 2007             Initial Certificate Notional Amount
                                            of this Certificate as of the
                                            Closing Date:
                                            $[___]

First Distribution Date:                    Aggregate Cut-off Date Principal
October 15, 2007                            Balance of the Mortgage Loans as of
                                            the Closing Date ("Initial Pool
                                            Balance"):
                                            $2,081,264,494

Master Servicers:                           Trustee:
KeyCorp Real Estate Capital Markets, Inc.   Wells Fargo Bank, N.A.
Wachovia Bank, National Association
Midland Loan Services, Inc.
NCB, FSB

Special Servicers:
ING Clarion Partners, LLC
National Consumer Cooperative Bank
Certificate No. A-X __                      CUSIP No.: ______________
                                            ISIN No.: _______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., NCB, FSB, ING CLARION PARTNERS, LLC, NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR CLASS A-X REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

      This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class A-X Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class A-X Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3", which term includes any successor entity under the Agreement) NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4", which term includes any successor entity under the Agreement, and collectively with Master Servicer No. 1, Master Servicer No. 2 and Master Servicer No. 3, the "Master Servicers"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-X Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse Securities (USA) LLC ("Credit Suisse") or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interest herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as the Rule 144A Global Certificate, as the case may be, upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications, orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      Except, as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse, the Trustee, each Master Servicer, each Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2 and any Master Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, any Master Servicer or any Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, each Master Servicer, each Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, each Master Servicer, each Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:___________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class A-X Certificates referred to in the within-mentioned Agreement.

Dated: September 7, 2007

                                       WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                       By:___________________________________
                                          Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to __________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

  FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A,
        CLASS A-M, CLASS A-1-AM, CLASS A-J AND CLASS A-1-AJ CERTIFICATES

   CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] [A-1-AM] [A-J] [A-1-AJ]
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                                Rate: ___% per annum Class Principal
                                            Balance of the Class [A-1] [A-2]
                                            [A-3] [A-AB] [A-4] [A-1-A] [A-M]
                                            [A-1-AM] [A-J] [A-1-AJ] Certificates
                                            as of the Closing Date:
                                            $__________

Closing Date: September 7, 2007             Initial Certificate Principal
                                            Balance of this Certificate as of
                                            the Closing Date:
                                            $__________

First Distribution Date:                    Aggregate Cut-off Date Principal
October 15, 2007                            Balance of the Mortgage Loans as of
                                            the Closing Date ("Initial Pool
                                            Balance"):
                                            $2,081,264,494

Master Servicers:                           Trustee:
KeyCorp Real Estate Capital Markets, Inc.   Wells Fargo Bank, N.A.
Wachovia Bank, National Association
Midland Loan Services, Inc.
NCB, FSB

Special Servicers:
ING Clarion Partners, LLC
National Consumer Cooperative Bank

Certificate No. [A-1] [A-2] [A-3]           CUSIP No.: ______________
[A-AB] [A-4] [A-1-A] [A-M] [A-1-AM]         ISIN No.: _______________
[A-J] [A-1-AJ] -___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND LOANS SERVICES, INC., NCB, FSB, ING CLARION PARTNERS, LLC, NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS A-M, CLASS A-1-AM AND CLASS A-J AND CLASS A-1-AJ CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] [A-1-AM] [A-J] [A-1-AJ] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] [A-1-AM] [A-J] [A-1-AJ] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3", which term includes any successor entity under the Agreement) NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4", which term includes any successor entity under the Agreement, and collectively with Master Servicer No. 1, Master Servicer No. 2 and Master Servicer No. 3, the "Master Servicers"), ING Clarion Partners, LLC., as special servicer (in such capacity, "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] [A-1-AM] [A-J] [A-1-AJ]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2 and any Master Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, any Master Servicer or any Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, each Master Servicer, each Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, each Master Servicer, each Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:__________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A] [A-M] [A-1-AM] [A-J] [A-1-AJ] Certificates referred to in the within-mentioned Agreement.

Dated: September 7, 2007



                                       WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                       By:__________________________________
                                          Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to __________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

 FORM OF CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J,
    CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q AND CLASS S
                                  CERTIFICATES

      CLASS [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S]
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                                Rate: ____% per annum Class
                                            Principal Balance of the Class [B]
                                            [C] [D] [E] [F] [G] [H] [J] [K] [L]
                                            [M] [N] [O] [P] [Q] [S] Certificates
                                            as of the Closing Date:
                                            $__________

Closing Date: September 7, 2007             Initial Certificate Principal
                                            Balance of this Certificate as of
                                            the Closing Date:
                                            $__________

First Distribution Date:                    Aggregate Cut-off Date Principal
October 15, 2007                            Balance of the Mortgage Loans as of
                                            the Closing Date ("Initial Pool
                                            Balance"):
                                            $2,081,264,494

Master Servicers:                           Trustee:
KeyCorp Real Estate Capital Markets, Inc.   Wells Fargo Bank, N.A.
Wachovia Bank, National Association
Midland Loan Services, Inc.
NCB, FSB

Special Servicers:
ING Clarion Partners, LLC
National Consumer Cooperative
Bank

Certificate No. [B] [C] [D] [E] [F]         CUSIP No.: ______________
[G] [H] [J] [K] [L] [M] [N] [O] [P]         ISIN No.: _______________
[Q] [S]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., NCB, FSB, ING CLARION PARTNERS, LLC, NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

      This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3", which term includes any successor entity under the Agreement) NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4", which term includes any successor entity under the Agreement, and collectively with Master Servicer No. 1, Master Servicer No. 2 and Master Servicer No. 3, the "Master Servicers"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee, or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse Securities (USA) LLC ("Credit Suisse") or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interest herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as the Rule 144A Global Certificate, as the case may be, upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications, orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      Except, as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse, the Trustee each Master Servicer, each Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, any Master Servicer, any Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2 and any Master Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, any Master Servicer or any Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, each Master Servicer, each Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, each Master Servicer, each Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:_________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates referred to in the within-mentioned Agreement.

Dated: September 7, 2007

                                       WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                       By:_________________________________
                                          Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to __________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: September 7, 2007             Percentage Interest evidenced by
                                            this Class V Certificate:
                                            ______%

First Distribution Date:                    Aggregate Cut_off Date Principal
October 15, 2007                            Balance of the Mortgage Loans as of
                                            the Closing Date ("Initial Pool
                                            Balance"): $2,081,264,494

Master Servicers:                           Trustee:
KeyCorp Real Estate Capital Markets, Inc.   Wells Fargo Bank, N.A.
Wachovia Bank, National Association
Midland Loan Services, Inc.
NCB, FSB

Special Servicers:
ING Clarion Partners, LLC
National Consumer Cooperative Bank

Certificate No. V-___                       CUSIP No.: _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., NCB, FSB, ING CLARION PARTNERS, LLC, NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      This certifies that [___________________]. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3", which term includes any successor entity under the Agreement) NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4", which term includes any successor entity under the Agreement, and collectively with Master Servicer No. 1, Master Servicer No. 2 and Master Servicer No. 3, the "Master Servicers"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, each Master Servicer, each Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2 and any Master Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, any Master Servicer or any Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, each Master Servicer, each Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, each Master Servicer, each Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:_________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated: September 7, 2007

                                       WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                       By:_________________________________
                                          Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to __________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-5

                    FORM OF [CLASS R] [CLASS LR] CERTIFICATES

          CLASS [R] [LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: September 7, 2007             Percentage Interest evidenced by
                                            this Class [R] [LR] Certificate:
                                            ___%

First Distribution Date:                    Aggregate Cut-off Date Principal
October 15, 2007                            Balance of the Mortgage Loans as of
                                            the Closing Date ("Initial Pool
                                            Balance"): $2,081,264,494

Master Servicers:                           Trustee:
KeyCorp Real Estate Capital Markets, Inc.   Wells Fargo Bank, N.A.
Wachovia Bank, National Association
Midland Loan Services, Inc.
NCB, FSB

Special Servicers:
ING Clarion Partners, LLC
National Consumer Cooperative Bank
Certificate No. [R] [LR]-___                CUSIP No.: _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., NCB, FSB, ING CLARION PARTNERS, LLC, NATIONAL CONSUMER COOPERATIVE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

      This certifies that WACHOVIA BANK, NATIONAL ASSOCIATION is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [R] [LR] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3", which term includes any successor entity under the Agreement) NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4", which term includes any successor entity under the Agreement, and collectively with Master Servicer No. 1, Master Servicer No. 2 and Master Servicer No. 3, the "Master Servicers"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [R] [LR] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, each Master Servicer, each Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is a Qualified Institutional Buyer.

      Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons (as defined below).

      Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

      The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause either Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class [R] [LR] Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class [R] [LR] Certificate to a Person that is not a Permitted Transferee.

      A "Permitted Transferee" is any Transferee of a Class [R] [LR] Certificate other than a Disqualified Organization (as defined below), a Non-United States Tax Person (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below); provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

      A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class [R] [LR] Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R] [LR] Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      A "Non-United States Tax Person," is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, Special Servicer No. 1, Master Servicer No. 4, Special Servicer No. 2 and any Master Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, any Master Servicer or any Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, each Master Servicer, each Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, each Master Servicer, each Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:_________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [R] [LR] Certificates referred to in the within-mentioned Agreement.

Dated: September 7, 2007

                                       WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                       By:_________________________________
                                          Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to __________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                  EXHIBIT B-1A

                   SCHEDULE OF ORIGINAL COLUMN MORTGAGE LOANS

                              [See Attached Report]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C4


                                     Loan Group
#                          Crossed   #
------------------------   -------   ----------
                       1                      1
                     1.1                      1
                     1.2                      1
                       2                      1
                       3                      1
                       4                      1
                       5                      2
                       6                      2
                     6.1                      2
                     6.2                      2
                     6.3                      2
                     6.4                      2
                     6.5                      2
                       7                      1
                       8                      1


                       9                      2
                     9.1                      2
                     9.2                      2
                     9.3                      2
                     9.4                      2
                      10                      2
                    10.1                      2
                    10.2                      2
                      11                      1
                      13                      1
                      14                      1
                      15                      1
                      17                      1
                      18                      1

                    18.1                      1
                    18.2                      1
                    18.3                      1
                    18.4                      1
                    18.5                      1
                    18.6                      1
                    18.7                      1
                      19                      2
                      20                      1
                      21                      1
                    21.1                      1
                    21.2                      1
                      23                      2






                      25                      1
                      26                      1
                      27                      1
                      28                      1
                      30                      2
                      31                      1
                      32                      1
                      33                      1

                      34                      1
                      35                      2
                      36   A                  1







                      37   A                  1







                      38   A                  1







                      39                      2
                      40                      2
                      41                      2











                      42                      1




                      45                      2










                      46                      1
                      48                      2









                      49                      2
                      50                      2
                      52                      1
                      56                      1
                      58                      1
                      59                      1
                      60                      1
                      61                      2
                      62                      1
                      63                      2
                      64                      2

                      65                      2
                      67                      1
                      68                      1
                      69                      1
                      71                      1
                      72                      1
                      73                      2
                      74                      1
                      76                      1
                    76.1                      1
                    76.2                      1
                      78                      1
                    78.1                      1
                    78.2                      1
                    78.3                      1
                    78.4                      1
                      79                      1
                      80                      1
                      82                      1
                      83                      1
                      84                      1
                      86                      1
                      87                      1
                      88                      1
                      90                      1
                      91                      1
                      92                      1
                      93                      1
                      94                      2
                    94.1                      2
                    94.2                      2
                    94.3                      2
                    94.4                      2
                    94.5                      2
                      95                      1
                      96                      1
                      98                      1
                     101                      1
                     102                      2
                     103                      1
                     105                      1
                     106                      1
                     107                      1




                     108                      1
                     109                      1
                     110                      2
                     112                      1
                     113                      1
                     114                      1
                     115                      1
                   115.1                      1
                   115.2                      1
                     116                      1
                     117                      1
                     118                      2
                     119                      1
                     120                      1
                     121                      2
                   121.1                      2
                   121.2                      2
                     122                      1
                     123                      1
                     124                      1
                     126                      1
                     129                      1
                     130                      1
                     131                      1
                     132                      1
                     133                      1

                     134                      1


                     136                      1
                     139                      1
                     140                      1
                   140.1                      1
                   140.2                      1
                     141                      1
                     142                      1


                   142.1                      1
                   142.2                      1
                     143                      1
                     145                      1
                     147                      1
                     148                      2
                     149                      1
                     150                      1
                     154                      1
                     155                      2
                     157                      1
                     158                      1
                     161                      1
                     164                      1
                     165                      1
                     166                      2
                     167                      1
                     168                      2
                     169                      1
                     171                      2
                     172                      2
                     173                      1
                     174                      2
                     175                      2
                     178                      1
                     179                      1
                     181                      1
                     182                      1
                     184                      1
                     185                      1
                     186                      1
                     188                      1

                     190                      1
                     193                      2
                     195                      2
                     197                      2
                     199                      1
                     200                      1


                     201                      1
                     206                      2
                     208                      1
                     209                      1
                     210                      1
                     211                      1

Total/Weighted Average:

#                          Property Name
------------------------   ----------------------------------------------
                       1   Shutters on the Beach & Casa Del Mar Portfolio
                     1.1   Shutters on the Beach
                     1.2   Casa Del Mar
                       2   245 Fifth Avenue
                       3   City Tower
                       4   2600 Michelson
                       5   Meyberry House
                       6   Hamburg Trust Portfolio
                     6.1   Caribbean Isle
                     6.2   Forest Park
                     6.3   Wind Tree
                     6.4   Warwick Apartments
                     6.5   Coulter Landing
                       7   St. Luke's At Cypress Woods
                       8   Lakeview Plaza


                       9   Esquire Portfolio
                     9.1   3489 Broadway
                     9.2   548 West 164th Street
                     9.3   610 West 163rd Street
                     9.4   519 West 143rd Street
                      10   Artisan Las Vegas Multifamily Portfolio
                    10.1   Meadow Ridge
                    10.2   Spanish Oaks
                      11   Sweetwater Crossings
                      13   Grove Square Shopping Center
                      14   Crystal Corporate Center
                      15   Hillside Village Shopping Center
                      17   Wellington Tower Retail
                      18   Egizii Portfolio

                    18.1   Egizii Portfolio-Bucari Building
                    18.2   Egizii Portfolio-Ridgely Building
                    18.3   Egizii Portfolio-Pana Warehouse
                    18.4   Egizii Portfolio 400 North Fifth Street
                    18.5   Egizii Portfolio-700 North MacArthur
                    18.6   Egizii Portfolio-Bell Building
                    18.7   Egizii Portfolio-Edwards Building
                      19   Paradise Bay
                      20   Hampton Inn Downtown Dallas
                      21   W 125th St & 1645 Pitkin Portfolio
                    21.1   West 125th St Portfolio
                    21.2   1645 Pitkin St
                      23   Champions Park Apartments






                      25   The Madison Hotel
                      26   University Square
                      27   Mokena Retail
                      28   University Centre I
                      30   Champions Centre Apartments
                      31   Cranbrook Plaza
                      32   Temescal Plaza
                      33   82 Totowa Road

                      34   565 Metro Place
                      35   Park Village
                      36   RV Dakota Ridge RV Park







                      37   RV Elk Meadows RV Park







                      38   RV Spruce Lake RV Park







                      39   Pegasus Place
                      40   The Fairways Apartments
                      41   Parks at Walnut











                      42   Sprouts Center Surprise




                      45   St. Charles Place










                      46   Whole Foods - Alexandria
                      48   Bullard Crossing









                      49   Curry Junction Apartments
                      50   Crown Acquisitions
                      52   Northridge Shopping Center
                      56   Trade Center
                      58   Shilo Tacoma Washington
                      59   Prime One Office Building
                      60   Holiday Inn Express - Flagstaff Arizona
                      61   Bullard Creek
                      62   Catoosa Shopping Center
                      63   Wexford Homes
                      64   Center Pointe Apartments

                      65   Farmville Apartment Portfolio
                      67   Viewridge Industrial
                      68   Country Inn & Suites Elgin, IL
                      69   Holiday Inn Express Winnemucca
                      71   Alliance Commerce Center
                      72   Pleasant Hill Station
                      73   Ravine Bluff Apartments
                      74   Holiday Inn Express Carson City
                      76   Drug Mart Plaza A - ROLLUP
                    76.1   Drug Mart Plaza - Upper Sandusky
                    76.2   Drug Mart Plaza - Parma Heights
                      78   Best Storage Portfolio
                    78.1   Best Storage Dripping Springs
                    78.2   Best Storage Bastrop
                    78.3   Best Storage Lockhart
                    78.4   Best Storage San Marcos
                      79   488 Main Avenue
                      80   Muhlenberg Square
                      82   Gateway Center
                      83   Northside Plaza
                      84   Design Market
                      86   Troy Marketplace
                      87   Fountain Court
                      88   City Center MOB
                      90   Plaza Medical & Research Center I
                      91   Prominence Shops at Liberty Park
                      92   Ray's On The River
                      93   4355 Montgomery Road
                      94   Golden Enterprises Apartment Portfolio
                    94.1   4315 Coldwater Canyon
                    94.2   4320 Coldwater Canyon
                    94.3   13504 Burbank Boulevard
                    94.4   4652 Fulton Avenue
                    94.5   13009 Moorpark Street
                      95   Best Buy - Owasso
                      96   Shoppes at Taylor Ranch
                      98   Main & 8th Street Retail
                     101   Mound Road Commons
                     102   7733 South Shore Drive
                     103   112 York Road
                     105   Warwick Place
                     106   Westport Landing Shopping Center
                     107   Old Hickory




                     108   Marshall Office Park
                     109   Ramada Inn Austin
                     110   Mountain Meadows MHC
                     112   Screenland Office
                     113   Comfort Inn & Suites Mansfield
                     114   Hobby Lobby Retail Center
                     115   127 & 4000 Church Road
                   115.1   127 Church Road
                   115.2   4000 Church Road
                     116   Holiday Inn Express Hillsborough
                     117   1800 6th Street
                     118   Santa Fe Trails Apartments
                     119   Sleep Inn & Suites Metairie
                     120   Hampton Inn Horse Cave
                     121   Cranberry Hill & Norberry
                   121.1   Cranberry Hill Apartments
                   121.2   Norberry Condominiums
                     122   Autumn Springs Office Building
                     123   Holiday Inn Express Yankton
                     124   Goshen Commercial
                     126   412 S. Wall St. & 319 Winston St.
                     129   Marina Marketplace
                     130   Deerwood Village Executive Center
                     131   Shockoe Cary Building
                     132   Tower Storage
                     133   Clearpoint Crossing

                     134   Jackson Plaza-Edinburg


                     136   Skyline 1998
                     139   Oakridge Square Shopping Center
                     140   Lakeside Portfolio
                   140.1   20282 Garrett Highway
                   140.2   13227 Garrett Highway
                     141   Everett Retail
                     142   Providence Plaza & Shoppes at Midtown


                   142.1   Providence Plaza
                   142.2   Shoppes at Midtown
                     143   Dunn Commons
                     145   James Madison Square
                     147   180-184 Sunrise Highway
                     148   River Rose MHC
                     149   10620 Metcalf Avenue
                     150   Millennium Plaza
                     154   3100 University Boulevard
                     155   Vista Woods MHP
                     157   Naperville Executive Center
                     158   Concentra Medical Building
                     161   CVS Woodstock
                     164   Crabapple Place
                     165   Prairie Village
                     166   Castle Hills Apartments
                     167   Desoto Self Storage
                     168   Enfield Apartments
                     169   Tifton Mini Warehouse
                     171   Forest Creek MHP
                     172   Brunswick Apartments
                     173   5741 Bayside Road
                     174   1912 R Street, NW
                     175   Southwind Village MHP
                     178   353 Nassau Street
                     179   Office Depot Greensboro
                     181   Atrium Office Building
                     182   Airport Plaza
                     184   Fairfield Square Shopping Center
                     185   Citizens Bank Plaza
                     186   953-963 West Belmont
                     188   Kilby Place

                     190   McColl Plaza
                     193   Medical Center Apartments
                     195   Fiesta Mobile Home Park
                     197   Windy Hill Apartments
                     199   Ponca City Plaza SC
                     200   Update Center


                     201   Little Elm Self Storage
                     206   Nottingham Estates MHC
                     208   Lakeside Marketplace
                     209   Armor Self Storage
                     210   Kelly Plaza
                     211   Boiling Springs Center

Total/Weighted Average:

#                          Address
------------------------   -----------------------------------------------------------------------
                       1
                     1.1   One Pico Boulevard
                     1.2   1910 Ocean Way
                       2   245 Fifth Avenue
                       3   333 City Boulevard West
                       4   2600 Michelson Drive
                       5   220 East 63rd Street
                       6
                     6.1   3503 Bonaire Boulevard
                     6.2   2829 South Oakland Forest Drive
                     6.3   3630 Brennan Boulevard
                     6.4   2400 Arrowhead Drive
                     6.5   7208 West 34th Street
                       7   15655 Cypress Woods Medical Drive
                       8   1505-1515 Route 22


                       9
                     9.1   3489 Broadway
                     9.2   548 West 164th Street
                     9.3   610 West 163rd Street
                     9.4   519 West 143rd Street
                      10
                    10.1   5055 Lindell Road
                    10.2   2301 South Valley View Boulevard
                      11   1502-1910 Sweetwater Road
                      13   13601 Grove Drive
                      14   2500 North Military Trail
                      15   6401 East Mockingbird Lane
                      17   350 East 82nd Street
                      18

                    18.1   509 South Sixth Street
                    18.2   500 East Monroe
                    18.3   2285 East 350 North Road
                    18.4   400-424 North Fifth Street
                    18.5   700 North MacArthur Boulevard
                    18.6   424 South 5th Street
                    18.7   528 South Fifth Street
                      19   5901 Weber Road
                      20   1015 Elm Street
                      21
                    21.1   112-118 West 125th Street, 250 West 125th Street, 117 West 124th Street
                    21.2   1645 Pitkin Street
                      23   13050 Champions Park Drive






                      25   One Convent Road
                      26   Northeast Corner University Parkway & Lockwood Ridge Road
                      27   11244 and 11310 West Lincoln Highway
                      28   1300 South University Drive
                      30   13222 Champions Centre Drive
                      31   532-598 Cranbrook Road, 10400-10402 Ridgeland Road
                      32   4869-5095 Telegraph Avenue
                      33   82 Totowa Road

                      34   565 Metro Place South
                      35   7575 South Westmoreland Road
                      36   17800 West Colfax Avenue







                      37   1665 Colorado Highway 66







                      38   1050 Mary's Lake Road







                      39   2504 Larkin Road
                      40   1450 North State Highway 360
                      41   10000 Walnut Street











                      42   13757-13761 West Bell Road




                      45   2000 Old Minden Road










                      46   1700 Duke Street
                      48   5105 Old Bullard Road









                      49   3549 Curry Lane
                      50   1240, 1310, 1502 West Ajo Way
                      52   8329 Roswell Road
                      56   100 Trade Centre Drive
                      58   7414 South Hosmer Street
                      59   20601 North 19th Avenue
                      60   2320 East Lucky Lane
                      61   5621 Old Bullard Road
                      62   2500 North Highway 66
                      63   600 Wembley Circle
                      64   460 North Arthur Street

                      65   408 High Street
                      67   4520 Viewridge Avenue
                      68   2270 Point Boulevard
                      69   1987 West Winnemucca Boulevard
                      71   615 West Wilshire Boulevard
                      72   2442 Pleasant Hill Road
                      73   5454 Ponderosa Drive
                      74   4055 North Carson Street
                      76
                    76.1   1155 East Wyandot Avenue
                    76.2   6476 York Road
                      78
                    78.1   26552 Ranch Road 12
                    78.2   770 Highway 71 West
                    78.3   1414 South Colorado Street
                    78.4   2406 Interstate 35 South
                      79   488 Main Avenue
                      80   3417 North 5th Street
                      82   991 South State Road 7
                      83   132-01 14th Avenue
                      84   501 Northeast 122nd Street
                      86   1225-1265 Highway 231
                      87   1-31 Fountain Court
                      88   3610 Michelle Wittmer Memorial Drive
                      90   13128 North 94th Drive
                      91   8000 Liberty Parkway
                      92   6700 Powers Ferry Road
                      93   4355 Montgomery Road
                      94
                    94.1   4315 Coldwater Canyon Avenue
                    94.2   4320 Coldwater Canyon
                    94.3   13504 Burbank Boulevard
                    94.4   4652 Fulton Avenue
                    94.5   13009 Moorpark Street
                      95   9055 North 121st Avenue E
                      96   4801 Montano Road Northwest
                      98   800-813 South Main Street and 100-118 8th Street
                     101   56692-56848 Mound Road
                     102   7733 South Shore Drive
                     103   112 York Road
                     105   33 Lambert Lind Highway
                     106   534-552 Westport Road
                     107   Northeast Corner Old Hickory Tree Road & U.S. Highway 192




                     108   6385 and 6425 West 52nd Avenue
                     109   9121 North Interstate Highway 35
                     110   8628 Huffine Lane
                     112   1656 Washington Street
                     113   175 North Highway 287
                     114   901 South Interstate 35
                     115
                   115.1   127 Church Road
                   115.2   4000 Church Road
                     116   202 Cardinal Drive
                     117   1800 6th Street
                     118   6347 Melody Lane & 6318 Ridgecrest Road
                     119   4601 North IH 10 Service Road (Utica Street) and 4708 Trenton Street
                     120   750 Flint Ridge Road
                     121
                   121.1   101-135 West Water Street
                   121.2   1200 & 1201 Dutilh Road
                     122   512 Autumn Springs Court
                     123   2607 Broadway Avenue
                     124   100 Canal Street
                     126   412 South Wall Street & 319 Winston Street
                     129   1495 East Prater Way
                     130   9770 Baymeadows Road
                     131   19-21 South 13th Street
                     132   4310 Highway 45 East
                     133   11510 Space Center Boulevard

                     134   2404 West University Drive


                     136   16050 North 76th Street
                     139   1600 Babcock Road
                     140
                   140.1   20282 & 20294 Garret Highway
                   140.2   13227 Garrett Highway
                     141   711 112th Street Southeast
                     142


                   142.1   6601 Airport Boulevard
                   142.2   1500 Government Street
                     143   10210 Couloak Drive
                     145   1306 Hillside Avenue
                     147   180-184 Sunrise Higway
                     148   2601 North Barker Road
                     149   10620 Metcalf Avenue
                     150   2235 Empire Boulevard
                     154   3100 University Boulevard
                     155   5887 Deerfield Road
                     157   1555 North Naperville Wheaton Road
                     158   1617 South Third Street
                     161   1600 Towne Lake Parkway
                     164   24 East Crossville Road
                     165   6105-6139 East 13th Street North
                     166   6014 Blanco Road
                     167   2274 Highway 51 North
                     168   1200 and 1208 Enfield Road
                     169   2202 Leslie Locke Road, 96 Vernon Drive, 98 Cypress Street
                     171   2267 Berry Road
                     172   3205 Brunswick Street
                     173   5741 Bayside Road
                     174   1912 R Street Northwest
                     175   1269 River Road
                     178   353 Nassau Street
                     179   920 North Church Street
                     181   13313 Southwest Freeway
                     182   762-770 Route 3
                     184   1201 West Vernon Avenue
                     185   2170 Matlock Road
                     186   953-963 West Belmont Avenue
                     188   101 North 40th Street

                     190   4120 South McColl Road
                     193   400, 404, 408 and 412 Paladin Drive
                     195   102 Amigo Lane
                     197   120 Chalfont Drive
                     199   910 East Prospect Avenue
                     200   9909 224th Street East


                     201   150 Lobo Lane
                     206   4400 Daleview Avenue
                     208   131 Elams Road
                     209   5804 North Denton Highway
                     210   22441-22445 Kelly Road
                     211   3906 Boiling Springs Road

Total/Weighted Average:

                                                                             Zip     Property
#                          City               County                 State   Code    Type
------------------------   ----------------   --------------------   -----   -----   ------------
                       1
                     1.1   Santa Monica       Los Angeles            CA      90405   Hotel
                     1.2   Santa Monica       Los Angeles            CA      90405   Hotel
                       2   New York           New York               NY      10016   Office
                       3   Orange             Orange                 CA      92868   Office
                       4   Irvine             Orange                 CA      92612   Office
                       5   New York           New York               NY      10065   Multifamily
                       6
                     6.1   Kissimmee          Osceola                FL      34741   Multifamily
                     6.2   Oakland Park       Broward                FL      33309   Multifamily
                     6.3   Amarillo           Randall                TX      79121   Multifamily
                     6.4   Abilene            Taylor                 TX      79606   Multifamily
                     6.5   Amarillo           Randall                TX      79109   Multifamily
                       7   Houston            Harris                 TX      77014   Office
                       8   Southeast          Putnam                 NY      10509   Retail


                       9
                     9.1   New York           New York               NY      10031   Multifamily
                     9.2   New York           New York               NY      10032   Multifamily
                     9.3   New York           New York               NY      10032   Multifamily
                     9.4   New York           New York               NY      10031   Multifamily
                      10
                    10.1   Las Vegas          Clark                  NV      89118   Multifamily
                    10.2   Las Vegas          Clark                  NV      89102   Multifamily
                      11   National City      San Diego              CA      91950   Retail
                      13   Maple Grove        Hennepin               MN      55311   Retail
                      14   Boca Raton         Palm Beach             FL      33431   Office
                      15   Dallas             Dallas                 TX      75214   Retail
                      17   New York           New York               NY      10028   Retail
                      18

                    18.1   Springfield        Sangamon               IL      62701   Office
                    18.2   Springfield        Sangamon               IL      62701   Office
                    18.3   Pana               Christian              IL      62557   Industrial
                    18.4   Springfield        Sangamon               IL      62702   Office
                    18.5   Springfield        Sangamon               IL      62702   Industrial
                    18.6   Springfield        Sangamon               IL      62701   Office
                    18.7   Springfield        Sangamon               IL      62705   Office
                      19   Corpus Christi     Nueces                 TX      78413   Multifamily
                      20   Dallas             Dallas                 TX      75202   Hotel
                      21
                    21.1   New York           New York               NY      10027   Retail
                    21.2   Brooklyn           Kings                  NY      11212   Retail
                      23   Houston            Harris                 TX      77069   Multifamily






                      25   Morris Township    Morris                 NJ      07960   Hotel
                      26   Sarasota           Sarasota               FL      34243   Retail
                      27   Mokena             Will                   IL      60448   Retail
                      28   Ft. Worth          Tarrant                TX      76107   Office
                      30   Houston            Harris                 TX      77069   Multifamily
                      31   Cockeysville       Baltimore              MD      21030   Retail
                      32   Oakland            Alameda                CA      94609   Retail
                      33   Wayne              Passaic                NJ      07470   Industrial

                      34   Dublin             Franklin               OH      43017   Office
                      35   Dallas             Dallas                 TX      75237   Multifamily
                      36   Golden             Jefferson              CO      80401   Multifamily







                      37   Estes Park         Larimer                CO      80517   Multifamily







                      38   Estes Park         Larimer                CO      80517   Multifamily







                      39   Lexington          Fayette                KY      40503   Multifamily
                      40   Grand Prairie      Tarrant                TX      75050   Multifamily
                      41   Dallas             Dallas                 TX      75243   Multifamily











                      42   Surprise           Maricopa               AZ      85374   Retail




                      45   Bossier City       Bossier                LA      71111   Multifamily










                      46   Alexandria         Alexandria City        VA      22314   Retail
                      48   Tyler              Smith                  TX      75703   Multifamily









                      49   Abilene            Taylor                 TX      79606   Multifamily
                      50   Tucson             Pima                   AZ      85713   Multifamily
                      52   Sandy Springs      Fulton                 GA      30350   Retail
                      56   Champaign          Champaign              IL      61820   Office
                      58   Tacoma             Pierce                 WA      98408   Hotel
                      59   Phoenix            Maricopa               AZ      85027   Industrial
                      60   Flagstaff          Coconino               AZ      86004   Hotel
                      61   Tyler              Smith                  TX      75703   Multifamily
                      62   Catoosa            Rogers                 OK      74015   Retail
                      63   Duncanville        Dallas                 TX      75137   Multifamily
                      64   Kennewick          Benton                 WA      99336   Multifamily

                      65   Farmville          Prince Edward          VA      23901   Multifamily
                      67   San Diego          San Diego              CA      92123   Industrial
                      68   Elgin              Kane                   IL      60123   Hotel
                      69   Winnemucca         Humboldt               NV      89445   Hotel
                      71   Oklahoma City      Oklahoma               OK      73116   Mixed Use
                      72   Duluth             Gwinnett               GA      30096   Retail
                      73   Columbus           Franklin               OH      43231   Multifamily
                      74   Carson City        Carson City            NV      89706   Hotel
                      76
                    76.1   Upper Sandusky     Wyandot                OH      43351   Retail
                    76.2   Parma Heights      Cuyahoga               OH      44130   Retail
                      78
                    78.1   Dripping Springs   Hays                   TX      78620   Self Storage
                    78.2   Bastrop            Bastrop                TX      78602   Self Storage
                    78.3   Lockhart           Caldwell               TX      78644   Self Storage
                    78.4   San Marcos         Hays                   TX      78666   Self Storage
                      79   Norwalk            Fairfield              CT      06851   Office
                      80   Muhlenberg         Berks                  PA      19605   Retail
                      82   Plantation         Broward                FL      33317   Industrial
                      83   College Point      Queens                 NY      11356   Retail
                      84   Oklahoma City      Oklahoma               OK      73114   Industrial
                      86   Troy               Pike                   AL      36081   Retail
                      87   Bartonsville       Monroe                 PA      18321   Retail
                      88   New Berlin         Waukesha               WI      53151   Office
                      90   Peoria             Maricopa               AZ      85381   Office
                      91   Vestavia Hills     Jefferson              AL      35242   Retail
                      92   Atlanta            Fulton                 GA      30339   Retail
                      93   Naperville         Du Page                IL      60564   Office
                      94
                    94.1   Studio City        Los Angeles            CA      91604   Multifamily
                    94.2   Studio City        Los Angeles            CA      91604   Multifamily
                    94.3   Sherman Oaks       Los Angeles            CA      91401   Multifamily
                    94.4   Sherman Oaks       Los Angeles            CA      91423   Multifamily
                    94.5   Studio City        Los Angeles            CA      91604   Multifamily
                      95   Owasso             Tulsa                  OK      74055   Retail
                      96   Albuquerque        Bernalillo             NM      87120   Retail
                      98   Los Angeles        Los Angeles            CA      90014   Retail
                     101   Shelby Township    Macomb                 MI      48316   Industrial
                     102   Chicago            Cook                   IL      60649   Multifamily
                     103   Elmhurst           Dupage                 IL      60126   Mixed Use
                     105   Warwick            Kent                   RI      02886   Mixed Use
                     106   Kansas City        Jackson                MO      64111   Retail
                     107   St. Cloud          Osceola                FL      34771   Retail




                     108   Arvada             Jefferson              CO      80002   Industrial
                     109   Austin             Travis                 TX      78753   Hotel
                     110   Bozeman            Gallatin               MT      59718   Multifamily
                     112   Kansas City        Jackson                MO      64108   Office
                     113   Mansfield          Tarrant                TX      76063   Hotel
                     114   Georgetown         Williamson             TX      78626   Retail
                     115
                   115.1   Marlton            Burlington             NJ      08053   Office
                   115.2   Mount Laurel       Burlington             NJ      08054   Office
                     116   Hillsborough       Orange                 NC      27278   Hotel
                     117   Los Angeles        Los Angeles            CA      90057   Retail
                     118   Dallas             Dallas                 TX      75231   Multifamily
                     119   Metairie           Jefferson              LA      70006   Hotel
                     120   Horse Cave         Hart                   KY      42749   Hotel
                     121
                   121.1   Slippery Rock      Butler                 PA      16057   Multifamily
                   121.2   Cranberry          Butler                 PA      16066   Multifamily
                     122   Franklin           Williamson             TN      37067   Office
                     123   Yankton            Yankton                SD      57078   Hotel
                     124   Goshen             Orange                 NY      10924   Office
                     126   Los Angeles        Los Angeles            CA      90013   Retail
                     129   Sparks             Washoe                 NV      89434   Retail
                     130   Jacksonville       Duval                  FL      32256   Office
                     131   Richmond           Henrico                VA      23219   Mixed Use
                     132   Fayetteville       Washington             AR      72703   Self Storage
                     133   Houston            Harris                 TX      77059   Retail

                     134   Edinburg           Hidalgo                TX      78541   Retail


                     136   Scottsdale         Maricopa               AZ      85260   Mixed Use
                     139   San Antonio        Bexar                  TX      78229   Retail
                     140
                   140.1   Oakland            Garrett                MD      21550   Retail
                   140.2   Oakland            Garrett                MD      21550   Retail
                     141   Everett            Snohomish              WA      98208   Retail
                     142


                   142.1   Mobile             Mobile                 AL      36695   Retail
                   142.2   Mobile             Mobile                 AL      36606   Retail
                     143   Charlotte          Mecklenburg            NC      28216   Retail
                     145   Harrisonburg       Harrisonburg City      VA      22801   Retail
                     147   Rockville Center   Nassau                 NY      11570   Office
                     148   Otis Orchards      Spokane                WA      99027   Multifamily
                     149   Overland Park      Johnson                KS      66212   Retail
                     150   Webster            Monroe                 NY      14580   Mixed Use
                     154   Jacksonville       Duval                  FL      32216   Office
                     155   Milford            Clermont               OH      45150   Multifamily
                     157   Naperville         DuPage                 IL      60563   Office
                     158   Saint Louis        Saint Louis City       MO      63104   Office
                     161   Woodstock          Cherokee               GA      30189   Retail
                     164   Roswell            Fulton                 GA      30075   Retail
                     165   Wichita            Sedgwick               KS      67208   Retail
                     166   San Antonio        Bexar                  TX      78216   Multifamily
                     167   Hernando           DeSoto                 MS      38632   Self Storage
                     168   Austin             Travis                 TX      78703   Multifamily
                     169   Tifton             Tift                   GA      31793   Self Storage
                     171   Amelia             Clermont               OH      45102   Multifamily
                     172   Danville           Vermilion              IL      61832   Multifamily
                     173   Virginia Beach     Virginia Beach City    VA      23455   Mixed Use
                     174   Washington         District of Columbia   DC      20009   Multifamily
                     175   North Fort Myers   Lee                    FL      33903   Multifamily
                     178   Princeton          Mercer                 NJ      08540   Office
                     179   Greensboro         Guilford               NC      27401   Retail
                     181   Sugar Land         Fort Bend              TX      77478   Office
                     182   Plattsburgh        Clinton                NY      12901   Retail
                     184   Kinston            Lenoir                 NC      28501   Retail
                     185   Mansfield          Tarrant                TX      76063   Mixed Use
                     186   Chicago            Cook                   IL      60657   Retail
                     188   Omaha              Douglas                NE      68131   Retail

                     190   Edinburg           Hidalgo                TX      78539   Retail
                     193   Greenville         Pitt                   NC      27834   Multifamily
                     195   Dickinson          Galveston              TX      77539   Multifamily
                     197   Athens             Clarke                 GA      30606   Multifamily
                     199   Ponca City         Kay                    OK      74601   Retail
                     200   Graham             Pierce                 WA      98338   Retail


                     201   Little Elm         Denton                 TX      75068   Self Storage
                     206   Dayton             Montgomery             OH      45405   Multifamily
                     208   Littleton          Warren                 NC      27850   Retail
                     209   Haltom City        Tarrant                TX      76148   Self Storage
                     210   Eastpointe         Macomb                 MI      48021   Retail
                     211   Boiling Springs    Spartanburg            SC      29316   Retail

Total/Weighted Average:

                                                                                Units/
                                                                                Sq. Ft./
                           Property                    Mortgage                 Rooms/     Original
#                          Sub-type                    Property Seller          Pads       Balance
------------------------   -------------------------   ----------------------   --------   --------------   ---
                       1                               Column Financial, Inc.        327     $310,000,000   (11)
                     1.1   Full Service                                              198     $185,614,308
                     1.2   Full Service                                              129     $124,385,692
                       2   Central Business District   Column Financial, Inc.    303,139     $140,000,000   (12)
                       3   Central Business District   Column Financial, Inc.    410,068     $115,000,000   (13)
                       4   Suburban                    Column Financial, Inc.    307,271      $95,000,000   (14)
                       5   Conventional                Column Financial, Inc.        180      $90,000,000   (15)
                       6                               Column Financial, Inc.      1,209      $72,000,000
                     6.1   Conventional                                              448      $30,581,000
                     6.2   Conventional                                              188      $21,290,000
                     6.3   Conventional                                              276       $9,600,000
                     6.4   Conventional                                              152       $6,271,000
                     6.5   Conventional                                              145       $4,258,000
                       7   Suburban                    Column Financial, Inc.    144,415      $31,800,000
                       8   Anchored                    Column Financial, Inc.    185,006      $31,200,000


                       9                               Column Financial, Inc.        214      $31,000,000   (18)
                     9.1   Conventional                                               79      $13,494,118
                     9.2   Conventional                                               56       $6,929,412
                     9.3   Conventional                                               54       $6,418,824
                     9.4   Conventional                                               25       $4,157,646
                      10                               Column Financial, Inc.        448      $30,300,000   (20)
                    10.1   Conventional                                              232      $16,500,000
                    10.2   Conventional                                              216      $13,800,000
                      11   Anchored                    Column Financial, Inc.    199,078      $29,000,000
                      13   Anchored                    Column Financial, Inc.    191,095      $26,000,000
                      14   Suburban                    Column Financial, Inc.    126,602      $23,500,000
                      15   Anchored                    Column Financial, Inc.    166,625      $23,200,000
                      17   Unanchored                  Column Financial, Inc.     41,193      $22,500,000
                      18                               Column Financial, Inc.    395,199      $21,920,000

                    18.1   Central Business District                              89,056       $6,730,200
                    18.2   Central Business District                              57,185       $3,800,600
                    18.3   N/A                                                   110,000       $3,487,200
                    18.4   Central Business District                              34,802       $3,088,800
                    18.5   N/A                                                    65,067       $2,012,800
                    18.6   Central Business District                              20,448       $1,614,400
                    18.7   Central Business District                              18,641       $1,186,000
                      19   Conventional                Column Financial, Inc.        783      $21,500,000
                      20   Full Service                Column Financial, Inc.        309      $21,500,000
                      21                               Column Financial, Inc.     23,625      $19,200,000
                    21.1   Unanchored                                             13,225      $14,580,000
                    21.2   Unanchored                                             10,400       $4,620,000
                      23   Conventional                Column Financial, Inc.        246      $15,300,000






                      25   Full Service                Column Financial, Inc.        186      $14,725,000
                      26   Unanchored                  Column Financial, Inc.     68,057      $13,750,000
                      27   Unanchored                  Column Financial, Inc.     44,632      $13,400,000
                      28   Suburban                    Column Financial, Inc.     99,267      $13,400,000
                      30   Conventional                Column Financial, Inc.        192      $13,000,000
                      31   Unanchored                  Column Financial, Inc.    138,558      $12,800,000
                      32   Anchored                    Column Financial, Inc.     44,632      $12,700,000
                      33   N/A                         Column Financial, Inc.    138,000      $12,600,000

                      34   Suburban                    Column Financial, Inc.    118,192      $12,235,000
                      35   Conventional                Column Financial, Inc.        350      $12,100,000
                      36   RV Park                     Column Financial, Inc.        141       $5,980,000







                      37   RV Park                     Column Financial, Inc.        240       $3,941,500







                      38   RV Park                     Column Financial, Inc.        116       $2,047,500







                      39   Conventional                Column Financial, Inc.        312      $11,600,000
                      40   Conventional                Column Financial, Inc.        297      $11,600,000
                      41   Conventional                Column Financial, Inc.        308      $11,320,000











                      42   Anchored                    Column Financial, Inc.     44,885      $11,100,000




                      45   Conventional                Column Financial, Inc.        226       $9,960,000










                      46   Anchored                    Column Financial, Inc.     42,243       $9,932,000
                      48   Conventional                Column Financial, Inc.        192       $9,600,000









                      49   Conventional                Column Financial, Inc.        228       $9,600,000
                      50   Conventional                Column Financial, Inc.        236       $9,550,000
                      52   Anchored                    Column Financial, Inc.     75,199       $8,800,000
                      56   Suburban                    Column Financial, Inc.    106,138       $8,500,000
                      58   Limited Service             Column Financial, Inc.        132       $8,400,000
                      59   N/A                         Column Financial, Inc.     57,731       $8,250,000
                      60   Limited Service             Column Financial, Inc.        155       $8,100,000
                      61   Conventional                Column Financial, Inc.        200       $7,840,000
                      62   Anchored                    Column Financial, Inc.     70,223       $7,575,000
                      63   Conventional                Column Financial, Inc.        122       $7,500,000
                      64   Conventional                Column Financial, Inc.        134       $7,450,000

                      65   Conventional                Column Financial, Inc.         93       $7,225,000
                      67   N/A                         Column Financial, Inc.     48,203       $6,750,000
                      68   Limited Service             Column Financial, Inc.         98       $6,700,000
                      69   Limited Service             Column Financial, Inc.         72       $6,700,000
                      71   Warehouse/Office            Column Financial, Inc.    216,604       $6,400,000
                      72   Unanchored                  Column Financial, Inc.     24,500       $6,240,000
                      73   Conventional                Column Financial, Inc.        316       $6,200,000
                      74   Limited Service             Column Financial, Inc.         85       $6,000,000
                      76                               Column Financial, Inc.     69,574       $5,775,000
                    76.1   Anchored                                               37,280       $3,065,000
                    76.2   Anchored                                               32,294       $2,710,000
                      78                               Column Financial, Inc.    179,925       $5,498,750
                    78.1   N/A                                                    51,925       $1,950,000
                    78.2   N/A                                                    50,350       $1,806,250
                    78.3   N/A                                                    48,500       $1,147,500
                    78.4   N/A                                                    29,150         $595,000
                      79   Suburban                    Column Financial, Inc.     35,843       $5,400,000
                      80   Unanchored                  Column Financial, Inc.     46,179       $5,350,000
                      82   N/A                         Column Financial, Inc.     88,177       $5,259,000
                      83   Unanchored                  Column Financial, Inc.     16,994       $5,000,000
                      84   N/A                         Column Financial, Inc.     89,184       $5,000,000
                      86   Anchored                    Column Financial, Inc.    139,355       $4,800,000
                      87   Unanchored                  Column Financial, Inc.     42,500       $4,686,000
                      88   Suburban                    Column Financial, Inc.     25,465       $4,662,000
                      90   Suburban                    Column Financial, Inc.     33,681       $4,550,000
                      91   Unanchored                  Column Financial, Inc.     25,203       $4,268,000
                      92   Unanchored                  Column Financial, Inc.     11,515       $4,200,000
                      93   Suburban                    Column Financial, Inc.     16,000       $4,100,000
                      94                               Column Financial, Inc.         49       $4,100,000
                    94.1   Conventional                                               12       $1,105,000
                    94.2   Conventional                                               12         $969,600
                    94.3   Conventional                                                9         $700,500
                    94.4   Conventional                                                8         $669,500
                    94.5   Conventional                                                8         $655,400
                      95   Anchored                    Column Financial, Inc.     30,038       $4,068,000
                      96   Anchored                    Column Financial, Inc.     51,939       $4,000,000
                      98   Unanchored                  Column Financial, Inc.     45,658       $4,000,000
                     101   N/A                         Column Financial, Inc.     70,200       $3,775,000
                     102   Conventional                Column Financial, Inc.         65       $3,735,000
                     103   Retail/Office               Column Financial, Inc.     24,500       $3,725,000
                     105   Retail/Warehouse            Column Financial, Inc.     52,227       $3,692,000
                     106   Anchored                    Column Financial, Inc.     25,538       $3,675,000
                     107   Unanchored                  Column Financial, Inc.     29,419       $3,600,000




                     108   N/A                         Column Financial, Inc.     49,390       $3,600,000
                     109   Limited Service             Column Financial, Inc.        156       $3,600,000
                     110   Manufactured Housing        Column Financial, Inc.        134       $3,500,000
                     112   Central Business District   Column Financial, Inc.     47,329       $3,480,000
                     113   Limited Service             Column Financial, Inc.         59       $3,480,000
                     114   Anchored                    Column Financial, Inc.     72,613       $3,377,000
                     115                               Column Financial, Inc.     22,960       $3,300,000
                   115.1   Suburban                                               11,975       $1,841,860
                   115.2   Suburban                                               10,985       $1,458,140
                     116   Limited Service             Column Financial, Inc.         83       $3,250,000
                     117   Unanchored                  Column Financial, Inc.     16,576       $3,241,000
                     118   Conventional                Column Financial, Inc.        176       $3,230,000
                     119   Limited Service             Column Financial, Inc.         70       $3,100,000
                     120   Limited Service             Column Financial, Inc.        101       $3,100,000
                     121                               Column Financial, Inc.         34       $3,064,000
                   121.1   Conventional                                               21       $2,010,000
                   121.2   Conventional                                               13       $1,054,000
                     122   Central Business District   Column Financial, Inc.     22,996       $3,000,000
                     123   Limited Service             Column Financial, Inc.         58       $3,000,000
                     124   Central Business District   Column Financial, Inc.     17,662       $2,992,000
                     126   Unanchored                  Column Financial, Inc.     31,700       $2,900,000
                     129   Unanchored                  Column Financial, Inc.     15,985       $2,750,000
                     130   Suburban                    Column Financial, Inc.     25,241       $2,704,000
                     131   Multifamily/Retail          Column Financial, Inc.         16       $2,700,000
                     132   N/A                         Column Financial, Inc.     69,815       $2,675,000
                     133   Unanchored                  Column Financial, Inc.     14,908       $2,626,000

                     134   Unanchored                  Column Financial, Inc.     20,870       $2,600,000


                     136   Office/Industrial           Column Financial, Inc.     23,923       $2,500,000
                     139   Unanchored                  Column Financial, Inc.     26,569       $2,418,000
                     140                               Column Financial, Inc.     21,058       $2,408,000
                   140.1   Unanchored                                              8,100       $1,275,000
                   140.2   Unanchored                                             12,958       $1,133,000
                     141   Unanchored                  Column Financial, Inc.     12,570       $2,400,000
                     142                               Column Financial, Inc.      6,600       $2,400,000


                   142.1   Unanchored                                              4,850       $1,700,000
                   142.2   Unanchored                                              1,750         $700,000
                     143   Unanchored                  Column Financial, Inc.      9,948       $2,360,000
                     145   Unanchored                  Column Financial, Inc.     11,844       $2,300,000
                     147   Suburban                    Column Financial, Inc.     12,300       $2,285,000
                     148   Manufactured Housing        Column Financial, Inc.        111       $2,250,000
                     149   Unanchored                  Column Financial, Inc.     27,500       $2,200,000
                     150   Retail/Multifamily          Column Financial, Inc.     24,400       $2,200,000
                     154   Suburban                    Column Financial, Inc.     42,564       $2,051,000
                     155   Manufactured Housing        Column Financial, Inc.        102       $2,032,000
                     157   Suburban                    Column Financial, Inc.     25,133       $2,015,000
                     158   Central Business District   Column Financial, Inc.      9,000       $2,000,000
                     161   Unanchored                  Column Financial, Inc.     10,125       $2,000,000
                     164   Unanchored                  Column Financial, Inc.      8,732       $1,909,000
                     165   Anchored                    Column Financial, Inc.     81,774       $1,907,722
                     166   Conventional                Column Financial, Inc.         60       $1,900,000
                     167   N/A                         Column Financial, Inc.     55,050       $1,880,000
                     168   Conventional                Column Financial, Inc.         28       $1,851,000
                     169   N/A                         Column Financial, Inc.     88,420       $1,850,000
                     171   Manufactured Housing        Column Financial, Inc.        130       $1,760,000
                     172   Conventional                Column Financial, Inc.         80       $1,750,000
                     173   Warehouse/Office            Column Financial, Inc.     33,800       $1,720,000
                     174   Conventional                Column Financial, Inc.          6       $1,700,000
                     175   Manufactured Housing        Column Financial, Inc.         84       $1,657,500
                     178   Suburban                    Column Financial, Inc.      8,624       $1,607,000
                     179   Anchored                    Column Financial, Inc.     18,400       $1,600,000
                     181   Suburban                    Column Financial, Inc.     36,303       $1,600,000
                     182   Anchored                    Column Financial, Inc.     48,005       $1,600,000
                     184   Unanchored                  Column Financial, Inc.     22,483       $1,530,000
                     185   Office/Retail               Column Financial, Inc.      8,180       $1,500,000
                     186   Unanchored                  Column Financial, Inc.     14,882       $1,500,000
                     188   Unanchored                  Column Financial, Inc.      8,461       $1,470,000

                     190   Unanchored                  Column Financial, Inc.      7,600       $1,446,000
                     193   Conventional                Column Financial, Inc.         56       $1,415,000
                     195   Manufactured Housing        Column Financial, Inc.         76       $1,392,000
                     197   Conventional                Column Financial, Inc.         41       $1,341,000
                     199   Unanchored                  Column Financial, Inc.     10,600       $1,303,000
                     200   Unanchored                  Column Financial, Inc.      7,889       $1,250,000


                     201   N/A                         Column Financial, Inc.     28,008       $1,250,000
                     206   Manufactured Housing        Column Financial, Inc.         99       $1,050,000
                     208   Unanchored                  Column Financial, Inc.     10,000       $1,000,000
                     209   N/A                         Column Financial, Inc.     39,950       $1,000,000
                     210   Unanchored                  Column Financial, Inc.     10,640       $1,000,000
                     211   Unanchored                  Column Financial, Inc.      6,180         $925,000

Total/Weighted Average:                                                                    $1,792,161,972

                                                  Percentage of
                           Cut-off                Initial Net      Maturity               Fee/            Year
#                          Balance (1)            Pool Balance     Balance (2)            Leasehold       Built
------------------------   --------------   ---   -------------    --------------   ---   -------------   -----
                       1     $310,000,000   (11)           14.9%     $310,000,000   (11)
                     1.1     $185,614,308                   8.9%     $185,614,308         Fee              1993
                     1.2     $124,385,692                   6.0%     $124,385,692         Fee              1925
                       2     $140,000,000   (12)            6.7%     $140,000,000   (12)  Fee              1926
                       3     $115,000,000   (13)            5.5%     $115,000,000   (13)  Fee              1988
                       4      $95,000,000   (14)            4.6%      $95,000,000   (14)  Fee              1986
                       5      $90,000,000   (15)            4.3%      $90,000,000   (15)  Fee              1963
                       6      $72,000,000                  3.46%      $67,126,206
                     6.1      $30,581,000                   1.5%      $28,510,924         Fee              1990
                     6.2      $21,290,000                   1.0%      $19,848,846         Fee              1995
                     6.3       $9,600,000                   0.5%       $8,950,161         Fee              1979
                     6.4       $6,271,000                   0.3%       $5,846,506         Fee              1982
                     6.5       $4,258,000                   0.2%       $3,969,769         Fee              1971
                       7      $31,800,000                   1.5%      $31,800,000         Fee              2005
                       8      $31,200,000                   1.5%      $31,200,000         Fee              1972


                       9      $31,000,000   (18)            1.5%      $31,000,000   (18)
                     9.1      $13,494,118                   0.6%      $13,494,118         Fee              1910
                     9.2       $6,929,412                   0.3%       $6,929,412         Fee              1910
                     9.3       $6,418,824                   0.3%       $6,418,824         Fee              1930
                     9.4       $4,157,646                   0.2%       $4,157,646         Fee              1920
                      10      $30,300,000   (20)            1.5%      $30,300,000   (20)
                    10.1      $16,500,000                   0.8%      $16,500,000         Fee              1990
                    10.2      $13,800,000                   0.7%      $13,800,000         Fee              1976
                      11      $29,000,000                   1.4%      $26,058,450         Fee              1976
                      13      $26,000,000                   1.2%      $26,000,000         Fee              1986
                      14      $23,500,000                   1.1%      $23,500,000         Fee              1986
                      15      $23,200,000                   1.1%      $23,200,000         Fee              1954
                      17      $22,500,000                   1.1%      $22,500,000         Fee              1999
                      18      $21,865,363                   1.1%      $18,748,516

                    18.1       $6,713,424                   0.3%       $5,756,445         Fee              1923
                    18.2       $3,791,127                   0.2%       $3,250,712         Fee              1926
                    18.3       $3,478,508                   0.2%       $2,982,656         Fee              1974
                    18.4       $3,081,101                   0.1%       $2,641,899         Fee              1930
                    18.5       $2,007,783                   0.1%       $1,721,579         Fee              1912
                    18.6       $1,610,376                   0.1%       $1,380,821         Fee              1910
                    18.7       $1,183,044                   0.1%       $1,014,404         Fee              1920
                      19      $21,500,000                   1.0%      $21,052,521         Fee              1973
                      20      $21,466,184                   1.0%      $18,349,765         Fee              1969
                      21      $19,200,000                   0.9%      $19,200,000
                    21.1      $14,580,000                   0.7%      $14,580,000         Fee              1910
                    21.2       $4,620,000                   0.2%       $4,620,000         Fee              1930
                      23      $15,300,000                   0.7%      $15,300,000         Fee              1992






                      25      $14,687,681                   0.7%      $11,426,022         Fee              1981
                      26      $13,750,000                   0.7%      $13,750,000         Fee              2001
                      27      $13,400,000                   0.6%      $13,400,000         Fee              2004
                      28      $13,400,000                   0.6%      $13,400,000         Fee              1984
                      30      $13,000,000                   0.6%      $13,000,000         Fee              1994
                      31      $12,800,000                   0.6%      $11,433,591         Fee              1973
                      32      $12,700,000                   0.6%      $12,700,000         Fee              1996
                      33      $12,600,000                   0.6%      $12,600,000         Fee              1979

                      34      $12,235,000                   0.6%      $11,500,953         Fee              1999
                      35      $12,100,000                   0.6%      $12,100,000         Fee              1984
                      36       $5,980,000                   0.3%       $5,448,605         Fee              1992







                      37       $3,941,500                   0.2%       $3,591,251         Fee              1960







                      38       $2,047,500                   0.1%       $1,865,555         Fee              1976







                      39      $11,600,000                   0.6%      $10,413,602         Fee              1969
                      40      $11,600,000                   0.6%      $11,600,000         Fee              1984
                      41      $11,320,000                   0.5%      $11,320,000         Fee              1979











                      42      $11,100,000                   0.5%      $10,240,912         Fee              2006




                      45       $9,960,000                   0.5%       $9,960,000         Fee              1971










                      46       $9,932,000                   0.5%       $9,932,000         Fee              2005
                      48       $9,600,000                   0.5%       $9,008,895         Fee              1974









                      49       $9,600,000                   0.5%       $9,008,489         Fee              1986
                      50       $9,550,000                   0.5%       $9,550,000         Fee              1983
                      52       $8,800,000                   0.4%       $8,800,000         Fee              1982
                      56       $8,500,000                   0.4%       $8,500,000         Fee/Leasehold    1990
                      58       $8,321,888                   0.4%       $6,590,600         Fee              1985
                      59       $8,250,000                   0.4%       $7,689,442         Fee              2000
                      60       $8,034,135                   0.4%       $6,269,686         Fee              1987
                      61       $7,840,000                   0.4%       $7,840,000         Fee              1979
                      62       $7,575,000                   0.4%       $7,575,000         Fee              2006
                      63       $7,500,000                   0.4%       $7,500,000         Fee              1984
                      64       $7,450,000                   0.4%       $7,450,000         Fee              2004

                      65       $7,199,950                   0.3%       $6,138,364         Fee              1930
                      67       $6,750,000                   0.3%       $6,750,000         Fee              2002
                      68       $6,688,894                   0.3%       $5,685,502         Fee              2000
                      69       $6,647,010                   0.3%       $5,213,194         Fee              1996
                      71       $6,400,000                   0.3%       $5,821,550         Fee              1957
                      72       $6,240,000                   0.3%       $5,628,357         Fee              2001
                      73       $6,183,654                   0.3%       $5,246,143         Fee              1978
                      74       $5,985,958                   0.3%       $4,717,792         Fee              2004
                      76       $5,775,000                   0.3%       $5,248,224
                    76.1       $3,065,000                   0.1%       $2,785,421         Fee              1993
                    76.2       $2,710,000                   0.1%       $2,462,803         Fee              1990
                      78       $5,483,942                   0.3%       $4,649,163
                    78.1       $1,944,749                  0.09%       $1,648,714         Fee              1997
                    78.2       $1,801,386                  0.09%       $1,527,174         Fee              1997
                    78.3       $1,144,410                  0.05%         $970,205         Fee              1985
                    78.4         $593,398                  0.03%         $503,069         Fee              1985
                      79       $5,400,000                   0.3%       $5,400,000         Fee              1980
                      80       $5,324,145                   0.3%       $4,499,022         Fee              1996
                      82       $5,255,510                   0.3%       $4,970,792         Fee              1962
                      83       $5,000,000                   0.2%       $4,321,496         Fee              2006
                      84       $4,987,672                   0.2%       $4,282,080         Fee              2003
                      86       $4,800,000                   0.2%       $4,329,349         Fee              1988
                      87       $4,678,833                   0.2%       $4,011,253         Fee              1990
                      88       $4,662,000                   0.2%       $4,158,960         Fee              2006
                      90       $4,537,876                   0.2%       $3,860,147         Fee              2000
                      91       $4,252,177                   0.2%       $3,588,856         Fee              2001
                      92       $4,200,000                   0.2%       $3,787,759         Fee              1973
                      93       $4,100,000                   0.2%       $3,917,158         Fee              2005
                      94       $4,092,656                   0.2%       $3,455,432
                    94.1       $1,103,021                  0.05%         $931,281         Fee              1985
                    94.2         $967,863                  0.05%         $817,167         Fee              1985
                    94.3         $699,245                  0.03%         $590,373         Fee              1983
                    94.4         $668,301                  0.03%         $564,247         Fee              1985
                    94.5         $654,226                  0.03%         $552,363         Fee              1986
                      95       $4,068,000                   0.2%       $3,822,918         Fee              2006
                      96       $4,000,000                   0.2%       $4,000,000         Fee              1990
                      98       $3,992,980                   0.2%       $3,372,119         Fee              1993
                     101       $3,765,373                   0.2%       $3,220,001         Fee              2003
                     102       $3,735,000                   0.2%       $3,392,702         Fee              1952
                     103       $3,725,000                   0.2%       $3,315,430         Fee              1921
                     105       $3,686,837                   0.2%       $3,188,944         Fee              1969
                     106       $3,675,000                   0.2%       $3,281,719         Fee              1987
                     107       $3,594,659                   0.2%       $3,091,279         Fee              2006




                     108       $3,590,058                   0.2%       $3,033,908         Fee              1974
                     109       $3,547,191                   0.2%       $2,816,176         Fee              1986
                     110       $3,500,000                   0.2%       $3,138,199         Fee              1968
                     112       $3,480,000                   0.2%       $3,194,486         Fee              1913
                     113       $3,467,310                   0.2%       $2,938,222         Fee              2000
                     114       $3,377,000                   0.2%       $3,012,923         Fee              1989
                     115       $3,297,646                   0.2%       $2,843,674
                   115.1       $1,840,547                  0.09%       $1,587,167         Fee              2005
                   115.2       $1,457,099                  0.07%       $1,256,507         Fee              1975
                     116       $3,246,414                   0.2%       $2,577,549         Fee              1995
                     117       $3,235,961                   0.2%       $2,759,426         Fee              1986
                     118       $3,230,000                   0.2%       $2,841,097         Fee              1971
                     119       $3,093,519                   0.1%       $2,480,056         Fee              2002
                     120       $3,092,669                   0.1%       $2,433,421         Fee              1998
                     121       $3,058,442                   0.1%       $2,572,860
                   121.1       $2,006,354                  0.10%       $1,687,810         Fee              1977
                   121.2       $1,052,088                  0.05%         $885,050         Fee              1990
                     122       $3,000,000                   0.1%       $2,677,673         Fee              1999
                     123       $2,993,276                   0.1%       $2,368,135         Fee              2003
                     124       $2,992,000                   0.1%       $2,742,899         Fee              2006
                     126       $2,897,987                   0.1%       $2,505,573         Fee              1977
                     129       $2,750,000                   0.1%       $2,750,000         Fee              2003
                     130       $2,704,000                   0.1%       $2,459,522         Fee              1984
                     131       $2,700,000                   0.1%       $2,524,796         Fee              1877
                     132       $2,673,086                   0.1%       $2,304,457         Fee              2004
                     133       $2,626,000                   0.1%       $2,455,769         Fee              2006

                     134       $2,598,195                   0.1%       $2,246,376         Fee              2006


                     136       $2,500,000                   0.1%       $2,217,675         Fee              1998
                     139       $2,418,000                   0.1%       $2,190,743         Fee              1974
                     140       $2,404,437                   0.1%       $2,068,308
                   140.1       $1,273,113                   0.1%       $1,095,138         Fee              1979
                   140.2       $1,131,324                   0.1%         $973,170         Fee              1985
                     141       $2,400,000                   0.1%       $2,400,000         Fee              2001
                     142       $2,395,788                   0.1%       $2,023,272


                   142.1       $1,697,016                  0.08%       $1,433,151         Fee              2007
                   142.2         $698,771                  0.03%         $590,122         Fee              2004
                     143       $2,354,082                   0.1%       $2,017,098         Fee              2006
                     145       $2,300,000                   0.1%       $2,032,504         Fee              2007
                     147       $2,285,000                   0.1%       $2,058,294         Fee              1928
                     148       $2,248,326                   0.1%       $1,930,724         Fee              1970
                     149       $2,200,000                   0.1%       $1,976,346         Fee              1973
                     150       $2,200,000                   0.1%       $1,994,127         Fee              1950
                     154       $2,048,016                   0.1%       $1,764,646         Fee              1975
                     155       $2,030,522                   0.1%       $1,747,592         Fee              1970
                     157       $2,007,617                   0.1%       $1,880,808         Fee              1978
                     158       $1,994,826                   0.1%       $1,874,516         Fee              1999
                     161       $1,990,656                   0.1%       $1,689,508         Fee              1998
                     164       $1,909,000                   0.1%       $1,700,229         Fee              2006
                     165       $1,891,132                   0.1%          $69,868         Fee/Leasehold    1962
                     166       $1,885,336                   0.1%       $1,607,985         Fee              1964
                     167       $1,880,000                   0.1%       $1,817,509         Fee              2001
                     168       $1,851,000                   0.1%       $1,616,777         Fee              1967
                     169       $1,848,612                   0.1%       $1,586,136         Fee              1994
                     171       $1,757,959                   0.1%       $1,385,086         Fee              1970
                     172       $1,745,232                   0.1%       $1,477,398         Fee              1986
                     173       $1,720,000                   0.1%       $1,504,041         Fee              1979
                     174       $1,700,000                   0.1%       $1,700,000         Fee              1910
                     175       $1,657,500                   0.1%       $1,599,196         Fee              1970
                     178       $1,602,773                   0.1%       $1,365,560         Fee              1920
                     179       $1,600,000                   0.1%       $1,600,000         Fee              2006
                     181       $1,597,907                   0.1%       $1,390,701         Fee              1984
                     182       $1,592,389                   0.1%       $1,377,453         Fee              1987
                     184       $1,530,000                   0.1%       $1,391,272         Fee              1989
                     185       $1,500,000                   0.1%       $1,362,796         Fee              2005
                     186       $1,497,731                   0.1%       $1,285,477         Fee              1911
                     188       $1,466,133                   0.1%       $1,244,216         Fee              2006

                     190       $1,445,035                   0.1%       $1,253,956         Fee              2007
                     193       $1,415,000                   0.1%       $1,248,999         Fee              1994
                     195       $1,392,000                   0.1%       $1,238,944         Fee              1970
                     197       $1,339,151                   0.1%       $1,159,880         Fee              1971
                     199       $1,303,000                   0.1%       $1,175,180         Fee              1999
                     200       $1,250,000                   0.1%       $1,127,147         Fee              1998


                     201       $1,246,992                   0.1%       $1,073,560         Fee              1998
                     206       $1,049,236                  0.05%         $903,037         Fee              1935
                     208       $1,000,000                  0.05%         $922,947         Fee              2005
                     209         $997,338                  0.05%         $848,508         Fee              1982
                     210         $990,576                  0.05%         $858,990         Fee              1982
                     211         $922,658                  0.04%         $789,690         Fee              2006

Total/Weighted Average:    $1,791,406,093                  86.1%   $1,724,391,661

                                       Occupancy
                           Year        Rate at      Occupancy    Appraised            Cut-Off Date LTV
#                          Renovated   U/W (3)      Date (3)     Value                Ratio (1) (4)
------------------------   ---------   ---------    ----------   ------------   ---   ----------------    ---
                       1                                         $450,100,000                     68.9%
                     1.1        2007          80%   N/A          $269,500,000
                     1.2        1999          73%   N/A          $180,600,000
                       2        2000          99%   3/1/2007     $191,000,000                     73.3%
                       3   N/A                95%   3/27/2007    $190,700,000                     60.3%
                       4   N/A                97%   3/27/2007    $160,000,000                     59.4%
                       5        1984          87%   4/4/2007     $145,000,000                     62.1%
                       6                                          $94,650,000                     76.1%
                     6.1        2006          92%   5/21/2007     $40,550,000
                     6.2        2005          96%   5/21/2007     $27,500,000
                     6.3        2006          95%   5/30/2007     $12,750,000
                     6.4        2006          98%   5/7/2007       $8,150,000
                     6.5        2005          92%   5/30/2007      $5,700,000
                       7   N/A                99%   6/1/2007      $38,300,000   (23)              83.0%   (23)
                       8        2000          93%   4/20/2007     $41,500,000                     75.2%


                       9                                          $42,100,000                     73.6%
                     9.1        1997          99%   12/14/2006    $18,200,000
                     9.2        2004         100%   12/14/2006     $9,500,000
                     9.3        1998         100%   12/14/2006     $8,800,000
                     9.4        1988          96%   12/14/2006     $5,600,000
                      10                                          $45,850,000                     66.1%
                    10.1        2006          96%   3/14/2007     $24,400,000
                    10.2        2006          92%   5/15/2007     $21,450,000
                      11        1991          98%   5/17/2007     $39,000,000                     74.4%
                      13        2006          95%   4/1/2007      $34,000,000                     76.5%
                      14   N/A                90%   5/15/2007     $33,900,000                     69.3%
                      15        2003         100%   5/1/2007      $30,750,000                     75.4%
                      17   N/A               100%   4/24/2007     $33,700,000                     66.8%
                      18                                          $28,890,000                     75.7%

                    18.1        1997         100%   2/28/2007      $8,800,000
                    18.2        2002         100%   2/27/2007      $5,890,000
                    18.3        2000         100%   2/28/2007      $3,850,000
                    18.4        1989         100%   2/28/2007      $4,000,000
                    18.5        1989         100%   2/28/2007      $2,440,000
                    18.6        1997         100%   2/28/2007      $2,260,000
                    18.7        1998          94%   2/28/2007      $1,650,000
                      19        2007          99%   4/11/2007     $25,100,000                     79.8%   (24)
                      20        2006          56%   N/A           $27,600,000                     77.8%
                      21                                          $27,200,000                     70.6%
                    21.1   N/A               100%   8/1/2007      $21,400,000
                    21.2   N/A               100%   8/1/2007       $5,800,000
                      23   N/A                94%   4/3/2007      $18,000,000                     78.3%   (24)






                      25        2006          59%   N/A           $33,500,000                     43.8%
                      26        2006          86%   6/14/2007     $18,100,000                     76.0%
                      27        2006          83%   9/1/2007      $16,975,000                     78.9%
                      28   N/A               100%   4/1/2007      $16,900,000                     79.3%
                      30   N/A                96%   4/3/2007      $15,650,000   (25)              83.1%   (25)
                      31        2006          97%   5/11/2007     $16,300,000                     78.5%
                      32        1999         100%   4/1/2007      $15,980,000                     79.5%
                      33        1990         100%   11/6/2006     $15,800,000                     79.7%

                      34   N/A                98%   5/15/2007     $15,880,000                     77.0%
                      35        2006          97%   4/17/2007     $17,500,000                     69.1%
                      36   N/A                79%   4/30/2007      $8,500,000                     68.0%







                      37   N/A                67%   4/30/2007      $5,900,000                     68.0%







                      38   N/A                65%   4/30/2007      $3,200,000                     68.0%







                      39        2006          93%   6/29/2007     $14,500,000                     80.0%
                      40        2004         100%   5/31/2007     $14,250,000                     81.4%
                      41        2007          90%   4/5/2007      $12,000,000                     80.0%   (24)











                      42   N/A                92%   7/1/2007      $15,650,000                     70.9%




                      45        2001          96%   6/5/2007      $11,450,000                     80.0%   (24)










                      46   N/A               100%   4/26/2007     $16,200,000                     61.3%
                      48        1996          97%   5/18/2007     $10,800,000                     80.0%   (24)









                      49   N/A                97%   5/18/2007     $12,000,000                     80.0%
                      50        2006          96%   5/16/2007     $12,000,000                     79.6%
                      52        2003          98%   6/1/2007      $11,700,000                     75.2%
                      56        2006          99%   5/31/2007     $13,000,000                     65.4%
                      58        2005          58%   N/A           $10,300,000                     80.8%
                      59   N/A                87%   5/29/2007     $11,500,000                     71.7%
                      60        2006          81%   N/A           $11,600,000                     69.3%
                      61        2004          97%   4/10/2007      $9,800,000                     80.0%
                      62   N/A                85%   5/1/2007      $10,500,000                     72.1%
                      63        2006          93%   5/10/2007     $10,450,000                     71.8%
                      64   N/A                90%   5/31/2007      $9,500,000                     78.4%

                      65        2007          88%   6/14/2007      $9,240,000                     77.9%
                      67   N/A               100%   6/19/2007      $9,760,000                     69.2%
                      68        2004          76%   N/A            $9,000,000                     74.3%
                      69        2005          72%   N/A           $10,300,000                     64.5%
                      71        2006          85%   5/1/2007       $8,350,000                     76.6%
                      72   N/A               100%   3/1/2007       $7,800,000                     80.0%
                      73        2000         100%   4/1/2007      $11,600,000                     53.3%
                      74        2007          69%   N/A           $10,800,000                     55.4%
                      76                                           $7,600,000                     76.0%
                    76.1   N/A                93%   3/2/2007       $4,000,000
                    76.2   N/A               100%   3/2/2007       $3,600,000
                      78                                           $7,550,000                     72.6%
                    78.1        2005          83%   4/2/2007       $2,500,000
                    78.2   N/A                85%   7/16/2007      $2,500,000
                    78.3        1997          89%   4/1/2007       $1,600,000
                    78.4        1997          92%   7/16/2007        $950,000
                      79   N/A               100%   1/30/2007      $7,100,000                     76.1%
                      80   N/A                78%   5/1/2007       $6,800,000                     78.3%
                      82        1974          97%   6/12/2007      $8,360,000                     62.9%
                      83   N/A               100%   3/1/2007       $7,700,000                     64.9%
                      84   N/A                86%   5/1/2007       $6,300,000                     79.2%
                      86        2005         100%   2/1/2007       $6,000,000                     80.0%
                      87   N/A                92%   4/23/2007      $5,900,000                     79.3%
                      88   N/A               100%   5/31/2007      $5,870,000                     79.4%
                      90   N/A               100%   5/14/2007      $6,350,000                     71.5%
                      91   N/A                94%   4/30/2007      $5,750,000                     74.0%
                      92        2007         100%   9/7/2006       $6,000,000                     70.0%
                      93   N/A               100%   6/18/2007      $5,200,000                     78.8%
                      94                                           $7,830,000                     52.3%
                    94.1   N/A               100%   6/12/2007      $2,020,000
                    94.2   N/A               100%   6/12/2007      $2,040,000
                    94.3   N/A               100%   6/12/2007      $1,270,000
                    94.4   N/A               100%   6/12/2007      $1,220,000
                    94.5   N/A               100%   6/12/2007      $1,280,000
                      95   N/A               100%   3/28/2006      $6,700,000                     60.7%
                      96   N/A               100%   4/6/2007       $5,800,000                     69.0%
                      98   N/A                98%   5/16/2007      $5,700,000                     70.1%
                     101        2006          92%   4/17/2007      $5,550,000                     67.8%
                     102   N/A                95%   5/9/2007       $4,700,000                     79.5%
                     103        1995         100%   6/1/2007       $5,000,000                     74.5%
                     105   N/A               100%   2/28/2007      $5,000,000                     73.7%
                     106   N/A               100%   2/23/2007      $5,400,000                     68.1%
                     107   N/A                86%   4/19/2007      $6,300,000                     57.1%




                     108   N/A               100%   5/14/2007      $4,850,000                     74.0%
                     109        2005          73%   N/A            $5,230,000                     67.8%
                     110   N/A               100%   2/1/2007       $4,670,000                     74.9%
                     112        2004          90%   5/9/2007       $4,400,000                     79.1%
                     113        2005          82%   N/A            $5,000,000                     69.3%
                     114        2004         100%   4/5/2007       $4,900,000                     68.9%
                     115                                           $4,300,000                     76.7%
                   115.1   N/A               100%   3/21/2007      $2,400,000
                   115.2        2004         100%   3/21/2007      $1,900,000
                     116        2006          62%   N/A            $5,000,000                     64.9%
                     117   N/A               100%   3/30/2007      $4,650,000                     69.6%
                     118        2006          95%   5/10/2007      $5,350,000                     60.4%
                     119   N/A                79%   N/A            $5,200,000                     59.5%
                     120        2004          50%   N/A            $4,200,000                     73.6%
                     121                                           $3,950,000                     77.4%
                   121.1        2006         100%   2/27/2007      $2,500,000
                   121.2   N/A               100%   2/1/2007       $1,450,000
                     122   N/A               100%   6/1/2007       $4,750,000                     63.2%
                     123   N/A                71%   N/A            $4,800,000                     62.4%
                     124   N/A               100%   3/28/2007      $4,100,000                     73.0%
                     126   N/A                93%   4/1/2007       $4,750,000                     61.0%
                     129   N/A                75%   6/12/2007      $7,470,000                     36.8%
                     130   N/A                90%   7/1/2007       $3,500,000                     77.3%
                     131        2002         100%   2/1/2007       $3,800,000                     71.1%
                     132        2006          87%   2/1/2007       $3,500,000                     76.4%
                     133   N/A                93%   6/1/2007       $3,900,000                     67.3%

                     134   N/A                85%   3/28/2007      $3,400,000                     76.4%


                     136        2007         100%   5/23/2007      $3,530,000                     70.8%
                     139   N/A               100%   4/18/2007      $3,090,000                     78.3%
                     140                                           $3,300,000                     72.9%
                   140.1        2001         100%   4/1/2007       $1,700,000
                   140.2        2000         100%   4/1/2007       $1,600,000
                     141        2006         100%   7/1/2007       $4,400,000                     54.5%
                     142                                           $3,049,000                     78.6%


                   142.1   N/A                69%   6/1/2007       $2,085,000
                   142.2        2006         100%   6/1/2007         $964,000
                     143   N/A               100%   6/19/2007      $3,150,000                     74.7%
                     145   N/A               100%   6/1/2007       $3,000,000                     76.7%
                     147        2007          94%   6/1/2007       $3,400,000                     67.2%
                     148        1984          99%   3/1/2007       $3,750,000                     60.0%
                     149        2006         100%   4/3/2007       $4,270,000                     51.5%
                     150        1998         100%   6/12/2007      $2,800,000                     78.6%
                     154        2000          92%   5/31/2007      $3,100,000                     66.1%
                     155        1980          91%   5/3/2007       $2,700,000                     75.2%
                     157        1989          97%   4/1/2007       $3,150,000                     63.7%
                     158   N/A               100%   8/1/2007       $2,650,000                     75.3%
                     161   N/A               100%   8/1/2007       $3,350,000                     59.4%
                     164   N/A               100%   6/5/2007       $2,500,000                     76.4%
                     165   N/A                95%   2/23/2007      $3,750,000                     50.4%
                     166        2005          93%   12/1/2006      $2,650,000                     71.1%
                     167   N/A                83%   3/30/2007      $2,450,000                     76.7%
                     168        2004         100%   5/21/2007      $3,600,000                     51.4%
                     169   N/A                89%   5/3/2007       $2,800,000                     66.0%
                     171        1998          91%   5/3/2007       $3,150,000                     55.8%
                     172        2006          95%   3/19/2007      $2,400,000                     72.7%
                     173        1987         100%   4/1/2007       $2,550,000                     67.5%
                     174        1985         100%   3/10/2007      $2,300,000                     73.9%
                     175        2005          80%   4/15/2007      $2,120,000                     78.2%
                     178        2003         100%   6/1/2007       $2,200,000                     72.9%
                     179   N/A               100%   8/1/2007       $2,050,000                     78.0%
                     181        2007          91%   5/1/2007       $2,750,000                     58.1%
                     182        2007          96%   5/30/2007      $2,000,000                     79.6%
                     184        2006          87%   5/31/2007      $1,925,000                     79.5%
                     185   N/A               100%   3/1/2007       $2,220,000                     67.6%
                     186        1994         100%   5/1/2007       $4,900,000                     30.6%
                     188   N/A               100%   7/1/2007       $1,880,000                     78.0%

                     190   N/A               100%   4/9/2007       $1,900,000                     76.1%
                     193   N/A               100%   3/1/2007       $2,020,000                     70.0%
                     195   N/A                94%   6/1/2007       $1,740,000                     80.0%
                     197   N/A                98%   4/19/2007      $1,750,000                     76.5%
                     199   N/A               100%   1/31/2007      $1,800,000                     72.4%
                     200   N/A               100%   5/10/2007      $2,100,000                     59.5%


                     201   N/A                80%   5/22/2007      $1,650,000                     75.6%
                     206        2006          83%   5/4/2007       $1,320,000                     79.5%
                     208   N/A               100%   3/23/2007      $1,350,000                     74.1%
                     209   N/A                95%   4/25/2007      $1,875,000                     53.2%
                     210   N/A               100%   5/31/2007      $1,250,000                     79.2%
                     211   N/A               100%   3/19/2007      $1,200,000                     76.9%

Total/Weighted Average:                                                                           70.4%

                           Maturity/
                           ARD
                           Maturity LTV           Most Recent   Most Recent   Most Recent   Most Recent
#                          Ratio (2) (4)          EGI (6)       Expenses      NOI           Period Ending
------------------------   -------------    ---   -----------   -----------   -----------   -------------
                       1            68.9%         $73,324,392   $50,205,367   $23,119,026   4/30/2007
                     1.1
                     1.2
                       2            73.3%         $11,276,526    $4,108,964    $7,167,562   12/31/2006
                       3            60.3%         $10,904,646    $4,239,562    $6,665,084   12/31/2006
                       4            59.4%          $8,446,591    $3,368,755    $5,077,836   12/31/2006
                       5            62.1%         N/A           N/A           N/A           N/A
                       6            70.9%         $10,870,709    $4,988,901    $5,881,808   4/30/2007
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7            83.0%   (23)  N/A           N/A           N/A           N/A
                       8            75.2%          $3,589,018    $1,368,398    $2,220,620   3/31/2007


                       9            73.6%         N/A           N/A           N/A           N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10            66.1%          $3,822,293    $1,455,911    $2,366,382   Various
                    10.1
                    10.2
                      11            66.8%          $2,993,995      $716,027    $2,277,968   3/31/2007
                      13            76.5%          $2,898,902    $1,051,361    $1,847,541   3/31/2007
                      14            69.3%          $2,897,871    $1,455,742    $1,442,129   3/31/2007
                      15            75.4%          $2,667,528    $1,101,948    $1,565,580   3/31/2007
                      17            66.8%         N/A           N/A           N/A           N/A
                      18            64.9%          $4,023,155    $1,301,921    $2,721,234   Various

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19            78.0%   (24)   $4,937,116    $2,752,851    $2,184,265   4/30/2007
                      20            66.5%          $7,166,322    $4,808,067    $2,358,255   3/31/2007
                      21            70.6%         N/A           N/A           N/A           N/A
                    21.1
                    21.2
                      23            78.3%   (24)   $2,036,508    $1,138,381      $898,127   3/31/2007






                      25            34.1%         $18,692,311   $15,269,342    $3,422,969   3/31/2007
                      26            76.0%          $1,360,956      $329,148    $1,031,808   2/28/2007
                      27            78.9%         N/A           N/A           N/A           N/A
                      28            79.3%          $2,116,714      $918,722    $1,197,992   3/31/2007
                      30            83.1%   (25)   $1,762,726      $926,753      $835,973   3/31/2007
                      31            70.1%          $1,700,863      $449,290    $1,251,573   3/31/2007
                      32            79.5%          $1,058,386      $294,092      $764,294   12/31/2006
                      33            79.7%         N/A           N/A           N/A           N/A

                      34            72.4%          $1,650,480      $926,745      $723,735   4/30/2007
                      35            69.1%          $2,332,968    $1,203,174    $1,129,794   2/28/2007
                      36            62.0%          $1,116,497      $581,468      $535,029   4/30/2007







                      37            62.0%            $816,069      $457,342      $358,727   4/30/2007







                      38            62.0%            $511,004      $327,105      $183,899   4/30/2007







                      39            71.8%          $1,784,138      $706,174    $1,077,964   4/30/2007
                      40            81.4%          $2,146,073    $1,285,984      $860,089   3/31/2007
                      41            80.0%   (24)   $1,835,052      $904,183      $930,869   3/31/2007











                      42            65.4%            $981,169      $250,025      $731,144   4/30/2007




                      45            80.0%   (24)   $1,535,388      $601,015      $934,373   1/31/2007










                      46            61.3%         N/A           N/A           N/A           N/A
                      48            74.5%   (24)   $1,415,460      $564,613      $850,847   4/30/2007









                      49            75.1%          $1,603,872      $713,565      $890,307   4/30/2007
                      50            79.6%         N/A           N/A           N/A           N/A
                      52            75.2%            $928,916      $226,820      $702,096   12/31/2006
                      56            65.4%          $1,577,085      $878,463      $698,622   12/31/2006
                      58            64.0%          $2,655,589    $1,577,138    $1,078,451   2/28/2007
                      59            66.9%            $812,689      $128,002      $684,687   12/31/2006
                      60            54.0%          $3,831,137    $2,637,972    $1,193,165   4/30/2007
                      61            80.0%          $1,328,153      $499,681      $828,472   3/31/2007
                      62            72.1%         N/A           N/A           N/A           N/A
                      63            71.8%          $1,111,744      $582,619      $529,125   3/31/2007
                      64            78.4%          $1,030,556      $529,572      $500,984   4/30/2007

                      65            66.4%         N/A           N/A           N/A           N/A
                      67            69.2%            $662,721       $47,913      $614,808   12/31/2006
                      68            63.2%          $2,102,959    $1,217,650      $885,309   3/31/2007
                      69            50.6%          $1,812,792      $892,767      $920,025   11/30/2006
                      71            69.7%            $671,547      $178,285      $493,262   4/30/2007
                      72            72.2%            $690,627      $128,850      $561,777   12/31/2006
                      73            45.2%          $1,715,980    $1,071,897      $644,083   12/31/2006
                      74            43.7%          $2,005,728    $1,057,942      $947,786   4/30/2007
                      76            69.1%            $667,386      $174,775      $492,611   5/31/2007
                    76.1
                    76.2
                      78            61.6%          $1,005,528      $316,881      $688,647   3/31/2007
                    78.1
                    78.2
                    78.3
                    78.4
                      79            76.1%            $648,239      $262,071      $386,168   2/28/2007
                      80            66.2%            $659,416      $172,568      $486,848   12/31/2006
                      82            59.5%            $926,760      $447,382      $479,378   12/31/2006
                      83            56.1%         N/A           N/A           N/A           N/A
                      84            68.0%            $348,167      $156,776      $191,391   5/31/2007
                      86            72.2%            $656,122      $165,892      $490,230   12/31/2006
                      87            68.0%            $620,103      $144,222      $475,881   12/31/2006
                      88            70.9%         N/A           N/A           N/A           N/A
                      90            60.8%            $770,098      $297,628      $472,470   3/31/2007
                      91            62.4%            $551,516      $139,436      $412,080   3/31/2007
                      92            63.1%         N/A           N/A           N/A           N/A
                      93            75.3%            $452,600       $45,511      $407,089   3/31/2007
                      94            44.1%            $601,463      $183,949      $417,514   12/31/2006
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95            57.1%         N/A           N/A           N/A           N/A
                      96            69.0%            $534,088      $137,244      $396,844   12/31/2006
                      98            59.2%            $502,329      $113,758      $388,571   5/31/2007
                     101            58.0%            $395,765      $101,679      $294,086   12/31/2006
                     102            72.2%            $537,163      $224,391      $312,772   12/31/2006
                     103            66.3%            $427,388      $133,163      $294,225   12/31/2006
                     105            63.8%            $519,306      $131,081      $388,225   12/31/2006
                     106            60.8%            $611,353      $212,491      $398,862   12/31/2006
                     107            49.1%            $355,682       $43,642      $312,040   4/30/2007




                     108            62.6%            $545,572      $222,850      $322,722   5/31/2007
                     109            53.8%          $1,934,325    $1,108,571      $825,754   12/31/2006
                     110            67.2%            $551,521      $154,018      $397,503   12/31/2006
                     112            72.6%            $637,320      $234,817      $402,503   3/31/2007
                     113            58.8%          $1,291,394      $813,819      $477,575   2/28/2007
                     114            61.5%            $540,509      $150,967      $389,542   12/31/2006
                     115            66.1%            $465,852       $87,942      $377,910   12/31/2006
                   115.1
                   115.2
                     116            51.6%          $1,266,195      $719,115      $547,080   2/28/2007
                     117            59.3%            $392,399       $51,343      $341,056   3/31/2007
                     118            53.1%            $951,216      $627,652      $323,564   2/28/2007
                     119            47.7%          $1,772,544    $1,403,994      $368,550   5/31/2007
                     120            57.9%          $1,339,949      $903,184      $436,765   3/31/2007
                     121            65.1%            $391,690       $68,365      $323,325   12/31/2006
                   121.1
                   121.2
                     122            56.4%            $300,031       $69,910      $230,121   5/31/2007
                     123            49.3%          $1,187,160      $779,188      $407,972   2/28/2007
                     124            66.9%            $257,498       $78,246      $179,252   12/31/2006
                     126            52.7%            $415,011       $88,585      $326,426   12/31/2006
                     129            36.8%            $429,331       $78,665      $350,666   12/31/2006
                     130            70.3%            $323,122      $102,573      $220,549   12/31/2006
                     131            66.4%            $295,639      $126,238      $169,401   10/31/2006
                     132            65.8%            $305,974       $47,385      $258,589   4/30/2007
                     133            63.0%         N/A           N/A           N/A           N/A

                     134            66.1%            $174,152       $69,593      $104,559   3/31/2007


                     136            62.8%            $311,057       $97,254      $213,803   12/31/2006
                     139            70.9%            $308,366       $80,850      $227,516   12/31/2006
                     140            62.7%            $298,839       $33,035      $265,804   12/31/2006
                   140.1
                   140.2
                     141            54.5%         N/A           N/A           N/A           N/A
                     142            66.4%         N/A           N/A           N/A           N/A


                   142.1
                   142.2
                     143            64.0%         N/A           N/A           N/A           N/A
                     145            67.8%         N/A           N/A           N/A           N/A
                     147            60.5%            $206,463       $73,993      $132,470   12/31/2006
                     148            51.5%            $399,868       $72,593      $327,275   12/31/2006
                     149            46.3%            $419,413      $150,739      $268,674   12/31/2006
                     150            71.2%            $341,210       $30,466      $310,744   12/31/2006
                     154            56.9%            $488,901      $301,825      $187,076   4/30/2007
                     155            64.7%            $303,320      $118,510      $184,810   12/31/2006
                     157            59.7%            $440,547      $176,537      $264,010   12/31/2006
                     158            70.7%            $244,846       $42,199      $202,647   12/31/2006
                     161            50.4%         N/A           N/A           N/A           N/A
                     164            68.0%         N/A           N/A           N/A           N/A
                     165             1.9%            $530,808      $152,166      $378,642   12/31/2006
                     166            60.7%            $429,252      $298,738      $130,514   10/31/2006
                     167            74.2%            $329,674      $103,800      $225,874   3/31/2007
                     168            44.9%            $311,190       $61,771      $249,419   4/30/2007
                     169            56.6%            $304,780      $128,510      $176,270   12/31/2006
                     171            44.0%            $334,836      $131,889      $202,947   12/31/2006
                     172            61.6%            $541,205      $305,585      $235,620   12/31/2006
                     173            59.0%            $233,950       $82,585      $151,365   12/31/2006
                     174            73.9%            $170,700       $39,364      $131,336   12/31/2006
                     175            75.4%            $273,288       $78,058      $195,230   3/30/2007
                     178            62.1%            $221,982       $78,842      $143,140   1/31/2007
                     179            78.0%         N/A           N/A           N/A           N/A
                     181            50.6%            $459,483      $214,311      $245,172   4/30/2007
                     182            68.9%            $340,262      $132,465      $207,797   12/31/2006
                     184            72.3%            $201,909       $44,259      $157,650   5/30/2007
                     185            61.4%            $157,667       $82,587       $75,080   2/28/2007
                     186            26.2%            $432,026        $3,059      $428,967   4/30/2007
                     188            66.2%             $83,387        $9,779       $73,608   3/31/2007

                     190            66.0%         N/A           N/A           N/A           N/A
                     193            61.8%            $260,560      $100,988      $159,572   12/31/2006
                     195            71.2%            $262,848      $114,336      $148,512   3/31/2007
                     197            66.3%            $228,135       $91,338      $136,797   12/31/2006
                     199            65.3%            $153,973       $22,842      $131,131   12/31/2006
                     200            53.7%            $199,871       $61,653      $138,218   12/31/2006


                     201            65.1%            $214,082       $80,637      $133,445   4/30/2007
                     206            68.4%            $200,092       $69,470      $130,622   12/31/2006
                     208            68.4%            $111,493        $5,668      $105,825   12/31/2006
                     209            45.3%            $241,487       $97,730      $143,757   2/28/2007
                     210            68.7%            $151,149       $36,519      $114,630   11/30/2006
                     211            65.8%             $95,876        $6,328       $89,548   3/31/2007

Total/Weighted Average:             67.8%

                           2nd           2nd           2nd           2nd             3rd           3rd
                           Most Recent   Most Recent   Most Recent   Most Recent     Most Recent   Most Recent
#                          EGI           Expenses      NOI           Period Ending   EGI           Expenses
------------------------   -----------   -----------   -----------   -------------   -----------   -----------
                       1   $73,167,158   $49,351,864   $23,815,294   12/31/2006      $66,126,076   $45,440,360
                     1.1
                     1.2
                       2   $10,749,054    $3,992,299    $6,756,755   12/31/2005      N/A           N/A
                       3   $10,923,149    $3,955,837    $6,967,312   12/31/2005      $10,203,994    $3,693,662
                       4    $8,252,150    $3,063,954    $5,188,196   12/31/2005       $6,542,071    $2,832,817
                       5   N/A           N/A           N/A           N/A             N/A           N/A
                       6   $10,850,867    $4,799,056    $6,051,811   12/31/2006      $10,209,086    $4,466,876
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A           N/A           N/A           N/A             N/A           N/A
                       8    $3,444,538    $1,367,987    $2,076,551   12/31/2006       $3,296,876    $1,259,181


                       9   N/A           N/A           N/A           N/A             N/A           N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10    $3,620,282    $1,451,377    $2,168,905   12/31/2006       $3,294,964    $1,442,844
                    10.1
                    10.2
                      11    $2,993,558      $681,715    $2,311,843   12/31/2006       $2,957,961      $673,480
                      13    $2,771,868    $1,006,451    $1,765,417   12/31/2006       $2,703,939      $981,096
                      14    $2,848,195    $1,435,871    $1,412,324   12/31/2006       $2,703,249    $1,125,634
                      15    $2,700,514    $1,057,712    $1,642,802   12/31/2006       $2,674,080      $949,068
                      17   N/A           N/A           N/A           N/A             N/A           N/A
                      18    $3,697,123    $1,303,432    $2,393,691   12/31/2005       $3,590,621    $1,297,913

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19    $4,450,749    $2,618,614    $1,832,135   3/31/2006        $3,645,592    $2,237,071
                      20    $7,164,971    $4,823,298    $2,341,673   12/31/2006       $5,616,541    $4,153,315
                      21   N/A           N/A           N/A           N/A             N/A           N/A
                    21.1
                    21.2
                      23    $2,035,846    $1,090,831      $945,015   12/31/2006       $1,963,727    $1,004,086






                      25   $18,190,225   $15,028,708    $3,161,517   12/31/2006      $18,305,993   $15,326,451
                      26    $1,343,962      $308,241    $1,035,721   12/31/2006         $771,977      $218,735
                      27   N/A           N/A           N/A           N/A             N/A           N/A
                      28    $2,010,548      $952,368    $1,058,180   12/31/2006       $2,021,182      $904,502
                      30    $1,697,487      $857,290      $840,197   12/31/2006       $1,649,894      $808,096
                      31    $1,677,832      $442,496    $1,235,336   12/31/2006       $1,471,876      $407,278
                      32    $1,030,165      $269,827      $760,338   12/31/2005       $1,028,121      $280,100
                      33   N/A           N/A           N/A           N/A             N/A           N/A

                      34    $1,753,394      $832,489      $920,905   12/31/2006       $2,011,703      $826,980
                      35    $2,296,307    $1,186,060    $1,110,247   12/31/2006       $2,139,041    $1,122,600
                      36    $1,098,543      $575,129      $523,414   12/31/2006       $1,031,904      $560,297







                      37      $826,696      $468,436      $358,260   12/31/2006         $759,801      $416,286







                      38      $514,003      $320,106      $193,897   12/31/2006         $480,017      $319,443







                      39    $1,515,079      $702,788      $812,291   12/31/2006      N/A           N/A
                      40    $2,116,742    $1,296,347      $820,395   12/31/2006       $2,098,229    $1,355,399
                      41    $1,833,569      $889,046      $944,523   12/31/2006       $1,672,878      $964,166











                      42   N/A           N/A           N/A           N/A             N/A           N/A




                      45    $1,534,707      $595,290      $939,417   12/31/2006       $1,453,280      $554,620










                      46   N/A           N/A           N/A           N/A             N/A           N/A
                      48    $1,401,316      $558,623      $842,693   12/31/2006       $1,379,695      $548,634









                      49    $1,581,937      $729,883      $852,054   12/31/2006       $1,513,919      $702,117
                      50   N/A           N/A           N/A           N/A             N/A           N/A
                      52      $837,558      $255,485      $582,073   12/31/2005      N/A           N/A
                      56    $1,542,396      $852,624      $689,772   12/31/2005       $1,453,741      $784,996
                      58    $2,618,120    $1,364,595    $1,253,525   12/31/2005       $2,415,719    $1,249,548
                      59   N/A           N/A           N/A           N/A             N/A           N/A
                      60    $3,627,849    $2,471,010    $1,156,839   12/31/2006      N/A           N/A
                      61    $1,304,681      $502,269      $802,412   12/31/2006       $1,237,300      $484,132
                      62   N/A           N/A           N/A           N/A             N/A           N/A
                      63    $1,056,298      $573,450      $482,848   12/31/2006       $1,046,207      $522,086
                      64      $776,298      $564,757      $211,541   12/31/2006      N/A           N/A

                      65   N/A           N/A           N/A           N/A             N/A           N/A
                      67      $694,611       $47,343      $647,268   12/31/2005         $626,245       $50,898
                      68    $2,170,126    $1,204,810      $965,316   12/31/2006       $1,927,002    $1,136,316
                      69    $1,561,491      $758,249      $803,242   12/31/2005       $1,337,382      $647,723
                      71      $467,884      $103,913      $363,971   12/31/2006         $648,467      $326,801
                      72      $582,734      $121,726      $461,008   12/31/2005      N/A           N/A
                      73    $1,834,314    $1,056,760      $777,554   12/31/2005       $1,628,151      $997,805
                      74    $1,872,003    $1,042,513      $829,490   12/31/2006       $2,054,751      $969,964
                      76      $684,814      $173,117      $511,697   12/31/2006         $642,545      $183,292
                    76.1
                    76.2
                      78    $1,024,356      $324,932      $699,424   12/31/2006         $957,695      $320,101
                    78.1
                    78.2
                    78.3
                    78.4
                      79      $643,561      $263,988      $379,573   12/31/2006         $622,788      $294,302
                      80      $619,020      $163,936      $455,084   12/31/2005         $675,382      $149,110
                      82      $864,176      $431,710      $432,466   12/31/2005      N/A           N/A
                      83   N/A           N/A           N/A           N/A             N/A           N/A
                      84      $313,189      $126,153      $187,036   12/31/2006      N/A           N/A
                      86      $486,993      $166,798      $320,195   12/31/2005         $571,333      $129,723
                      87      $588,077      $118,324      $469,753   12/31/2005         $272,443       $52,503
                      88   N/A           N/A           N/A           N/A             N/A           N/A
                      90      $782,963      $331,515      $451,448   12/31/2006         $769,814      $342,145
                      91      $505,409      $142,154      $363,255   12/31/2006         $542,192      $120,735
                      92   N/A           N/A           N/A           N/A             N/A           N/A
                      93      $449,840       $41,192      $408,648   12/31/2006      N/A           N/A
                      94      $568,991      $156,092      $412,899   12/31/2005         $539,641      $166,666
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A           N/A           N/A           N/A             N/A           N/A
                      96      $456,735      $150,130      $306,605   12/31/2005         $287,945      $110,018
                      98      $504,889      $107,912      $396,977   12/31/2006         $446,912       $89,839
                     101      $230,438       $99,846      $130,592   12/31/2005         $184,077       $86,884
                     102      $491,733      $215,865      $275,868   12/31/2005      N/A           N/A
                     103      $438,371      $132,225      $306,146   12/31/2005         $403,369      $113,254
                     105      $570,131      $135,281      $434,850   12/31/2005         $525,346      $122,977
                     106      $611,110      $217,955      $393,155   12/31/2005         $589,941      $211,141
                     107      $263,748       $41,159      $222,589   12/31/2006      N/A           N/A




                     108      $529,653      $174,269      $355,384   12/31/2006         $434,604      $153,286
                     109    $1,535,077    $1,049,847      $485,230   12/31/2005       $1,357,838      $917,508
                     110      $536,791      $151,988      $384,803   12/31/2005         $529,185      $144,500
                     112      $535,963      $191,387      $344,576   12/31/2006      N/A           N/A
                     113    $1,274,899      $798,188      $476,711   12/31/2006      N/A           N/A
                     114      $414,873      $139,494      $275,379   12/31/2005         $230,284      $149,726
                     115      $315,748       $63,740      $252,008   12/31/2005      N/A           N/A
                   115.1
                   115.2
                     116    $1,233,304      $736,953      $496,351   12/31/2006       $1,148,243      $663,853
                     117      $381,913       $57,331      $324,582   12/31/2006         $372,127       $54,671
                     118      $954,030      $636,800      $317,230   12/31/2006         $837,951      $589,011
                     119    $2,179,123    $1,373,329      $805,794   12/31/2006       $1,976,323    $1,400,572
                     120    $1,346,416      $884,834      $461,582   12/31/2006       $1,178,864      $911,192
                     121      $361,258       $82,803      $278,455   12/31/2005         $343,397       $80,925
                   121.1
                   121.2
                     122   N/A           N/A           N/A           N/A             N/A           N/A
                     123    $1,184,573      $766,411      $418,162   12/31/2006       $1,218,207      $733,898
                     124      $102,230       $62,169       $40,061   12/31/2005      N/A           N/A
                     126      $410,916       $80,398      $330,518   12/31/2005      N/A           N/A
                     129   N/A           N/A           N/A           N/A             N/A           N/A
                     130      $349,179      $105,398      $243,781   12/31/2005         $329,396       $93,591
                     131      $273,565      $125,554      $148,011   12/31/2005      N/A           N/A
                     132      $273,121       $41,813      $231,308   12/31/2006      N/A           N/A
                     133   N/A           N/A           N/A           N/A             N/A           N/A

                     134   N/A           N/A           N/A           N/A             N/A           N/A


                     136      $266,692       $90,415      $176,277   12/31/2005         $269,563       $76,412
                     139      $231,931      $115,323      $116,608   12/31/2005         $263,415       $80,179
                     140      $244,533       $30,370      $214,163   12/31/2005      N/A           N/A
                   140.1
                   140.2
                     141   N/A           N/A           N/A           N/A             N/A           N/A
                     142   N/A           N/A           N/A           N/A             N/A           N/A


                   142.1
                   142.2
                     143   N/A           N/A           N/A           N/A             N/A           N/A
                     145   N/A           N/A           N/A           N/A             N/A           N/A
                     147   N/A           N/A           N/A           N/A             N/A           N/A
                     148      $377,625       $87,402      $290,223   12/31/2005      N/A           N/A
                     149      $350,469      $124,702      $225,767   12/31/2005         $355,478      $133,002
                     150      $336,323       $32,583      $303,740   12/31/2005         $332,100       $21,663
                     154      $448,998      $285,842      $163,156   12/31/2006         $366,262      $240,855
                     155      $307,510      $135,189      $172,321   12/31/2005         $316,787      $114,579
                     157      $438,918      $164,503      $274,415   12/31/2005         $440,315      $174,732
                     158      $228,732       $37,796      $190,936   12/31/2005         $180,441       $40,181
                     161   N/A           N/A           N/A           N/A             N/A           N/A
                     164   N/A           N/A           N/A           N/A             N/A           N/A
                     165      $492,345      $160,541      $331,804   12/31/2005         $473,554      $176,448
                     166      $427,306      $321,673      $105,633   12/31/2005         $407,203      $320,902
                     167      $324,778      $100,726      $224,052   12/31/2006         $286,620       $92,963
                     168      $306,857       $75,342      $231,515   12/31/2006         $305,470       $73,161
                     169      $219,909      $113,105      $106,804   12/31/2005         $155,463       $64,216
                     171      $336,301      $144,970      $191,331   12/31/2005         $196,890       $52,506
                     172      $514,270      $303,027      $211,243   12/31/2005         $477,222      $302,472
                     173      $233,072       $67,585      $165,487   12/31/2005         $213,639       $81,701
                     174      $164,100       $33,870      $130,230   12/31/2005         $156,600       $30,815
                     175      $257,951       $57,798      $200,153   12/31/2006         $241,031       $52,035
                     178      $223,287       $79,209      $144,078   12/31/2006         $213,495       $68,364
                     179   N/A           N/A           N/A           N/A             N/A           N/A
                     181      $423,101      $207,607      $215,494   12/31/2006         $415,143      $268,845
                     182      $315,428      $116,096      $199,332   12/31/2005      N/A           N/A
                     184      $152,264       $40,087      $112,177   12/31/2006          $87,377       $24,990
                     185      $132,038       $66,040       $65,998   12/31/2006      N/A           N/A
                     186      $375,091       $60,775      $314,316   12/31/2006      N/A           N/A
                     188   N/A           N/A           N/A           N/A             N/A           N/A

                     190   N/A           N/A           N/A           N/A             N/A           N/A
                     193      $248,808      $113,539      $135,269   12/31/2005      N/A           N/A
                     195      $261,324      $131,855      $129,469   12/31/2006         $251,368      $117,582
                     197      $222,026       $86,890      $135,136   12/31/2005         $217,011       $80,418
                     199      $119,350       $25,309       $94,041   12/31/2005         $125,797       $23,409
                     200      $195,316       $49,642      $145,674   12/31/2005         $185,586       $49,139


                     201      $213,292       $82,884      $130,408   12/31/2006         $168,550       $67,719
                     206      $166,458       $67,748       $98,710   12/31/2005         $166,898       $50,419
                     208   N/A           N/A           N/A           N/A             N/A           N/A
                     209      $232,271       $96,185      $136,086   12/31/2006      N/A           N/A
                     210      $150,203       $30,863      $119,340   12/31/2005         $151,440       $30,261
                     211   N/A           N/A           N/A           N/A             N/A           N/A

Total/Weighted Average:

                           3rd           3rd
                           Most Recent   Most Recent     U/W           U/W           U/W           U/W
#                          NOI           Period Ending   EGI           Expenses      NOI           NCF (5)
------------------------   -----------   -------------   -----------   -----------   -----------   -----------   ---
                       1   $20,685,716   12/31/2005      $78,334,234   $53,660,062   $24,674,172   $22,324,145
                     1.1
                     1.2
                       2   N/A           N/A             $16,418,060    $5,241,840   $11,176,220   $10,376,779
                       3    $6,510,332   12/31/2004      $13,776,507    $5,010,677    $8,765,830    $8,133,326
                       4    $3,709,254   12/31/2004      $11,101,902    $3,789,778    $7,312,124    $6,806,594
                       5   N/A           N/A             $12,173,508    $3,439,754    $8,733,754    $8,688,754   (16)
                       6    $5,742,210   12/31/2005      $11,051,862    $4,979,009    $6,072,853    $5,891,653
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A           N/A              $4,293,304    $1,581,525    $2,711,779    $2,673,019
                       8    $2,037,695   12/31/2005       $3,955,128    $1,374,695    $2,580,433    $2,464,844


                       9   N/A           N/A              $5,074,263    $1,651,084    $3,423,179    $3,369,680   (19)
                     9.1
                     9.2
                     9.3
                     9.4
                      10    $1,852,120   12/31/2005       $3,971,236    $1,465,989    $2,505,247    $2,433,247
                    10.1
                    10.2
                      11    $2,284,481   12/31/2005       $3,184,448      $874,894    $2,309,554    $2,257,159
                      13    $1,722,843   12/31/2005       $3,134,338    $1,063,963    $2,070,375    $1,974,246
                      14    $1,577,615   12/31/2005       $3,380,833    $1,581,259    $1,799,574    $1,639,842
                      15    $1,725,012   12/31/2005       $2,939,813    $1,111,309    $1,828,504    $1,721,141
                      17   N/A           N/A              $2,368,473      $628,388    $1,740,085    $1,702,946
                      18    $2,292,708   12/31/2004       $3,648,672    $1,367,290    $2,281,383    $2,011,507

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19    $1,408,521   3/31/2005        $5,078,026    $2,759,580    $2,318,446    $2,200,996
                      20    $1,463,226   12/31/2005       $7,929,155    $5,552,572    $2,376,583    $2,059,417
                      21   N/A           N/A              $1,714,119      $317,731    $1,396,388    $1,378,983
                    21.1
                    21.2
                      23      $959,641   12/31/2005       $2,042,293    $1,006,608    $1,035,685      $986,485






                      25    $2,979,542   12/31/2005      $18,692,401   $16,360,358    $2,332,043    $1,584,347
                      26      $553,242   12/31/2005       $1,805,812      $585,251    $1,220,561    $1,150,173
                      27   N/A           N/A              $1,384,683      $283,099    $1,101,584    $1,055,123
                      28    $1,116,680   12/31/2005       $2,091,871      $959,017    $1,132,854    $1,050,606
                      30      $841,798   12/31/2005       $1,783,669      $811,458      $972,211      $924,211
                      31    $1,064,598   12/31/2005       $1,792,523      $463,442    $1,329,081    $1,203,091
                      32      $748,021   12/31/2004       $1,239,423      $343,055      $896,368      $869,758
                      33   N/A           N/A              $1,022,580       $30,677      $991,903      $968,443

                      34    $1,184,723   12/31/2005       $2,091,137      $853,262    $1,237,875    $1,113,773
                      35    $1,016,441   12/31/2005       $2,315,817    $1,243,453    $1,072,364      $967,364
                      36      $471,607   12/31/2005       $1,116,497      $561,058      $555,439      $548,389







                      37      $343,515   12/31/2005         $816,069      $427,250      $388,819      $376,819







                      38      $160,574   12/31/2005         $511,004      $316,777      $194,227      $188,427







                      39   N/A           N/A              $1,855,336      $755,165    $1,100,171    $1,022,171
                      40      $742,830   12/31/2005       $2,196,774    $1,256,602      $940,172      $868,136
                      41      $708,712   12/31/2005       $2,132,687    $1,062,848    $1,069,839      $992,839











                      42   N/A           N/A              $1,278,991      $266,850    $1,012,141      $985,059




                      45      $898,660   12/31/2005       $1,577,089      $611,569      $965,520      $909,020










                      46   N/A           N/A              $1,178,060      $248,678      $929,382      $925,158
                      48      $831,061   12/31/2005       $1,510,165      $560,962      $949,203      $901,203









                      49      $811,802   12/31/2005       $1,634,682      $712,156      $922,526      $865,526
                      50   N/A           N/A              $1,384,324      $586,849      $797,475      $738,475
                      52   N/A           N/A                $989,101      $258,659      $730,442      $685,963
                      56      $668,745   12/31/2004       $1,800,025      $923,912      $876,113      $781,777
                      58    $1,166,171   12/31/2004       $2,655,600    $1,530,633    $1,124,967    $1,018,743
                      59   N/A           N/A                $970,176      $185,290      $784,886      $696,932
                      60   N/A           N/A              $3,774,266    $2,664,888    $1,109,378      $958,407
                      61      $753,168   12/31/2005       $1,314,209      $538,307      $775,902      $724,302
                      62   N/A           N/A                $827,556      $204,434      $623,122      $574,720
                      63      $524,121   12/31/2005       $1,193,511      $540,256      $653,255      $622,755
                      64   N/A           N/A              $1,111,852      $537,817      $574,035      $540,535

                      65   N/A           N/A                $904,054      $216,647      $687,407      $659,807
                      67      $575,347   12/31/2004         $709,580      $127,181      $582,399      $542,855
                      68      $790,686   12/31/2005       $2,096,492    $1,225,210      $871,282      $787,422
                      69      $689,659   12/31/2004       $1,812,796      $907,303      $905,493      $832,981
                      71      $321,666   12/31/2005         $923,755      $247,120      $676,635      $616,691
                      72   N/A           N/A                $702,000      $132,385      $569,615      $535,220
                      73      $630,346   12/31/2004       $1,827,883      $963,178      $864,705      $785,705
                      74    $1,084,787   12/31/2005       $2,005,721    $1,057,077      $948,644      $868,415
                      76      $459,253   12/31/2005         $770,513      $220,481      $550,032      $509,528
                    76.1
                    76.2
                      78      $637,594   12/31/2005       $1,072,416      $394,435      $677,980      $651,906
                    78.1
                    78.2
                    78.3
                    78.4
                      79      $328,486   12/31/2005         $691,522      $268,247      $423,275      $392,019
                      80      $526,272   12/31/2004         $683,259      $181,071      $502,188      $459,468
                      82   N/A           N/A                $997,128      $472,201      $524,927      $507,001
                      83   N/A           N/A                $604,095      $118,204      $485,891      $457,998
                      84   N/A           N/A                $689,355      $173,058      $516,297      $468,472
                      86      $441,610   12/31/2004         $622,756      $143,123      $479,633      $414,367
                      87      $219,940   12/31/2004         $616,956      $164,844      $452,112      $418,347
                      88   N/A           N/A                $593,309      $167,194      $426,115      $402,892
                      90      $427,669   12/31/2005         $788,261      $330,490      $457,771      $409,014
                      91      $421,457   12/31/2005         $542,369      $142,992      $399,377      $373,776
                      92   N/A           N/A                $461,172       $18,447      $442,725      $440,998
                      93   N/A           N/A                $462,776       $84,242      $378,534      $376,934
                      94      $372,975   12/31/2004         $628,496      $193,545      $434,951      $417,833
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A           N/A                $443,207       $17,014      $426,193      $405,805
                      96      $177,927   12/31/2004         $607,680      $164,676      $443,004      $399,117
                      98      $357,073   12/31/2005         $499,376      $104,874      $394,502      $370,859
                     101       $97,193   12/31/2004         $503,677      $128,931      $374,746      $332,714
                     102   N/A           N/A                $549,956      $207,409      $342,547      $326,297
                     103      $290,115   12/31/2004         $463,067      $110,945      $352,122      $330,342
                     105      $402,369   12/31/2004         $561,656      $179,059      $382,597      $340,815
                     106      $378,800   12/31/2004         $576,968      $212,096      $364,872      $333,064
                     107   N/A           N/A                $556,224      $174,311      $381,913      $350,402




                     108      $281,318   12/31/2005         $516,706      $174,915      $341,791      $318,687
                     109      $440,330   12/31/2004       $1,702,268    $1,153,257      $549,011      $480,920
                     110      $384,685   12/31/2004         $543,780      $180,776      $363,004      $356,404
                     112   N/A           N/A                $578,766      $216,087      $362,679      $317,348
                     113   N/A           N/A              $1,291,396      $832,243      $459,153      $407,497
                     114       $80,558   12/31/2004         $502,102      $164,357      $337,745      $303,175
                     115   N/A           N/A                $440,444      $109,999      $330,445      $298,993
                   115.1
                   115.2
                     116      $484,390   12/31/2005       $1,266,692      $745,988      $520,704      $470,036
                     117      $317,456   12/31/2005         $359,014       $58,660      $300,354      $288,136
                     118      $248,940   12/31/2005       $1,003,181      $649,736      $353,445      $309,445
                     119      $575,751   12/31/2005       $1,772,549    $1,306,887      $465,662      $394,760
                     120      $267,672   12/31/2005       $1,339,970      $930,155      $409,815      $356,216
                     121      $262,472   12/31/2004         $374,091      $108,997      $265,094      $255,103
                   121.1
                   121.2
                     122   N/A           N/A                $477,208       $72,128      $405,080      $378,635
                     123      $484,309   12/31/2005       $1,187,143      $789,259      $397,884      $350,398
                     124   N/A           N/A                $370,968       $76,460      $294,508      $277,742
                     126   N/A           N/A                $413,268      $119,513      $293,755      $271,100
                     129   N/A           N/A                $441,653       $88,388      $353,265      $337,930
                     130      $235,805   12/31/2004         $362,879       $94,719      $268,160      $248,099
                     131   N/A           N/A                $358,574      $118,073      $240,501      $231,429
                     132   N/A           N/A                $323,487       $67,836      $255,651      $245,176
                     133   N/A           N/A                $447,074      $177,509      $269,565      $260,255

                     134   N/A           N/A                $379,674      $119,212      $260,462      $240,191


                     136      $193,151   12/31/2004         $336,763      $100,943      $235,820      $219,788
                     139      $183,236   12/31/2004         $348,860      $105,413      $243,447      $219,535
                     140   N/A           N/A                $303,298       $49,724      $253,574      $232,386
                   140.1
                   140.2
                     141   N/A           N/A                $354,167       $81,346      $272,821      $263,438
                     142   N/A           N/A                $249,022       $42,156      $206,866      $201,304


                   142.1
                   142.2
                     143   N/A           N/A                $244,194       $31,547      $212,647      $207,718
                     145   N/A           N/A                $276,751       $51,173      $225,578      $212,471
                     147   N/A           N/A                $343,556      $106,915      $236,641      $222,496
                     148   N/A           N/A                $394,619      $141,831      $252,788      $247,338
                     149      $222,476   12/31/2004         $458,212      $152,945      $305,267      $270,521
                     150      $310,437   12/31/2004         $320,367       $78,791      $241,576      $225,904
                     154      $125,407   12/31/2005         $503,550      $279,363      $224,187      $189,452
                     155      $202,208   12/31/2004         $349,696      $142,569      $207,127      $202,027
                     157      $265,583   12/31/2004         $427,225      $183,422      $243,803      $211,381
                     158      $140,260   12/31/2004         $235,974       $50,833      $185,141      $177,041
                     161   N/A           N/A                $242,924       $56,959      $185,965      $177,730
                     164   N/A           N/A                $218,215       $42,018      $176,197      $168,775
                     165      $297,106   12/31/2004         $491,190      $141,784      $349,406      $278,048
                     166       $86,301   12/31/2004         $456,895      $261,559      $195,336      $180,036
                     167      $193,657   12/31/2005         $315,521      $112,208      $203,313      $193,308
                     168      $232,309   12/31/2005         $298,658      $121,087      $177,571      $170,571
                     169       $91,247   12/31/2004         $342,024      $147,219      $194,805      $181,523
                     171      $144,384   12/31/2004         $395,310      $149,895      $245,415      $238,915
                     172      $174,750   12/31/2004         $519,594      $318,969      $200,625      $177,985
                     173      $131,938   12/31/2004         $250,755       $80,434      $170,321      $153,376
                     174      $125,785   12/31/2004         $166,725       $37,184      $129,541      $128,041
                     175      $188,996   12/31/2005         $258,596       $80,164      $178,432      $174,632
                     178      $145,131   12/31/2005         $226,190       $78,805      $147,385      $140,848
                     179   N/A           N/A                $129,675        $3,890      $125,785      $123,945
                     181      $146,298   12/31/2005         $454,069      $216,078      $237,991      $196,243
                     182   N/A           N/A                $329,508      $125,325      $204,183      $162,881
                     184       $62,387   12/31/2005         $211,499       $44,603      $166,896      $148,085
                     185   N/A           N/A                $226,576       $73,662      $152,914      $137,722
                     186   N/A           N/A                $423,286       $54,015      $369,271      $344,582
                     188   N/A           N/A                $178,913       $40,169      $138,744      $129,437

                     190   N/A           N/A                $175,358       $30,941      $144,417      $136,057
                     193   N/A           N/A                $244,958      $104,007      $140,951      $126,951
                     195      $133,786   12/31/2005         $265,233      $134,833      $130,400      $126,600
                     197      $136,593   12/31/2004         $231,163       $96,227      $134,936      $124,686
                     199      $102,388   12/31/2004         $159,156       $29,179      $129,977      $122,424
                     200      $136,447   12/31/2004         $198,521       $67,264      $131,257      $123,645


                     201      $100,831   12/31/2005         $214,648       $85,127      $129,521      $126,720
                     206      $116,479   12/31/2004         $190,320       $79,619      $110,701      $105,751
                     208   N/A           N/A                $127,536       $32,148       $95,388       $89,600
                     209   N/A           N/A                $248,360       $98,306      $150,054      $144,061
                     210      $121,179   12/31/2004         $149,679       $47,192      $102,487       $93,753
                     211   N/A           N/A                $115,795       $23,144       $92,651       $85,544

Total/Weighted Average:

                                                                       Annual                       Annual        U/W
                                                         Engineering   Contractual    LC & TI       Contractual   Recurring
                           U/W                           Reserve at    Replacement    Reserve at    Recurring     Replacement
#                          DSCR (6)                      Origination   Reserve/FF&E   Origination   LC&TI         Reserve/FF&E
------------------------   -----------   -------------   -----------   ------------   -----------   -----------   ------------
                       1   1.29x                         N/A           N/A            N/A           N/A                      3%
                     1.1
                     1.2
                       2   1.34x                            $851,274   N/A             $4,117,790   N/A                $60,628
                       3   1.30x                         N/A           N/A             $4,610,000   N/A                $81,444
                       4   1.33x                         N/A           N/A             $3,310,000   N/A                $61,454
                       5   1.73x                   (16)       $6,063   N/A            N/A           N/A                $45,000
                       6   1.17x                         N/A           N/A            N/A           N/A               $181,200
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   1.20x                         N/A           N/A             $2,967,000   N/A                $21,572
                       8   1.31x                             $20,750   N/A            N/A           N/A                $36,869


                       9   1.85x                   (19)     $300,000   N/A            N/A           N/A                $53,500
                     9.1
                     9.2
                     9.3
                     9.4
                      10   1.38x                            $202,875        $58,000   N/A           N/A                $72,000
                    10.1
                    10.2
                      11   1.12x                              $6,250   N/A            N/A           N/A                $24,720
                      13   1.20x                         N/A                $28,664       $93,400       $51,617        $28,664
                      14   1.11x                             $30,943        $19,953   N/A              $155,696        $18,990
                      15   1.20x                         N/A                $16,773   N/A               $99,975        $24,994
                      17   1.16x                         N/A                 $6,179   N/A           N/A                 $6,179
                      18   1.24x                             $32,969        $39,000   N/A              $252,000        $62,247

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   1.34x                            $481,975   N/A            N/A           N/A               $117,450
                      20   1.30x                         N/A           N/A            N/A           N/A                      4%
                      21   1.21x                            $100,625   N/A            N/A           N/A                 $4,684
                    21.1
                    21.2
                      23   1.11x                         N/A                $49,200   N/A           N/A                $49,200






                      25   1.39x                         N/A                      2%  N/A           N/A                      4%
                      26   1.31x                         N/A                $10,956   N/A               $50,004        $10,955
                      27   1.26x                         N/A           N/A            N/A               $22,500         $6,695
                      28   1.27x                              $2,500        $14,885   N/A               $69,487        $14,890
                      30   1.21x                         N/A                $38,400   N/A           N/A                $48,000
                      31   1.34x                         N/A                $20,784   N/A               $41,567        $21,497
                      32   1.20x                         N/A           N/A            N/A           N/A                 $4,463
                      33   1.34x                         N/A                $20,700      $902,000   N/A                $23,460

                      34   1.21x                         N/A                $17,760      $150,000      $144,000        $17,729
                      35   1.36x                             $28,563        $87,500   N/A           N/A               $105,000
                      36   1.24x                         N/A                $21,150   N/A           N/A                 $7,050







                      37   1.24x                         N/A                $12,000   N/A           N/A                $12,000







                      38   1.24x                         N/A                 $5,800   N/A           N/A                 $5,800







                      39   1.27x                             $32,445        $78,000   N/A           N/A                $78,000
                      40   1.23x                         N/A                $69,600   N/A           N/A                $72,036
                      41   1.55x                             $12,500        $89,320   N/A           N/A                $77,000











                      42   1.20x                         N/A                 $4,489   N/A               $17,617         $6,733




                      45   1.53x                         N/A                $55,822   N/A           N/A                $56,500










                      46   1.47x                         N/A           N/A            N/A           N/A                 $4,224
                      48   1.27x                         N/A                $44,544   N/A           N/A                $48,000









                      49   1.22x                         N/A                $56,316   N/A           N/A                $57,000
                      50   1.29x                         N/A                $47,200   N/A           N/A                $59,000
                      52   1.32x                         N/A                $14,288   N/A           N/A                $14,288
                      56   1.63x                         N/A           N/A            N/A              $225,000        $15,921
                      58   1.51x                             $26,955              4%  N/A           N/A                      4%
                      59   1.21x                         N/A                 $8,664      $150,000   N/A                 $8,660
                      60   1.53x                         N/A                      4%  N/A           N/A                      4%
                      61   1.60x                             $64,000        $51,600   N/A           N/A                $51,600
                      62   1.32x                         N/A           N/A                $75,000   N/A                $10,533
                      63   1.33x                             $29,000        $30,500   N/A           N/A                $30,500
                      64   1.25x                         N/A                $33,500   N/A           N/A                $33,500

                      65   1.26x                             $10,000        $27,600   N/A           N/A                $27,600
                      67   1.35x                         N/A           N/A            N/A           N/A                 $7,230
                      68   1.63x                         N/A                      4%  N/A           N/A                      4%
                      69   1.59x                         N/A                      4%  N/A           N/A                      4%
                      71   1.29x                         N/A                $32,491   N/A               $49,819        $32,491
                      72   1.21x                              $3,750   N/A            N/A               $24,500         $2,450
                      73   1.75x                             $62,344        $79,000   N/A           N/A                $79,000
                      74   1.79x                              $3,750              4%  N/A           N/A                      4%
                      76   1.18x                         N/A                $10,440   N/A               $19,992        $10,809
                    76.1
                    76.2
                      78   1.65x                             $20,125        $26,075   N/A           N/A                $26,075
                    78.1
                    78.2
                    78.3
                    78.4
                      79   1.22x                             $28,125           $597   N/A               $35,844         $8,602
                      80   1.23x                             $15,312         $6,887      $125,000   N/A                 $6,927
                      82   1.23x                            $150,516        $14,990   N/A           N/A                $14,990
                      83   1.29x                         N/A           N/A                $51,537   N/A                 $1,699
                      84   1.26x                         N/A           N/A            N/A           N/A                $13,378
                      86   1.21x                             $25,000   N/A            N/A           N/A                $13,936
                      87   1.20x                              $1,650         $6,129       $40,000       $38,675         $6,129
                      88   1.16x                         N/A           N/A            N/A               $12,780         $3,820
                      90   1.25x                         N/A           N/A            N/A           N/A                 $6,736
                      91   1.25x                         N/A                 $3,420   N/A               $25,203         $3,780
                      92   1.48x                         N/A           N/A            N/A           N/A                 $1,727
                      93   1.20x                         N/A           N/A            N/A           N/A                 $1,600
                      94   1.46x                         N/A                $17,118   N/A           N/A                $17,118
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   1.34x                         N/A           N/A            N/A           N/A                 $3,004
                      96   1.55x                             $11,125         $7,791   N/A               $44,148         $7,791
                      98   1.32x                             $11,733   N/A                $50,000   N/A                 $3,549
                     101   1.20x                         N/A           N/A                $20,000       $30,000         $7,020
                     102   1.17x                         N/A                $16,200   N/A           N/A                $16,250
                     103   1.21x                         N/A                 $2,450   N/A                $2,084         $2,450
                     105   1.20x                                $625         $7,834   N/A               $36,666         $7,834
                     106   1.22x                              $1,250         $8,436      $200,000   N/A                 $8,436
                     107   1.29x                         N/A           N/A            N/A               $24,132         $2,942




                     108   1.25x                         N/A                 $4,944       $20,000       $49,390         $7,409
                     109   1.68x                         N/A                      4%  N/A           N/A                      4%
                     110   1.34x                                $750         $6,550   N/A           N/A                 $6,600
                     112   1.29x                              $6,250         $7,116      $100,000       $42,579         $9,466
                     113   1.66x                         N/A                      4%  N/A           N/A                      4%
                     114   1.21x                         N/A                $10,892       $68,000       $36,307        $10,892
                     115   1.19x                         N/A                 $3,444       $50,000       $24,000         $3,444
                   115.1
                   115.2
                     116   1.75x                         N/A                      4%  N/A           N/A                      4%
                     117   1.20x                                $625   N/A            N/A           N/A                 $2,036
                     118   1.37x                             $47,250        $44,000   N/A           N/A                $44,000
                     119   1.50x                             $98,578              4%  N/A           N/A                      4%
                     120   1.43x                         N/A                      4%  N/A           N/A                      4%
                     121   1.20x                             $11,875         $9,991   N/A           N/A                 $9,991
                   121.1
                   121.2
                     122   1.70x                              $3,000         $3,423       $20,000       $18,000         $3,449
                     123   1.42x                         N/A                      4%  N/A           N/A                      4%
                     124   1.19x                             $11,250         $1,770       $80,890   N/A                 $1,786
                     126   1.21x                         N/A                 $2,955   N/A               $19,700         $2,955
                     129   2.00x                         N/A           N/A            N/A           N/A                 $1,598
                     130   1.21x                             $88,656         $3,786       $37,872   N/A                 $3,786
                     131   1.21x                         N/A                 $9,072   N/A               $14,286         $9,072
                     132   1.20x                             $41,731   N/A            N/A           N/A                $10,475
                     133   1.40x                         N/A                 $1,491   N/A           N/A                 $1,491

                     134   1.20x                         N/A                 $2,083   N/A               $14,981         $2,087


                     136   1.22x                         N/A           N/A            N/A               $12,000         $3,588
                     139   1.24x                             $12,838         $3,985   N/A               $20,664         $3,985
                     140   1.28x                         N/A                 $3,158       $50,000   N/A                 $3,158
                   140.1
                   140.2
                     141   1.85x                         N/A                 $1,886   N/A               $15,000         $1,886
                     142   1.19x                         N/A                   $990   N/A                $5,940           $991


                   142.1
                   142.2
                     143   1.19x                         N/A                 $1,004   N/A           N/A                 $1,483
                     145   1.30x                         N/A           N/A                $40,141        $9,000         $1,184
                     147   1.25x                             $23,660   N/A                $24,000       $12,550         $1,845
                     148   1.46x                              $6,250   N/A            N/A           N/A                 $5,450
                     149   1.60x                              $7,500         $5,565      $150,000       $25,000         $5,500
                     150   1.40x                              $3,750         $5,856       $70,000   N/A                 $4,224
                     154   1.22x                         N/A                 $6,408   N/A               $21,360         $6,385
                     155   1.31x                             $10,000         $5,100   N/A           N/A                 $5,100
                     157   1.49x                              $2,344         $5,781   N/A           N/A                 $7,289
                     158   1.21x                                $500         $1,350   N/A           N/A                 $1,350
                     161   1.25x                              $3,125   N/A            N/A           N/A                 $2,531
                     164   1.20x                         N/A                   $873   N/A                $6,552           $873
                     165   1.52x                            $127,597        $12,698   N/A               $27,000        $12,266
                     166   1.33x                              $7,500        $15,300   N/A           N/A                $15,300
                     167   1.37x                         N/A                $10,005   N/A           N/A                $10,005
                     168   1.24x                              $5,312         $7,000   N/A           N/A                 $7,000
                     169   1.31x                              $6,250        $13,282   N/A           N/A                $13,282
                     171   1.68x                             $15,000         $6,500   N/A           N/A                 $6,500
                     172   1.43x                              $9,375        $22,640   N/A           N/A                $22,640
                     173   1.20x                         N/A                 $5,070   N/A               $13,440         $5,070
                     174   1.25x                                $625         $1,500   N/A           N/A                 $1,500
                     175   1.44x                         N/A           N/A            N/A           N/A                 $3,800
                     178   1.21x                              $9,875   N/A                $20,000        $6,300         $1,369
                     179   1.27x                         N/A           N/A            N/A           N/A                 $1,840
                     181   1.56x                             $13,375         $5,445   N/A               $23,597         $5,445
                     182   1.34x                              $8,188         $7,200   N/A               $14,401         $7,201
                     184   1.30x                         N/A           N/A            N/A           N/A                 $9,668
                     185   1.24x                         N/A           N/A            N/A               $14,374           $818
                     186   3.08x                         N/A                 $2,322   N/A           N/A                 $2,232
                     188   1.22x                         N/A                   $846       $70,752        $6,348           $846

                     190   1.21x                         N/A                   $760   N/A                $7,600           $760
                     193   1.20x                              $3,125        $14,000   N/A           N/A                $14,000
                     195   1.25x                             $14,750         $3,800   N/A           N/A                 $3,800
                     197   1.20x                             $28,438        $10,250   N/A           N/A                $10,250
                     199   1.20x                             $10,750   N/A                $40,000   N/A                 $1,590
                     200   1.26x                                $875         $1,201       $24,000   N/A                 $1,201


                     201   1.35x                         N/A           N/A            N/A           N/A                 $2,801
                     206   1.33x                             $22,812         $4,950   N/A           N/A                 $4,950
                     208   1.22x                              $2,375         $1,000   N/A                $7,020         $1,000
                     209   2.00x                         N/A           N/A            N/A           N/A                 $5,993
                     210   1.24x                              $5,625         $2,128   N/A                $5,000         $2,128
                     211   1.26x                         N/A                   $927   N/A                $6,180           $927

Total/Weighted Average:    1.33x

                           Annual     Tax &       Initial         Orig            Rem.            Orig
                           U/W        Insurance   Interest Only   Amort.          Amort.          Term to
#                          LC&TI      Escrows     Term            Term            Term (1)        Maturity (7)
------------------------   --------   ---------   -------------   -------------   -------------   ------------
                       1   N/A        Both                   83   Interest Only   Interest Only             83
                     1.1
                     1.2
                       2   $738,813   Both                   60   Interest Only   Interest Only             60
                       3   $551,060   Both                  120   Interest Only   Interest Only            120
                       4   $444,076   Both                  120   Interest Only   Interest Only            120
                       5   N/A        Both                  120   Interest Only   Interest Only            120
                       6   N/A        Both                   60             360             360            120
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7    $17,188   Both                   60   Interest Only   Interest Only             60
                       8    $78,720   Both                  121   Interest Only   Interest Only            121


                       9   N/A        Both                   84   Interest Only   Interest Only             84
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A        Both                   60   Interest Only   Interest Only             60
                    10.1
                    10.2
                      11    $27,675   None                   36             360             360            120
                      13    $67,465   Both                  120   Interest Only   Interest Only            120
                      14   $140,742   Both                  120   Interest Only   Interest Only            120
                      15    $82,369   Both                  120   Interest Only   Interest Only            120
                      17    $30,960   Both                  120   Interest Only   Interest Only            120
                      18   $207,628   Both                    0             360             357            120

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A        Both                   36             360             360             60
                      20   N/A        Both                    0             360             358            120
                      21    $12,721   None                  121   Interest Only   Interest Only            121
                    21.1
                    21.2
                      23   N/A        Both                  121   Interest Only   Interest Only            121






                      25   N/A        Both                    0             300             298            120
                      26    $59,433   Tax                   121   Interest Only   Interest Only            121
                      27    $39,766   Both                  120   Interest Only   Interest Only            120
                      28    $67,358   Both                  120   Interest Only   Interest Only            120
                      30   N/A        Both                  121   Interest Only   Interest Only            121
                      31   $104,493   Both                   36             360             360            124
                      32    $22,147   Both                  121   Interest Only   Interest Only            121
                      33   N/A        Both                   60   Interest Only   Interest Only             60

                      34   $106,373   Both                   60             360             360            121
                      35   N/A        Both                   60   Interest Only   Interest Only             60
                      36   N/A        Both                   36             360             360            120







                      37   N/A        Both                   36             360             360            120







                      38   N/A        Both                   36             360             360            120







                      39   N/A        Both                   36             360             360            120
                      40   N/A        Both                   60   Interest Only   Interest Only             60
                      41   N/A        Both                  120   Interest Only   Interest Only            120











                      42    $20,349   Insurance              36             360             360            109




                      45   N/A        Both                  122   Interest Only   Interest Only            122










                      46   N/A        None                  120   Interest Only   Interest Only            120
                      48   N/A        Both                   60             360             360            120









                      49   N/A        Both                   60             360             360            120
                      50   N/A        Both                  120   Interest Only   Interest Only            120
                      52    $30,191   Both                  120   Interest Only   Interest Only            120
                      56    $78,415   Both                  121   Interest Only   Interest Only            121
                      58   N/A        Both                    0             300             293            120
                      59    $79,294   None                   60             360             360            120
                      60   N/A        Both                    0             300             294            120
                      61   N/A        Both                  120   Interest Only   Interest Only            120
                      62    $37,869   Both                  122   Interest Only   Interest Only            122
                      63   N/A        Both                   60   Interest Only   Interest Only             60
                      64   N/A        Both                  120   Interest Only   Interest Only            120

                      65   N/A        Both                    0             360             356            120
                      67    $32,314   None                  119   Interest Only   Interest Only            119
                      68   N/A        Both                    0             360             358            120
                      69   N/A        Both                    0             300             294            120
                      71    $27,453   Both                   36             360             360            120
                      72    $31,945   Both                   36             360             360            120
                      73   N/A        Both                    0             360             357            122
                      74   N/A        Both                    0             300             298            120
                      76    $29,695   Both                   36             360             360            121
                    76.1
                    76.2
                      78   N/A        Both                    0             360             357            121
                    78.1
                    78.2
                    78.3
                    78.4
                      79    $22,654   Both                  120   Interest Only   Interest Only            120
                      80    $35,793   Both                    0             360             355            120
                      82     $2,936   Both                    0             360             359             60
                      83    $26,194   Both                   12             360             360            120
                      84    $34,447   Both                    0             360             357            120
                      86    $51,330   Both                   36             360             360            120
                      87    $27,636   Both                    0             360             358            120
                      88    $19,403   Both                   24             360             360            121
                      90    $42,021   Tax                     0             360             357            120
                      91    $21,821   Both                    0             360             356            121
                      92   N/A        Tax                    36             360             360            120
                      93   N/A        Both                   12             360             360             60
                      94   N/A        None                    0             360             358            119
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95    $17,384   None                   60             360             360            120
                      96    $36,096   Both                   60   Interest Only   Interest Only             60
                      98    $20,094   Both                    0             360             358            120
                     101    $35,012   Both                    0             360             357            120
                     102   N/A        Both                   36             360             360            121
                     103    $19,330   Both                   24             360             360            120
                     105    $33,948   Both                    0             360             358            120
                     106    $23,372   Both                   24             360             360            120
                     107    $28,569   Both                    0             360             358            120




                     108    $15,695   Both                    0             360             357            121
                     109   N/A        Both                    0             300             289            120
                     110   N/A        Both                   24             360             360            120
                     112    $35,865   Both                   48             360             360            120
                     113   N/A        Both                    0             360             356            120
                     114    $23,678   Both                   24             360             360            120
                     115    $28,008   Both                    0             360             359            120
                   115.1
                   115.2
                     116   N/A        Both                    0             300             299            120
                     117    $10,182   None                    0             360             358            122
                     118   N/A        Both                   24             360             360            121
                     119   N/A        Both                    0             300             298            120
                     120   N/A        Both                    0             300             298            120
                     121   N/A        Both                    0             360             358            120
                   121.1
                   121.2
                     122    $22,996   Both                   24             360             360            120
                     123   N/A        Both                    0             300             298            121
                     124    $14,980   Both                   36             360             360            120
                     126    $19,700   Both                    0             360             359            120
                     129    $13,737   Both                  120   Interest Only   Interest Only            120
                     130    $16,275   Both                   36             360             360            122
                     131   N/A        Both                   60             360             360            119
                     132   N/A        Both                    0             360             359            120
                     133     $7,819   Insurance              60             360             360            119

                     134    $18,184   Both                    0             360             359            120


                     136    $12,444   Both                   24             360             360            120
                     139    $19,927   Both                   36             360             360            120
                     140    $18,030   Both                    0             360             358            120
                   140.1
                   140.2
                     141     $7,497   Both                  121   Interest Only   Interest Only            121
                     142     $4,571   Both                    0             360             358            120


                   142.1
                   142.2
                     143     $3,446   Both                    0             360             357            120
                     145    $11,923   Both                   24             360             360            120
                     147    $12,300   Both                   24             360             360            120
                     148   N/A        Both                    0             360             359            120
                     149    $29,246   Both                   24             360             360            120
                     150    $11,448   Both                   36             360             360            120
                     154    $28,350   Tax                     0             360             358            120
                     155   N/A        Both                    0             360             359            120
                     157    $25,133   Both                    0             360             356             60
                     158     $6,750   Both                    0             360             357             60
                     161     $5,704   None                    0             360             355            120
                     164     $6,549   Both                   24             360             360            120
                     165    $59,092   Both                    0             240             235            240
                     166   N/A        Both                    0             360             352            120
                     167   N/A        Both                   24             360             360             60
                     168   N/A        Both                   12             360             360            121
                     169   N/A        Both                    0             360             359            120
                     171   N/A        Both                    0             300             299            120
                     172   N/A        Both                    0             360             357            121
                     173    $11,875   Both                   12             360             360            120
                     174   N/A        Both                  122   Interest Only   Interest Only            122
                     175   N/A        Both                   24             360             360             60
                     178     $5,168   Both                    0             360             357            120
                     179   N/A        Insurance             120   Interest Only   Interest Only            120
                     181    $36,303   Both                    0             360             358            120
                     182    $34,101   Both                    0             360             354            120
                     184     $9,143   None                   36             360             360            120
                     185    $14,374   Both                   36             360             360            120
                     186    $22,457   Both                    0             360             358            120
                     188     $8,461   Both                    0             360             357            122

                     190     $7,600   Both                    0             360             359            120
                     193   N/A        Both                   18             360             360            121
                     195   N/A        Both                   24             360             360            119
                     197   N/A        Both                    0             360             358            120
                     199     $5,963   Both                   24             360             360            120
                     200     $6,411   Both                   24             360             360            120


                     201   N/A        Both                    0             360             357            120
                     206   N/A        Both                    0             360             359            120
                     208     $4,788   Both                   12             360             360             84
                     209   N/A        Both                    0             360             357            120
                     210     $6,606   Both                    0             360             349            120
                     211     $6,180   Both                    0             360             357            120

Total/Weighted Average:

                           Rem.                                                                First
                           Term to            Interest    Interest Calculation    Monthly      Payment
#                          Maturity (1) (7)   Rate        (30/360 / Actual/360)   Payment      Date
------------------------   ----------------   --------    ---------------------   ----------   ----------
                       1                 80     5.5000%   Actual/360              $1,440,567   7/11/2007
                     1.1
                     1.2
                       2                 56     5.4730%   Actual/360                $647,385   6/11/2007
                       3                116     5.3800%   Actual/360                $522,744   6/11/2007
                       4                116     5.3300%   Actual/360                $427,819   6/11/2007
                       5                116     5.5000%   Actual/360                $418,229   6/11/2007
                       6                118     5.7500%   Actual/360                $420,170   8/11/2007
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7                 59     6.8910%   Actual/360                $185,148   9/11/2007
                       8                118     5.9600%   Actual/360                $157,112   7/11/2007


                       9                 78     5.7860%   Actual/360                $151,548   4/11/2007
                     9.1
                     9.2
                     9.3
                     9.4
                      10                 57     5.7400%   Actual/360                $146,948   7/11/2007
                    10.1
                    10.2
                      11                119     5.7100%   Actual/360                $168,500   9/11/2007
                      13                118     6.2500%   Actual/360                $137,297   8/11/2007
                      14                117     6.1800%   Actual/360                $122,706   7/11/2007
                      15                118     6.0800%   Actual/360                $119,179   8/11/2007
                      17                118     6.4430%   Actual/360                $122,484   8/11/2007
                      18                117     6.2850%   Actual/360                $135,465   7/11/2007

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19                 58     6.5400%   Actual/360                $136,461   8/11/2007
                      20                118     6.2070%   Actual/360                $131,779   8/11/2007
                      21                119     5.8600%   Actual/360                 $95,062   8/11/2007
                    21.1
                    21.2
                      23                118     5.7300%   Actual/360                 $74,072   7/11/2007






                      25                118     6.0500%   Actual/360                 $95,324   8/11/2007
                      26                119     6.3200%   Actual/360                 $73,422   8/11/2007
                      27                118     6.1700%   Actual/360                 $69,855   8/11/2007
                      28                117     6.0720%   Actual/360                 $68,746   7/11/2007
                      30                118     5.8100%   Actual/360                 $63,816   7/11/2007
                      31                121     5.7400%   Actual/360                 $74,616   7/11/2007
                      32                118     5.6300%   Actual/360                 $60,412   7/11/2007
                      33                 56     5.6500%   Actual/360                 $60,149   6/11/2007

                      34                119     6.4600%   Actual/360                 $77,012   8/11/2007
                      35                 56     5.8100%   Actual/360                 $59,398   6/11/2007
                      36                117     6.4300%   Actual/360                 $37,523   7/11/2007







                      37                117     6.4300%   Actual/360                 $24,732   7/11/2007







                      38                117     6.4300%   Actual/360                 $12,847   7/11/2007







                      39                116     5.6600%   Actual/360                 $67,033   6/11/2007
                      40                 57     5.9800%   Actual/360                 $58,610   7/11/2007
                      41                115     5.5800%   Actual/360                 $53,369   5/11/2007











                      42                108     6.2450%   Actual/360                 $68,309   9/11/2007




                      45                119     5.9000%   Actual/360                 $49,650   7/11/2007










                      46                118     6.2700%   Actual/360                 $52,615   8/11/2007
                      48                118     6.2400%   Actual/360                 $59,046   8/11/2007









                      49                119     6.2400%   Actual/360                 $59,046   9/11/2007
                      50                117     5.9240%   Actual/360                 $47,800   7/11/2007
                      52                117     5.8400%   Actual/360                 $43,421   7/11/2007
                      56                118     5.5725%   Actual/360                 $40,020   7/11/2007
                      58                113     6.4000%   Actual/360                 $56,194   3/11/2007
                      59                117     5.7325%   Actual/360                 $48,053   7/11/2007
                      60                114     5.9750%   Actual/360                 $52,065   4/11/2007
                      61                116     5.7000%   Actual/360                 $37,757   6/11/2007
                      62                118     5.6800%   Actual/360                 $36,353   6/11/2007
                      63                 57     6.1800%   Actual/360                 $39,161   7/11/2007
                      64                115     5.7300%   Actual/360                 $36,068   5/11/2007

                      65                116     6.0500%   Actual/360                 $43,550   6/11/2007
                      67                117     5.8900%   Actual/360                 $33,591   8/11/2007
                      68                118     6.0100%   Actual/360                 $40,213   8/11/2007
                      69                114     6.1300%   Actual/360                 $43,702   4/11/2007
                      71                117     6.3400%   Actual/360                 $39,781   7/11/2007
                      72                117     5.9000%   Actual/360                 $37,012   7/11/2007
                      73                119     6.0500%   Actual/360                 $37,372   7/11/2007
                      74                118     6.4490%   Actual/360                 $40,321   8/11/2007
                      76                120     6.3650%   Actual/360                 $35,991   9/11/2007
                    76.1
                    76.2
                      78                118     5.9600%   Actual/360                 $32,827   7/11/2007
                    78.1
                    78.2
                    78.3
                    78.4
                      79                118     5.8800%   Actual/360                 $26,828   8/11/2007
                      80                115     5.7100%   Actual/360                 $31,085   5/11/2007
                      82                 59     6.8000%   Actual/360                 $34,285   9/11/2007
                      83                117     5.8500%   Actual/360                 $29,497   7/11/2007
                      84                117     6.3300%   Actual/360                 $31,046   7/11/2007
                      86                116     5.8950%   Actual/360                 $28,455   6/11/2007
                      87                118     6.3100%   Actual/360                 $29,036   8/11/2007
                      88                119     6.3600%   Actual/360                 $29,039   8/11/2007
                      90                117     6.0050%   Actual/360                 $27,294   7/11/2007
                      91                117     5.7700%   Actual/360                 $24,961   6/11/2007
                      92                118     5.8900%   Actual/360                 $24,885   8/11/2007
                      93                 58     6.5600%   Actual/360                 $26,077   8/11/2007
                      94                117     5.7100%   Actual/360                 $23,822   8/11/2007
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95                118     6.3500%   Actual/360                 $25,313   8/11/2007
                      96                 58     6.3500%   Actual/360                 $21,461   8/11/2007
                      98                118     5.7900%   Actual/360                 $23,445   8/11/2007
                     101                117     6.1900%   Actual/360                 $23,096   7/11/2007
                     102                120     6.3400%   Actual/360                 $23,216   9/11/2007
                     103                117     6.1900%   Actual/360                 $22,790   7/11/2007
                     105                118     6.6300%   Actual/360                 $23,652   8/11/2007
                     106                117     6.3400%   Actual/360                 $22,843   7/11/2007
                     107                118     6.4200%   Actual/360                 $22,565   8/11/2007




                     108                118     5.8520%   Actual/360                 $21,242   7/11/2007
                     109                109     6.3000%   Actual/360                 $23,859   11/11/2006
                     110                119     6.5300%   Actual/360                 $22,191   9/11/2007
                     112                117     5.8525%   Actual/360                 $20,536   7/11/2007
                     113                116     5.8400%   Actual/360                 $20,508   6/11/2007
                     114                119     6.3000%   Actual/360                 $20,903   9/11/2007
                     115                119     6.5500%   Actual/360                 $20,967   9/11/2007
                   115.1
                   115.2
                     116                119     6.7200%   Actual/360                 $22,393   9/11/2007
                     117                120     6.2500%   Actual/360                 $19,955   8/11/2007
                     118                116     5.7500%   Actual/360                 $18,849   5/11/2007
                     119                118     6.9900%   Actual/360                 $21,890   8/11/2007
                     120                118     6.3975%   Actual/360                 $20,733   8/11/2007
                     121                118     5.6600%   Actual/360                 $17,706   8/11/2007
                   121.1
                   121.2
                     122                118     6.3150%   Actual/360                 $18,599   8/11/2007
                     123                119     6.6600%   Actual/360                 $20,557   8/11/2007
                     124                119     6.7700%   Actual/360                 $19,446   9/11/2007
                     126                119     6.6450%   Actual/360                 $18,607   9/11/2007
                     129                118     6.0600%   Actual/360                 $14,080   8/11/2007
                     130                120     6.4800%   Actual/360                 $17,056   8/11/2007
                     131                118     5.8800%   Actual/360                 $15,980   9/11/2007
                     132                119     6.5400%   Actual/360                 $16,978   9/11/2007
                     133                117     5.8700%   Actual/360                 $15,525   8/11/2007

                     134                119     6.6450%   Actual/360                 $16,682   9/11/2007


                     136                117     6.0400%   Actual/360                 $15,053   7/11/2007
                     139                117     6.1300%   Actual/360                 $14,700   7/11/2007
                     140                118     6.4300%   Actual/360                 $15,110   8/11/2007
                   140.1
                   140.2
                     141                119     5.8500%   Actual/360                 $11,863   8/11/2007
                     142                118     5.7900%   Actual/360                 $14,067   8/11/2007


                   142.1
                   142.2
                     143                117     6.2600%   Actual/360                 $14,546   7/11/2007
                     145                118     5.8700%   Actual/360                 $13,598   8/11/2007
                     147                119     6.7500%   Actual/360                 $14,820   9/11/2007
                     148                119     6.4000%   Actual/360                 $14,074   9/11/2007
                     149                119     6.6200%   Actual/360                 $14,080   9/11/2007
                     150                116     6.1500%   Actual/360                 $13,403   6/11/2007
                     154                118     6.4900%   Actual/360                 $12,950   8/11/2007
                     155                119     6.4800%   Actual/360                 $12,817   9/11/2007
                     157                 56     5.8200%   Actual/360                 $11,849   6/11/2007
                     158                 57     6.1300%   Actual/360                 $12,159   7/11/2007
                     161                115     5.8600%   Actual/360                 $11,812   5/11/2007
                     164                117     6.2200%   Actual/360                 $11,717   7/11/2007
                     165                235     7.3500%   Actual/360                 $15,194   5/11/2007
                     166                112     5.9300%   Actual/360                 $11,306   2/11/2007
                     167                 58     6.4200%   Actual/360                 $11,784   8/11/2007
                     168                120     6.3250%   Actual/360                 $11,487   9/11/2007
                     169                119     6.3700%   Actual/360                 $11,536   9/11/2007
                     171                119     6.4800%   Actual/360                 $11,862   9/11/2007
                     172                118     5.9100%   Actual/360                 $10,391   7/11/2007
                     173                118     6.3000%   Actual/360                 $10,646   8/11/2007
                     174                118     5.9500%   Actual/360                  $8,546   6/11/2007
                     175                 58     6.1500%   Actual/360                 $10,098   8/11/2007
                     178                117     6.0600%   Actual/360                  $9,697   7/11/2007
                     179                118     6.0100%   Actual/360                  $8,125   8/11/2007
                     181                118     6.8600%   Actual/360                 $10,495   8/11/2007
                     182                114     6.5100%   Actual/360                 $10,124   4/11/2007
                     184                118     6.3200%   Actual/360                  $9,490   8/11/2007
                     185                116     6.2725%   Actual/360                  $9,258   6/11/2007
                     186                118     6.3500%   Actual/360                  $9,334   8/11/2007
                     188                119     6.0600%   Actual/360                  $8,870   7/11/2007

                     190                119     6.7800%   Actual/360                  $9,408   9/11/2007
                     193                119     6.3500%   Actual/360                  $8,805   8/11/2007
                     195                116     6.1200%   Actual/360                  $8,453   7/11/2007
                     197                118     6.6800%   Actual/360                  $8,635   8/11/2007
                     199                119     6.8100%   Actual/360                  $8,503   9/11/2007
                     200                119     6.8000%   Actual/360                  $8,149   9/11/2007


                     201                117     6.4300%   Actual/360                  $7,843   7/11/2007
                     206                119     6.4800%   Actual/360                  $6,623   9/11/2007
                     208                 81     6.2000%   Actual/360                  $6,125   7/11/2007
                     209                117     6.0100%   Actual/360                  $6,002   7/11/2007
                     210                109     6.4400%   Actual/360                  $6,281   11/11/2006
                     211                117     6.2200%   Actual/360                  $5,677   7/11/2007

Total/Weighted Average:                         5.8177%                           $9,354,757

                                                                                                 Original
                                                                                                 Lockout
                           Maturity                               Prepayment Provision           Period
#                          Date         ARD (8)   Seasoning (1)   as of Origination (9)          (Months)
------------------------   ----------   -------   -------------   ----------------------   ---   --------
                       1   5/11/2014    N/A                   3   YM1/79_0.0%/4            (21)         0
                     1.1
                     1.2
                       2   5/11/2012    N/A                   4   Lock/35_0.0%/25                      35
                       3   5/11/2017    N/A                   4   YM1/116_0.0%/4           (21)         0
                       4   5/11/2017    N/A                   4   YM1/116_0.0%/4           (21)         0
                       5   5/11/2017    N/A                   4   Lock/3_YM1/110_0.0%/7    (17)         3
                       6   7/11/2017    N/A                   2   Lock/116_0.0%/4          (22)       116
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   8/11/2012    N/A                   1   Lock/25_YM1/28_0.0%/7                25
                       8   7/11/2017    N/A                   3   Lock/117_0.0%/4                     117


                       9   3/11/2014    N/A                   6   Lock/11_YM1/66_0.0%/7                11
                     9.1
                     9.2
                     9.3
                     9.4
                      10   6/11/2012    N/A                   3   Lock/56_0.0%/4                       56
                    10.1
                    10.2
                      11   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                      13   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      14   6/11/2017    N/A                   3   Lock/13_YM1/101_0.0%/6               13
                      15   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                      17   7/11/2017    N/A                   2   Lock/116_0.0%/4                     116
                      18   6/11/2017    N/A                   3   Lock/117_0.0%/3          (29)       117

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   7/11/2012    N/A                   2   Lock/57_0.0%/3                       57
                      20   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      21   8/11/2017    N/A                   2   Lock/117_0.0%/4                     117
                    21.1
                    21.2
                      23   7/11/2017    N/A                   3   Lock/115_0.0%/6                     115






                      25   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      26   8/11/2017    N/A                   2   Lock/118_0.0%/3                     118
                      27   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      28   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      30   7/11/2017    N/A                   3   Lock/115_0.0%/6                     115
                      31   10/11/2017   N/A                   3   Lock/121_0.0%/3                     121
                      32   7/11/2017    N/A                   3   Lock/115_0.0%/6                     115
                      33   5/11/2012    N/A                   4   Lock/57_0.0%/3                       57

                      34   8/11/2017    N/A                   2   Lock/118_0.0%/3                     118
                      35   5/11/2012    N/A                   4   Lock/56_0.0%/4                       56
                      36   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117







                      37   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117







                      38   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117







                      39   5/11/2017    N/A                   4   Lock/117_0.0%/3                     117
                      40   6/11/2012    N/A                   3   Lock/54_0.0%/6                       54
                      41   4/11/2017    N/A                   5   Lock/117_0.0%/3                     117











                      42   9/11/2016    N/A                   1   Lock/106_0.0%/3                     106




                      45   8/11/2017    N/A                   3   Lock/119_0.0%/3                     119










                      46   7/11/2017    N/A                   2   Lock/35_YM1/82_0.0%/3                35
                      48   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117









                      49   8/11/2017    N/A                   1   Lock/117_0.0%/3                     117
                      50   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      52   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      56   7/11/2017    N/A                   3   Lock/118_0.0%/3                     118
                      58   2/11/2017    N/A                   7   Lock/113_0.0%/7                     113
                      59   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      60   3/11/2017    N/A                   6   Lock/117_0.0%/3                     117
                      61   5/11/2017    N/A                   4   Lock/117_0.0%/3                     117
                      62   7/11/2017    N/A                   4   Lock/119_0.0%/3                     119
                      63   6/11/2012    N/A                   3   Lock/56_0.0%/4                       56
                      64   4/11/2017    N/A                   5   Lock/41_YM1/76_0.0%/3                41

                      65   5/11/2017    N/A                   4   Lock/114_0.0%/6                     114
                      67   6/11/2017    N/A                   2   Lock/116_0.0%/3                     116
                      68   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      69   3/11/2017    N/A                   6   Lock/117_0.0%/3                     117
                      71   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      72   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                      73   8/11/2017    N/A                   3   Lock/116_0.0%/6                     116
                      74   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                      76   9/11/2017    N/A                   1   Lock/118_0.0%/3          (30)       118
                    76.1
                    76.2
                      78   7/11/2017    N/A                   3   Lock/118_0.0%/3                     118
                    78.1
                    78.2
                    78.3
                    78.4
                      79   7/11/2017    N/A                   2   Lock/116_0.0%/4                     116
                      80   4/11/2017    N/A                   5   Lock/114_0.0%/6                     114
                      82   8/11/2012    N/A                   1   Lock/57_0.0%/3                       57
                      83   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                      84   6/11/2017    N/A                   3   Lock/39_YM1/77_0.0%/4                39
                      86   5/11/2017    N/A                   4   Lock/114_0.0%/6                     114
                      87   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                      88   8/11/2017    N/A                   2   Lock/38_YM1/79_0.0%/4                38
                      90   6/11/2017    N/A                   3   Lock/27_YM1/89_0.0%/4                27
                      91   6/11/2017    N/A                   4   Lock/40_YM1/77_0.0%/4                40
                      92   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                      93   7/11/2012    N/A                   2   Lock/48_0.0%/12                      48
                      94   6/11/2017    N/A                   2   Lock/113_0.0%/6                     113
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   7/11/2017    N/A                   2   Lock/35_YM1/82_0.0%/3                35
                      96   7/11/2012    N/A                   2   Lock/38_YM1/19_0.0%/3                38
                      98   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     101   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     102   9/11/2017    N/A                   1   Lock/118_0.0%/3                     118
                     103   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     105   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     106   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     107   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114




                     108   7/11/2017    N/A                   3   Lock/118_0.0%/3                     118
                     109   10/11/2016   N/A                  11   Lock/117_0.0%/3                     117
                     110   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     112   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                     113   5/11/2017    N/A                   4   Lock/40_YM1/77_0.0%/3    (21)        40
                     114   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     115   8/11/2017    N/A                   1   Lock/37_YM1/80_0.0%/3                37
                   115.1
                   115.2
                     116   8/11/2017    N/A                   1   Lock/117_0.0%/3                     117
                     117   9/11/2017    N/A                   2   Lock/116_0.0%/6                     116
                     118   5/11/2017    N/A                   5   Lock/118_0.0%/3                     118
                     119   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                     120   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                     121   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                   121.1
                   121.2
                     122   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     123   8/11/2017    N/A                   2   Lock/118_0.0%/3                     118
                     124   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     126   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     129   7/11/2017    N/A                   2   Lock/60_0.0%/60                      60
                     130   9/11/2017    N/A                   2   Lock/116_0.0%/6                     116
                     131   7/11/2017    N/A                   1   Lock/113_0.0%/6                     113
                     132   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     133   6/11/2017    N/A                   2   Lock/113_0.0%/6                     113

                     134   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114


                     136   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                     139   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     140   7/11/2017    N/A                   2   Lock/38_YM1/79_0.0%/3                38
                   140.1
                   140.2
                     141   8/11/2017    N/A                   2   Lock/118_0.0%/3                     118
                     142   7/11/2017    N/A                   2   Lock/117_0.0%/3          (31)       117


                   142.1
                   142.2
                     143   6/11/2017    N/A                   3   Lock/117_0.0%/3                     117
                     145   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     147   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     148   8/11/2017    N/A                   1   Lock/37_YM1/80_0.0%/3                37
                     149   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     150   5/11/2017    N/A                   4   Lock/114_0.0%/6                     114
                     154   7/11/2017    N/A                   2   Lock/26_YM1/90_0.0%/4                26
                     155   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     157   5/11/2012    N/A                   4   Lock/28_YM1/29_0.0%/3                28
                     158   6/11/2012    N/A                   3   Lock/54_0.0%/6                       54
                     161   4/11/2017    N/A                   5   Lock/41_YM1/76_0.0%/3                41
                     164   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     165   4/11/2027    N/A                   5   Lock/234_0.0%/6                     234
                     166   1/11/2017    N/A                   8   Lock/114_0.0%/6                     114
                     167   7/11/2012    N/A                   2   Lock/54_0.0%/6                       54
                     168   9/11/2017    N/A                   1   Lock/115_0.0%/6                     115
                     169   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     171   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     172   7/11/2017    N/A                   3   Lock/39_YM1/79_0.0%/3                39
                     173   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     174   7/11/2017    N/A                   4   Lock/40_YM1/79_0.0%/3                40
                     175   7/11/2012    N/A                   2   Lock/54_0.0%/6                       54
                     178   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     179   7/11/2017    N/A                   2   Lock/117_0.0%/3                     117
                     181   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     182   3/11/2017    N/A                   6   Lock/42_YM1/75_0.0%/3                42
                     184   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     185   5/11/2017    N/A                   4   Lock/114_0.0%/6                     114
                     186   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     188   8/11/2017    N/A                   3   Lock/116_0.0%/6                     116

                     190   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     193   8/11/2017    N/A                   2   Lock/115_0.0%/6                     115
                     195   5/11/2017    N/A                   3   Lock/113_0.0%/6                     113
                     197   7/11/2017    N/A                   2   Lock/114_0.0%/6                     114
                     199   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     200   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114


                     201   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     206   8/11/2017    N/A                   1   Lock/114_0.0%/6                     114
                     208   6/11/2014    N/A                   3   Lock/78_0.0%/6                       78
                     209   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114
                     210   10/11/2016   N/A                  11   Lock/114_0.0%/6                     114
                     211   6/11/2017    N/A                   3   Lock/114_0.0%/6                     114

Total/Weighted Average:

                           Original      Original
                           Yield         Prepayment   Original                                  Yield
                           Maintenance   Premium      Open                         Lockout      Maintenance
                           Period        Period       Period                       Expiration   Expiration
#                          (Months)      (Months)     (Months)   Defeasance (10)   Date         Date
------------------------   -----------   ----------   --------   ---------------   ----------   -----------
                       1            79            0          4   Yes               N/A          2/11/2014
                     1.1
                     1.2
                       2             0            0         25   Yes               5/11/2010    N/A
                       3           116            0          4   Yes               N/A          2/11/2017
                       4           116            0          4   Yes               N/A          2/11/2017
                       5           110            0          7   No                9/11/2007    11/11/2016
                       6             0            0          4   Yes               4/11/2017    N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7            28            0          7   No                10/11/2009   2/11/2012
                       8             0            0          4   Yes               4/11/2017    N/A


                       9            66            0          7   No                3/11/2008    9/11/2013
                     9.1
                     9.2
                     9.3
                     9.4
                      10             0            0          4   Yes               3/11/2012    N/A
                    10.1
                    10.2
                      11             0            0          6   Yes               3/11/2017    N/A
                      13             0            0          3   Yes               5/11/2017    N/A
                      14           101            0          6   No                8/11/2008    1/11/2017
                      15             0            0          6   Yes               2/11/2017    N/A
                      17             0            0          4   Yes               4/11/2017    N/A
                      18             0            0          3   Yes               4/11/2017    N/A

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19             0            0          3   Yes               5/11/2012    N/A
                      20             0            0          3   Yes               5/11/2017    N/A
                      21             0            0          4   Yes               5/11/2017    N/A
                    21.1
                    21.2
                      23             0            0          6   Yes               2/11/2017    N/A






                      25             0            0          3   Yes               5/11/2017    N/A
                      26             0            0          3   Yes               6/11/2017    N/A
                      27             0            0          3   Yes               5/11/2017    N/A
                      28             0            0          3   Yes               4/11/2017    N/A
                      30             0            0          6   Yes               2/11/2017    N/A
                      31             0            0          3   Yes               8/11/2017    N/A
                      32             0            0          6   Yes               2/11/2017    N/A
                      33             0            0          3   Yes               3/11/2012    N/A

                      34             0            0          3   Yes               6/11/2017    N/A
                      35             0            0          4   Yes               2/11/2012    N/A
                      36             0            0          3   Yes               4/11/2017    N/A







                      37             0            0          3   Yes               4/11/2017    N/A







                      38             0            0          3   Yes               4/11/2017    N/A







                      39             0            0          3   Yes               3/11/2017    N/A
                      40             0            0          6   Yes               1/11/2012    N/A
                      41             0            0          3   Yes               2/11/2017    N/A











                      42             0            0          3   Yes               7/11/2016    N/A




                      45             0            0          3   Yes               6/11/2017    N/A










                      46            82            0          3   No                7/11/2010    5/11/2017
                      48             0            0          3   Yes               5/11/2017    N/A









                      49             0            0          3   Yes               6/11/2017    N/A
                      50             0            0          3   Yes               4/11/2017    N/A
                      52             0            0          3   Yes               4/11/2017    N/A
                      56             0            0          3   Yes               5/11/2017    N/A
                      58             0            0          7   Yes               8/11/2016    N/A
                      59             0            0          3   Yes               4/11/2017    N/A
                      60             0            0          3   Yes               1/11/2017    N/A
                      61             0            0          3   Yes               3/11/2017    N/A
                      62             0            0          3   Yes               5/11/2017    N/A
                      63             0            0          4   Yes               3/11/2012    N/A
                      64            76            0          3   No                10/11/2010   2/11/2017

                      65             0            0          6   Yes               12/11/2016   N/A
                      67             0            0          3   Yes               4/11/2017    N/A
                      68             0            0          3   Yes               5/11/2017    N/A
                      69             0            0          3   Yes               1/11/2017    N/A
                      71             0            0          3   Yes               4/11/2017    N/A
                      72             0            0          6   Yes               1/11/2017    N/A
                      73             0            0          6   Yes               3/11/2017    N/A
                      74             0            0          3   Yes               5/11/2017    N/A
                      76             0            0          3   Yes               7/11/2017    N/A
                    76.1
                    76.2
                      78             0            0          3   Yes               5/11/2017    N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79             0            0          4   Yes               4/11/2017    N/A
                      80             0            0          6   Yes               11/11/2016   N/A
                      82             0            0          3   Yes               6/11/2012    N/A
                      83             0            0          3   Yes               4/11/2017    N/A
                      84            77            0          4   No                10/11/2010   3/11/2017
                      86             0            0          6   Yes               12/11/2016   N/A
                      87             0            0          6   Yes               2/11/2017    N/A
                      88            79            0          4   No                10/11/2010   5/11/2017
                      90            89            0          4   No                10/11/2009   3/11/2017
                      91            77            0          4   No                10/11/2010   3/11/2017
                      92             0            0          6   Yes               2/11/2017    N/A
                      93             0            0         12   Yes               8/11/2011    N/A
                      94             0            0          6   Yes               1/11/2017    N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95            82            0          3   No                7/11/2010    5/11/2017
                      96            19            0          3   No                10/11/2010   5/11/2012
                      98             0            0          6   Yes               2/11/2017    N/A
                     101             0            0          6   Yes               1/11/2017    N/A
                     102             0            0          3   Yes               7/11/2017    N/A
                     103             0            0          6   Yes               1/11/2017    N/A
                     105             0            0          6   Yes               2/11/2017    N/A
                     106             0            0          6   Yes               1/11/2017    N/A
                     107             0            0          6   Yes               2/11/2017    N/A




                     108             0            0          3   Yes               5/11/2017    N/A
                     109             0            0          3   Yes               8/11/2016    N/A
                     110             0            0          6   Yes               3/11/2017    N/A
                     112             0            0          3   Yes               4/11/2017    N/A
                     113            77            0          3   Yes               10/11/2010   3/11/2017
                     114             0            0          6   Yes               3/11/2017    N/A
                     115            80            0          3   No                10/11/2010   6/11/2017
                   115.1
                   115.2
                     116             0            0          3   Yes               6/11/2017    N/A
                     117             0            0          6   Yes               4/11/2017    N/A
                     118             0            0          3   Yes               3/11/2017    N/A
                     119             0            0          3   Yes               5/11/2017    N/A
                     120             0            0          3   Yes               5/11/2017    N/A
                     121             0            0          6   Yes               2/11/2017    N/A
                   121.1
                   121.2
                     122             0            0          6   Yes               2/11/2017    N/A
                     123             0            0          3   Yes               6/11/2017    N/A
                     124             0            0          6   Yes               3/11/2017    N/A
                     126             0            0          6   Yes               3/11/2017    N/A
                     129             0            0         60   Yes               8/11/2012    N/A
                     130             0            0          6   Yes               4/11/2017    N/A
                     131             0            0          6   Yes               2/11/2017    N/A
                     132             0            0          6   Yes               3/11/2017    N/A
                     133             0            0          6   Yes               1/11/2017    N/A

                     134             0            0          6   Yes               3/11/2017    N/A


                     136             0            0          3   Yes               4/11/2017    N/A
                     139             0            0          6   Yes               1/11/2017    N/A
                     140            79            0          3   No                10/11/2010   5/11/2017
                   140.1
                   140.2
                     141             0            0          3   Yes               6/11/2017    N/A
                     142             0            0          3   Yes               5/11/2017    N/A


                   142.1
                   142.2
                     143             0            0          3   Yes               4/11/2017    N/A
                     145             0            0          6   Yes               2/11/2017    N/A
                     147             0            0          6   Yes               3/11/2017    N/A
                     148            80            0          3   No                10/11/2010   6/11/2017
                     149             0            0          6   Yes               3/11/2017    N/A
                     150             0            0          6   Yes               12/11/2016   N/A
                     154            90            0          4   No                10/11/2009   4/11/2017
                     155             0            0          6   Yes               3/11/2017    N/A
                     157            29            0          3   No                10/11/2009   3/11/2012
                     158             0            0          6   Yes               1/11/2012    N/A
                     161            76            0          3   No                10/11/2010   2/11/2017
                     164             0            0          6   Yes               1/11/2017    N/A
                     165             0            0          6   Yes               11/11/2026   N/A
                     166             0            0          6   Yes               8/11/2016    N/A
                     167             0            0          6   Yes               2/11/2012    N/A
                     168             0            0          6   Yes               4/11/2017    N/A
                     169             0            0          6   Yes               3/11/2017    N/A
                     171             0            0          6   Yes               3/11/2017    N/A
                     172            79            0          3   No                10/11/2010   5/11/2017
                     173             0            0          6   Yes               2/11/2017    N/A
                     174            79            0          3   No                10/11/2010   5/11/2017
                     175             0            0          6   Yes               2/11/2012    N/A
                     178             0            0          6   Yes               1/11/2017    N/A
                     179             0            0          3   Yes               5/11/2017    N/A
                     181             0            0          6   Yes               2/11/2017    N/A
                     182            75            0          3   No                10/11/2010   1/11/2017
                     184             0            0          6   Yes               2/11/2017    N/A
                     185             0            0          6   Yes               12/11/2016   N/A
                     186             0            0          6   Yes               2/11/2017    N/A
                     188             0            0          6   Yes               3/11/2017    N/A

                     190             0            0          6   Yes               3/11/2017    N/A
                     193             0            0          6   Yes               3/11/2017    N/A
                     195             0            0          6   Yes               12/11/2016   N/A
                     197             0            0          6   Yes               2/11/2017    N/A
                     199             0            0          6   Yes               3/11/2017    N/A
                     200             0            0          6   Yes               3/11/2017    N/A


                     201             0            0          6   Yes               1/11/2017    N/A
                     206             0            0          6   Yes               3/11/2017    N/A
                     208             0            0          6   Yes               1/11/2014    N/A
                     209             0            0          6   Yes               1/11/2017    N/A
                     210             0            0          6   Yes               5/11/2016    N/A
                     211             0            0          6   Yes               1/11/2017    N/A

Total/Weighted Average:

                           Prepayment
                           Premium      Yield                           Utilities
                           Expiration   Maintenance   Administration    Multifamily Tenant         Multifamily
#                          Date         Spread        Fees              Pays                       Elevators
------------------------   ----------   -----------   --------------    ------------------------   -----------
                       1   N/A          T-Flat               0.02108%
                     1.1                                                N/A                        N/A
                     1.2                                                N/A                        N/A
                       2   N/A          N/A                  0.02108%   N/A                        N/A
                       3   N/A          T-Flat               0.02108%   N/A                        N/A
                       4   N/A          T-Flat               0.02108%   N/A                        N/A
                       5   N/A          T-Flat               0.02108%   Electric/Sewer/Gas/Water             2
                       6   N/A          N/A                  0.02108%
                     6.1                                                Electric                             0
                     6.2                                                Electric                             0
                     6.3                                                Electric/Gas                         0
                     6.4                                                Electric/Water/Sewer                 0
                     6.5                                                Electric                             0
                       7   N/A          T-Flat               0.02108%   N/A                        N/A
                       8   N/A          N/A                  0.02108%   N/A                        N/A


                       9   N/A          T+75                 0.02108%
                     9.1                                                Electric/Gas                         2
                     9.2                                                Electric/Gas                         1
                     9.3                                                Electric/Gas                         0
                     9.4                                                Electric                             1
                      10   N/A          N/A                  0.02108%
                    10.1                                                Electric                             0
                    10.2                                                Electric                             0
                      11   N/A          N/A                  0.02108%   N/A                        N/A
                      13   N/A          N/A                  0.03358%   N/A                        N/A
                      14   N/A          T-Flat               0.02108%   N/A                        N/A
                      15   N/A          N/A                  0.03358%   N/A                        N/A
                      17   N/A          N/A                  0.02108%   N/A                        N/A
                      18   N/A          N/A                  0.03358%

                    18.1                                                N/A                        N/A
                    18.2                                                N/A                        N/A
                    18.3                                                N/A                        N/A
                    18.4                                                N/A                        N/A
                    18.5                                                N/A                        N/A
                    18.6                                                N/A                        N/A
                    18.7                                                N/A                        N/A
                      19   N/A          N/A                  0.02108%   Electric/Water                       0
                      20   N/A          N/A                  0.02108%   N/A                        N/A
                      21   N/A          N/A                  0.02108%
                    21.1                                                N/A                        N/A
                    21.2                                                N/A                        N/A
                      23   N/A          N/A                  0.03358%   Electric/Gas/Water/Sewer             0






                      25   N/A          N/A                  0.03358%   N/A                        N/A
                      26   N/A          N/A                  0.03358%   N/A                        N/A
                      27   N/A          N/A                  0.02108%   N/A                        N/A
                      28   N/A          N/A                  0.03358%   N/A                        N/A
                      30   N/A          N/A                  0.03358%   Electric/Gas/Water/Sewer             0
                      31   N/A          N/A                  0.02108%   N/A                        N/A
                      32   N/A          N/A                  0.03358%   N/A                        N/A
                      33   N/A          N/A                  0.02108%   N/A                        N/A

                      34   N/A          N/A                  0.03358%   N/A                        N/A
                      35   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0
                      36   N/A          N/A                  0.03358%   N/A                        N/A







                      37   N/A          N/A                  0.03358%   N/A                        N/A







                      38   N/A          N/A                  0.03358%   N/A                        N/A







                      39   N/A          N/A                  0.02108%   Electric                             0
                      40   N/A          N/A                  0.02108%   Electric/Gas/Water/Sewer             0
                      41   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0











                      42   N/A          N/A                  0.02108%   N/A                        N/A




                      45   N/A          N/A                  0.02108%   None                                 0










                      46   N/A          T-Flat               0.02108%   N/A                        N/A
                      48   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0









                      49   N/A          N/A                  0.02108%   Electric                             0
                      50   N/A          N/A                  0.02108%   Electric                             0
                      52   N/A          N/A                  0.03358%   N/A                        N/A
                      56   N/A          N/A                  0.03108%   N/A                        N/A
                      58   N/A          N/A                  0.02108%   N/A                        N/A
                      59   N/A          N/A                  0.02108%   N/A                        N/A
                      60   N/A          N/A                  0.02108%   N/A                        N/A
                      61   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0
                      62   N/A          N/A                  0.03108%   N/A                        N/A
                      63   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0
                      64   N/A          T-Flat               0.02108%   Electric/Water/Sewer                 0

                      65   N/A          N/A                  0.02108%   Electric/Gas                         0
                      67   N/A          N/A                  0.07108%   N/A                        N/A
                      68   N/A          N/A                  0.06108%   N/A                        N/A
                      69   N/A          N/A                  0.02108%   N/A                        N/A
                      71   N/A          N/A                  0.02108%   N/A                        N/A
                      72   N/A          N/A                  0.02108%   N/A                        N/A
                      73   N/A          N/A                  0.02108%   Electric/Gas/Water/Sewer             0
                      74   N/A          N/A                  0.02108%   N/A                        N/A
                      76   N/A          N/A                  0.02108%
                    76.1                                                N/A                        N/A
                    76.2                                                N/A                        N/A
                      78   N/A          N/A                  0.02108%
                    78.1                                                N/A                        N/A
                    78.2                                                N/A                        N/A
                    78.3                                                N/A                        N/A
                    78.4                                                N/A                        N/A
                      79   N/A          N/A                  0.02108%   N/A                        N/A
                      80   N/A          N/A                  0.02108%   N/A                        N/A
                      82   N/A          N/A                  0.02108%   N/A                        N/A
                      83   N/A          N/A                  0.02108%   N/A                        N/A
                      84   N/A          T-Flat               0.03358%   N/A                        N/A
                      86   N/A          N/A                  0.06108%   N/A                        N/A
                      87   N/A          N/A                  0.02108%   N/A                        N/A
                      88   N/A          T-Flat               0.03358%   N/A                        N/A
                      90   N/A          T-Flat               0.06108%   N/A                        N/A
                      91   N/A          T-Flat               0.03358%   N/A                        N/A
                      92   N/A          N/A                  0.02108%   N/A                        N/A
                      93   N/A          N/A                  0.03108%   N/A                        N/A
                      94   N/A          N/A                  0.05108%
                    94.1                                                Electric/Gas/Water                   0
                    94.2                                                Electric/Gas/Water/Sewer             0
                    94.3                                                Electric/Gas/Water/Sewer             0
                    94.4                                                Electric/Gas                         0
                    94.5                                                Electric/Gas                         0
                      95   N/A          T-Flat               0.02108%   N/A                        N/A
                      96   N/A          T-Flat               0.02108%   N/A                        N/A
                      98   N/A          N/A                  0.02108%   N/A                        N/A
                     101   N/A          N/A                  0.02108%   N/A                        N/A
                     102   N/A          N/A                  0.03108%   Electric                             1
                     103   N/A          N/A                  0.02108%   N/A                        N/A
                     105   N/A          N/A                  0.02108%   N/A                        N/A
                     106   N/A          N/A                  0.02108%   N/A                        N/A
                     107   N/A          N/A                  0.02108%   N/A                        N/A




                     108   N/A          N/A                  0.02108%   N/A                        N/A
                     109   N/A          N/A                  0.02108%   N/A                        N/A
                     110   N/A          N/A                  0.02108%   N/A                        N/A
                     112   N/A          N/A                  0.02108%   N/A                        N/A
                     113   N/A          T-Flat               0.03358%   N/A                        N/A
                     114   N/A          N/A                  0.02108%   N/A                        N/A
                     115   N/A          T-Flat               0.02108%
                   115.1                                                N/A                        N/A
                   115.2                                                N/A                        N/A
                     116   N/A          N/A                  0.09108%   N/A                        N/A
                     117   N/A          N/A                  0.02108%   N/A                        N/A
                     118   N/A          N/A                  0.03358%   Electric/Water                       0
                     119   N/A          N/A                  0.03358%   N/A                        N/A
                     120   N/A          N/A                  0.02108%   N/A                        N/A
                     121   N/A          N/A                  0.02108%
                   121.1                                                Electric/Water                       0
                   121.2                                                Electric/Water/Sewer                 0
                     122   N/A          N/A                  0.02108%   N/A                        N/A
                     123   N/A          N/A                  0.02108%   N/A                        N/A
                     124   N/A          N/A                  0.02108%   N/A                        N/A
                     126   N/A          N/A                  0.02108%   N/A                        N/A
                     129   N/A          N/A                  0.02108%   N/A                        N/A
                     130   N/A          N/A                  0.08108%   N/A                        N/A
                     131   N/A          N/A                  0.02108%   Electric                             1
                     132   N/A          N/A                  0.02108%   N/A                        N/A
                     133   N/A          N/A                  0.02108%   N/A                        N/A

                     134   N/A          N/A                  0.02108%   N/A                        N/A


                     136   N/A          N/A                  0.02108%   N/A                        N/A
                     139   N/A          N/A                  0.02108%   N/A                        N/A
                     140   N/A          T-Flat               0.02108%
                   140.1                                                N/A                        N/A
                   140.2                                                N/A                        N/A
                     141   N/A          N/A                  0.02108%   N/A                        N/A
                     142   N/A          N/A                  0.03358%


                   142.1                                                N/A                        N/A
                   142.2                                                N/A                        N/A
                     143   N/A          N/A                  0.03358%   N/A                        N/A
                     145   N/A          N/A                  0.02108%   N/A                        N/A
                     147   N/A          N/A                  0.02108%   N/A                        N/A
                     148   N/A          T-Flat               0.02108%   N/A                        N/A
                     149   N/A          N/A                  0.02108%   N/A                        N/A
                     150   N/A          N/A                  0.02108%   N/A                                  0
                     154   N/A          T-Flat               0.03358%   N/A                        N/A
                     155   N/A          N/A                  0.02108%   N/A                        N/A
                     157   N/A          T-Flat               0.02108%   N/A                        N/A
                     158   N/A          N/A                  0.02108%   N/A                        N/A
                     161   N/A          T-Flat               0.02108%   N/A                        N/A
                     164   N/A          N/A                  0.02108%   N/A                        N/A
                     165   N/A          N/A                  0.06108%   N/A                        N/A
                     166   N/A          N/A                  0.02108%   Electric/Water/Sewer                 0
                     167   N/A          N/A                  0.02108%   N/A                        N/A
                     168   N/A          N/A                  0.02108%   Electric                             0
                     169   N/A          N/A                  0.02108%   N/A                        N/A
                     171   N/A          N/A                  0.02108%   N/A                        N/A
                     172   N/A          T-Flat               0.11108%   Electric                             0
                     173   N/A          N/A                  0.02108%   N/A                        N/A
                     174   N/A          T-Flat               0.02108%   Electric                             0
                     175   N/A          N/A                  0.02108%   N/A                        N/A
                     178   N/A          N/A                  0.02108%   N/A                        N/A
                     179   N/A          N/A                  0.03358%   N/A                        N/A
                     181   N/A          N/A                  0.02108%   N/A                        N/A
                     182   N/A          T-Flat               0.02108%   N/A                        N/A
                     184   N/A          N/A                  0.02108%   N/A                        N/A
                     185   N/A          N/A                  0.02108%   N/A                        N/A
                     186   N/A          N/A                  0.02108%   N/A                        N/A
                     188   N/A          N/A                  0.02108%   N/A                        N/A

                     190   N/A          N/A                  0.02108%   N/A                        N/A
                     193   N/A          N/A                  0.02108%   Electric                             0
                     195   N/A          N/A                  0.02108%   N/A                        N/A
                     197   N/A          N/A                  0.02108%   Electric                             0
                     199   N/A          N/A                  0.02108%   N/A                        N/A
                     200   N/A          N/A                  0.02108%   N/A                        N/A


                     201   N/A          N/A                  0.02108%   N/A                        N/A
                     206   N/A          N/A                  0.02108%   N/A                        N/A
                     208   N/A          N/A                  0.02108%   N/A                        N/A
                     209   N/A          N/A                  0.02108%   N/A                        N/A
                     210   N/A          N/A                  0.02108%   N/A                        N/A
                     211   N/A          N/A                  0.02108%   N/A                        N/A

Total/Weighted Average:

                           Subject   Subject     Subject     Subject   Subject     Subject     Subject   Subject
                           Studio    Studio      Studio      1 BR      1 BR        1 BR        2 BR      2 BR
#                          Units     Avg. Rent   Max. Rent   Units     Avg. Rent   Max. Rent   Units     Avg. Rent
------------------------   -------   ---------   ---------   -------   ---------   ---------   -------   ---------
                       1
                     1.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     1.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                       2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                       3   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                       4   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                       5        51      $1,690      $2,800        97      $2,226      $3,900        30      $3,697
                       6
                     6.1   N/A       N/A         N/A             296        $727        $890       152        $880
                     6.2   N/A       N/A         N/A         N/A       N/A         N/A             116      $1,197
                     6.3   N/A       N/A         N/A             168        $512        $571       108        $672
                     6.4   N/A       N/A         N/A              40        $613        $630        88        $663
                     6.5   N/A       N/A         N/A              73        $483        $512        72        $572
                       7   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                       8   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A


                       9
                     9.1         2        $535        $681        22        $751      $1,000        10        $756
                     9.2         1        $740        $740   N/A       N/A         N/A              26        $683
                     9.3         2        $709        $720         9        $730        $864        36        $702
                     9.4   N/A       N/A         N/A         N/A       N/A         N/A               1        $701
                      10
                    10.1        48        $600        $625        96        $694        $770        88        $826
                    10.2   N/A       N/A         N/A             144        $658        $850        72        $779
                      11   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      13   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      14   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      15   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      17   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      18

                    18.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.3   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.4   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.5   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.6   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    18.7   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      19       158        $486        $559       528        $532        $679        92        $742
                      20   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      21
                    21.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    21.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      23   N/A       N/A         N/A             162        $694        $830        84        $859






                      25   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      26   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      27   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      28   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      30   N/A       N/A         N/A             120        $689        $855        72        $917
                      31   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      32   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      33   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A

                      34   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      35   N/A       N/A         N/A             216        $546        $730       126        $698
                      36   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A







                      37   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A







                      38   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A







                      39   N/A       N/A         N/A             156        $470        $525       156        $563
                      40   N/A       N/A         N/A             230        $608        $750        67        $857
                      41        48        $446        $454       112        $547        $555       148        $708











                      42   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A




                      45   N/A       N/A         N/A              86        $493        $560       140        $645










                      46   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      48   N/A       N/A         N/A              76        $518        $595        97        $646









                      49   N/A       N/A         N/A             116        $525        $590        80        $651
                      50   N/A       N/A         N/A             144        $432        $475        80        $544
                      52   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      56   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      58   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      59   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      60   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      61   N/A       N/A         N/A             128        $499        $528        72        $644
                      62   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      63   N/A       N/A         N/A              22        $725        $778       100        $849
                      64         8        $584        $620        27        $634        $655        91        $681

                      65   N/A       N/A         N/A              42        $573        $875        28        $784
                      67   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      68   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      69   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      71   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      72   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      73   N/A       N/A         N/A         N/A       N/A         N/A             316        $506
                      74   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      76
                    76.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    76.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      78
                    78.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    78.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    78.3   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                    78.4   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      79   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      80   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      82   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      83   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      84   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      86   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      87   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      88   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      90   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      91   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      92   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      93   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      94
                    94.1   N/A       N/A         N/A               4        $877        $952         8      $1,271
                    94.2   N/A       N/A         N/A               4        $933        $955         8      $1,247
                    94.3   N/A       N/A         N/A               5        $921      $1,050         4      $1,203
                    94.4   N/A       N/A         N/A               4        $971      $1,150         4      $1,233
                    94.5   N/A       N/A         N/A               2        $945        $950         6      $1,207
                      95   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      96   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                      98   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     101   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     102        24        $543        $575        25        $671        $745        16        $872
                     103   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     105   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     106   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     107   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A




                     108   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     109   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     110   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     112   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     113   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     114   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     115
                   115.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                   115.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     116   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     117   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     118   N/A       N/A         N/A             118        $413        $500        52        $585
                     119   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     120   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     121
                   121.1   N/A       N/A         N/A         N/A       N/A         N/A              12        $943
                   121.2   N/A       N/A         N/A         N/A       N/A         N/A              13        $956
                     122   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     123   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     124   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     126   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     129   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     130   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     131         5      $1,024      $1,300         4        $880        $925         7        $971
                     132   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     133   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A

                     134   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A


                     136   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     139   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     140
                   140.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                   140.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     141   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     142


                   142.1   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                   142.2   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     143   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     145   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     147   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     148   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     149   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     150         5        $656        $700         3        $800      $1,000         1      $1,000
                     154   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     155   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     157   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     158   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     161   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     164   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     165   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     166   N/A       N/A         N/A              36        $480        $588        12        $695
                     167   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     168   N/A       N/A         N/A              20        $791      $1,100         6      $1,150
                     169   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     171   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     172         8        $440        $455        60        $544      $1,145        12        $694
                     173   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     174   N/A       N/A         N/A               5      $1,750      $1,800   N/A       N/A
                     175   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     178   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     179   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     181   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     182   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     184   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     185   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     186   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     188   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A

                     190   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     193   N/A       N/A         N/A              56        $374        $410   N/A       N/A
                     195   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     197        12        $371        $500         2        $400        $425        16        $488
                     199   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     200   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A


                     201   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     206   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     208   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     209   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     210   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A
                     211   N/A       N/A         N/A         N/A       N/A         N/A         N/A       N/A

Total/Weighted Average:

                           Subject     Subject   Subject     Subject     Subject   Subject     Subject     Subject
                           2 BR        3 BR      3 BR        3 BR        4 BR      4 BR        4 BR        5 BR
#                          Max. Rent   Units     Avg. Rent   Max. Rent   Units     Avg. Rent   Max. Rent   Units
------------------------   ---------   -------   ---------   ---------   -------   ---------   ---------   -------
                       1
                     1.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     1.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       3   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       4   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       5      $6,500         1      $6,000      $6,000   N/A       N/A         N/A         N/A
                       6
                     6.1        $950   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     6.2      $1,342        72      $1,378      $1,577   N/A       N/A         N/A         N/A
                     6.3        $750   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     6.4        $685        24        $794        $845   N/A       N/A         N/A         N/A
                     6.5        $594   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       7   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                       8   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A


                       9
                     9.1      $1,186        45        $892      $1,502   N/A       N/A         N/A         N/A
                     9.2      $1,157        29        $852      $1,488   N/A       N/A         N/A         N/A
                     9.3      $1,114         4        $682        $733         3        $824        $926   N/A
                     9.4        $701         1   N/A         N/A              23      $1,004      $1,588   N/A
                      10
                    10.1        $975   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    10.2        $875   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      11   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      13   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      14   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      15   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      17   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      18

                    18.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.3   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.4   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.5   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.6   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    18.7   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      19        $819         5        $937      $1,100   N/A       N/A         N/A         N/A
                      20   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      21
                    21.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    21.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      23      $1,000   N/A       N/A         N/A         N/A       N/A         N/A         N/A






                      25   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      26   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      27   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      28   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      30      $1,095   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      31   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      32   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      33   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A

                      34   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      35        $730         8        $876        $880   N/A       N/A         N/A         N/A
                      36   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A







                      37   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A







                      38   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A







                      39        $750   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      40        $875   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      41      $1,465   N/A       N/A         N/A         N/A       N/A         N/A         N/A











                      42   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A




                      45        $800   N/A       N/A         N/A         N/A       N/A         N/A         N/A










                      46   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      48        $730        19        $785        $805   N/A       N/A         N/A         N/A









                      49        $700        32        $713        $730   N/A       N/A         N/A         N/A
                      50        $585        12        $750        $775   N/A       N/A         N/A         N/A
                      52   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      56   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      58   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      59   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      60   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      61        $667   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      62   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      63      $1,025   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      64        $745         8        $909        $945   N/A       N/A         N/A         N/A

                      65        $850        22      $1,061      $1,275         1      $1,752      $1,752   N/A
                      67   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      68   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      69   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      71   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      72   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      73        $914   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      74   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      76
                    76.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    76.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      78
                    78.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    78.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    78.3   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    78.4   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      79   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      80   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      82   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      83   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      84   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      86   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      87   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      88   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      90   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      91   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      92   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      93   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      94
                    94.1      $1,484   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    94.2      $1,400   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    94.3      $1,365   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    94.4      $1,350   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                    94.5      $1,348   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      95   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      96   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                      98   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     101   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     102        $950   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     103   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     105   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     106   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     107   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A




                     108   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     109   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     110   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     112   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     113   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     114   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     115
                   115.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                   115.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     116   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     117   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     118        $685         6        $737        $800   N/A       N/A         N/A         N/A
                     119   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     120   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     121
                   121.1      $1,010         9      $1,009      $1,050   N/A       N/A         N/A         N/A
                   121.2      $1,000   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     122   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     123   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     124   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     126   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     129   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     130   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     131      $1,100   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     132   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     133   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A

                     134   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A


                     136   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     139   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     140
                   140.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                   140.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     141   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     142


                   142.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                   142.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     143   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     145   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     147   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     148   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     149   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     150      $1,000   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     154   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     155   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     157   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     158   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     161   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     164   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     165   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     166        $758        12        $796        $851   N/A       N/A         N/A         N/A
                     167   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     168      $1,300         2      $1,500      $1,500   N/A       N/A         N/A         N/A
                     169   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     171   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     172        $875   N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     173   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     174   N/A               1      $4,700      $4,700   N/A       N/A         N/A         N/A
                     175   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     178   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     179   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     181   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     182   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     184   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     185   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     186   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     188   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A

                     190   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     193   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     195   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     197        $500        11        $598        $750   N/A       N/A         N/A         N/A
                     199   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     200   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A


                     201   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     206   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     208   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     209   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     210   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A
                     211   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A

Total/Weighted Average:

                           Subject     Subject
                           5BR         5 BR        Co-op Appraised   Co-op LTV      Co-op Appraised
#                          Avg. Rent   Max. Rent   Value as Co-op    as Co-op (1)   Value as Rental
------------------------   ---------   ---------   ---------------   ------------   ---------------
                       1                           N/A               N/A            N/A
                     1.1   N/A         N/A         N/A               N/A            N/A
                     1.2   N/A         N/A         N/A               N/A            N/A
                       2   N/A         N/A         N/A               N/A            N/A
                       3   N/A         N/A         N/A               N/A            N/A
                       4   N/A         N/A         N/A               N/A            N/A
                       5   N/A         N/A         N/A               N/A            N/A
                       6                           N/A               N/A            N/A
                     6.1   N/A         N/A         N/A               N/A            N/A
                     6.2   N/A         N/A         N/A               N/A            N/A
                     6.3   N/A         N/A         N/A               N/A            N/A
                     6.4   N/A         N/A         N/A               N/A            N/A
                     6.5   N/A         N/A         N/A               N/A            N/A
                       7   N/A         N/A         N/A               N/A            N/A
                       8   N/A         N/A         N/A               N/A            N/A


                       9                           N/A               N/A            N/A
                     9.1   N/A         N/A         N/A               N/A            N/A
                     9.2   N/A         N/A         N/A               N/A            N/A
                     9.3   N/A         N/A         N/A               N/A            N/A
                     9.4   N/A         N/A         N/A               N/A            N/A
                      10                           N/A               N/A            N/A
                    10.1   N/A         N/A         N/A               N/A            N/A
                    10.2   N/A         N/A         N/A               N/A            N/A
                      11   N/A         N/A         N/A               N/A            N/A
                      13   N/A         N/A         N/A               N/A            N/A
                      14   N/A         N/A         N/A               N/A            N/A
                      15   N/A         N/A         N/A               N/A            N/A
                      17   N/A         N/A         N/A               N/A            N/A
                      18                           N/A               N/A            N/A

                    18.1   N/A         N/A         N/A               N/A            N/A
                    18.2   N/A         N/A         N/A               N/A            N/A
                    18.3   N/A         N/A         N/A               N/A            N/A
                    18.4   N/A         N/A         N/A               N/A            N/A
                    18.5   N/A         N/A         N/A               N/A            N/A
                    18.6   N/A         N/A         N/A               N/A            N/A
                    18.7   N/A         N/A         N/A               N/A            N/A
                      19   N/A         N/A         N/A               N/A            N/A
                      20   N/A         N/A         N/A               N/A            N/A
                      21                           N/A               N/A            N/A
                    21.1   N/A         N/A         N/A               N/A            N/A
                    21.2   N/A         N/A         N/A               N/A            N/A
                      23   N/A         N/A         N/A               N/A            N/A






                      25   N/A         N/A         N/A               N/A            N/A
                      26   N/A         N/A         N/A               N/A            N/A
                      27   N/A         N/A         N/A               N/A            N/A
                      28   N/A         N/A         N/A               N/A            N/A
                      30   N/A         N/A         N/A               N/A            N/A
                      31   N/A         N/A         N/A               N/A            N/A
                      32   N/A         N/A         N/A               N/A            N/A
                      33   N/A         N/A         N/A               N/A            N/A

                      34   N/A         N/A         N/A               N/A            N/A
                      35   N/A         N/A         N/A               N/A            N/A
                      36   N/A         N/A         N/A               N/A            N/A







                      37   N/A         N/A         N/A               N/A            N/A







                      38   N/A         N/A         N/A               N/A            N/A







                      39   N/A         N/A         N/A               N/A            N/A
                      40   N/A         N/A         N/A               N/A            N/A
                      41   N/A         N/A         N/A               N/A            N/A











                      42   N/A         N/A         N/A               N/A            N/A




                      45   N/A         N/A         N/A               N/A            N/A










                      46   N/A         N/A         N/A               N/A            N/A
                      48   N/A         N/A         N/A               N/A            N/A









                      49   N/A         N/A         N/A               N/A            N/A
                      50   N/A         N/A         N/A               N/A            N/A
                      52   N/A         N/A         N/A               N/A            N/A
                      56   N/A         N/A         N/A               N/A            N/A
                      58   N/A         N/A         N/A               N/A            N/A
                      59   N/A         N/A         N/A               N/A            N/A
                      60   N/A         N/A         N/A               N/A            N/A
                      61   N/A         N/A         N/A               N/A            N/A
                      62   N/A         N/A         N/A               N/A            N/A
                      63   N/A         N/A         N/A               N/A            N/A
                      64   N/A         N/A         N/A               N/A            N/A

                      65   N/A         N/A         N/A               N/A            N/A
                      67   N/A         N/A         N/A               N/A            N/A
                      68   N/A         N/A         N/A               N/A            N/A
                      69   N/A         N/A         N/A               N/A            N/A
                      71   N/A         N/A         N/A               N/A            N/A
                      72   N/A         N/A         N/A               N/A            N/A
                      73   N/A         N/A         N/A               N/A            N/A
                      74   N/A         N/A         N/A               N/A            N/A
                      76                           N/A               N/A            N/A
                    76.1   N/A         N/A         N/A               N/A            N/A
                    76.2   N/A         N/A         N/A               N/A            N/A
                      78                           N/A               N/A            N/A
                    78.1   N/A         N/A         N/A               N/A            N/A
                    78.2   N/A         N/A         N/A               N/A            N/A
                    78.3   N/A         N/A         N/A               N/A            N/A
                    78.4   N/A         N/A         N/A               N/A            N/A
                      79   N/A         N/A         N/A               N/A            N/A
                      80   N/A         N/A         N/A               N/A            N/A
                      82   N/A         N/A         N/A               N/A            N/A
                      83   N/A         N/A         N/A               N/A            N/A
                      84   N/A         N/A         N/A               N/A            N/A
                      86   N/A         N/A         N/A               N/A            N/A
                      87   N/A         N/A         N/A               N/A            N/A
                      88   N/A         N/A         N/A               N/A            N/A
                      90   N/A         N/A         N/A               N/A            N/A
                      91   N/A         N/A         N/A               N/A            N/A
                      92   N/A         N/A         N/A               N/A            N/A
                      93   N/A         N/A         N/A               N/A            N/A
                      94                           N/A               N/A            N/A
                    94.1   N/A         N/A         N/A               N/A            N/A
                    94.2   N/A         N/A         N/A               N/A            N/A
                    94.3   N/A         N/A         N/A               N/A            N/A
                    94.4   N/A         N/A         N/A               N/A            N/A
                    94.5   N/A         N/A         N/A               N/A            N/A
                      95   N/A         N/A         N/A               N/A            N/A
                      96   N/A         N/A         N/A               N/A            N/A
                      98   N/A         N/A         N/A               N/A            N/A
                     101   N/A         N/A         N/A               N/A            N/A
                     102   N/A         N/A         N/A               N/A            N/A
                     103   N/A         N/A         N/A               N/A            N/A
                     105   N/A         N/A         N/A               N/A            N/A
                     106   N/A         N/A         N/A               N/A            N/A
                     107   N/A         N/A         N/A               N/A            N/A




                     108   N/A         N/A         N/A               N/A            N/A
                     109   N/A         N/A         N/A               N/A            N/A
                     110   N/A         N/A         N/A               N/A            N/A
                     112   N/A         N/A         N/A               N/A            N/A
                     113   N/A         N/A         N/A               N/A            N/A
                     114   N/A         N/A         N/A               N/A            N/A
                     115                           N/A               N/A            N/A
                   115.1   N/A         N/A         N/A               N/A            N/A
                   115.2   N/A         N/A         N/A               N/A            N/A
                     116   N/A         N/A         N/A               N/A            N/A
                     117   N/A         N/A         N/A               N/A            N/A
                     118   N/A         N/A         N/A               N/A            N/A
                     119   N/A         N/A         N/A               N/A            N/A
                     120   N/A         N/A         N/A               N/A            N/A
                     121                           N/A               N/A            N/A
                   121.1   N/A         N/A         N/A               N/A            N/A
                   121.2   N/A         N/A         N/A               N/A            N/A
                     122   N/A         N/A         N/A               N/A            N/A
                     123   N/A         N/A         N/A               N/A            N/A
                     124   N/A         N/A         N/A               N/A            N/A
                     126   N/A         N/A         N/A               N/A            N/A
                     129   N/A         N/A         N/A               N/A            N/A
                     130   N/A         N/A         N/A               N/A            N/A
                     131   N/A         N/A         N/A               N/A            N/A
                     132   N/A         N/A         N/A               N/A            N/A
                     133   N/A         N/A         N/A               N/A            N/A

                     134   N/A         N/A         N/A               N/A            N/A


                     136   N/A         N/A         N/A               N/A            N/A
                     139   N/A         N/A         N/A               N/A            N/A
                     140                           N/A               N/A            N/A
                   140.1   N/A         N/A         N/A               N/A            N/A
                   140.2   N/A         N/A         N/A               N/A            N/A
                     141   N/A         N/A         N/A               N/A            N/A
                     142                           N/A               N/A            N/A


                   142.1   N/A         N/A         N/A               N/A            N/A
                   142.2   N/A         N/A         N/A               N/A            N/A
                     143   N/A         N/A         N/A               N/A            N/A
                     145   N/A         N/A         N/A               N/A            N/A
                     147   N/A         N/A         N/A               N/A            N/A
                     148   N/A         N/A         N/A               N/A            N/A
                     149   N/A         N/A         N/A               N/A            N/A
                     150   N/A         N/A         N/A               N/A            N/A
                     154   N/A         N/A         N/A               N/A            N/A
                     155   N/A         N/A         N/A               N/A            N/A
                     157   N/A         N/A         N/A               N/A            N/A
                     158   N/A         N/A         N/A               N/A            N/A
                     161   N/A         N/A         N/A               N/A            N/A
                     164   N/A         N/A         N/A               N/A            N/A
                     165   N/A         N/A         N/A               N/A            N/A
                     166   N/A         N/A         N/A               N/A            N/A
                     167   N/A         N/A         N/A               N/A            N/A
                     168   N/A         N/A         N/A               N/A            N/A
                     169   N/A         N/A         N/A               N/A            N/A
                     171   N/A         N/A         N/A               N/A            N/A
                     172   N/A         N/A         N/A               N/A            N/A
                     173   N/A         N/A         N/A               N/A            N/A
                     174   N/A         N/A         N/A               N/A            N/A
                     175   N/A         N/A         N/A               N/A            N/A
                     178   N/A         N/A         N/A               N/A            N/A
                     179   N/A         N/A         N/A               N/A            N/A
                     181   N/A         N/A         N/A               N/A            N/A
                     182   N/A         N/A         N/A               N/A            N/A
                     184   N/A         N/A         N/A               N/A            N/A
                     185   N/A         N/A         N/A               N/A            N/A
                     186   N/A         N/A         N/A               N/A            N/A
                     188   N/A         N/A         N/A               N/A            N/A

                     190   N/A         N/A         N/A               N/A            N/A
                     193   N/A         N/A         N/A               N/A            N/A
                     195   N/A         N/A         N/A               N/A            N/A
                     197   N/A         N/A         N/A               N/A            N/A
                     199   N/A         N/A         N/A               N/A            N/A
                     200   N/A         N/A         N/A               N/A            N/A


                     201   N/A         N/A         N/A               N/A            N/A
                     206   N/A         N/A         N/A               N/A            N/A
                     208   N/A         N/A         N/A               N/A            N/A
                     209   N/A         N/A         N/A               N/A            N/A
                     210   N/A         N/A         N/A               N/A            N/A
                     211   N/A         N/A         N/A               N/A            N/A

Total/Weighted Average:

                           Co-op LTV       Sponsor   Sponsor   Sponsor        Investor   Investor   Investor
#                          as Rental (1)   Units     Percent   Carry Amount   Units      Percent    Carry Amount
------------------------   -------------   -------   -------   ------------   --------   --------   ------------
                       1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     1.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     1.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       5   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       6   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     6.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     6.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     6.3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     6.4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     6.5   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       7   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                       8   N/A             N/A       N/A       N/A            N/A        N/A        N/A


                       9   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     9.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     9.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     9.3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     9.4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      10   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    10.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    10.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      11   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      13   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      14   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      15   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      17   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      18   N/A             N/A       N/A       N/A            N/A        N/A        N/A

                    18.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.5   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.6   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    18.7   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      19   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      20   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      21   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    21.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    21.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      23   N/A             N/A       N/A       N/A            N/A        N/A        N/A






                      25   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      26   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      27   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      28   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      30   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      31   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      32   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      33   N/A             N/A       N/A       N/A            N/A        N/A        N/A

                      34   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      35   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      36   N/A             N/A       N/A       N/A            N/A        N/A        N/A







                      37   N/A             N/A       N/A       N/A            N/A        N/A        N/A







                      38   N/A             N/A       N/A       N/A            N/A        N/A        N/A







                      39   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      40   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      41   N/A             N/A       N/A       N/A            N/A        N/A        N/A











                      42   N/A             N/A       N/A       N/A            N/A        N/A        N/A




                      45   N/A             N/A       N/A       N/A            N/A        N/A        N/A










                      46   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      48   N/A             N/A       N/A       N/A            N/A        N/A        N/A









                      49   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      50   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      52   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      56   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      58   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      59   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      60   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      61   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      62   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      63   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      64   N/A             N/A       N/A       N/A            N/A        N/A        N/A

                      65   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      67   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      68   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      69   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      71   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      72   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      73   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      74   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      76   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    76.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    76.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      78   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    78.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    78.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    78.3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    78.4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      79   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      80   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      82   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      83   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      84   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      86   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      87   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      88   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      90   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      91   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      92   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      93   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      94   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    94.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    94.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    94.3   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    94.4   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                    94.5   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      95   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      96   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                      98   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     101   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     102   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     103   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     105   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     106   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     107   N/A             N/A       N/A       N/A            N/A        N/A        N/A




                     108   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     109   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     110   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     112   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     113   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     114   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     115   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   115.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   115.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     116   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     117   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     118   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     119   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     120   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     121   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   121.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   121.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     122   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     123   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     124   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     126   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     129   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     130   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     131   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     132   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     133   N/A             N/A       N/A       N/A            N/A        N/A        N/A

                     134   N/A             N/A       N/A       N/A            N/A        N/A        N/A


                     136   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     139   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     140   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   140.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   140.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     141   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     142   N/A             N/A       N/A       N/A            N/A        N/A        N/A


                   142.1   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                   142.2   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     143   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     145   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     147   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     148   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     149   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     150   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     154   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     155   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     157   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     158   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     161   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     164   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     165   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     166   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     167   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     168   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     169   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     171   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     172   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     173   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     174   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     175   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     178   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     179   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     181   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     182   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     184   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     185   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     186   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     188   N/A             N/A       N/A       N/A            N/A        N/A        N/A

                     190   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     193   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     195   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     197   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     199   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     200   N/A             N/A       N/A       N/A            N/A        N/A        N/A


                     201   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     206   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     208   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     209   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     210   N/A             N/A       N/A       N/A            N/A        N/A        N/A
                     211   N/A             N/A       N/A       N/A            N/A        N/A        N/A

Total/Weighted Average:

                           Co-op         Co-op           Co-op Commercial   Co-op
#                          Owned Units   Owned Percent   Square Footage     Conversion Date
------------------------   -----------   -------------   ----------------   ---------------
                       1   N/A           N/A             N/A                N/A
                     1.1   N/A           N/A             N/A                N/A
                     1.2   N/A           N/A             N/A                N/A
                       2   N/A           N/A             N/A                N/A
                       3   N/A           N/A             N/A                N/A
                       4   N/A           N/A             N/A                N/A
                       5   N/A           N/A             N/A                N/A
                       6   N/A           N/A             N/A                N/A
                     6.1   N/A           N/A             N/A                N/A
                     6.2   N/A           N/A             N/A                N/A
                     6.3   N/A           N/A             N/A                N/A
                     6.4   N/A           N/A             N/A                N/A
                     6.5   N/A           N/A             N/A                N/A
                       7   N/A           N/A             N/A                N/A
                       8   N/A           N/A             N/A                N/A


                       9   N/A           N/A             N/A                N/A
                     9.1   N/A           N/A             N/A                N/A
                     9.2   N/A           N/A             N/A                N/A
                     9.3   N/A           N/A             N/A                N/A
                     9.4   N/A           N/A             N/A                N/A
                      10   N/A           N/A             N/A                N/A
                    10.1   N/A           N/A             N/A                N/A
                    10.2   N/A           N/A             N/A                N/A
                      11   N/A           N/A             N/A                N/A
                      13   N/A           N/A             N/A                N/A
                      14   N/A           N/A             N/A                N/A
                      15   N/A           N/A             N/A                N/A
                      17   N/A           N/A             N/A                N/A
                      18   N/A           N/A             N/A                N/A

                    18.1   N/A           N/A             N/A                N/A
                    18.2   N/A           N/A             N/A                N/A
                    18.3   N/A           N/A             N/A                N/A
                    18.4   N/A           N/A             N/A                N/A
                    18.5   N/A           N/A             N/A                N/A
                    18.6   N/A           N/A             N/A                N/A
                    18.7   N/A           N/A             N/A                N/A
                      19   N/A           N/A             N/A                N/A
                      20   N/A           N/A             N/A                N/A
                      21   N/A           N/A             N/A                N/A
                    21.1   N/A           N/A             N/A                N/A
                    21.2   N/A           N/A             N/A                N/A
                      23   N/A           N/A             N/A                N/A






                      25   N/A           N/A             N/A                N/A
                      26   N/A           N/A             N/A                N/A
                      27   N/A           N/A             N/A                N/A
                      28   N/A           N/A             N/A                N/A
                      30   N/A           N/A             N/A                N/A
                      31   N/A           N/A             N/A                N/A
                      32   N/A           N/A             N/A                N/A
                      33   N/A           N/A             N/A                N/A

                      34   N/A           N/A             N/A                N/A
                      35   N/A           N/A             N/A                N/A
                      36   N/A           N/A             N/A                N/A







                      37   N/A           N/A             N/A                N/A







                      38   N/A           N/A             N/A                N/A







                      39   N/A           N/A             N/A                N/A
                      40   N/A           N/A             N/A                N/A
                      41   N/A           N/A             N/A                N/A











                      42   N/A           N/A             N/A                N/A




                      45   N/A           N/A             N/A                N/A










                      46   N/A           N/A             N/A                N/A
                      48   N/A           N/A             N/A                N/A









                      49   N/A           N/A             N/A                N/A
                      50   N/A           N/A             N/A                N/A
                      52   N/A           N/A             N/A                N/A
                      56   N/A           N/A             N/A                N/A
                      58   N/A           N/A             N/A                N/A
                      59   N/A           N/A             N/A                N/A
                      60   N/A           N/A             N/A                N/A
                      61   N/A           N/A             N/A                N/A
                      62   N/A           N/A             N/A                N/A
                      63   N/A           N/A             N/A                N/A
                      64   N/A           N/A             N/A                N/A

                      65   N/A           N/A             N/A                N/A
                      67   N/A           N/A             N/A                N/A
                      68   N/A           N/A             N/A                N/A
                      69   N/A           N/A             N/A                N/A
                      71   N/A           N/A             N/A                N/A
                      72   N/A           N/A             N/A                N/A
                      73   N/A           N/A             N/A                N/A
                      74   N/A           N/A             N/A                N/A
                      76   N/A           N/A             N/A                N/A
                    76.1   N/A           N/A             N/A                N/A
                    76.2   N/A           N/A             N/A                N/A
                      78   N/A           N/A             N/A                N/A
                    78.1   N/A           N/A             N/A                N/A
                    78.2   N/A           N/A             N/A                N/A
                    78.3   N/A           N/A             N/A                N/A
                    78.4   N/A           N/A             N/A                N/A
                      79   N/A           N/A             N/A                N/A
                      80   N/A           N/A             N/A                N/A
                      82   N/A           N/A             N/A                N/A
                      83   N/A           N/A             N/A                N/A
                      84   N/A           N/A             N/A                N/A
                      86   N/A           N/A             N/A                N/A
                      87   N/A           N/A             N/A                N/A
                      88   N/A           N/A             N/A                N/A
                      90   N/A           N/A             N/A                N/A
                      91   N/A           N/A             N/A                N/A
                      92   N/A           N/A             N/A                N/A
                      93   N/A           N/A             N/A                N/A
                      94   N/A           N/A             N/A                N/A
                    94.1   N/A           N/A             N/A                N/A
                    94.2   N/A           N/A             N/A                N/A
                    94.3   N/A           N/A             N/A                N/A
                    94.4   N/A           N/A             N/A                N/A
                    94.5   N/A           N/A             N/A                N/A
                      95   N/A           N/A             N/A                N/A
                      96   N/A           N/A             N/A                N/A
                      98   N/A           N/A             N/A                N/A
                     101   N/A           N/A             N/A                N/A
                     102   N/A           N/A             N/A                N/A
                     103   N/A           N/A             N/A                N/A
                     105   N/A           N/A             N/A                N/A
                     106   N/A           N/A             N/A                N/A
                     107   N/A           N/A             N/A                N/A




                     108   N/A           N/A             N/A                N/A
                     109   N/A           N/A             N/A                N/A
                     110   N/A           N/A             N/A                N/A
                     112   N/A           N/A             N/A                N/A
                     113   N/A           N/A             N/A                N/A
                     114   N/A           N/A             N/A                N/A
                     115   N/A           N/A             N/A                N/A
                   115.1   N/A           N/A             N/A                N/A
                   115.2   N/A           N/A             N/A                N/A
                     116   N/A           N/A             N/A                N/A
                     117   N/A           N/A             N/A                N/A
                     118   N/A           N/A             N/A                N/A
                     119   N/A           N/A             N/A                N/A
                     120   N/A           N/A             N/A                N/A
                     121   N/A           N/A             N/A                N/A
                   121.1   N/A           N/A             N/A                N/A
                   121.2   N/A           N/A             N/A                N/A
                     122   N/A           N/A             N/A                N/A
                     123   N/A           N/A             N/A                N/A
                     124   N/A           N/A             N/A                N/A
                     126   N/A           N/A             N/A                N/A
                     129   N/A           N/A             N/A                N/A
                     130   N/A           N/A             N/A                N/A
                     131   N/A           N/A             N/A                N/A
                     132   N/A           N/A             N/A                N/A
                     133   N/A           N/A             N/A                N/A

                     134   N/A           N/A             N/A                N/A


                     136   N/A           N/A             N/A                N/A
                     139   N/A           N/A             N/A                N/A
                     140   N/A           N/A             N/A                N/A
                   140.1   N/A           N/A             N/A                N/A
                   140.2   N/A           N/A             N/A                N/A
                     141   N/A           N/A             N/A                N/A
                     142   N/A           N/A             N/A                N/A


                   142.1   N/A           N/A             N/A                N/A
                   142.2   N/A           N/A             N/A                N/A
                     143   N/A           N/A             N/A                N/A
                     145   N/A           N/A             N/A                N/A
                     147   N/A           N/A             N/A                N/A
                     148   N/A           N/A             N/A                N/A
                     149   N/A           N/A             N/A                N/A
                     150   N/A           N/A             N/A                N/A
                     154   N/A           N/A             N/A                N/A
                     155   N/A           N/A             N/A                N/A
                     157   N/A           N/A             N/A                N/A
                     158   N/A           N/A             N/A                N/A
                     161   N/A           N/A             N/A                N/A
                     164   N/A           N/A             N/A                N/A
                     165   N/A           N/A             N/A                N/A
                     166   N/A           N/A             N/A                N/A
                     167   N/A           N/A             N/A                N/A
                     168   N/A           N/A             N/A                N/A
                     169   N/A           N/A             N/A                N/A
                     171   N/A           N/A             N/A                N/A
                     172   N/A           N/A             N/A                N/A
                     173   N/A           N/A             N/A                N/A
                     174   N/A           N/A             N/A                N/A
                     175   N/A           N/A             N/A                N/A
                     178   N/A           N/A             N/A                N/A
                     179   N/A           N/A             N/A                N/A
                     181   N/A           N/A             N/A                N/A
                     182   N/A           N/A             N/A                N/A
                     184   N/A           N/A             N/A                N/A
                     185   N/A           N/A             N/A                N/A
                     186   N/A           N/A             N/A                N/A
                     188   N/A           N/A             N/A                N/A

                     190   N/A           N/A             N/A                N/A
                     193   N/A           N/A             N/A                N/A
                     195   N/A           N/A             N/A                N/A
                     197   N/A           N/A             N/A                N/A
                     199   N/A           N/A             N/A                N/A
                     200   N/A           N/A             N/A                N/A


                     201   N/A           N/A             N/A                N/A
                     206   N/A           N/A             N/A                N/A
                     208   N/A           N/A             N/A                N/A
                     209   N/A           N/A             N/A                N/A
                     210   N/A           N/A             N/A                N/A
                     211   N/A           N/A             N/A                N/A

Total/Weighted Average:

                           Major                                               Major       Major
                           Tenant #1                                           Tenant #1   Tenant #1 Lease
#                          Name                                                Sq. Ft.     Expiration Date
------------------------   -------------------------------------------------   ---------   ---------------
                       1
                     1.1   N/A                                                 N/A         N/A
                     1.2   N/A                                                 N/A         N/A
                       2   Bisys                                                  45,194   12/31/2012
                       3   Regents of University of California                    54,201   11/30/2010
                       4   LA Fitness                                             60,013   1/31/2011
                       5   N/A                                                 N/A         N/A
                       6
                     6.1   N/A                                                 N/A         N/A
                     6.2   N/A                                                 N/A         N/A
                     6.3   N/A                                                 N/A         N/A
                     6.4   N/A                                                 N/A         N/A
                     6.5   N/A                                                 N/A         N/A
                       7   Kelsey- Seybold Clinic                                125,712   7/31/2020
                       8   A&P                                                    45,366   1/31/2019


                       9
                     9.1   N/A                                                 N/A         N/A
                     9.2   N/A                                                 N/A         N/A
                     9.3   N/A                                                 N/A         N/A
                     9.4   N/A                                                 N/A         N/A
                      10
                    10.1   N/A                                                 N/A         N/A
                    10.2   N/A                                                 N/A         N/A
                      11   Circuit City                                           32,995   3/31/2010
                      13   JC Penney                                              87,837   11/1/2011
                      14   NASD, Incorporated                                     17,421   3/3/2015
                      15   Stein Mart                                             37,177   11/6/2011
                      17   The McCarton Center                                    14,254   1/31/2022
                      18

                    18.1   IL Dept of Public Aid                                  89,056   12/31/2011
                    18.2   Illinois Office of Banks & Real Estate                 40,206   MTM
                    18.3   State of Illinois Department of Corrections           110,000   8/22/2010
                    18.4   IL Dept. of Public Aid                                 34,802   12/31/2011
                    18.5   Egizii Electric, Incorporated                          65,067   12/31/2016
                    18.6   IL Dept of Public Aid                                  20,448   2/29/2012
                    18.7   McLeod USA                                             10,000   11/30/2007
                      19   N/A                                                 N/A         N/A
                      20   N/A                                                 N/A         N/A
                      21
                    21.1   116 West 125th Street, LLC (BMS & Metro)                5,000   9/30/2016
                    21.2   Paramount Home Decorators, Inc.                        10,400   12/31/2025
                      23   N/A                                                 N/A         N/A






                      25   N/A                                                 N/A         N/A
                      26   Ace Hardware                                           14,782   11/1/2010
                      27   Blockbuster                                             4,240   12/31/13
                      28   AZZ Group                                              18,607   8/31/2012
                      30   N/A                                                 N/A         N/A
                      31   Martin's Inc. and Martin's Cranbrook Inc.              37,500   12/31/2027
                      32   Walgreens                                              14,370   10/31/2016
                      33   Toshiba America Consumer Products, L.L.C.             138,000   6/30/2017

                      34   Endforce                                               31,162   10/31/2011
                      35   N/A                                                 N/A         N/A
                      36   N/A                                                 N/A         N/A







                      37   N/A                                                 N/A         N/A







                      38   N/A                                                 N/A         N/A







                      39   N/A                                                 N/A         N/A
                      40   N/A                                                 N/A         N/A
                      41   N/A                                                 N/A         N/A











                      42   Sprouts Farmers Market                                 27,268   3/19/2026




                      45   N/A                                                 N/A         N/A










                      46   Whole Foods Market                                     42,243   1/31/2026
                      48   N/A                                                 N/A         N/A









                      49   N/A                                                 N/A         N/A
                      50   N/A                                                 N/A         N/A
                      52   The Kroger Co.                                         41,584   1/31/2018
                      56   Wolfram                                                44,548   2/28/2014
                      58   N/A                                                 N/A         N/A
                      59   Prime One Mortgage                                     39,327   4/30/2018
                      60   N/A                                                 N/A         N/A
                      61   N/A                                                 N/A         N/A
                      62   AWG Reasor's                                           55,257   11/30/2025
                      63   N/A                                                 N/A         N/A
                      64   N/A                                                 N/A         N/A

                      65   N/A                                                 N/A         N/A
                      67   Bekaert Specialty Films (New SFI, LLC)                 48,203   5/31/2014
                      68   N/A                                                 N/A         N/A
                      69   N/A                                                 N/A         N/A
                      71   US Foodservice, Inc.                                   83,991   9/30/2007
                      72   Mattress Firm                                           4,060   6/30/2010
                      73   N/A                                                 N/A         N/A
                      74   N/A                                                 N/A         N/A
                      76
                    76.1   Drug Mart                                              22,620   12/1/2015
                    76.2   Drug Mart                                              21,979   12/1/2015
                      78
                    78.1   N/A                                                 N/A         N/A
                    78.2   N/A                                                 N/A         N/A
                    78.3   N/A                                                 N/A         N/A
                    78.4   N/A                                                 N/A         N/A
                      79   Grimes & Battersby                                      9,011   4/30/2012
                      80   Best Buy Furnishings LLP                               11,000   3/31/2017
                      82   Southern Star Tools                                     3,420   MTM
                      83   Merit Cars, Incorporated                                4,500   4/14/2017
                      84   Master Tile                                            22,268   11/30/2010
                      86   Pic 'N Save                                            41,125   8/31/2010
                      87   Northampton Community College                           7,600   7/1/2011
                      88   Covenant Healthcare                                    12,693   2/28/2016
                      90   Pivotal Research Centers                               12,532   4/30/2011
                      91   Liberty Park Joint Venture                              7,443   12/31/2007
                      92   Ray's Restaurants, LLC                                 11,515   9/6/2026
                      93   Midwest Center for Advanced Imaging                    16,000   10/31/2015
                      94
                    94.1   N/A                                                 N/A         N/A
                    94.2   N/A                                                 N/A         N/A
                    94.3   N/A                                                 N/A         N/A
                    94.4   N/A                                                 N/A         N/A
                    94.5   N/A                                                 N/A         N/A
                      95   Best Buy Stores, L.P.                                  30,038   3/28/2016
                      96   Walgreens                                              14,000   12/31/2040
                      98   AutoMate Parking, Inc.                                 22,000   10/31/2008
                     101   Great Lakes Investment                                  4,500   11/30/20
                     102   N/A                                                 N/A         N/A
                     103   Maddock Douglas                                        15,676   6/1/2011
                     105   UniFirst Corporation                                   15,296   7/31/2011
                     106   Chili's Brinker International                           6,117   6/30/2009
                     107   Mattress Barn                                           5,799   3/1/2008




                     108   Pridemark                                              26,080   11/30/2010
                     109   N/A                                                 N/A         N/A
                     110   N/A                                                 N/A         N/A
                     112   Geoff Howe Marketing                                   11,894   1/31/2009
                     113   N/A                                                 N/A         N/A
                     114   Hobby Lobby                                            56,549   05/31/14
                     115
                   115.1   Cooper Health Sys: Urology group                        2,658   12/31/2008
                   115.2   Coastal Spine PC                                       10,985   3/30/2009
                     116   N/A                                                 N/A         N/A
                     117   Clean King Coin Laundry                                 3,993   1/31/2012
                     118   N/A                                                 N/A         N/A
                     119   N/A                                                 N/A         N/A
                     120   N/A                                                 N/A         N/A
                     121
                   121.1   N/A                                                 N/A         N/A
                   121.2   N/A                                                 N/A         N/A
                     122   Corinthian Custom Homes, Inc.                           6,460   9/22/2018
                     123   N/A                                                 N/A         N/A
                     124   JP Morgan Chase Bank                                    5,664   7/31/2020
                     126   Automate Parking                                       12,000   4/30/2010
                     129   Baja Fresh                                              3,000   7/31/2018
                     130   PAJAG, Inc.                                             3,078   11/30/2009
                     131   N/A                                                 N/A         N/A
                     132   N/A                                                 N/A         N/A
                     133   Wings Pizza & Things                                    4,777   6/30/2017

                     134   Aaron Rentals                                           6,690   6/1/2011


                     136   Ewing Irrigation                                        9,035   7/31/2010
                     139   Furniture in the Raw                                    8,000   5/31/2013
                     140
                   140.1   Sacred Ground                                           2,200   4/30/2008
                   140.2   China Wok                                               4,200   3/1/2010
                     141   Fresh Produce                                           5,500   2/28/2012
                     142


                   142.1   Starbucks                                               1,850   2/28/2017
                   142.2   Starbucks                                               1,750   2/28/2017
                     143   Charlotte Mecklenburg Hospital Authority                4,900   4/30/2021
                     145   Carribean Tan                                           4,404   1/31/2009
                     147   Sleep Improvement Center                                4,500   1/31/2012
                     148   N/A                                                 N/A         N/A
                     149   Hooters of America, Inc.                               10,389   10/31/2011
                     150   Millennium Billiards Sports                             8,000   12/31/2010
                     154   The Clarkson Company                                    5,131   4/30/2019
                     155   N/A                                                 N/A         N/A
                     157   Chicago Bancorp                                         5,706   7/31/2009
                     158   Concentra St. Louis, L.L.C.                             9,000   1/31/2015
                     161   CVS Drug Store                                         10,125   1/31/2018
                     164   Indigo Home Furnshings                                  3,256   1/31/2010
                     165   Dillon's/Kroger                                        35,711   12/31/2009
                     166   N/A                                                 N/A         N/A
                     167   N/A                                                 N/A         N/A
                     168   N/A                                                 N/A         N/A
                     169   N/A                                                 N/A         N/A
                     171   N/A                                                 N/A         N/A
                     172   N/A                                                 N/A         N/A
                     173   Advanced Dealer                                        13,825   3/31/2010
                     174   N/A                                                 N/A         N/A
                     175   N/A                                                 N/A         N/A
                     178   John F. McCarthy Law Offices                            3,345   8/31/2009
                     179   Office Depot                                           18,400   12/29/2021
                     181   Millennia Center of Modeling and Acting                 4,107   9/30/2014
                     182   FedEx                                                  25,500   12/31/2013
                     184   Blockbuster                                             6,767   8/31/2008
                     185   Citizens National Bank                                  4,550   9/30/2015
                     186   Dalia's Hair Design, Inc. DBA Milio's Hair Design       4,773   2/28/2011
                     188   American Health Imaging, Inc.                           4,000   3/31/2016

                     190   Subway                                                  1,680   1/31/2012
                     193   N/A                                                 N/A         N/A
                     195   N/A                                                 N/A         N/A
                     197   N/A                                                 N/A         N/A
                     199   Hibbett Sporting Goods, Inc                             5,000   7/31/2009
                     200   MG Midwest, Inc--Video Update                           5,000   1/14/2008


                     201   N/A                                                 N/A         N/A
                     206   N/A                                                 N/A         N/A
                     208   Drugco Pharmacies                                       3,400   9/30/2010
                     209   N/A                                                 N/A         N/A
                     210   Designer's Touch Kitchen                                3,600   11/30/2010
                     211   Papa John's Pizza                                       1,320   3/31/2011

Total/Weighted Average:

                           Major                                         Major       Major
                           Tenant #2                                     Tenant #2   Tenant #2 Lease
#                          Name                                          Sq. Ft.     Expiration Date
------------------------   -------------------------------------------   ---------   ---------------
                       1
                     1.1   N/A                                           N/A         N/A
                     1.2   N/A                                           N/A         N/A
                       2   Datamonitor                                      28,311   7/31/2012
                       3   St. Paul Fire & Marine Insurance                 48,868   4/30/2008
                       4   Citicorp North America                           36,034   6/30/2008
                       5   N/A                                           N/A         N/A
                       6
                     6.1   N/A                                           N/A         N/A
                     6.2   N/A                                           N/A         N/A
                     6.3   N/A                                           N/A         N/A
                     6.4   N/A                                           N/A         N/A
                     6.5   N/A                                           N/A         N/A
                       7   Houston NW Primary Care                          12,200   8/31/2017
                       8   Rite Aid                                         11,115   2/28/2014


                       9
                     9.1   N/A                                           N/A         N/A
                     9.2   N/A                                           N/A         N/A
                     9.3   N/A                                           N/A         N/A
                     9.4   N/A                                           N/A         N/A
                      10
                    10.1   N/A                                           N/A         N/A
                    10.2   N/A                                           N/A         N/A
                      11   Bally's Total Fitness of California, Inc.        25,000   6/30/2015
                      13   Walgreens                                        11,005   10/1/2026
                      14   New England Life Insurance Company               10,020   3/31/2010
                      15   Card and Party Factory                           24,146   7/31/2008
                      17   New York First Avenue CVS                        13,939   9/30/2018
                      18

                    18.1   N/A                                           N/A         N/A
                    18.2   Illinois Department of Public Health             16,048   MTM
                    18.3   N/A                                           N/A         N/A
                    18.4   N/A                                           N/A         N/A
                    18.5   N/A                                           N/A         N/A
                    18.6   N/A                                           N/A         N/A
                    18.7   Illinois Prevent Child Abuse                      2,317   12/31/2008
                      19   N/A                                           N/A         N/A
                      20   N/A                                           N/A         N/A
                      21
                    21.1   Alpha Plus Sports (Olympic Town)                  3,725   5/31/2015
                    21.2   N/A                                           N/A         N/A
                      23   N/A                                           N/A         N/A






                      25   N/A                                           N/A         N/A
                      26   Oriental Buffet                                   8,000   1/31/2012
                      27   Vito & Nick's                                     3,500   12/31/13
                      28   Stoval Granedy & Allen                            8,571   8/31/2007
                      30   N/A                                           N/A         N/A
                      31   Merritt Athletic Clubs                           23,875   10/14/2013
                      32   USPS (Pad Site)                                  13,661   7/1/2020
                      33   N/A                                           N/A         N/A

                      34   Influent                                         14,106   10/31/2012
                      35   N/A                                           N/A         N/A
                      36   N/A                                           N/A         N/A







                      37   N/A                                           N/A         N/A







                      38   N/A                                           N/A         N/A







                      39   N/A                                           N/A         N/A
                      40   N/A                                           N/A         N/A
                      41   N/A                                           N/A         N/A











                      42   Massage Envy                                      3,500   10/31/2012




                      45   N/A                                           N/A         N/A










                      46   N/A                                           N/A         N/A
                      48   N/A                                           N/A         N/A









                      49   N/A                                           N/A         N/A
                      50   N/A                                           N/A         N/A
                      52   Blazin Wings, Inc.                                6,466   6/30/2014
                      56   ARA                                              19,000   1/31/2017
                      58   N/A                                           N/A         N/A
                      59   Medi-Physics                                     11,048   3/31/2012
                      60   N/A                                           N/A         N/A
                      61   N/A                                           N/A         N/A
                      62   Regina Pickens d/b/a Cheers! Wine & Spirits       3,000   7/31/2011
                      63   N/A                                           N/A         N/A
                      64   N/A                                           N/A         N/A

                      65   N/A                                           N/A         N/A
                      67   N/A                                           N/A         N/A
                      68   N/A                                           N/A         N/A
                      69   N/A                                           N/A         N/A
                      71   Fasteners For Retail, Inc.                       55,530   5/31/2009
                      72   Computer Builders Warehouse                       2,450   7/31/2010
                      73   N/A                                           N/A         N/A
                      74   N/A                                           N/A         N/A
                      76
                    76.1   Rent a Center                                     4,389   5/1/2008
                    76.2   Fancy Foods                                       4,400   1/1/2012
                      78
                    78.1   N/A                                           N/A         N/A
                    78.2   N/A                                           N/A         N/A
                    78.3   N/A                                           N/A         N/A
                    78.4   N/A                                           N/A         N/A
                      79   Professional Media Group, LLC                     8,500   10/31/2011
                      80   Aaron's Rental                                    8,826   MTM
                      82   Granite Imagination                               3,200   MTM
                      83   JP Morgan Chase                                   4,103   12/31/2026
                      84   Hunzicker Brothers                               21,835   9/30/2018
                      86   Frd's Strs Ten Inc                               20,000   11/30/2009
                      87   Sylvan Learning Center                            3,400   9/30/2011
                      88   Children's Medical Group                          7,263   12/31/2020
                      90   Cardiac Solutions                                11,242   1/31/2013
                      91   La Dama Pizzeria                                  3,100   6/30/2008
                      92   N/A                                           N/A         N/A
                      93   N/A                                           N/A         N/A
                      94
                    94.1   N/A                                           N/A         N/A
                    94.2   N/A                                           N/A         N/A
                    94.3   N/A                                           N/A         N/A
                    94.4   N/A                                           N/A         N/A
                    94.5   N/A                                           N/A         N/A
                      95   N/A                                           N/A         N/A
                      96   Creative Prep School                             13,868   6/30/2009
                      98   Lucky Leather, Inc.                               5,000   MTM
                     101   Tutto Tiles                                       4,500   3/1/2008
                     102   N/A                                           N/A         N/A
                     103   Keller Williams                                   5,200   4/30/2017
                     105   Boston Billiards                                 14,791   11/30/2010
                     106   New Peking Chinese                                3,996   9/30/2013
                     107   5 Penny Heaven                                    2,700   3/1/2009




                     108   Recycled Material                                 8,000   1/31/2010
                     109   N/A                                           N/A         N/A
                     110   N/A                                           N/A         N/A
                     112   Film Row d.b.a. Screenland and Event Center       6,760   5/16/2010
                     113   N/A                                           N/A         N/A
                     114   Tuesday Morning                                   8,064   07/15/10
                     115
                   115.1   Cooper Health Sys: Ob-Gyn group                   2,099   7/31/2008
                   115.2   N/A                                           N/A         N/A
                     116   N/A                                           N/A         N/A
                     117   Jeremias Duran                                    3,000   9/30/2007
                     118   N/A                                           N/A         N/A
                     119   N/A                                           N/A         N/A
                     120   N/A                                           N/A         N/A
                     121
                   121.1   N/A                                           N/A         N/A
                   121.2   N/A                                           N/A         N/A
                     122   CTX Mortgage                                      3,156   2/28/2009
                     123   N/A                                           N/A         N/A
                     124   Prudential Rand Realty                            3,648   3/30/2013
                     126   Rainbow Party                                     7,100   3/31/2008
                     129   Subway                                            1,280   12/31/2008
                     130   Rappaport & Co.                                   2,498   11/30/2008
                     131   N/A                                           N/A         N/A
                     132   N/A                                           N/A         N/A
                     133   Clearpoint Vision & Optical                       2,004   6/30/2012

                     134   Chili's (Land Lease)                              6,690   1/27/2016


                     136   DCA Holdings, LLC                                 3,000   7/14/2009
                     139   Bestway Floor Covering                            4,200   12/31/2010
                     140
                   140.1   Lakeside Creamery                                 1,600   12/31/2010
                   140.2   B.O.S.S.                                          2,806   3/1/2010
                     141   Seven Eleven                                      3,000   7/31/2022
                     142


                   142.1   Nexcall                                           1,500   3/31/2012
                   142.2   N/A                                           N/A         N/A
                     143   Wachovia Bank                                     2,656   3/29/2012
                     145   Tudi Gusti's                                      2,540   5/31/2011
                     147   Household Finance                                 2,200   4/30/2010
                     148   N/A                                           N/A         N/A
                     149   Clint Warren's Comedy Club, Inc.                  4,825   9/30/2009
                     150   OTB                                               3,000   9/16/2013
                     154   Big Brothers, Big Sisters                         4,175   12/31/2008
                     155   N/A                                           N/A         N/A
                     157   Integrated Technical Solutions                    2,062   6/30/2010
                     158   N/A                                           N/A         N/A
                     161   N/A                                           N/A         N/A
                     164   Roswell Physiotherapy                             2,812   4/30/2012
                     165   Hart Pharmacy                                     8,144   12/14/2009
                     166   N/A                                           N/A         N/A
                     167   N/A                                           N/A         N/A
                     168   N/A                                           N/A         N/A
                     169   N/A                                           N/A         N/A
                     171   N/A                                           N/A         N/A
                     172   N/A                                           N/A         N/A
                     173   JR Businesses                                     4,575   11/30/2007
                     174   N/A                                           N/A         N/A
                     175   N/A                                           N/A         N/A
                     178   Michael Graves and Associates, Inc.               3,240   4/30/2011
                     179   N/A                                           N/A         N/A
                     181   Reservoir Geophysical Corp.                       3,558   11/30/2010
                     182   Burgundy Room                                     5,985   11/30/2007
                     184   Kelly Rentals                                     6,000   8/15/2010
                     185   Jaine Yoo Co.                                     1,956   10/31/2011
                     186   Never Mind                                        3,760   9/30/2011
                     188   Hodges Enterprises #1, LLC                        2,250   11/30/2011

                     190   I&D Wireless                                      1,520   1/31/2012
                     193   N/A                                           N/A         N/A
                     195   N/A                                           N/A         N/A
                     197   N/A                                           N/A         N/A
                     199   First American Cash Advance                       2,000   12/31/2010
                     200   Subway-Graham                                     1,484   6/30/2008


                     201   N/A                                           N/A         N/A
                     206   N/A                                           N/A         N/A
                     208   Little Mini Inc.                                  2,000   7/31/2015
                     209   N/A                                           N/A         N/A
                     210   Hallmark Cards and Gifts                          3,600   1/1/2011
                     211   Game Stop                                         1,320   3/31/2011

Total/Weighted Average:

                           Major                                                           Major
                           Tenant #3                                                       Tenant #3
#                          Name                                                            Sq. Ft.
------------------------   -------------------------------------------------------------   ---------
                       1
                     1.1   N/A                                                             N/A
                     1.2   N/A                                                             N/A
                       2   Beth Israel Medical Center                                         14,253
                       3   Liberty Mutual                                                     41,480
                       4   Kasdan Simonds et al                                               20,025
                       5   N/A                                                             N/A
                       6
                     6.1   N/A                                                             N/A
                     6.2   N/A                                                             N/A
                     6.3   N/A                                                             N/A
                     6.4   N/A                                                             N/A
                     6.5   N/A                                                             N/A
                       7   Allen Chu                                                           4,181
                       8   Creative Kids Childcare                                            10,000


                       9
                     9.1   N/A                                                             N/A
                     9.2   N/A                                                             N/A
                     9.3   N/A                                                             N/A
                     9.4   N/A                                                             N/A
                      10
                    10.1   N/A                                                             N/A
                    10.2   N/A                                                             N/A
                      11   Long's Drug Store's                                                24,650
                      13   Old Country Buffet                                                 10,000
                      14   Royal Palm Communities                                              8,847
                      15   Dollar Tree                                                        11,240
                      17   East 82nd Garage, LLC                                              13,000
                      18

                    18.1   N/A                                                             N/A
                    18.2   Edward Jones                                                          930
                    18.3   N/A                                                             N/A
                    18.4   N/A                                                             N/A
                    18.5   N/A                                                             N/A
                    18.6   N/A                                                             N/A
                    18.7   IL Violence Protection                                              2,000
                      19   N/A                                                             N/A
                      20   N/A                                                             N/A
                      21
                    21.1   Magis Apparel (MONY)                                                2,500
                    21.2   N/A                                                             N/A
                      23   N/A                                                             N/A






                      25   N/A                                                             N/A
                      26   Blockbuster                                                         4,800
                      27   Cingular                                                            3,000
                      28   Alamo Title                                                         7,721
                      30   N/A                                                             N/A
                      31   Zoned for Kids                                                      8,190
                      32   Emerson Training                                                    5,023
                      33   N/A                                                             N/A

                      34   Hylant of Columbus                                                 13,872
                      35   N/A                                                             N/A
                      36   N/A                                                             N/A







                      37   N/A                                                             N/A







                      38   N/A                                                             N/A







                      39   N/A                                                             N/A
                      40   N/A                                                             N/A
                      41   N/A                                                             N/A











                      42   Cingular                                                            2,467




                      45   N/A                                                             N/A










                      46   N/A                                                             N/A
                      48   N/A                                                             N/A









                      49   N/A                                                             N/A
                      50   N/A                                                             N/A
                      52   Dollar Tree Stores, Inc.                                            5,550
                      56   TGI Friday's                                                        8,056
                      58   N/A                                                             N/A
                      59   N/A                                                             N/A
                      60   N/A                                                             N/A
                      61   N/A                                                             N/A
                      62   Lance Goodwin d/b/a Goodwin Chiropractic                            1,466
                      63   N/A                                                             N/A
                      64   N/A                                                             N/A

                      65   N/A                                                             N/A
                      67   N/A                                                             N/A
                      68   N/A                                                             N/A
                      69   N/A                                                             N/A
                      71   Vater's of Oklahoma City, Inc.                                     23,652
                      72   Cafe Ahn                                                            2,450
                      73   N/A                                                             N/A
                      74   N/A                                                             N/A
                      76
                    76.1   Zeppe's Pizza                                                       2,800
                    76.2   Super Tan                                                           2,375
                      78
                    78.1   N/A                                                             N/A
                    78.2   N/A                                                             N/A
                    78.3   N/A                                                             N/A
                    78.4   N/A                                                             N/A
                      79   Washington Mutual Bank, FA                                          6,800
                      80   Advance Auto Parts                                                  8,000
                      82   Practical Counter Tops                                              3,200
                      83   Gymini Fitness LLC                                                  3,890
                      84   Select Floors                                                      14,872
                      86   CitiTrends, Inc.                                                   19,680
                      87   Iscar Metals                                                        3,050
                      88   Progressive Step Corporation                                        1,878
                      90   Carroll, MD, PC, Patricia A. and Skin Cancer Treatment Center       6,665
                      91   Affinity Hospital LLC                                               2,860
                      92   N/A                                                             N/A
                      93   N/A                                                             N/A
                      94
                    94.1   N/A                                                             N/A
                    94.2   N/A                                                             N/A
                    94.3   N/A                                                             N/A
                    94.4   N/A                                                             N/A
                    94.5   N/A                                                             N/A
                      95   N/A                                                             N/A
                      96   New Heights Baptist Church                                          4,470
                      98   El Maestrol Bicycle Shop                                            2,200
                     101   Party Place Rentals                                                 4,500
                     102   N/A                                                             N/A
                     103   Lala Land                                                           1,780
                     105   Monster Golf                                                       11,610
                     106   Fuji Japanese Steak                                                 3,652
                     107   Cora Health Service                                                 2,663




                     108   Henry Schein                                                        7,280
                     109   N/A                                                             N/A
                     110   N/A                                                             N/A
                     112   Promotional Management Group                                        5,789
                     113   N/A                                                             N/A
                     114   Salon of the Town                                                   8,000
                     115
                   115.1   Greentree Pediatrics                                                1,992
                   115.2   N/A                                                             N/A
                     116   N/A                                                             N/A
                     117   Bonnie Brae Liquor                                                  1,953
                     118   N/A                                                             N/A
                     119   N/A                                                             N/A
                     120   N/A                                                             N/A
                     121
                   121.1   N/A                                                             N/A
                   121.2   N/A                                                             N/A
                     122   Colonial Bank                                                       3,149
                     123   N/A                                                             N/A
                     124   Stifel, Nicolaus & Co.                                              3,190
                     126   PAX Trading                                                         3,100
                     129   Fox's Pizza Den                                                     1,280
                     130   TRC Employment                                                      1,988
                     131   N/A                                                             N/A
                     132   N/A                                                             N/A
                     133   Happy Nails                                                         1,612

                     134   Flipside Clothing                                                   4,094


                     136   Decca Management                                                    2,976
                     139   Athina Hair Salon                                                   3,206
                     140
                   140.1   Yoders (Grizzly)                                                    1,300
                   140.2   The Party Store                                                     2,282
                     141   Progressive Chiropractic                                            2,000
                     142


                   142.1   N/A                                                             N/A
                   142.2   N/A                                                             N/A
                     143   N/A                                                             N/A
                     145   Jimmy John's                                                        1,787
                     147   Auto Plus Leasing                                                   2,200
                     148   N/A                                                             N/A
                     149   Party Store & Rentals                                               3,607
                     150   Millennium ATM Services                                             3,000
                     154   First Coast Physical Medicare                                       3,485
                     155   N/A                                                             N/A
                     157   Primerica Financial Services                                        1,921
                     158   N/A                                                             N/A
                     161   N/A                                                             N/A
                     164   Victory Cleaners                                                    1,554
                     165   Candle Club                                                         7,263
                     166   N/A                                                             N/A
                     167   N/A                                                             N/A
                     168   N/A                                                             N/A
                     169   N/A                                                             N/A
                     171   N/A                                                             N/A
                     172   N/A                                                             N/A
                     173   Royal Cup                                                           3,200
                     174   N/A                                                             N/A
                     175   N/A                                                             N/A
                     178   QED Engineering                                                       742
                     179   N/A                                                             N/A
                     181   Doughtie Exploration Company                                        2,665
                     182   CV Christian Center                                                 3,300
                     184   Mitchell Eye Center                                                 1,847
                     185   Reagan Eye Center                                                   1,674
                     186   Ultimate Exposure                                                   2,744
                     188   Dodge Family Dentistry, P.C.                                        2,211

                     190   Extreme Flavors                                                     1,520
                     193   N/A                                                             N/A
                     195   N/A                                                             N/A
                     197   N/A                                                             N/A
                     199   GameStop, Inc.                                                      2,000
                     200   Sound Foot & Ankle Center                                           1,405


                     201   N/A                                                             N/A
                     206   N/A                                                             N/A
                     208   Lake Gaston Living                                                  1,600
                     209   N/A                                                             N/A
                     210   Bo Rics Hair Care                                                   2,240
                     211   Cingular Wireless                                                   1,200

Total/Weighted Average:

                           Major             Initial       Initial
                           Tenant #3 Lease   Interest      Other
#                          Expiration Date   Reserve       Reserve
------------------------   ---------------   -----------   ----------
                       1                              $0   N/A
                     1.1   N/A
                     1.2   N/A
                       2   11/30/2009        $16,800,000   $1,688,524
                       3   8/31/2011          $5,050,730   N/A
                       4   11/30/2008         $2,700,000   N/A
                       5   N/A                $7,500,000   $5,430,000
                       6                              $0   $5,911,058
                     6.1   N/A
                     6.2   N/A
                     6.3   N/A
                     6.4   N/A
                     6.5   N/A
                       7   11/30/2016           $380,000   N/A
                       8   8/31/2008                  $0      $17,960


                       9                      $1,000,000   $6,400,000
                     9.1   N/A
                     9.2   N/A
                     9.3   N/A
                     9.4   N/A
                      10                              $0   $1,160,000
                    10.1   N/A
                    10.2   N/A
                      11   2/28/2017                  $0     $140,825
                      13   12/1/2011                  $0   N/A
                      14   11/30/2011                 $0   N/A
                      15   3/31/2012                  $0   N/A
                      17   1/31/2019                  $0   N/A
                      18                              $0   N/A

                    18.1   N/A
                    18.2   8/31/2011
                    18.3   N/A
                    18.4   N/A
                    18.5   N/A
                    18.6   N/A
                    18.7   10/31/2010
                      19   N/A                        $0   $1,482,213
                      20   N/A                        $0   $9,045,336
                      21                              $0   N/A
                    21.1   3/31/2011
                    21.2   N/A
                      23   N/A                        $0   N/A






                      25   N/A                        $0   N/A
                      26   12/31/2010                 $0   N/A
                      27   10/31/08                   $0     $242,550
                      28   7/31/2009                  $0     $355,000
                      30   N/A                        $0   N/A
                      31   1/31/2011                  $0   N/A
                      32   12/31/2007                 $0      $20,000
                      33   N/A                        $0   $1,044,650

                      34   10/31/2011                 $0     $441,400
                      35   N/A                        $0      $70,000
                      36   N/A                        $0      $49,960







                      37   N/A                        $0      $32,940







                      38   N/A                        $0      $17,100







                      39   N/A                        $0   N/A
                      40   N/A                        $0   N/A
                      41   N/A                        $0   N/A











                      42   5/31/2011                  $0   N/A




                      45   N/A                        $0   N/A










                      46   N/A                        $0   N/A
                      48   N/A                        $0   N/A









                      49   N/A                        $0   N/A
                      50   N/A                        $0   N/A
                      52   9/30/2007                  $0      $10,000
                      56   3/22/2011                  $0   N/A
                      58   N/A                        $0     $101,455
                      59   N/A                        $0     $757,460
                      60   N/A                        $0   N/A
                      61   N/A                        $0   N/A
                      62   1/31/2013                  $0   N/A
                      63   N/A                        $0     $167,000
                      64   N/A                        $0   N/A

                      65   N/A                        $0   N/A
                      67   N/A                        $0   N/A
                      68   N/A                        $0   N/A
                      69   N/A                        $0      $40,038
                      71   MTM                        $0     $330,000
                      72   7/31/2010                  $0   N/A
                      73   N/A                        $0   N/A
                      74   N/A                        $0      $32,361
                      76                              $0   N/A
                    76.1   12/1/2011
                    76.2   11/1/2010
                      78                              $0   N/A
                    78.1   N/A
                    78.2   N/A
                    78.3   N/A
                    78.4   N/A
                      79   2/28/2010                  $0   N/A
                      80   9/30/2011             $35,451     $123,985
                      82   MTM                        $0   N/A
                      83   5/31/2022                  $0   N/A
                      84   4/30/2012                  $0   N/A
                      86   9/30/2010                  $0   N/A
                      87   1/1/2008                   $0   N/A
                      88   3/31/2010                  $0   N/A
                      90   11/30/2012                 $0   N/A
                      91   12/31/2011                 $0      $37,180
                      92   N/A                        $0   N/A
                      93   N/A                        $0   N/A
                      94                              $0   N/A
                    94.1   N/A
                    94.2   N/A
                    94.3   N/A
                    94.4   N/A
                    94.5   N/A
                      95   N/A                        $0   N/A
                      96   4/30/2008                  $0   N/A
                      98   MTM                        $0   N/A
                     101   10/18/2008                 $0   N/A
                     102   N/A                        $0   N/A
                     103   4/30/2010                  $0   N/A
                     105   7/31/2011                  $0      $29,750
                     106   8/31/2019                  $0     $135,323
                     107   12/5/2009                  $0   N/A




                     108   12/31/2010                 $0   N/A
                     109   N/A                        $0     $200,000
                     110   N/A                        $0   N/A
                     112   6/30/2010                  $0     $181,000
                     113   N/A                        $0   N/A
                     114   10/31/2015                 $0   N/A
                     115                              $0   N/A
                   115.1   8/1/2008
                   115.2   N/A
                     116   N/A                        $0   N/A
                     117   7/31/2009                  $0   N/A
                     118   N/A                        $0   N/A
                     119   N/A                        $0   N/A
                     120   N/A                        $0     $243,155
                     121                              $0   N/A
                   121.1   N/A
                   121.2   N/A
                     122   7/1/2009                   $0   N/A
                     123   N/A                        $0      $56,762
                     124   4/1/2011                   $0   N/A
                     126   12/31/2011                 $0   N/A
                     129   9/30/2016                  $0   N/A
                     130   6/30/2008                  $0   N/A
                     131   N/A                        $0     $104,000
                     132   N/A                        $0   N/A
                     133   3/31/2012                  $0     $325,196

                     134   11/28/2011                 $0   N/A


                     136   7/31/2010                  $0   N/A
                     139   3/31/2010                  $0   N/A
                     140                              $0   N/A
                   140.1   5/1/2008
                   140.2   4/1/2010
                     141   7/31/2017                  $0   N/A
                     142                              $0   N/A


                   142.1   N/A
                   142.2   N/A
                     143   N/A                        $0   N/A
                     145   2/14/2012                  $0   N/A
                     147   5/31/2012                  $0      $15,405
                     148   N/A                        $0   N/A
                     149   11/30/2019                 $0      $84,289
                     150   12/31/2019                 $0   N/A
                     154   8/31/2011                  $0   N/A
                     155   N/A                        $0   N/A
                     157   9/30/2008                  $0   N/A
                     158   N/A                        $0      $41,520
                     161   N/A                        $0   N/A
                     164   12/31/2011                 $0   N/A
                     165   12/31/2007                 $0   N/A
                     166   N/A                        $0   N/A
                     167   N/A                        $0   N/A
                     168   N/A                        $0   N/A
                     169   N/A                        $0   N/A
                     171   N/A                        $0   N/A
                     172   N/A                        $0       $1,000
                     173   4/30/2009                  $0   N/A
                     174   N/A                        $0   N/A
                     175   N/A                        $0   N/A
                     178   10/31/2008                 $0   N/A
                     179   N/A                        $0   N/A
                     181   2/29/2010                  $0   N/A
                     182   MTM                        $0   N/A
                     184   7/31/2011                  $0   N/A
                     185   3/31/2012                  $0   N/A
                     186   5/31/2011                  $0   N/A
                     188   9/30/2017                  $0      $12,795

                     190   3/31/2012                  $0   N/A
                     193   N/A                        $0   N/A
                     195   N/A                        $0   N/A
                     197   N/A                        $0   N/A
                     199   4/30/2011                  $0   N/A
                     200   11/30/2008                 $0   N/A


                     201   N/A                        $0   N/A
                     206   N/A                        $0   N/A
                     208   1/31/2009                  $0   N/A
                     209   N/A                        $0       $5,641
                     210   1/31/2009                  $0   N/A
                     211   6/30/2009                  $0   N/A

Total/Weighted Average:

                           Initial other
                           Reserve
#                          Description
------------------------   -----------------------------------------------------------------------
                       1   N/A
                     1.1
                     1.2
                       2   Security Deposit Fund (1,417,545), and Prepaid Rent Reserve (270,979)
                       3   N/A
                       4   N/A
                       5   Renovation Work Reserve
                       6   Renovation Reserve
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A
                       8   Free Rent Reserve


                       9   Renovation Reserve
                     9.1
                     9.2
                     9.3
                     9.4
                      10   Mezzanine Loan Interest Reserve
                    10.1
                    10.2
                      11   Termite Reserve
                      13   N/A
                      14   N/A
                      15   N/A
                      17   N/A
                      18   N/A

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   Renovation Reserve
                      20   PIP Reserve ($8,650,000.00) and Seasonality Reserve ($395,335.52)
                      21   N/A
                    21.1
                    21.2
                      23   N/A






                      25   N/A
                      26   N/A
                      27   Vacant Space Reserve
                      28   AZZ Reserve Account and Immediate Rollover Reserve
                      30   N/A
                      31   N/A
                      32   Walgreens Reserve
                      33   Rent Abatement Reserve ($87,400.00), Toshiba Construction
                           Reserve ($350,000.00) and Sublease Reserve ($607,250.00)
                      34   Upfront Reserve
                      35   Roof Reserve
                      36   Seasonality/Debt Service Reserve







                      37   Seasonality/Debt Service Reserve







                      38   Seasonality/Debt Service Reserve







                      39   N/A
                      40   N/A
                      41   N/A











                      42   N/A




                      45   N/A










                      46   N/A
                      48   N/A









                      49   N/A
                      50   N/A
                      52   Kroger Repair Reserve
                      56   N/A
                      58   FF&E
                      59   Vacant Space Holdback ($500,000.00), Vacant Space Reserve ($257,460.00)
                      60   N/A
                      61   N/A
                      62   N/A
                      63   Roof Repair Reserve
                      64   N/A

                      65   N/A
                      67   N/A
                      68   N/A
                      69   Seasonality Reserve
                      71   U.S. Food Services Rollover Reserve
                      72   N/A
                      73   N/A
                      74   Seasonality Reserve
                      76   N/A
                    76.1
                    76.2
                      78   N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A
                      80   Vacant Space Reserve
                      82   N/A
                      83   N/A
                      84   N/A
                      86   N/A
                      87   N/A
                      88   N/A
                      90   N/A
                      91   Affinity Reserve
                      92   N/A
                      93   N/A
                      94   N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A
                      96   N/A
                      98   N/A
                     101   N/A
                     102   N/A
                     103   N/A
                     105   Twisted Toy Box TI Reserve
                     106   Rent reserve for space currently occupied by El Rancho Restaurant
                     107   N/A




                     108   N/A
                     109   Capital Improvements Reserve
                     110   N/A
                     112   Upfront Rental Holdback ($81,000); Partnership Fund ($100,000)
                     113   N/A
                     114   N/A
                     115   N/A
                   115.1
                   115.2
                     116   N/A
                     117   N/A
                     118   N/A
                     119   N/A
                     120   PIP Reserve ($188,500.00) and Seasonality Reserve ($54,655.40)
                     121   N/A
                   121.1
                   121.2
                     122   N/A
                     123   Seasonality Reserve
                     124   N/A
                     126   N/A
                     129   N/A
                     130   N/A
                     131   Tax Credit Buyout Reserve
                     132   N/A
                     133   Real Estate Taxes ($207,472.84), Subway TI Reserve
                           ($28,035.00), Wings & Pizza TI Reserve ($89,688.07)
                     134   N/A


                     136   N/A
                     139   N/A
                     140   N/A
                   140.1
                   140.2
                     141   N/A
                     142   N/A


                   142.1
                   142.2
                     143   N/A
                     145   N/A
                     147   Roof Reserve
                     148   N/A
                     149   Rent Reserve
                     150   N/A
                     154   N/A
                     155   N/A
                     157   N/A
                     158   Roof Reserve
                     161   N/A
                     164   N/A
                     165   N/A
                     166   N/A
                     167   N/A
                     168   N/A
                     169   N/A
                     171   N/A
                     172   Insurance Premium Reserve
                     173   N/A
                     174   N/A
                     175   N/A
                     178   N/A
                     179   N/A
                     181   N/A
                     182   N/A
                     184   N/A
                     185   N/A
                     186   N/A
                     188   Dodge Family Concrete Allowance (4,090.35) and Rent
                           Abatement Allowance (8,704.62)
                     190   N/A
                     193   N/A
                     195   N/A
                     197   N/A
                     199   N/A
                     200   N/A


                     201   N/A
                     206   N/A
                     208   N/A
                     209   For Insurance renewal premium due 7/1/2008
                     210   N/A
                     211   N/A

Total/Weighted Average:

                           Contractual   Contractual
                           Other         Other Reserve
#                          Reserve       Description
------------------------   -----------   ------------------------------------------------------------
                       1   N/A           N/A
                     1.1
                     1.2
                       2   N/A           N/A
                       3   N/A           N/A
                       4   N/A           N/A
                       5   N/A           N/A
                       6   N/A           N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A           N/A
                       8   N/A           N/A


                       9   N/A           N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A           N/A
                    10.1
                    10.2
                      11   N/A           N/A
                      13   N/A           N/A
                      14   N/A           N/A
                      15   N/A           N/A
                      17   N/A           N/A
                      18   N/A           N/A

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A           N/A
                      20   N/A           N/A
                      21   N/A           N/A
                    21.1
                    21.2
                      23   N/A           N/A






                      25   N/A           N/A
                      26   N/A           N/A
                      27   N/A           N/A
                      28   N/A           N/A
                      30   N/A           N/A
                      31   N/A           N/A
                      32   N/A           N/A
                      33   N/A           N/A

                      34   N/A           N/A
                      35        $1,333   Roof Replacement Reserve
                      36   N/A           Seasonality/Debt Service Reserve: Monthly payments due under the Note multiplied by (A) two and one-quarter (2.25) for
                                         Payment Dates occuring in July, August, September, October
                                         2007, and (B) two (2) for (i) the Payments occuring in
                                         November of 2007, and (ii) commencing June 11, 2008 and
                                         continuing for each Payment Date occurring during each
                                         subsequent June, July, August, September, October, and
                                         November for the remainder of the loan term
                      37   N/A           Seasonality/Debt Service Reserve: Monthly payments due under the Note multiplied by (A) two and one-quarter (2.25) for
                                         Payment Dates occuring in July, August, September, October
                                         2007, and (B) two (2) for (i) the Payments occuring in
                                         November of 2007, and (ii) commencing June 11, 2008 and
                                         continuing for each Payment Date occurring during each
                                         subsequent June, July, August, September, October, and
                                         November for the remainder of the loan term
                      38   N/A           Seasonality/Debt Service Reserve: Monthly payments due under the Note multiplied by (A) two and one-quarter (2.25) for
                                         Payment Dates occuring in July, August, September, October
                                         2007, and (B) two (2) for (i) the Payments occuring in
                                         November of 2007, and (ii) commencing June 11, 2008 and
                                         continuing for each Payment Date occurring during each
                                         subsequent June, July, August, September, October, and
                                         November for the remainder of the loan term
                      39   N/A           N/A
                      40   N/A           N/A
                      41   N/A           N/A











                      42   N/A           N/A




                      45   N/A           N/A










                      46   N/A           N/A
                      48   N/A           N/A









                      49   N/A           N/A
                      50   N/A           N/A
                      52   N/A           N/A
                      56   N/A           N/A
                      58   N/A           N/A
                      59   N/A           N/A
                      60   N/A           N/A
                      61   N/A           N/A
                      62   N/A           N/A
                      63   N/A           N/A
                      64   N/A           N/A

                      65   N/A           N/A
                      67   N/A           N/A
                      68   N/A           N/A
                      69        $4,955   Seasonality Reserve
                      71   N/A           N/A
                      72   N/A           N/A
                      73   N/A           N/A
                      74        $4,045   Seasonality Reserve
                      76   N/A           N/A
                    76.1
                    76.2
                      78   N/A           N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A           N/A
                      80   N/A           N/A
                      82   N/A           N/A
                      83   N/A           N/A
                      84   N/A           N/A
                      86   N/A           N/A
                      87   N/A           N/A
                      88   N/A           N/A
                      90   N/A           N/A
                      91   N/A           N/A
                      92   N/A           N/A
                      93   N/A           N/A
                      94   N/A           N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A           N/A
                      96   N/A           N/A
                      98   N/A           N/A
                     101   N/A           N/A
                     102   N/A           N/A
                     103   N/A           N/A
                     105   N/A           N/A
                     106   N/A           N/A
                     107   N/A           N/A




                     108   N/A           N/A
                     109   N/A           N/A
                     110   N/A           N/A
                     112   N/A           N/A
                     113   N/A           N/A
                     114   N/A           N/A
                     115   N/A           N/A
                   115.1
                   115.2
                     116   N/A           N/A
                     117   N/A           N/A
                     118   N/A           N/A
                     119   N/A           N/A
                     120   N/A           N/A
                     121   N/A           N/A
                   121.1
                   121.2
                     122   N/A           N/A
                     123        $7,095   Seasonality Reserve
                     124   N/A           N/A
                     126   N/A           N/A
                     129   N/A           N/A
                     130   N/A           N/A
                     131   N/A           N/A
                     132   N/A           N/A
                     133   N/A           N/A

                     134   N/A           N/A


                     136   N/A           N/A
                     139   N/A           N/A
                     140   N/A           N/A
                   140.1
                   140.2
                     141   N/A           N/A
                     142   N/A           N/A


                   142.1
                   142.2
                     143   N/A           N/A
                     145   N/A           N/A
                     147   N/A           N/A
                     148   N/A           N/A
                     149   N/A           N/A
                     150   N/A           N/A
                     154   N/A           N/A
                     155   N/A           N/A
                     157   N/A           N/A
                     158   N/A           N/A
                     161   N/A           N/A
                     164   N/A           N/A
                     165   N/A           N/A
                     166   N/A           N/A
                     167   N/A           N/A
                     168   N/A           N/A
                     169   N/A           N/A
                     171   N/A           N/A
                     172   N/A           N/A
                     173   N/A           N/A
                     174   N/A           N/A
                     175   N/A           N/A
                     178   N/A           N/A
                     179   N/A           N/A
                     181   N/A           N/A
                     182   N/A           N/A
                     184   N/A           N/A
                     185   N/A           N/A
                     186   N/A           N/A
                     188   N/A           N/A

                     190   N/A           N/A
                     193   N/A           N/A
                     195   N/A           N/A
                     197   N/A           N/A
                     199   N/A           N/A
                     200   N/A           N/A


                     201   N/A           N/A
                     206   N/A           N/A
                     208   N/A           N/A
                     209   N/A           N/A
                     210   N/A           N/A
                     211   N/A           N/A

Total/Weighted Average:

                                          Letter
                           Letter of      of Credit
#                          Credit         Description
------------------------   ----------     --------------------------------------------------------------------
                       1   N/A            N/A
                     1.1
                     1.2
                       2   N/A            N/A
                       3   N/A            N/A
                       4   N/A            N/A
                       5   N/A            N/A
                       6   N/A            N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A            N/A
                       8   N/A            N/A


                       9   N/A            N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A            N/A
                    10.1
                    10.2
                      11   N/A            N/A
                      13   N/A            N/A
                      14   N/A            N/A
                      15   N/A            N/A
                      17   N/A            N/A
                      18   N/A            N/A

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A            N/A
                      20   N/A            N/A
                      21   N/A            N/A
                    21.1
                    21.2
                      23   N/A            N/A






                      25   N/A            N/A
                      26     $150,000     In lieu of payments for TILC and replacement reserves
                      27   N/A            N/A
                      28   N/A            N/A
                      30   N/A            N/A
                      31   N/A            N/A
                      32   N/A            N/A
                      33   N/A            N/A

                      34   N/A            N/A
                      35   N/A            N/A
                      36   N/A            N/A







                      37   N/A            N/A







                      38   N/A            N/A







                      39   N/A            N/A
                      40   N/A            N/A
                      41   N/A            N/A











                      42   N/A            N/A




                      45   N/A            N/A










                      46   N/A            N/A
                      48   N/A            N/A









                      49   N/A            N/A
                      50   N/A            N/A
                      52   N/A            N/A
                      56   N/A            N/A
                      58   N/A            N/A
                      59   $1,000,000     Tenant Letter of Credit
                      60   N/A            N/A
                      61   N/A            N/A
                      62   N/A            N/A
                      63   N/A            N/A
                      64   N/A            N/A

                      65   N/A            N/A
                      67   N/A            N/A
                      68   N/A            N/A
                      69   N/A            N/A
                      71   N/A            N/A
                      72   N/A            N/A
                      73   N/A            N/A
                      74   N/A            N/A
                      76   N/A            N/A
                    76.1
                    76.2
                      78   N/A            N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A            N/A
                      80   N/A            N/A
                      82   N/A            N/A
                      83   N/A            N/A
                      84   N/A            N/A
                      86   N/A            N/A
                      87   N/A            N/A
                      88   N/A            N/A
                      90   N/A            N/A
                      91      $45,648     Initial Deposit to TI& LC Reserve
                      92   N/A            N/A
                      93   N/A            N/A
                      94   N/A            N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A            N/A
                      96   N/A            N/A
                      98   N/A            N/A
                     101   N/A            N/A
                     102   N/A            N/A
                     103   N/A            N/A
                     105   N/A            N/A
                     106   N/A            N/A
                     107   N/A            N/A




                     108   N/A            N/A
                     109   N/A            N/A
                     110   N/A            N/A
                     112   N/A            N/A
                     113   N/A            N/A
                     114   N/A            N/A
                     115   N/A            N/A
                   115.1
                   115.2
                     116   N/A            N/A
                     117   N/A            N/A
                     118   N/A            N/A
                     119   N/A            N/A
                     120   N/A            N/A
                     121   N/A            N/A
                   121.1
                   121.2
                     122   N/A            N/A
                     123   N/A            N/A
                     124   N/A            N/A
                     126   N/A            N/A
                     129   N/A            N/A
                     130   N/A            N/A
                     131   N/A            N/A
                     132   N/A            N/A
                     133   N/A            N/A

                     134   N/A            N/A


                     136   N/A            N/A
                     139   N/A            N/A
                     140   N/A            N/A
                   140.1
                   140.2
                     141   N/A            N/A
                     142   N/A            N/A


                   142.1
                   142.2
                     143   N/A            N/A
                     145   N/A            N/A
                     147   N/A            N/A
                     148   N/A            N/A
                     149   N/A            N/A
                     150   N/A            N/A
                     154   N/A            N/A
                     155   N/A            N/A
                     157   N/A            N/A
                     158   N/A            N/A
                     161   N/A            N/A
                     164   N/A            N/A
                     165   N/A            N/A
                     166   N/A            N/A
                     167   N/A            N/A
                     168   N/A            N/A
                     169   N/A            N/A
                     171   N/A            N/A
                     172   N/A            N/A
                     173   N/A            N/A
                     174   N/A            N/A
                     175   N/A            N/A
                     178   N/A            N/A
                     179   N/A            N/A
                     181   N/A            N/A
                     182   N/A            N/A
                     184      $46,349     In lieu of the Initial Replacement Reserve, TILC Reserve and Tax and
                           N/A            Insurance Impound Account, Borrower has delivered an irrevocable
                           N/A            letter of credit
                     185   N/A            N/A
                     186                  N/A
                     188   N/A            N/A
                              $28,196
                     190   N/A            N/A
                     193   N/A            Initial Replacement Reserve Deposit
                     195   N/A            N/A
                     197   N/A            N/A
                     199                  N/A
                     200                  N/A
                           N/A
                           N/A
                     201   N/A            N/A
                     206   N/A            N/A
                     208   N/A            N/A
                     209   N/A            N/A
                     210                  N/A
                     211                  N/A

Total/Weighted Average:

                                        Earnout
                           Earnout      Reserve
#                          Reserve      Description
------------------------   ----------   ------------------------------------------------------------
                       1   N/A          N/A
                     1.1
                     1.2
                       2   N/A          N/A
                       3   N/A          N/A
                       4   N/A          N/A
                       5   N/A          N/A
                       6   N/A          N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A          N/A
                       8   $1,695,000   Tenant Reserve Fund Earnout: be release to borrower upon

                                        leasing of Office Space and Retail Space.
                       9   N/A          N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A          N/A
                    10.1
                    10.2
                      11   N/A          N/A
                      13   N/A          N/A
                      14   N/A          N/A
                      15   N/A          N/A
                      17   N/A          N/A
                      18     $200,000   Release upon: (i) DSCR >= 1.20 and (ii) no Event of Default

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A          N/A
                      20   N/A          N/A
                      21   N/A          N/A
                    21.1
                    21.2
                      23   $1,200,000   To be disbursed to the borrower prior to 11/12/2007
                                        provided: (i) No Event of Default shall have occurred (ii)
                                        Borrower shall have completed at least $300,000 of
                                        Renovation Work
                      25   N/A          N/A
                      26   N/A          N/A
                      27   N/A          N/A
                      28   N/A          N/A
                      30   N/A          N/A
                      31   N/A          N/A
                      32   N/A          N/A
                      33   N/A          N/A

                      34   N/A          N/A
                      35   N/A          N/A
                      36   N/A          N/A







                      37   N/A          N/A







                      38   N/A          N/A







                      39   N/A          N/A
                      40   N/A          N/A
                      41   $1,720,000   To be released to Borrower in 4 disbursements, provided that the DSCR >= (i) 1.20x for the 1st withdrawal, (ii) 1.25x for the 2nd withdrawal, (iii) 1.30x for the 3rd withdrawal and
                                        (iv) 1.35x the 4th withdrawal. Each withdrawal will be 1/4 of the initial holdback.
                      42   $2,100,000   $1,300,000 shall be release upon Suprise Massage NV, LLC
                                        occupied at the property and $800,000 shall be release once the property achieve 95% occupancy
                      45     $800,000   Subsequent to the five year anniversary of the first payment date, the Mortgagee shall have the right to (i) Retain the balance as additional security for the loan or (ii) apply a portion of the account towards the repayment of the loan in an amount equal to the amount that would cause the Pro-Forma
                                        DSCR to exceed the Closing DSCR by twenty basis points
                      46   N/A          N/A
                      48     $960,000   Released in 4 equal disbursements upon writted request
                                        provided (i) no event of default (ii) the DSCR has increased to 1.18x for first release (iii) the DSCR has increased by
                                        1.23x for second release (iv) the DSCR has increased by
                                        1.28x for third release (iv) the DSCR has increased by 1.48x for fourth and final release
                      49   N/A          N/A
                      50   N/A          N/A
                      52   N/A          N/A
                      56   N/A          N/A
                      58   N/A          N/A
                      59   N/A          N/A
                      60   N/A          N/A
                      61   N/A          N/A
                      62   N/A          N/A
                      63   N/A          N/A
                      64     $512,000   Release upon: (i) DSCR>=1.20, (ii) Occupancy >=90% and (iii)
                                        no event of default
                      65   N/A          N/A
                      67   N/A          N/A
                      68   N/A          N/A
                      69   N/A          N/A
                      71   N/A          N/A
                      72   N/A          N/A
                      73   N/A          N/A
                      74   N/A          N/A
                      76   N/A          N/A
                    76.1
                    76.2
                      78   N/A          N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A          N/A
                      80   N/A          N/A
                      82     $385,000   Release upon: (i) DSCR >= 1.20 and (ii) Occupancy >= 95%
                      83   N/A          N/A
                      84   N/A          N/A
                      86   N/A          N/A
                      87   N/A          N/A
                      88   N/A          N/A
                      90   N/A          N/A
                      91   N/A          N/A
                      92   N/A          N/A
                      93   N/A          N/A
                      94   N/A          N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A          N/A
                      96   N/A          N/A
                      98   N/A          N/A
                     101   N/A          N/A
                     102   N/A          N/A
                     103   N/A          N/A
                     105   N/A          N/A
                     106   N/A          N/A
                     107     $175,000   Release upon (i) No Event of Default, (ii) DSCR>=1.20x,
                                        (iii) Occupancy >=90% for 3 full calender months prior to
                                        Earnout Disbursement Date
                     108   N/A          N/A
                     109   N/A          N/A
                     110   N/A          N/A
                     112   N/A          N/A
                     113   N/A          N/A
                     114   N/A          N/A
                     115   N/A          N/A
                   115.1
                   115.2
                     116   N/A          N/A
                     117   N/A          N/A
                     118   N/A          N/A
                     119   N/A          N/A
                     120   N/A          N/A
                     121   N/A          N/A
                   121.1
                   121.2
                     122   N/A          N/A
                     123   N/A          N/A
                     124   N/A          N/A
                     126   N/A          N/A
                     129   N/A          N/A
                     130   N/A          N/A
                     131   N/A          N/A
                     132   N/A          N/A
                     133   N/A          N/A

                     134     $360,000   Earnout Holdback


                     136   N/A          N/A
                     139   N/A          N/A
                     140   N/A          N/A
                   140.1
                   140.2
                     141   N/A          N/A
                     142     $400,000   Release upon: (i) occupancy = 100% (4,850 SF leased at
                   142.1                $24/SF for a minimum of 3 years), (ii) LTV=<80% and (iii)
                   142.2                DSCR=>1.20
                     143   N/A          N/A
                     145   N/A          N/A
                     147   N/A          N/A
                     148   N/A          N/A
                     149   N/A          N/A
                     150   N/A          N/A
                     154   N/A          N/A
                     155   N/A          N/A
                     157   N/A          N/A
                     158   N/A          N/A
                     161   N/A          N/A
                     164   N/A          N/A
                     165   N/A          N/A
                     166   N/A          N/A
                     167   N/A          N/A
                     168   N/A          N/A
                     169   N/A          N/A
                     171   N/A          N/A
                     172   N/A          N/A
                     173   N/A          N/A
                     174   N/A          N/A
                     175   N/A          N/A
                     178   N/A          N/A
                     179   N/A          N/A
                     181   N/A          N/A
                     182   N/A          N/A
                     184   N/A          N/A
                     185   N/A          N/A
                     186   N/A          N/A
                     188   N/A          N/A

                     190   N/A          N/A
                     193   N/A          N/A
                     195   N/A          N/A
                     197   N/A          N/A
                     199   N/A          N/A
                     200     $100,000   Release upon (i) No Event of Default, (ii) DSCR>=1.25x,
                                        (iii) Occupancy >=95% and (iv) Movie Gallery exercises its extension option
                     201   N/A          N/A
                     206   N/A          N/A
                     208   N/A          N/A
                     209   N/A          N/A
                     210   N/A          N/A
                     211   N/A          N/A

Total/Weighted Average:

                           Additional   Additional
                           Collateral   Collateral
#                          Amount       Event Date
------------------------   ----------   ----------
                       1   N/A          N/A
                     1.1
                     1.2
                       2   N/A          N/A
                       3   N/A          N/A
                       4   N/A          N/A
                       5   N/A          N/A
                       6   N/A          N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A          N/A
                       8   $1,695,000   12/7/2009


                       9   N/A          N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A          N/A
                    10.1
                    10.2
                      11   N/A          N/A
                      13   N/A          N/A
                      14   N/A          N/A
                      15   N/A          N/A
                      17   N/A          N/A
                      18     $200,000   6/4/2008

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A          N/A
                      20   N/A          N/A
                      21   N/A          N/A
                    21.1
                    21.2
                      23   $1,200,000   11/12/2007






                      25   N/A          N/A
                      26   N/A          N/A
                      27   N/A          N/A
                      28   N/A          N/A
                      30   N/A          N/A
                      31   N/A          N/A
                      32   N/A          N/A
                      33   N/A          N/A

                      34   N/A          N/A
                      35   N/A          N/A
                      36   N/A          N/A







                      37   N/A          N/A







                      38   N/A          N/A







                      39   N/A          N/A
                      40   N/A          N/A
                      41   $1,720,000   5/11/2012











                      42   $2,100,000   1/6/2008




                      45     $800,000   7/11/2012










                      46   N/A          N/A
                      48     $960,000   8/11/2012









                      49   N/A          N/A
                      50   N/A          N/A
                      52   N/A          N/A
                      56   N/A          N/A
                      58   N/A          N/A
                      59   N/A          N/A
                      60   N/A          N/A
                      61   N/A          N/A
                      62   N/A          N/A
                      63   N/A          N/A
                      64     $512,000   3/30/2008

                      65   N/A          N/A
                      67   N/A          N/A
                      68   N/A          N/A
                      69   N/A          N/A
                      71   N/A          N/A
                      72   N/A          N/A
                      73   N/A          N/A
                      74   N/A          N/A
                      76   N/A          N/A
                    76.1
                    76.2
                      78   N/A          N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A          N/A
                      80   N/A          N/A
                      82     $385,000   8/7/2008
                      83   N/A          N/A
                      84   N/A          N/A
                      86   N/A          N/A
                      87   N/A          N/A
                      88   N/A          N/A
                      90   N/A          N/A
                      91   N/A          N/A
                      92   N/A          N/A
                      93   N/A          N/A
                      94   N/A          N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A          N/A
                      96   N/A          N/A
                      98   N/A          N/A
                     101   N/A          N/A
                     102   N/A          N/A
                     103   N/A          N/A
                     105   N/A          N/A
                     106   N/A          N/A
                     107     $175,000   6/25/2008




                     108   N/A          N/A
                     109   N/A          N/A
                     110   N/A          N/A
                     112   N/A          N/A
                     113   N/A          N/A
                     114   N/A          N/A
                     115   N/A          N/A
                   115.1
                   115.2
                     116   N/A          N/A
                     117   N/A          N/A
                     118   N/A          N/A
                     119   N/A          N/A
                     120   N/A          N/A
                     121   N/A          N/A
                   121.1
                   121.2
                     122   N/A          N/A
                     123   N/A          N/A
                     124   N/A          N/A
                     126   N/A          N/A
                     129   N/A          N/A
                     130   N/A          N/A
                     131   N/A          N/A
                     132   N/A          N/A
                     133   N/A          N/A

                     134     $360,000   1/1/2009


                     136   N/A          N/A
                     139   N/A          N/A
                     140   N/A          N/A
                   140.1
                   140.2
                     141   N/A          N/A
                     142     $400,000   6/20/2008


                   142.1
                   142.2
                     143   N/A          N/A
                     145   N/A          N/A
                     147   N/A          N/A
                     148   N/A          N/A
                     149   N/A          N/A
                     150   N/A          N/A
                     154   N/A          N/A
                     155   N/A          N/A
                     157   N/A          N/A
                     158   N/A          N/A
                     161   N/A          N/A
                     164   N/A          N/A
                     165   N/A          N/A
                     166   N/A          N/A
                     167   N/A          N/A
                     168   N/A          N/A
                     169   N/A          N/A
                     171   N/A          N/A
                     172   N/A          N/A
                     173   N/A          N/A
                     174   N/A          N/A
                     175   N/A          N/A
                     178   N/A          N/A
                     179   N/A          N/A
                     181   N/A          N/A
                     182   N/A          N/A
                     184   N/A          N/A
                     185   N/A          N/A
                     186   N/A          N/A
                     188   N/A          N/A

                     190   N/A          N/A
                     193   N/A          N/A
                     195   N/A          N/A
                     197   N/A          N/A
                     199   N/A          N/A
                     200   N/A          N/A


                     201   N/A          N/A
                     206   N/A          N/A
                     208   N/A          N/A
                     209   N/A          N/A
                     210   N/A          N/A
                     211   N/A          N/A

Total/Weighted Average:

                           Additional
                           Collateral
#                          Description
------------------------   ------------------------------------------------------------
                       1   N/A
                     1.1
                     1.2
                       2   N/A
                       3   N/A
                       4   N/A
                       5   N/A
                       6   N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7   N/A
                       8   Tenant Reserve Fund Earnout: be release to borrower upon
                           leasing of Office Space and Retail Space

                       9   N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10   N/A
                    10.1
                    10.2
                      11   N/A
                      13   N/A
                      14   N/A
                      15   N/A
                      17   N/A
                      18   Earnout Reserve-Release upon: (i) DSCR >= 1.20 and (ii) no
                           Event of Default
                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A
                      20   N/A
                      21   N/A
                    21.1
                    21.2
                      23   To be disbursed to the borrower prior to 11/12/2007
                           provided: (i) No Event of Default shall have occurred (ii)
                           Borrower shall have completed at least $300,000 of
                           Renovation Work



                      25   N/A
                      26   N/A
                      27   N/A
                      28   N/A
                      30   N/A
                      31   N/A
                      32   N/A
                      33   N/A

                      34   N/A
                      35   N/A
                      36   N/A







                      37   N/A







                      38   N/A







                      39   N/A
                      40   N/A
                      41   Provided No Event of Default (i) First Release Amount is
                           Released if DSCR has increased 5 basis points from Closing
                           Pro-Forma DSCR, (ii) Second Release Amount is Released if
                           DSCR has increased 10 basis points from Closing Pro-Forma
                           DSCR, (iii) Third Release Amount is Released if DSCR has
                           increased 15 basis points from Closing Pro-Forma DSCR, (iv)
                           Final Release Amount is Released if DSCR has increased 20
                           basis points from Closing Pro-Forma DSCR




                      42   $1,3, shall be release upon Suprise Massage NV, LLC
                           at the property and $8, shall be release once the property achieve 95% occupancy


                      45   Subsequent to the five year anniversary of the first payment date, the Mortgagee shall have the right to (i) Retain the balance as additional security for the loan or (ii) apply a portion of the account towards the repayment of the loan in an amount equal to the amount that would cause the Pro-Forma
                           DSCR to exceed the Closing DSCR by twenty basis points





                      46   N/A
                      48   Released in 4 equal disbursements upon writted request
                           to 1.18x for first release (iii) the DSCR has increased by
                           1.23x for second release (iv) the DSCR has increased by
                           1.28x for third release (iv) the DSCR has increased by 1.48x for fourth and final release





                      49   N/A
                      50   N/A
                      52   N/A
                      56   N/A
                      58   N/A
                      59   N/A
                      60   N/A
                      61   N/A
                      62   N/A
                      63   N/A
                      64   Release upon: (i) DSCR>=1.20, (ii) Occupancy >=90% and (iii)
                           no event of default
                      65   N/A
                      67   N/A
                      68   N/A
                      69   N/A
                      71   N/A
                      72   N/A
                      73   N/A
                      74   N/A
                      76   N/A
                    76.1
                    76.2
                      78   N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A
                      80   N/A
                      82   Release upon: (i) DSCR >= 1.20 and (ii) Occupancy >= 95%
                      83   N/A
                      84   N/A
                      86   N/A
                      87   N/A
                      88   N/A
                      90   N/A
                      91   N/A
                      92   N/A
                      93   N/A
                      94   N/A
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A
                      96   N/A
                      98   N/A
                     101   N/A
                     102   N/A
                     103   N/A
                     105   N/A
                     106   N/A
                     107   Release upon (i) No Event of Default, (ii) DSCR>=1.20x,
                           (iii) Occupancy >=90% for 3 full calender months prior to
                           Earnout Disbursement Date


                     108   N/A
                     109   N/A
                     110   N/A
                     112   N/A
                     113   N/A
                     114   N/A
                     115   N/A
                   115.1
                   115.2
                     116   N/A
                     117   N/A
                     118   N/A
                     119   N/A
                     120   N/A
                     121   N/A
                   121.1
                   121.2
                     122   N/A
                     123   N/A
                     124   N/A
                     126   N/A
                     129   N/A
                     130   N/A
                     131   N/A
                     132   N/A
                     133   N/A

                     134   Release upon (i) No Event of Default, (ii) DSCR>=1.20x,
                           (iii) vacant space at property leased at no less than $12.00 per square foot for a minimum of a five year term
                     136   N/A
                     139   N/A
                     140   N/A
                   140.1
                   140.2
                     141   N/A
                     142   Release upon: (i) occupancy = 100% (4,850 SF leased at
                           $24/SF for a minimum of 3 years), (ii) LTV=<80% and (iii)
                           DSCR=>1.20
                   142.1
                   142.2
                     143   N/A
                     145   N/A
                     147   N/A
                     148   N/A
                     149   N/A
                     150   N/A
                     154   N/A
                     155   N/A
                     157   N/A
                     158   N/A
                     161   N/A
                     164   N/A
                     165   N/A
                     166   N/A
                     167   N/A
                     168   N/A
                     169   N/A
                     171   N/A
                     172   N/A
                     173   N/A
                     174   N/A
                     175   N/A
                     178   N/A
                     179   N/A
                     181   N/A
                     182   N/A
                     184   N/A
                     185   N/A
                     186   N/A
                     188   N/A

                     190   N/A
                     193   N/A
                     195   N/A
                     197   N/A
                     199   N/A
                     200   N/A


                     201   N/A
                     206   N/A
                     208   N/A
                     209   N/A
                     210   N/A
                     211   N/A

Total/Weighted Average:

                                                                                                Initial
                           Existing Secured      Description of Existing       Description of   Replacement
#                          Secondary Financing   Secured Secondary Financing   Lock Box         Reserve
------------------------   -------------------   ---------------------------   --------------   -----------
                       1           $72,000,000   Mezzanine Debt                Hard             N/A
                     1.1
                     1.2
                       2           $53,000,000   Mezzanine Debt                Hard             N/A
                       3           $25,000,000   Mezzanine Debt                Hard             N/A
                       4           $15,000,000   Mezzanine Debt                Hard             N/A
                       5           $34,000,000   Mezzanine Debt                Hard             N/A
                       6   N/A                   N/A                           Hard             N/A
                     6.1
                     6.2
                     6.3
                     6.4
                     6.5
                       7           $15,500,000   Mezzanine Debt                N/A              N/A
                       8   N/A                   N/A                           Springing        N/A


                       9            $3,170,000   Mezzanine Debt                Springing        N/A
                     9.1
                     9.2
                     9.3
                     9.4
                      10            $9,470,000   Mezzanine Debt                Hard                $200,000
                    10.1
                    10.2
                      11   N/A                   N/A                           Springing        N/A
                      13   N/A                   N/A                           Springing        N/A
                      14   N/A                   N/A                           Springing             $1,663
                      15            $1,400,000   Secured Subordinate Debt      N/A              N/A
                      17            $3,500,000   Mezzanine Debt                Hard             N/A
                      18            $1,420,000   Secured Subordinate Debt      N/A              N/A

                    18.1
                    18.2
                    18.3
                    18.4
                    18.5
                    18.6
                    18.7
                      19   N/A                   N/A                           Springing        N/A
                      20   N/A                   N/A                           Hard             N/A
                      21   N/A                   N/A                           N/A              N/A
                    21.1
                    21.2
                      23   N/A                   N/A                           N/A              N/A






                      25   N/A                   N/A                           N/A              N/A
                      26   N/A                   N/A                           N/A              N/A
                      27   N/A                   N/A                           Springing        N/A
                      28   N/A                   N/A                           N/A              N/A
                      30   N/A                   N/A                           N/A              N/A
                      31   N/A                   N/A                           Springing        N/A
                      32   N/A                   N/A                           N/A              N/A
                      33   N/A                   N/A                           Springing        N/A

                      34   N/A                   N/A                           N/A              N/A
                      35   N/A                   N/A                           Springing        N/A
                      36   N/A                   N/A                           Hard             N/A







                      37   N/A                   N/A                           Hard             N/A







                      38   N/A                   N/A                           Hard             N/A







                      39   N/A                   N/A                           N/A              N/A
                      40   N/A                   N/A                           Hard             N/A
                      41   N/A                   N/A                           Springing        N/A











                      42   N/A                   N/A                           N/A              N/A




                      45   N/A                   N/A                           Springing        N/A










                      46   N/A                   N/A                           Springing        N/A
                      48   N/A                   N/A                           Springing        N/A









                      49   N/A                   N/A                           Springing        N/A
                      50   N/A                   N/A                           N/A              N/A
                      52   N/A                   N/A                           N/A              N/A
                      56   N/A                   N/A                           N/A              N/A
                      58   N/A                   N/A                           Springing        N/A
                      59   N/A                   N/A                           N/A              N/A
                      60   N/A                   N/A                           Springing             $4,301
                      61   N/A                   N/A                           Springing        N/A
                      62   N/A                   N/A                           N/A              N/A
                      63   N/A                   N/A                           Springing        N/A
                      64   N/A                   N/A                           N/A              N/A

                      65   N/A                   N/A                           N/A                   $2,300
                      67   N/A                   N/A                           Springing        N/A
                      68   N/A                   N/A                           Springing           $300,000
                      69   N/A                   N/A                           Springing        N/A
                      71   N/A                   N/A                           N/A              N/A
                      72   N/A                   N/A                           N/A              N/A
                      73   N/A                   N/A                           N/A              N/A
                      74   N/A                   N/A                           Springing        N/A
                      76   N/A                   N/A                           N/A              N/A
                    76.1
                    76.2
                      78   N/A                   N/A                           N/A              N/A
                    78.1
                    78.2
                    78.3
                    78.4
                      79   N/A                   N/A                           Hard             N/A
                      80   N/A                   N/A                           N/A                 $105,000
                      82   N/A                   N/A                           N/A              N/A
                      83   N/A                   N/A                           N/A              N/A
                      84   N/A                   N/A                           N/A              N/A
                      86   N/A                   N/A                           Springing        N/A
                      87   N/A                   N/A                           N/A                  $30,266
                      88   N/A                   N/A                           Springing        N/A
                      90   N/A                   N/A                           N/A              N/A
                      91   N/A                   N/A                           N/A              N/A
                      92   N/A                   N/A                           N/A              N/A
                      93   N/A                   N/A                           N/A              N/A
                      94   N/A                   N/A                           N/A                  $50,170
                    94.1
                    94.2
                    94.3
                    94.4
                    94.5
                      95   N/A                   N/A                           Springing        N/A
                      96   N/A                   N/A                           N/A              N/A
                      98   N/A                   N/A                           N/A              N/A
                     101   N/A                   N/A                           N/A              N/A
                     102   N/A                   N/A                           N/A              N/A
                     103   N/A                   N/A                           N/A              N/A
                     105   N/A                   N/A                           N/A              N/A
                     106   N/A                   N/A                           N/A                  $35,700
                     107   N/A                   N/A                           N/A              N/A




                     108   N/A                   N/A                           N/A              N/A
                     109   N/A                   N/A                           N/A              N/A
                     110   N/A                   N/A                           N/A                  $23,708
                     112   N/A                   N/A                           Springing        N/A
                     113   N/A                   N/A                           N/A              N/A
                     114   N/A                   N/A                           N/A              N/A
                     115   N/A                   N/A                           Springing        N/A
                   115.1
                   115.2
                     116   N/A                   N/A                           Springing        N/A
                     117   N/A                   N/A                           N/A              N/A
                     118   N/A                   N/A                           N/A              N/A
                     119   N/A                   N/A                           N/A              N/A
                     120   N/A                   N/A                           Springing        N/A
                     121   N/A                   N/A                           N/A              N/A
                   121.1
                   121.2
                     122   N/A                   N/A                           N/A              N/A
                     123   N/A                   N/A                           Hard             N/A
                     124   N/A                   N/A                           N/A              N/A
                     126   N/A                   N/A                           N/A              N/A
                     129   N/A                   N/A                           N/A              N/A
                     130   N/A                   N/A                           N/A              N/A
                     131   N/A                   N/A                           N/A              N/A
                     132   N/A                   N/A                           N/A              N/A
                     133   N/A                   N/A                           N/A              N/A

                     134   N/A                   N/A                           N/A              N/A


                     136   N/A                   N/A                           N/A              N/A
                     139   N/A                   N/A                           N/A              N/A
                     140   N/A                   N/A                           N/A              N/A
                   140.1
                   140.2
                     141   N/A                   N/A                           N/A              N/A
                     142   N/A                   N/A                           N/A              N/A


                   142.1
                   142.2
                     143   N/A                   N/A                           N/A              N/A
                     145   N/A                   N/A                           N/A              N/A
                     147   N/A                   N/A                           Springing        N/A
                     148   N/A                   N/A                           N/A              N/A
                     149   N/A                   N/A                           N/A                  $26,540
                     150   N/A                   N/A                           N/A              N/A
                     154   N/A                   N/A                           N/A              N/A
                     155   N/A                   N/A                           N/A              N/A
                     157   N/A                   N/A                           N/A              N/A
                     158   N/A                   N/A                           N/A              N/A
                     161   N/A                   N/A                           N/A              N/A
                     164   N/A                   N/A                           N/A              N/A
                     165   N/A                   N/A                           N/A              N/A
                     166   N/A                   N/A                           N/A              N/A
                     167   N/A                   N/A                           N/A              N/A
                     168              $125,000   Secured Subordinate Debt      N/A              N/A
                     169   N/A                   N/A                           N/A              N/A
                     171   N/A                   N/A                           N/A              N/A
                     172   N/A                   N/A                           N/A              N/A
                     173   N/A                   N/A                           N/A              N/A
                     174   N/A                   N/A                           N/A              N/A
                     175   N/A                   N/A                           N/A              N/A
                     178   N/A                   N/A                           N/A              N/A
                     179   N/A                   N/A                           N/A              N/A
                     181   N/A                   N/A                           N/A                  $87,500
                     182   N/A                   N/A                           Springing        N/A
                     184   N/A                   N/A                           N/A              N/A
                     185   N/A                   N/A                           N/A              N/A
                     186   N/A                   N/A                           Hard             N/A
                     188   N/A                   N/A                           Springing        N/A

                     190   N/A                   N/A                           N/A              N/A
                     193   N/A                   N/A                           N/A              N/A
                     195   N/A                   N/A                           N/A                  $14,200
                     197   N/A                   N/A                           N/A              N/A
                     199   N/A                   N/A                           N/A              N/A
                     200   N/A                   N/A                           N/A                  $19,871


                     201   N/A                   N/A                           N/A              N/A
                     206   N/A                   N/A                           N/A              N/A
                     208   N/A                   N/A                           N/A              N/A
                     209   N/A                   N/A                           N/A              N/A
                     210   N/A                   N/A                           N/A              N/A
                     211   N/A                   N/A                           N/A              N/A

Total/Weighted Average:

                           Total # of     Total # of   No. # Studio   No. # 1BR    No. # 2BR    No. # 3BR
#                          Unsold Units   Sold Units   Sold Units     Sold Units   Sold Units   Sold Units
------------------------   ------------   ----------   ------------   ----------   ----------   ----------
                       1   N/A            N/A          N/A            N/A          N/A          N/A
                     1.1   N/A            N/A          N/A            N/A          N/A          N/A
                     1.2   N/A            N/A          N/A            N/A          N/A          N/A
                       2   N/A            N/A          N/A            N/A          N/A          N/A
                       3   N/A            N/A          N/A            N/A          N/A          N/A
                       4   N/A            N/A          N/A            N/A          N/A          N/A
                       5   N/A            N/A          N/A            N/A          N/A          N/A
                       6   N/A            N/A          N/A            N/A          N/A          N/A
                     6.1   N/A            N/A          N/A            N/A          N/A          N/A
                     6.2   N/A            N/A          N/A            N/A          N/A          N/A
                     6.3   N/A            N/A          N/A            N/A          N/A          N/A
                     6.4   N/A            N/A          N/A            N/A          N/A          N/A
                     6.5   N/A            N/A          N/A            N/A          N/A          N/A
                       7   N/A            N/A          N/A            N/A          N/A          N/A
                       8   N/A            N/A          N/A            N/A          N/A          N/A


                       9   N/A            N/A          N/A            N/A          N/A          N/A
                     9.1   N/A            N/A          N/A            N/A          N/A          N/A
                     9.2   N/A            N/A          N/A            N/A          N/A          N/A
                     9.3   N/A            N/A          N/A            N/A          N/A          N/A
                     9.4   N/A            N/A          N/A            N/A          N/A          N/A
                      10   N/A            N/A          N/A            N/A          N/A          N/A
                    10.1   N/A            N/A          N/A            N/A          N/A          N/A
                    10.2   N/A            N/A          N/A            N/A          N/A          N/A
                      11   N/A            N/A          N/A            N/A          N/A          N/A
                      13   N/A            N/A          N/A            N/A          N/A          N/A
                      14   N/A            N/A          N/A            N/A          N/A          N/A
                      15   N/A            N/A          N/A            N/A          N/A          N/A
                      17   N/A            N/A          N/A            N/A          N/A          N/A
                      18   N/A            N/A          N/A            N/A          N/A          N/A

                    18.1   N/A            N/A          N/A            N/A          N/A          N/A
                    18.2   N/A            N/A          N/A            N/A          N/A          N/A
                    18.3   N/A            N/A          N/A            N/A          N/A          N/A
                    18.4   N/A            N/A          N/A            N/A          N/A          N/A
                    18.5   N/A            N/A          N/A            N/A          N/A          N/A
                    18.6   N/A            N/A          N/A            N/A          N/A          N/A
                    18.7   N/A            N/A          N/A            N/A          N/A          N/A
                      19   N/A            N/A          N/A            N/A          N/A          N/A
                      20   N/A            N/A          N/A            N/A          N/A          N/A
                      21   N/A            N/A          N/A            N/A          N/A          N/A
                    21.1   N/A            N/A          N/A            N/A          N/A          N/A
                    21.2   N/A            N/A          N/A            N/A          N/A          N/A
                      23   N/A            N/A          N/A            N/A          N/A          N/A






                      25   N/A            N/A          N/A            N/A          N/A          N/A
                      26   N/A            N/A          N/A            N/A          N/A          N/A
                      27   N/A            N/A          N/A            N/A          N/A          N/A
                      28   N/A            N/A          N/A            N/A          N/A          N/A
                      30   N/A            N/A          N/A            N/A          N/A          N/A
                      31   N/A            N/A          N/A            N/A          N/A          N/A
                      32   N/A            N/A          N/A            N/A          N/A          N/A
                      33   N/A            N/A          N/A            N/A          N/A          N/A

                      34   N/A            N/A          N/A            N/A          N/A          N/A
                      35   N/A            N/A          N/A            N/A          N/A          N/A
                      36   N/A            N/A          N/A            N/A          N/A          N/A







                      37   N/A            N/A          N/A            N/A          N/A          N/A







                      38   N/A            N/A          N/A            N/A          N/A          N/A







                      39   N/A            N/A          N/A            N/A          N/A          N/A
                      40   N/A            N/A          N/A            N/A          N/A          N/A
                      41   N/A            N/A          N/A            N/A          N/A          N/A











                      42   N/A            N/A          N/A            N/A          N/A          N/A




                      45   N/A            N/A          N/A            N/A          N/A          N/A










                      46   N/A            N/A          N/A            N/A          N/A          N/A
                      48   N/A            N/A          N/A            N/A          N/A          N/A









                      49   N/A            N/A          N/A            N/A          N/A          N/A
                      50   N/A            N/A          N/A            N/A          N/A          N/A
                      52   N/A            N/A          N/A            N/A          N/A          N/A
                      56   N/A            N/A          N/A            N/A          N/A          N/A
                      58   N/A            N/A          N/A            N/A          N/A          N/A
                      59   N/A            N/A          N/A            N/A          N/A          N/A
                      60   N/A            N/A          N/A            N/A          N/A          N/A
                      61   N/A            N/A          N/A            N/A          N/A          N/A
                      62   N/A            N/A          N/A            N/A          N/A          N/A
                      63   N/A            N/A          N/A            N/A          N/A          N/A
                      64   N/A            N/A          N/A            N/A          N/A          N/A

                      65   N/A            N/A          N/A            N/A          N/A          N/A
                      67   N/A            N/A          N/A            N/A          N/A          N/A
                      68   N/A            N/A          N/A            N/A          N/A          N/A
                      69   N/A            N/A          N/A            N/A          N/A          N/A
                      71   N/A            N/A          N/A            N/A          N/A          N/A
                      72   N/A            N/A          N/A            N/A          N/A          N/A
                      73   N/A            N/A          N/A            N/A          N/A          N/A
                      74   N/A            N/A          N/A            N/A          N/A          N/A
                      76   N/A            N/A          N/A            N/A          N/A          N/A
                    76.1   N/A            N/A          N/A            N/A          N/A          N/A
                    76.2   N/A            N/A          N/A            N/A          N/A          N/A
                      78   N/A            N/A          N/A            N/A          N/A          N/A
                    78.1   N/A            N/A          N/A            N/A          N/A          N/A
                    78.2   N/A            N/A          N/A            N/A          N/A          N/A
                    78.3   N/A            N/A          N/A            N/A          N/A          N/A
                    78.4   N/A            N/A          N/A            N/A          N/A          N/A
                      79   N/A            N/A          N/A            N/A          N/A          N/A
                      80   N/A            N/A          N/A            N/A          N/A          N/A
                      82   N/A            N/A          N/A            N/A          N/A          N/A
                      83   N/A            N/A          N/A            N/A          N/A          N/A
                      84   N/A            N/A          N/A            N/A          N/A          N/A
                      86   N/A            N/A          N/A            N/A          N/A          N/A
                      87   N/A            N/A          N/A            N/A          N/A          N/A
                      88   N/A            N/A          N/A            N/A          N/A          N/A
                      90   N/A            N/A          N/A            N/A          N/A          N/A
                      91   N/A            N/A          N/A            N/A          N/A          N/A
                      92   N/A            N/A          N/A            N/A          N/A          N/A
                      93   N/A            N/A          N/A            N/A          N/A          N/A
                      94   N/A            N/A          N/A            N/A          N/A          N/A
                    94.1   N/A            N/A          N/A            N/A          N/A          N/A
                    94.2   N/A            N/A          N/A            N/A          N/A          N/A
                    94.3   N/A            N/A          N/A            N/A          N/A          N/A
                    94.4   N/A            N/A          N/A            N/A          N/A          N/A
                    94.5   N/A            N/A          N/A            N/A          N/A          N/A
                      95   N/A            N/A          N/A            N/A          N/A          N/A
                      96   N/A            N/A          N/A            N/A          N/A          N/A
                      98   N/A            N/A          N/A            N/A          N/A          N/A
                     101   N/A            N/A          N/A            N/A          N/A          N/A
                     102   N/A            N/A          N/A            N/A          N/A          N/A
                     103   N/A            N/A          N/A            N/A          N/A          N/A
                     105   N/A            N/A          N/A            N/A          N/A          N/A
                     106   N/A            N/A          N/A            N/A          N/A          N/A
                     107   N/A            N/A          N/A            N/A          N/A          N/A




                     108   N/A            N/A          N/A            N/A          N/A          N/A
                     109   N/A            N/A          N/A            N/A          N/A          N/A
                     110   N/A            N/A          N/A            N/A          N/A          N/A
                     112   N/A            N/A          N/A            N/A          N/A          N/A
                     113   N/A            N/A          N/A            N/A          N/A          N/A
                     114   N/A            N/A          N/A            N/A          N/A          N/A
                     115   N/A            N/A          N/A            N/A          N/A          N/A
                   115.1   N/A            N/A          N/A            N/A          N/A          N/A
                   115.2   N/A            N/A          N/A            N/A          N/A          N/A
                     116   N/A            N/A          N/A            N/A          N/A          N/A
                     117   N/A            N/A          N/A            N/A          N/A          N/A
                     118   N/A            N/A          N/A            N/A          N/A          N/A
                     119   N/A            N/A          N/A            N/A          N/A          N/A
                     120   N/A            N/A          N/A            N/A          N/A          N/A
                     121   N/A            N/A          N/A            N/A          N/A          N/A
                   121.1   N/A            N/A          N/A            N/A          N/A          N/A
                   121.2   N/A            N/A          N/A            N/A          N/A          N/A
                     122   N/A            N/A          N/A            N/A          N/A          N/A
                     123   N/A            N/A          N/A            N/A          N/A          N/A
                     124   N/A            N/A          N/A            N/A          N/A          N/A
                     126   N/A            N/A          N/A            N/A          N/A          N/A
                     129   N/A            N/A          N/A            N/A          N/A          N/A
                     130   N/A            N/A          N/A            N/A          N/A          N/A
                     131   N/A            N/A          N/A            N/A          N/A          N/A
                     132   N/A            N/A          N/A            N/A          N/A          N/A
                     133   N/A            N/A          N/A            N/A          N/A          N/A

                     134   N/A            N/A          N/A            N/A          N/A          N/A


                     136   N/A            N/A          N/A            N/A          N/A          N/A
                     139   N/A            N/A          N/A            N/A          N/A          N/A
                     140   N/A            N/A          N/A            N/A          N/A          N/A
                   140.1   N/A            N/A          N/A            N/A          N/A          N/A
                   140.2   N/A            N/A          N/A            N/A          N/A          N/A
                     141   N/A            N/A          N/A            N/A          N/A          N/A
                     142   N/A            N/A          N/A            N/A          N/A          N/A


                   142.1   N/A            N/A          N/A            N/A          N/A          N/A
                   142.2   N/A            N/A          N/A            N/A          N/A          N/A
                     143   N/A            N/A          N/A            N/A          N/A          N/A
                     145   N/A            N/A          N/A            N/A          N/A          N/A
                     147   N/A            N/A          N/A            N/A          N/A          N/A
                     148   N/A            N/A          N/A            N/A          N/A          N/A
                     149   N/A            N/A          N/A            N/A          N/A          N/A
                     150   N/A            N/A          N/A            N/A          N/A          N/A
                     154   N/A            N/A          N/A            N/A          N/A          N/A
                     155   N/A            N/A          N/A            N/A          N/A          N/A
                     157   N/A            N/A          N/A            N/A          N/A          N/A
                     158   N/A            N/A          N/A            N/A          N/A          N/A
                     161   N/A            N/A          N/A            N/A          N/A          N/A
                     164   N/A            N/A          N/A            N/A          N/A          N/A
                     165   N/A            N/A          N/A            N/A          N/A          N/A
                     166   N/A            N/A          N/A            N/A          N/A          N/A
                     167   N/A            N/A          N/A            N/A          N/A          N/A
                     168   N/A            N/A          N/A            N/A          N/A          N/A
                     169   N/A            N/A          N/A            N/A          N/A          N/A
                     171   N/A            N/A          N/A            N/A          N/A          N/A
                     172   N/A            N/A          N/A            N/A          N/A          N/A
                     173   N/A            N/A          N/A            N/A          N/A          N/A
                     174   N/A            N/A          N/A            N/A          N/A          N/A
                     175   N/A            N/A          N/A            N/A          N/A          N/A
                     178   N/A            N/A          N/A            N/A          N/A          N/A
                     179   N/A            N/A          N/A            N/A          N/A          N/A
                     181   N/A            N/A          N/A            N/A          N/A          N/A
                     182   N/A            N/A          N/A            N/A          N/A          N/A
                     184   N/A            N/A          N/A            N/A          N/A          N/A
                     185   N/A            N/A          N/A            N/A          N/A          N/A
                     186   N/A            N/A          N/A            N/A          N/A          N/A
                     188   N/A            N/A          N/A            N/A          N/A          N/A

                     190   N/A            N/A          N/A            N/A          N/A          N/A
                     193   N/A            N/A          N/A            N/A          N/A          N/A
                     195   N/A            N/A          N/A            N/A          N/A          N/A
                     197   N/A            N/A          N/A            N/A          N/A          N/A
                     199   N/A            N/A          N/A            N/A          N/A          N/A
                     200   N/A            N/A          N/A            N/A          N/A          N/A


                     201   N/A            N/A          N/A            N/A          N/A          N/A
                     206   N/A            N/A          N/A            N/A          N/A          N/A
                     208   N/A            N/A          N/A            N/A          N/A          N/A
                     209   N/A            N/A          N/A            N/A          N/A          N/A
                     210   N/A            N/A          N/A            N/A          N/A          N/A
                     211   N/A            N/A          N/A            N/A          N/A          N/A

Total/Weighted Average:

                           No. # 4BR    No. # 5BR
#                          Sold Units   Sold Units
------------------------   ----------   ----------
                       1   N/A          N/A
                     1.1   N/A          N/A
                     1.2   N/A          N/A
                       2   N/A          N/A
                       3   N/A          N/A
                       4   N/A          N/A
                       5   N/A          N/A
                       6   N/A          N/A
                     6.1   N/A          N/A
                     6.2   N/A          N/A
                     6.3   N/A          N/A
                     6.4   N/A          N/A
                     6.5   N/A          N/A
                       7   N/A          N/A
                       8   N/A          N/A


                       9   N/A          N/A
                     9.1   N/A          N/A
                     9.2   N/A          N/A
                     9.3   N/A          N/A
                     9.4   N/A          N/A
                      10   N/A          N/A
                    10.1   N/A          N/A
                    10.2   N/A          N/A
                      11   N/A          N/A
                      13   N/A          N/A
                      14   N/A          N/A
                      15   N/A          N/A
                      17   N/A          N/A
                      18   N/A          N/A

                    18.1   N/A          N/A
                    18.2   N/A          N/A
                    18.3   N/A          N/A
                    18.4   N/A          N/A
                    18.5   N/A          N/A
                    18.6   N/A          N/A
                    18.7   N/A          N/A
                      19   N/A          N/A
                      20   N/A          N/A
                      21   N/A          N/A
                    21.1   N/A          N/A
                    21.2   N/A          N/A
                      23   N/A          N/A






                      25   N/A          N/A
                      26   N/A          N/A
                      27   N/A          N/A
                      28   N/A          N/A
                      30   N/A          N/A
                      31   N/A          N/A
                      32   N/A          N/A
                      33   N/A          N/A

                      34   N/A          N/A
                      35   N/A          N/A
                      36   N/A          N/A







                      37   N/A          N/A







                      38   N/A          N/A







                      39   N/A          N/A
                      40   N/A          N/A
                      41   N/A          N/A











                      42   N/A          N/A




                      45   N/A          N/A










                      46   N/A          N/A
                      48   N/A          N/A









                      49   N/A          N/A
                      50   N/A          N/A
                      52   N/A          N/A
                      56   N/A          N/A
                      58   N/A          N/A
                      59   N/A          N/A
                      60   N/A          N/A
                      61   N/A          N/A
                      62   N/A          N/A
                      63   N/A          N/A
                      64   N/A          N/A

                      65   N/A          N/A
                      67   N/A          N/A
                      68   N/A          N/A
                      69   N/A          N/A
                      71   N/A          N/A
                      72   N/A          N/A
                      73   N/A          N/A
                      74   N/A          N/A
                      76   N/A          N/A
                    76.1   N/A          N/A
                    76.2   N/A          N/A
                      78   N/A          N/A
                    78.1   N/A          N/A
                    78.2   N/A          N/A
                    78.3   N/A          N/A
                    78.4   N/A          N/A
                      79   N/A          N/A
                      80   N/A          N/A
                      82   N/A          N/A
                      83   N/A          N/A
                      84   N/A          N/A
                      86   N/A          N/A
                      87   N/A          N/A
                      88   N/A          N/A
                      90   N/A          N/A
                      91   N/A          N/A
                      92   N/A          N/A
                      93   N/A          N/A
                      94   N/A          N/A
                    94.1   N/A          N/A
                    94.2   N/A          N/A
                    94.3   N/A          N/A
                    94.4   N/A          N/A
                    94.5   N/A          N/A
                      95   N/A          N/A
                      96   N/A          N/A
                      98   N/A          N/A
                     101   N/A          N/A
                     102   N/A          N/A
                     103   N/A          N/A
                     105   N/A          N/A
                     106   N/A          N/A
                     107   N/A          N/A




                     108   N/A          N/A
                     109   N/A          N/A
                     110   N/A          N/A
                     112   N/A          N/A
                     113   N/A          N/A
                     114   N/A          N/A
                     115   N/A          N/A
                   115.1   N/A          N/A
                   115.2   N/A          N/A
                     116   N/A          N/A
                     117   N/A          N/A
                     118   N/A          N/A
                     119   N/A          N/A
                     120   N/A          N/A
                     121   N/A          N/A
                   121.1   N/A          N/A
                   121.2   N/A          N/A
                     122   N/A          N/A
                     123   N/A          N/A
                     124   N/A          N/A
                     126   N/A          N/A
                     129   N/A          N/A
                     130   N/A          N/A
                     131   N/A          N/A
                     132   N/A          N/A
                     133   N/A          N/A

                     134   N/A          N/A


                     136   N/A          N/A
                     139   N/A          N/A
                     140   N/A          N/A
                   140.1   N/A          N/A
                   140.2   N/A          N/A
                     141   N/A          N/A
                     142   N/A          N/A


                   142.1   N/A          N/A
                   142.2   N/A          N/A
                     143   N/A          N/A
                     145   N/A          N/A
                     147   N/A          N/A
                     148   N/A          N/A
                     149   N/A          N/A
                     150   N/A          N/A
                     154   N/A          N/A
                     155   N/A          N/A
                     157   N/A          N/A
                     158   N/A          N/A
                     161   N/A          N/A
                     164   N/A          N/A
                     165   N/A          N/A
                     166   N/A          N/A
                     167   N/A          N/A
                     168   N/A          N/A
                     169   N/A          N/A
                     171   N/A          N/A
                     172   N/A          N/A
                     173   N/A          N/A
                     174   N/A          N/A
                     175   N/A          N/A
                     178   N/A          N/A
                     179   N/A          N/A
                     181   N/A          N/A
                     182   N/A          N/A
                     184   N/A          N/A
                     185   N/A          N/A
                     186   N/A          N/A
                     188   N/A          N/A

                     190   N/A          N/A
                     193   N/A          N/A
                     195   N/A          N/A
                     197   N/A          N/A
                     199   N/A          N/A
                     200   N/A          N/A


                     201   N/A          N/A
                     206   N/A          N/A
                     208   N/A          N/A
                     209   N/A          N/A
                     210   N/A          N/A
                     211   N/A          N/A

Total/Weighted Average:


(A) The Underlying Mortgage Loans secured by RV Dakota Ridge RV Park, RV Elk Meadows RV Park and RV Spruce Lake RV Park are cross-collateralized and cross-defaulted.

(1)   Based on a Cut-off date in September 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)   Anticipated Repayment Date.

(9)   Prepayment Provision as of Origination:

      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(z) = Prepayable at par for (z) payments

(10)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(11) The Shutters on the Beach & Casa Del Mar Portfolio Loan is evidenced by a $310 million mortgage loan and a subordinate mezzanine loan in the amount of $72 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $310 million mortgage loan.

(12) The 245 Fifth Avenue Loan is evidenced by a $140 million mortgage loan and a subordinate mezzanine loan in the amount of $53 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $140 million mortgage loan.

(13) The City Tower Loan is evidenced by a $115 million mortgage loan and a subordinate mezzanine loan in the amount of $25 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $115 million mortgage loan.

(14) The 2600 Michelson Loan is evidenced by a $95 million mortgage loan and a subordinate mezzanine loan in the amount of $15 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $95 million mortgage loan.

(15) The Meyberry House Loan is evidenced by a $90 million mortgage loan and a subordinate mezzanine loan in the amount of $34 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $90 million mortgage loan.

(16) The underwriting projects that 80% of the units are unregulated, 19.4% are regulated and 0.6% are employee units.

(17) Beginning on the three month anniversary of the first payment date of the loan, the borrower will also have the option to obtain a release of: (i) the Parking Garage by paying the Parking Garage Release Amount ($8,800,000) and/or (ii) the Medical Office Space by paying the Medical Office Space Release Amount ($8,800,000). In connection with the release of either parcel, the borrower is not obligated to pay Required Yield Maintenance.

(18) The Esquire Portfolio Loan is evidenced by a $31 million mortgage loan and a subordinate mezzanine loan in the amount of $3.17 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $31 million mortgage loan.

(19) The underwriting projects that 49.1% of the units are unregulated, 49.1% are regulated and 1.8% are employee units.

(20) The Artisan Las Vegas Portfolio Loan is evidenced by a $30.3 million mortgage loan and a subordinate mezzanine loan in the amount of $9.47 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $30.3 million mortgage loan.

(21) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the mortgaged real property from the lien of the mortgage loan through defeasance.

(22) Prior to the Defeasance Lockout Date, the borrower has the right to partially prepay the mortgage loan and obtain release of an Individual Property for up to 25% of the original principal amount of the mortgage loan by paying the Adjusted Release Amount plus the Required Yield Maintenance. After the Defeasance Lockout Date, the borrower can obtain a release of such parcels only through defeasing the applicable portion of the mortgage loan.

(23) With respect to the St. Luke's at Cypress Woods Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $41,500,000 as of September 1, 2008, resulting in a Cut-Off LTV of 76.6% and a Maturity LTV of 76.6.%.

(24) The underlying mortgage loan is structured with an earnout/holdback or stabilization reserve. The Cut-Off LTV and Maturity LTV for the loan is shown net of its reserve.

(25) With respect to the Champions Centre Apartments Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $16,350,000 as of October 4, 2007, resulting in a Cut-Off LTV of 79.5% and a Maturity LTV of 79.5%.

(26) With respect to the 1208B VFW Parkway Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $6,200,000 (as of 1/3/2007).

(27) With respect to the 1250B Auburn Road Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $2,250,000 (as of 3/10/2007).

(28) With respect to the Tower Professional Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $4,700,000 (as of 12/7/2006).

(29) The borrower has the obligation to prepay the loan, to the extent necessary, upon the State of Illinois exercising its option to purchase certain two parcels, which the State of Illinois currently leases. If the State of Illinois exercises such purchase option during the defeasance lockout period, or if the borrower is otherwise unable to defease due to REMIC restrictions, then the borrower must prepay the loan, to the extent necessary, with the Required Yield Maintenance plus 1%. After the defeasance lockout period, the loan can only be defeased unless the borrower is otherwise unable to defease the loan due to REMIC restrictions.

(30) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the of either: (i) the Drug Mart Plaza - Upper Sandusky mortgaged real property from the lien of the mortgage by prepaying 125% of the Minimum Release Payment or, (ii) the Drug Mart Plaza
      - Parma Heights mortgaged real property by prepaying 140% of Minimum Release Payment. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

(31) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the Shoppes at Midtown mortgaged real property from the lien of the mortgage by (i) prepaying 29% of the outstanding loan balance if the earnout reserve has been released, or (ii) 35% of the outstanding loan balance, if the earnout has not been released. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

                                  EXHIBIT B-1B

                 SCHEDULE OF ORIGINAL PNC BANK MORTGAGE LOANS

                              [See Attached Report]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C4

                                    Loan Group
#                         Crossed       #                   Property Name
-----------------------   -------   ----------   ------------------------------------
12                                           2   Stone Lake Apartment Homes
16                                           1   The Can Company
22                                           2   Timberlakes at Atascocita Apartments
24                                           1   Lone Tree Retail Center
29                                           1   University Center West - San Diego
43                                           1   268 Summer Street
44                                           2   Villas at Bailey Ranch III
47                                           1   Corpus Christi Medical Tower
51                                           1   Patton Forest
53                                           1   Quality Inn - Toms River
54                                           1   Arapahoe Service Center 2
70                                           1   Paramount Plaza
77                                           1   Holiday Inn Express - Louisville
89                                           1   "L" Street Office
97                                           2   Edinboro College Park Apartments
125                                          1   Creekside Plaza I, II, III
127                                          1   Irmar Center
135                                          2   Cinnamon Square Apartments
138                                          1   Winn Dixie - Bay Minette
153                                          1   Ontario Warehouse Building
191                                          1   Wornall Plaza Shopping Center
194                                          1   Bank of the West
202                                          1   Big O Tires - Ankeny

Total/Weighted Average:

                                                                                                                  Zip     Property
#                                          Address                          City            County       State   Code       Type
-----------------------   ------------------------------------------   --------------   --------------   -----   -----   -----------
12                        2651 Stone Lake Drive                        Grand Prairie    Tarrant          TX      75050   Multifamily
16                        2400 Boston Street                           Baltimore        Baltimore        MD      21224   Mixed Use
22                        18551 Timber Forest Drive                    Humble           Harris           TX      77346   Multifamily
24                        5007 Lone Tree Way                           Antioch          Contra Costa     CA      94531   Retail
29                        9380 Judicial Drive                          San Diego        San Diego        CA      92121   Industrial
43                        268 Summer Street                            Boston           Suffolk          MA      02210   Office
44                        8751 N. 97th East Avenue                     Owasso           Tulsa            OK      74055   Multifamily
47                        1521 South Staples                           Corpus Christi   Nueces           TX      78404   Office
51                        2520, 2525, 2515 and 2505 Green Tech Drive   State College    Centre           PA      16803   Office
53                        815 Route 37 W                               Toms River       Ocean            NJ      08755   Hotel
54                        6446 South Kenton Street                     Centennial       Arapahoe         CO      80111   Office
70                        14502 North Dale Mabry Highway               Tampa            Hillsborough     FL      33618   Office
77                        3711 Chamberlain Lane                        Louisville       Jefferson        KY      40241   Hotel
89                        2617 East L Street                           Tacoma           Pierce           WA      98421   Office
97                        103 Brora Drive                              Edinboro         Erie             PA      16412   Multifamily
125                       920-1108 S. 77 Sunshine Strip                Harlingen        Cameron          TX      78550   Retail
127                       13626-13648 Vanowen Street                   Van Nuys         Los Angeles      CA      91405   Retail
135                       6624 S May Avenue                            Oklahoma City    Oklahoma         OK      73159   Multifamily
138                       710 McMeans Avenue                           Bay Minette      Baldwin          AL      36507   Retail
153                       1137-1155 W Brooks Street                    Ontario          San Bernardino   CA      91762   Industrial
191                       7960 - 7970 Wornall Road                     Kansas City      Jackson          MO      64114   Retail
194                       2199 NW 159th Street                         Clive            Dallas           IA      50325   Office
202                       2605 SE Delaware Ave                         Ankeny           Polk             IA      50021   Retail

Total/Weighted Average:

                                                                                       Units/
                                                                                      Sq. Ft./
                                  Property                      Mortgage               Rooms/      Original       Cut-off
#                                 Sub-type                   Property Seller            Pads       Balance      Balance (1)
-----------------------   -------------------------   -----------------------------   --------   ------------   ------------
12                        Conventional                PNC Bank National Association        334    $28,450,000    $28,450,000
16                        Office/Retail               PNC Bank National Association    195,694    $22,640,000    $22,640,000
22                        Conventional                PNC Bank National Association        312    $18,000,000    $18,000,000
24                        Anchored                    PNC Bank National Association     41,941    $15,276,000    $15,276,000
29                        N/A                         PNC Bank National Association     43,023    $13,200,000    $13,163,445
43                        Central Business District   PNC Bank National Association     67,848    $10,000,000    $10,000,000
44                        Conventional                PNC Bank National Association        156    $10,000,000    $10,000,000
47                        Suburban                    PNC Bank National Association    105,021     $9,800,000     $9,800,000
51                        Suburban                    PNC Bank National Association     73,128     $9,000,000     $9,000,000
53                        Limited Service             PNC Bank National Association        100     $8,700,000     $8,700,000
54                        Suburban                    PNC Bank National Association     79,200     $8,562,000     $8,562,000
70                        Suburban                    PNC Bank National Association     62,000     $6,450,000     $6,450,000
77                        Limited Service             PNC Bank National Association         81     $5,500,000     $5,495,908
89                        Suburban                    PNC Bank National Association     30,160     $4,640,000     $4,640,000
97                        Conventional                PNC Bank National Association         57     $4,000,000     $3,996,702
125                       Unanchored                  PNC Bank National Association     45,706     $2,950,000     $2,945,732
127                       Unanchored                  PNC Bank National Association     14,550     $2,873,000     $2,873,000
135                       Conventional                PNC Bank National Association        192     $2,550,000     $2,542,773
138                       Unanchored                  PNC Bank National Association     44,000     $2,500,000     $2,498,135
153                       N/A                         PNC Bank National Association     47,000     $2,100,000     $2,096,333
191                       Unanchored                  PNC Bank National Association     13,320     $1,440,000     $1,437,537
194                       Suburban                    PNC Bank National Association      3,600     $1,400,000     $1,400,000
202                       Unanchored                  PNC Bank National Association      6,148     $1,189,000     $1,189,000

Total/Weighted Average:                                                                          $191,220,000   $191,156,566

                          Percentage of                                                  Occupancy
                           Initial Net      Maturity       Fee/      Year      Year       Rate at     Occupancy    Appraised
#                         Pool Balance     Balance (2)   Leasehold   Built   Renovated    U/W (3)     Date (3)       Value
-----------------------   -------------    -----------   ---------   -----   ---------   ---------    ---------   -----------
12                                  1.4%   $26,472,790   Fee          2006         N/A          82%   3/7/2007    $35,900,000
16                                  1.1%   $22,640,000   Fee          1895        1998          99%   5/17/2007   $28,300,000
22                                  0.9%   $16,781,515   Fee          1999         N/A          89%   5/17/2007   $21,850,000
24                                  0.7%   $15,276,000   Fee          2007         N/A         100%   7/2/2007    $22,770,000
29                                  0.6%   $11,143,844   Fee          2000         N/A         100%   3/1/2007    $18,900,000
43                                  0.5%   $10,000,000   Fee          1898        2001          95%   5/18/2007   $18,100,000
44                                  0.5%    $9,598,136   Fee          2006         N/A          95%   6/25/2007   $12,600,000
47                                  0.5%    $9,189,009   Fee          1985        2005          97%   5/29/2007   $13,400,000
51                                  0.4%    $8,164,899   Fee          1990        2001         100%   6/1/2007    $13,000,000
53                                  0.4%    $7,732,963   Fee          1989         N/A          73%   N/A         $11,600,000
54                                  0.4%    $7,793,830   Fee          1999         N/A         100%   6/19/2007   $11,500,000
70                                  0.3%    $5,774,603   Fee          1985         N/A         100%   6/1/2007     $8,100,000
77                                  0.3%    $4,719,546   Fee          2000        2006          71%   N/A          $9,500,000
89                                  0.2%    $4,196,577   Fee          1972        2006          96%   6/26/2007    $5,800,000
97                                  0.2%    $3,394,963   Fee          1972        2007          93%   5/14/2007    $6,550,000
125                                 0.1%    $2,539,553   Fee          1980        2007          90%   6/1/2007     $4,215,000
127                                 0.1%    $2,684,367   Fee          1965         N/A         100%   6/15/2007    $4,000,000
135                                 0.1%    $2,146,306   Fee          1971         N/A          98%   6/25/2007    $5,250,000
138                                 0.1%    $2,144,642   Fee          1995         N/A         100%   5/30/2007    $3,350,000
153                                 0.1%    $1,771,431   Fee          1963         N/A         100%   5/20/2007    $3,500,000
191                                 0.1%    $1,217,614   Fee          2000         N/A         100%   5/15/2007    $1,900,000
194                                 0.1%    $1,106,254   Fee          2001         N/A         100%   5/1/2007     $1,875,000
202                                 0.1%    $1,066,415   Fee          2003         N/A         100%   6/1/2007     $1,654,000


Total/Weighted Average:             9.2%   $177,555,258

                                               Maturity/
                                                  ARD
                          Cut-Off Date LTV   Maturity LTV     Most Recent     Most Recent     Most Recent     Most Recent
#                          Ratio (1) (4)     Ratio (2) (4)      EGI (6)        Expenses           NOI        Period Ending
-----------------------   ----------------    -------------    -------------   -------------   -------------   -------------
12                                    79.2%            73.7%      $2,991,900      $1,043,820      $1,948,080       2/28/2007
16                                    80.0%            80.0%      $3,668,824      $1,790,180      $1,878,644       3/31/2007
22                                    82.4%            76.8%      $2,522,717      $1,102,539      $1,420,178       2/28/2007
24                                    67.1%            67.1%             N/A             N/A             N/A             N/A
29                                    69.6%            59.0%      $1,588,164        $183,803      $1,404,361      12/31/2006
43                                    55.2%            55.2%      $1,264,807        $678,970        $585,837      12/31/2006
44                                    79.4%            76.2%        $619,786        $307,118        $312,667       4/30/2007
47                                    73.1%            68.6%      $2,064,522        $932,205      $1,132,317       2/28/2007
51                                    69.2%            62.8%      $1,110,670        $249,267        $861,403      12/31/2006
53                                    75.0%            66.7%      $4,454,825      $3,276,865      $1,177,961       4/30/2007
54                                    74.5%            67.8%      $1,401,198        $385,225      $1,015,973      12/31/2006
70                                    79.6%            71.3%      $1,123,616        $383,913        $739,704       4/30/2007
77                                   57.90%            49.7%      $1,900,358        $990,798        $909,561       4/30/2007
89                                    80.0%            72.4%        $162,771        $112,679         $50,091       4/30/2007
97                                    61.0%            51.8%        $719,125        $319,785        $399,340       4/30/2007
125                                   69.9%            60.3%        $257,181         $52,677        $204,504      12/31/2006
127                                   71.8%            67.1%        $282,082         $51,603        $230,479       5/31/2007
135                                   48.4%            40.9%      $1,117,713        $683,169        $434,544       2/28/2007
138                                   74.6%            64.0%             N/A             N/A             N/A             N/A
153                                   59.9%            50.6%        $229,484         $77,625        $151,860      12/31/2006
191                                   75.7%            64.1%        $207,602         $65,614        $141,988      12/31/2006
194                                   74.7%            59.0%             N/A             N/A             N/A             N/A
202                                   71.9%            64.5%             N/A             N/A             N/A             N/A

Total/Weighted Average:               73.5%            68.4%

                              2nd           2nd           2nd            2nd            3rd           3rd           3rd
                          Most Recent   Most Recent   Most Recent    Most Recent    Most Recent   Most Recent   Most Recent
#                             EGI        Expenses         NOI       Period Ending       EGI        Expenses         NOI
-----------------------   -----------   -----------   -----------   -------------   -----------   -----------   -----------
12                                N/A           N/A           N/A             N/A           N/A           N/A           N/A
16                         $4,228,151    $1,696,801    $2,531,350      12/31/2006    $3,452,954    $1,688,982    $1,763,972
22                         $2,371,244    $1,256,467    $1,114,777      12/31/2006    $2,300,974    $1,176,431    $1,124,544
24                                N/A           N/A           N/A             N/A           N/A           N/A           N/A
29                         $1,562,182      $182,860    $1,379,322      12/31/2005    $1,508,795      $188,423    $1,320,372
43                           $789,165      $666,092      $123,074      12/31/2005           N/A           N/A           N/A
44                         $1,987,482      $784,936    $1,202,547      12/31/2006           N/A           N/A           N/A
47                         $1,977,222      $959,097    $1,018,125      12/31/2006    $1,777,893      $936,094      $841,799
51                         $1,126,339      $248,944      $877,395      12/31/2005           N/A           N/A           N/A
53                         $4,433,712    $3,264,513    $1,169,199      12/31/2006    $4,183,175    $3,093,820    $1,089,356
54                                N/A           N/A           N/A             N/A           N/A           N/A           N/A
70                         $1,061,392      $404,268      $657,125      12/31/2006    $1,065,409      $384,841      $680,567
77                         $1,801,440      $972,088      $829,352      12/31/2006    $1,685,759      $917,796      $767,963
89                           $140,813      $117,739       $23,074      12/31/2006           N/A           N/A           N/A
97                           $688,945      $332,924      $356,021      12/31/2006      $643,176      $278,415      $364,761
125                          $269,193       $74,306      $194,887      12/31/2005           N/A           N/A           N/A
127                          $256,705       $55,633      $201,073      12/31/2006           N/A           N/A           N/A
135                        $1,113,633      $703,111      $410,522      12/31/2006    $1,037,630      $661,009      $376,621
138                               N/A           N/A           N/A             N/A           N/A           N/A           N/A
153                          $235,754       $70,915      $164,838      12/31/2005           N/A           N/A           N/A
191                          $268,166       $57,587      $210,578      12/31/2005           N/A           N/A           N/A
194                               N/A           N/A           N/A             N/A           N/A           N/A           N/A
202                               N/A           N/A           N/A             N/A           N/A           N/A           N/A

Total/Weighted Average:

                               3rd                                                                       Engineering
                           Most Recent       U/W          U/W          U/W          U/W         U/W      Reserve at
#                         Period Ending      EGI        Expenses       NOI        NCF (5)     DSCR (6)   Origination
-----------------------   -------------   ----------   ----------   ----------   ----------   --------   -----------
12                                  N/A   $3,838,991   $1,372,698   $2,466,294   $2,466,294      1.26x      $400,000
16                           12/31/2005   $3,798,867   $1,996,146   $1,802,721   $1,651,066      1.24x           N/A
22                           12/31/2005   $2,948,743   $1,409,525   $1,539,218   $1,461,218      1.16x      $239,000
24                                  N/A   $1,714,364     $376,189   $1,338,175   $1,294,380      1.33x           N/A
29                           12/31/2004   $1,555,317     $188,494   $1,366,824   $1,298,785      1.39x           N/A
43                                  N/A   $1,559,698     $712,680     $847,018     $737,620      1.20x           N/A
44                                  N/A   $1,279,156     $408,307     $870,849     $831,849      1.22x           N/A
47                           12/31/2005   $2,035,395     $978,587   $1,056,808     $920,885      1.28x      $195,000
51                                  N/A   $1,168,814     $245,958     $922,856     $856,177      1.29x           N/A
53                           12/31/2005   $4,454,825   $3,418,587   $1,036,238     $858,045      1.35x           N/A
54                                  N/A   $1,136,872     $344,008     $792,864     $737,806      1.15x           N/A
70                           12/31/2005   $1,195,440     $485,075     $710,365     $631,375      1.30x           N/A
77                           12/31/2005   $1,900,358   $1,026,370     $873,988     $797,975      1.93x           N/A
89                                  N/A     $560,100     $143,698     $416,402     $385,517      1.15x           N/A
97                           12/31/2005     $746,764     $337,786     $408,978     $390,772      1.35x           N/A
125                                 N/A     $455,515     $107,959     $347,557     $315,531      1.41x           N/A
127                                 N/A     $340,012      $85,901     $254,111     $241,607      1.18x           N/A
135                          12/31/2005   $1,111,645     $700,000     $411,645     $363,645      2.04x           N/A
138                                 N/A     $309,040      $35,799     $273,241     $247,142      1.32x           N/A
153                                 N/A     $274,025      $75,886     $198,139     $179,832      1.21x        $9,375
191                                 N/A     $193,620      $61,993     $131,826     $123,511      1.21x       $15,294
194                                 N/A     $154,207       $4,626     $149,581     $148,861      1.30x           N/A
202                                 N/A     $115,767       $2,315     $113,452     $108,707      1.20x           N/A

Total/Weighted Average:                                                                          1.29x

                             Annual                       Annual          U/W
                          Contractual       LC & TI     Contractual    Recurring       Annual      Tax &        Initial
                          Replacement     Reserve at     Recurring    Replacement       U/W      Insurance   Interest Only
#                         Reserve/FF&E    Origination      LC&TI      Reserve/FF&E     LC&TI      Escrows        Term
-----------------------   ------------    -----------   -----------   ------------    --------   ---------   -------------
12                             $83,500            N/A           N/A        $41,750         N/A        Both              60
16                             $29,354            N/A           N/A        $29,354    $122,301        Both              84
22                             $78,000            N/A           N/A        $78,000         N/A        Both              60
24                                 N/A       $891,531           N/A         $6,291     $37,504        Both             120
29                              $8,605     $1,000,000       $25,000         $8,605     $59,434        Both               0
43                                 N/A            N/A           N/A        $13,570     $95,828        Both              60
44                             $39,000            N/A           N/A        $39,000         N/A        Both              36
47                             $27,351       $147,172           N/A        $27,351    $108,572        Both              60
51                             $14,393            N/A       $30,000        $14,626     $52,054        Both              36
53                                   4%           N/A           N/A              4%        N/A        Both              24
54                              $7,920       $300,000           N/A         $7,883     $47,175        Both              36
70                             $13,020            N/A       $30,000        $12,976     $66,014        Both              24
77                                   4%           N/A           N/A              4%        N/A        Both               0
89                              $6,032            N/A           N/A         $6,032     $24,853        Both              36
97                             $17,100            N/A           N/A        $17,385        $821        Both               0
125                             $6,844       $680,000       $18,000         $6,844     $25,362        Both               0
127                             $2,183       $224,000           N/A         $2,183     $10,321        Both              60
135                                N/A            N/A           N/A        $48,000         N/A        Both               0
138                                N/A            N/A           N/A        $11,657     $14,442   Insurance               0
153                             $5,170            N/A       $24,000         $5,222     $13,085        Both               0
191                             $1,998            N/A       $10,000         $1,998      $6,316        Both               0
194                               $720            N/A           N/A           $720         N/A        Both               1
202                               $922            N/A           N/A           $922      $3,822        Both              24

Total/Weighted Average:

                              Orig            Rem.            Orig             Rem.
                             Amort.          Amort.         Term to          Term to        Interest    Interest Calculation
#                             Term          Term (1)      Maturity (7)   Maturity (1) (7)     Rate      (30/360 / Actual/360)
-----------------------   -------------   -------------   ------------   ----------------   --------    ---------------------
12                                  360             360            120                116     5.6100%   Actual/360
16                        Interest Only   Interest Only             84                 82     5.8200%   Actual/360
22                                  360             360            120                118     5.7500%   Actual/360
24                        Interest Only   Interest Only            120                119     6.2700%   Actual/360
29                                  360             357            120                117     5.8400%   Actual/360
43                        Interest Only   Interest Only             60                 58     6.0600%   Actual/360
44                                  360             360             72                 68     5.4900%   Actual/360
47                                  360             360            120                119     6.1800%   Actual/360
51                                  360             360            120                119     6.2000%   Actual/360
53                                  360             360            120                119     6.1300%   Actual/360
54                                  360             360            120                119     6.3800%   Actual/360
70                                  360             360            120                119     6.4600%   Actual/360
77                                  360             359            120                119     6.4000%   Actual/360
89                                  360             360            120                119     6.0400%   Actual/360
97                                  360             359            120                119     6.0200%   Actual/360
125                                 360             358            120                118     6.5100%   Actual/360
127                                 360             360            120                118     5.9100%   Actual/360
135                                 360             357            120                117     5.7400%   Actual/360
138                                 360             359            120                119     6.3900%   Actual/360
153                                 360             358            120                118     5.8100%   Actual/360
191                                 360             358            120                118     5.8900%   Actual/360
194                                 300             300            121                120     6.6100%   Actual/360
202                                 360             360            120                118     6.5400%   Actual/360

Total/Weighted Average:                                                                       5.9672%

                                                                                                               Original
                                        First                                                                  Lockout
                           Monthly     Payment    Maturity                             Prepayment Provision     Period
#                          Payment       Date       Date     ARD (8)   Seasoning (1)   as of Origination (9)   (Months)
-----------------------   ----------   --------   --------   -------   -------------   ---------------------   --------
12                          $163,505   6/1/2007   5/1/2017   N/A                   4   Lock/36_YM1/81_0.0%/3         36
16                          $111,329   8/1/2007   7/1/2014   N/A                   2   Lock/81_0.0%/3                81
22                          $105,043   8/1/2007   7/1/2017   N/A                   2   Lock/117_0.0%/3              117
24                           $80,926   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
29                           $77,788   7/1/2007   6/1/2017   N/A                   3   Lock/117_0.0%/3              117
43                           $51,201   8/1/2007   7/1/2012   N/A                   2   YM/57_0.0%/3                   0
44                           $56,716   6/1/2007   5/1/2013   N/A                   4   Lock/60_YM1/9_0.0%/3          60
47                           $59,895   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
51                           $55,122   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
53                           $52,890   9/1/2007   8/1/2017   N/A                   1   Lock/35_YM1/81_0.0%/4         35
54                           $53,444   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
70                           $40,599   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
77                           $34,403   9/1/2007   8/1/2017   N/A                   1   Lock/47_YM1/70_0.0%/3         47
89                           $27,939   9/1/2007   8/1/2017   N/A                   1   Lock/47_YM1/70_0.0%/3         47
97                           $24,033   9/1/2007   8/1/2017   N/A                   1   Lock/35_YM1/82_0.0%/3         35
125                          $18,665   8/1/2007   7/1/2017   N/A                   2   Lock/117_0.0%/3              117
127                          $17,059   8/1/2007   7/1/2017   N/A                   2   Lock/35_YM1/82_0.0%/3         35
135                          $14,865   7/1/2007   6/1/2017   N/A                   3   Lock/59_YM1/58_0.0%/3         59
138                          $15,621   9/1/2007   8/1/2017   N/A                   1   Lock/117_0.0%/3              117
153                          $12,335   8/1/2007   7/1/2017   N/A                   2   Lock/35_YM1/82_0.0%/3         35
191                           $8,532   8/1/2007   7/1/2017   N/A                   2   Lock/117_0.0%/3              117
194                           $9,549   9/1/2007   9/1/2017   N/A                   1   Lock/118_0.0%/3              118
202                           $7,547   8/1/2007   7/1/2017   N/A                   2   Lock/59_YM1/58_0.0%/3         59

Total/Weighted Average:   $1,099,007

                             Yield      Prepayment   Original                                     Yield      Prepayment
                          Maintenance    Premium       Open                        Lockout     Maintenance    Premium
                            Period        Period      Period                      Expiration   Expiration    Expiration
#                          (Months)      (Months)    (Months)   Defeasance (10)      Date         Date          Date
-----------------------   -----------   ----------   --------   ---------------   ----------   -----------   ----------
12                                 81            0          3   No                6/1/2010     3/1/2017      N/A
16                                  0            0          3   Yes               5/1/2014     N/A           N/A
22                                  0            0          3   Yes               5/1/2017     N/A           N/A
24                                  0            0          3   Yes               6/1/2017     N/A           N/A
29                                  0            0          3   Yes               4/1/2017     N/A           N/A
43                                 57            0          3   No                N/A          5/1/2012      N/A
44                                  9            0          3   No                6/1/2012     3/1/2013      N/A
47                                  0            0          3   Yes               6/1/2017     N/A           N/A
51                                  0            0          3   Yes               6/1/2017     N/A           N/A
53                                 81            0          4   No                8/1/2010     5/1/2017      N/A
54                                  0            0          3   Yes               6/1/2017     N/A           N/A
70                                  0            0          3   Yes               6/1/2017     N/A           N/A
77                                 70            0          3   No                8/1/2011     6/1/2017      N/A
89                                 70            0          3   No                8/1/2011     6/1/2017      N/A
97                                 82            0          3   No                8/1/2010     6/1/2017      N/A
125                                 0            0          3   Yes               5/1/2017     N/A           N/A
127                                82            0          3   No                7/1/2010     5/1/2017      N/A
135                                58            0          3   No                6/1/2012     4/1/2017      N/A
138                                 0            0          3   Yes               6/1/2017     N/A           N/A
153                                82            0          3   No                7/1/2010     5/1/2017      N/A
191                                 0            0          3   Yes               5/1/2017     N/A           N/A
194                                 0            0          3   Yes               7/1/2017     N/A           N/A
202                                58            0          3   No                7/1/2012     5/1/2017      N/A

Total/Weighted Average:

                             Yield                            Utilities                      Subject    Subject     Subject
                          Maintenance   Administration    Multifamily Tenant   Multifamily   Studio     Studio      Studio
#                           Spread           Fees                Pays           Elevators     Units    Avg. Rent   Max. Rent
-----------------------   -----------   --------------    ------------------   -----------   -------   ---------   ---------
12                        T-Flat               0.03108%   Electric/Water                 0   N/A       N/A         N/A
16                        N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
22                        N/A                  0.03108%   Electric/Water                 0   N/A       N/A         N/A
24                        N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
29                        N/A                  0.05108%   N/A                          N/A   N/A       N/A         N/A
43                        T-Flat               0.05108%   N/A                          N/A   N/A       N/A         N/A
44                        T-Flat               0.03108%   Electric/Water                 0   N/A       N/A         N/A
47                        N/A                  0.06108%   N/A                          N/A   N/A       N/A         N/A
51                        N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
53                        T-Flat               0.03108%   N/A                          N/A   N/A       N/A         N/A
54                        N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
70                        N/A                  0.08108%   N/A                          N/A   N/A       N/A         N/A
77                        T-Flat               0.03108%   N/A                          N/A   N/A       N/A         N/A
89                        T-Flat               0.06108%   N/A                          N/A   N/A       N/A         N/A
97                        T-Flat               0.03108%   Electric                       0   N/A       N/A         N/A
125                       N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
127                       T-Flat               0.03108%   N/A                          N/A   N/A       N/A         N/A
135                       T-Flat               0.08108%   Electric                       0   N/A       N/A         N/A
138                       N/A                  0.03108%   N/A                          N/A   N/A       N/A         N/A
153                       T-Flat               0.03108%   N/A                          N/A   N/A       N/A         N/A
191                       N/A                  0.05108%   N/A                          N/A   N/A       N/A         N/A
194                       N/A                  0.06108%   N/A                          N/A   N/A       N/A         N/A
202                       T-Flat               0.06108%   N/A                          N/A   N/A       N/A         N/A

Total/Weighted Average:

                         Subject   Subject    Subject   Subject   Subject    Subject   Subject   Subject    Subject   Subject
                          1 BR      1 BR       1 BR      2 BR      2 BR       2 BR      3 BR      3 BR       3 BR      4 BR
#                         Units   Avg. Rent  Max. Rent   Units   Avg. Rent  Max. Rent   Units   Avg. Rent  Max. Rent   Units
-----------------------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------
12                           160       $788     $1,000      158     $1,145     $1,335       16     $1,453     $1,640      N/A
16                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
22                            48       $695       $729      216       $781     $1,100       48     $1,033     $1,195      N/A
24                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
29                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
43                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
44                            54       $610       $681      102       $705     $1,109      N/A        N/A        N/A      N/A
47                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
51                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
53                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
54                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
70                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
77                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
89                           N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
97                           N/A        N/A        N/A        8     $1,033     $1,033       49     $1,131     $1,267      N/A
125                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
127                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
135                           99       $454       $505       93       $551       $585      N/A        N/A        N/A      N/A
138                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
153                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
191                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
194                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A
202                          N/A        N/A        N/A      N/A        N/A        N/A      N/A        N/A        N/A      N/A

Total/Weighted Average:

                           Subject     Subject    Subject    Subject     Subject
                            4 BR        4 BR       5 BR        5BR        5 BR      Co-op Appraised    Co-op LTV
#                         Avg. Rent   Max. Rent    Units    Avg. Rent   Max. Rent   Value as Co-op    as Co-op (1)
-----------------------   ---------   ---------   -------   ---------   ---------   ---------------   ------------
12                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
16                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
22                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
24                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
29                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
43                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
44                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
47                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
51                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
53                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
54                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
70                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
77                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
89                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
97                           N/A         N/A        N/A        N/A         N/A            N/A             N/A
125                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
127                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
135                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
138                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
153                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
191                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
194                          N/A         N/A        N/A        N/A         N/A            N/A             N/A
202                          N/A         N/A        N/A        N/A         N/A            N/A             N/A

Total/Weighted Average:

                          Co-op Appraised     Co-op LTV     Sponsor    Sponsor      Sponsor         Investor         Investor
#                         Value as Rental   as Rental (1)    Units     Percent    Carry Amount        Units          Percent
-----------------------   ---------------   -------------   -------   ---------   ------------   ---------------   ------------
12                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
16                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
22                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
24                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
29                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
43                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
44                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
47                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
51                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
53                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
54                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
70                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
77                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
89                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
97                              N/A              N/A          N/A        N/A          N/A              N/A             N/A
125                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
127                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
135                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
138                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
153                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
191                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
194                             N/A              N/A          N/A        N/A          N/A              N/A             N/A
202                             N/A              N/A          N/A        N/A          N/A              N/A             N/A

Total/Weighted Average:

                            Investor        Co-op          Co-op       Co-op Commercial        Co-op
#                         Carry Amount   Owned Units   Owned Percent    Square Footage    Conversion Date
-----------------------   ------------   -----------   -------------   ----------------   ---------------
12                            N/A            N/A            N/A              N/A                N/A
16                            N/A            N/A            N/A              N/A                N/A
22                            N/A            N/A            N/A              N/A                N/A
24                            N/A            N/A            N/A              N/A                N/A
29                            N/A            N/A            N/A              N/A                N/A
43                            N/A            N/A            N/A              N/A                N/A
44                            N/A            N/A            N/A              N/A                N/A
47                            N/A            N/A            N/A              N/A                N/A
51                            N/A            N/A            N/A              N/A                N/A
53                            N/A            N/A            N/A              N/A                N/A
54                            N/A            N/A            N/A              N/A                N/A
70                            N/A            N/A            N/A              N/A                N/A
77                            N/A            N/A            N/A              N/A                N/A
89                            N/A            N/A            N/A              N/A                N/A
97                            N/A            N/A            N/A              N/A                N/A
125                           N/A            N/A            N/A              N/A                N/A
127                           N/A            N/A            N/A              N/A                N/A
135                           N/A            N/A            N/A              N/A                N/A
138                           N/A            N/A            N/A              N/A                N/A
153                           N/A            N/A            N/A              N/A                N/A
191                           N/A            N/A            N/A              N/A                N/A
194                           N/A            N/A            N/A              N/A                N/A
202                           N/A            N/A            N/A              N/A                N/A

Total/Weighted Average:

                                    Major                Major          Major                   Major
                                  Tenant #1            Tenant #1   Tenant #1 Lease            Tenant #2
#                                    Name               Sq. Ft.    Expiration Date               Name
-----------------------   --------------------------   ---------   ---------------   ----------------------------
12                        N/A                                N/A         N/A         N/A
16                        Dap Products, Inc.              39,192      2/1/2013       SBER Development Services
22                        N/A                                N/A         N/A         N/A
24                        Qin's Bistro                     8,000      6/30/2017      Bank of the West
29                        IDUN Pharmaceuticals            43,023     11/30/2010      N/A
43                        Cakewalk                        15,505      2/28/2009      Constantine Alexakos
44                        N/A                                N/A         N/A         N/A
47                        Radiology Associates            29,406     11/30/2011      Cardiology Associates
51                        Geisinger                       19,163      6/30/2010      PA Atty General
53                        N/A                                N/A         N/A         N/A
54                        Dynegy Global Commun            28,838     10/31/2010      SBC Telecom/AT&T
70                        Suites at the Plaza             17,741      3/31/2019      Coldwell Banker
77                        N/A                                N/A         N/A         N/A
89                        Sterling Reference and Lab      21,460      6/30/2017      CDG Management
97                        N/A                                N/A         N/A         N/A
125                       Sherwin-Williams                 9,000      7/31/2009      Family Dollar
127                       Ladd Liquor                      3,500      3/31/2008      San Fernando Valley Services
135                       N/A                                N/A         N/A         N/A
138                       Winn Dixie                      44,000      1/24/2016      N/A
153                       Midpoint Bearing                13,000     12/31/2008      Wire Works
191                       Sherwin-Williams                 6,000      11/1/2010      United States Post Office
194                       Bank of the West                 3,600     10/31/2021      N/A
202                       Big O Tire                       6,148     12/31/2018      N/A

Total/Weighted Average:

                            Major          Major                    Major                  Major          Major
                          Tenant #2   Tenant #2 Lease             Tenant #3              Tenant #3   Tenant #3 Lease
#                          Sq. Ft.    Expiration Date                Name                 Sq. Ft.    Expiration Date
-----------------------   ---------   ---------------   ------------------------------   ---------   ---------------
12                              N/A   N/A               N/A                                    N/A   N/A
16                           16,057   5/31/2016         NeighborCare, Inc.                   9,481   8/31/2009
22                              N/A   N/A               N/A                                    N/A   N/A
24                            3,900   12/31/2021        Wetzels Pretzels / Wings to Go       3,515   4/30/2017
29                              N/A   N/A               N/A                                    N/A   N/A
43                            9,629   5/31/2010         Right & Now Technologies             7,855   7/31/2010
44                              N/A   N/A               N/A                                    N/A   N/A
47                           22,430   6/30/2008         CC Urology                          10,497   7/31/2009
51                           14,400   1/30/2012         Blazosky Associates                 10,800   11/30/2008
53                              N/A   N/A               N/A                                    N/A   N/A
54                           17,993   8/31/2010         Akamai Technologies                 17,600   4/30/2012
70                            6,553   4/30/2008         Washington Mutual                    5,232   2/28/2008
77                              N/A   N/A               N/A                                    N/A   N/A
89                            7,500   2/28/2013         N/A                                    N/A   N/A
97                              N/A   N/A               N/A                                    N/A   N/A
125                           8,200   10/31/2009        Curves                               2,444   6/30/2010
127                           2,100   4/30/2019         Metro PCS                            1,500   12/31/2011
135                             N/A   N/A               N/A                                    N/A   N/A
138                             N/A   N/A               N/A                                    N/A   N/A
153                          10,000   3/31/2008         Maintenance Technician Svs           5,000   9/30/2009
191                           3,200   10/31/2010        5th Avenue Cleaners                  2,720   9/30/2011
194                             N/A   N/A               N/A                                    N/A   N/A
202                             N/A   N/A               N/A                                    N/A   N/A

Total/Weighted Average:

                          Initial     Initial          Initial other         Contractual    Contractual
                          Interest     Other              Reserve               Other      Other Reserve   Letter of
#                         Reserve     Reserve           Description            Reserve      Description     Credit
-----------------------   --------   ----------   ------------------------   -----------   -------------   ---------
12                              $0   $1,000,000   Operating Deficit Escrow   N/A           N/A                   N/A
16                              $0          N/A   N/A                        N/A           N/A                   N/A
22                              $0          N/A   N/A                        N/A           N/A                   N/A
24                              $0          N/A   N/A                        N/A           N/A                   N/A
29                              $0          N/A   N/A                        N/A           N/A                   N/A
43                              $0          N/A   N/A                        N/A           N/A                   N/A
44                              $0          N/A   N/A                        N/A           N/A                   N/A
47                              $0          N/A   N/A                        N/A           N/A                   N/A
51                              $0          N/A   N/A                        N/A           N/A               $35,235
53                              $0          N/A   N/A                        N/A           N/A                   N/A
54                              $0          N/A   N/A                        N/A           N/A                   N/A
70                              $0          N/A   N/A                        N/A           N/A                   N/A
77                              $0          N/A   N/A                        N/A           N/A                   N/A
89                              $0          N/A   N/A                        N/A           N/A                   N/A
97                        $191,320     $819,688   Construction Reserve       N/A           N/A                   N/A
125                             $0          N/A   N/A                        N/A           N/A                   N/A
127                             $0          N/A   N/A                        N/A           N/A                   N/A
135                             $0          N/A   N/A                        N/A           N/A                   N/A
138                             $0          N/A   N/A                        N/A           N/A                   N/A
153                             $0          N/A   N/A                        N/A           N/A                   N/A
191                             $0          N/A   N/A                        N/A           N/A                   N/A
194                             $0          N/A   N/A                        N/A           N/A                   N/A
202                             $0          N/A   N/A                        N/A           N/A                   N/A

Total/Weighted Average:

                                    Letter
                                   of Credit             Earnout
#                                 Description            Reserve
-----------------------   ---------------------------   ----------
12                        N/A                           N/A
16                        N/A                           N/A
22                        N/A                           $2,560,000
24                        N/A                           N/A
29                        N/A                           N/A
43                        N/A                           N/A
44                        N/A                           N/A
47                        N/A                           N/A
51                        Outstanding Issues Reserve.   N/A
53                        N/A                           N/A
54                        N/A                           N/A
70                        N/A                           N/A
77                        N/A                           N/A
89                        N/A                           N/A
97                        N/A                           N/A
125                       N/A                           N/A
127                       N/A                           N/A
135                       N/A                           N/A
138                       N/A                           N/A
153                       N/A                           N/A
191                       N/A                           N/A
194                       N/A                           N/A
202                       N/A                           N/A

Total/Weighted Average:

                                                                   Earnout
                                                                   Reserve
#                                                                Description
-----------------------   -----------------------------------------------------------------------------------------
12                        N/A
16                        N/A
22                        Released upon evidence of rental collections exceeding 234,000 for two consecutive months
24                        N/A
29                        N/A
43                        N/A
44                        N/A
47                        N/A
51                        N/A
53                        N/A
54                        N/A
70                        N/A
77                        N/A
89                        N/A
97                        N/A
125                       N/A
127                       N/A
135                       N/A
138                       N/A
153                       N/A
191                       N/A
194                       N/A
202                       N/A

Total/Weighted Average:

                          Additional   Additional   Additional
                          Collateral   Collateral   Collateral     Existing Secured       Description of Existing
#                           Amount     Event Date   Description   Secondary Financing   Secured Secondary Financing
-----------------------   ----------   ----------   -----------   -------------------   ---------------------------
12                           N/A          N/A       N/A                           N/A               N/A
16                           N/A          N/A       N/A                    $2,611,000            Mezzanine
22                           N/A          N/A       N/A                           N/A               N/A
24                           N/A          N/A       N/A                           N/A               N/A
29                           N/A          N/A       N/A                           N/A               N/A
43                           N/A          N/A       N/A                           N/A               N/A
44                           N/A          N/A       N/A                           N/A               N/A
47                           N/A          N/A       N/A                           N/A               N/A
51                           N/A          N/A       N/A                           N/A               N/A
53                           N/A          N/A       N/A                           N/A               N/A
54                           N/A          N/A       N/A                           N/A               N/A
70                           N/A          N/A       N/A                           N/A               N/A
77                           N/A          N/A       N/A                           N/A               N/A
89                           N/A          N/A       N/A                           N/A               N/A
97                           N/A          N/A       N/A                           N/A               N/A
125                          N/A          N/A       N/A                           N/A               N/A
127                          N/A          N/A       N/A                           N/A               N/A
135                          N/A          N/A       N/A                           N/A               N/A
138                          N/A          N/A       N/A                           N/A               N/A
153                          N/A          N/A       N/A                           N/A               N/A
191                          N/A          N/A       N/A                           N/A               N/A
194                          N/A          N/A       N/A                           N/A               N/A
202                          N/A          N/A       N/A                           N/A               N/A

Total/Weighted Average:

                                             Initial
                          Description of   Replacement    Total # of    Total # of   No. # Studio   No. # 1BR    No. # 2BR
#                            Lock Box        Reserve     Unsold Units   Sold Units    Sold Units    Sold Units   Sold Units
-----------------------   --------------   -----------   ------------   ----------   ------------   ----------   ----------
12                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
16                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
22                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
24                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
29                        Hard                     N/A   N/A            N/A          N/A            N/A          N/A
43                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
44                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
47                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
51                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
53                        N/A                  $14,849   N/A            N/A          N/A            N/A          N/A
54                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
70                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
77                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
89                        Springing                N/A   N/A            N/A          N/A            N/A          N/A
97                        N/A                      N/A   N/A            N/A          N/A            N/A          N/A
125                       N/A                      N/A   N/A            N/A          N/A            N/A          N/A
127                       N/A                      N/A   N/A            N/A          N/A            N/A          N/A
135                       N/A                      N/A   N/A            N/A          N/A            N/A          N/A
138                       Hard                     N/A   N/A            N/A          N/A            N/A          N/A
153                       N/A                      N/A   N/A            N/A          N/A            N/A          N/A
191                       Springing                N/A   N/A            N/A          N/A            N/A          N/A
194                       Hard                     N/A   N/A            N/A          N/A            N/A          N/A
202                       Hard                     N/A   N/A            N/A          N/A            N/A          N/A

Total/Weighted Average:

                          No. # 3BR    No. # 4BR    No. # 5BR
#                         Sold Units   Sold Units   Sold Units
-----------------------   ----------   ----------   ----------
12                           N/A          N/A          N/A
16                           N/A          N/A          N/A
22                           N/A          N/A          N/A
24                           N/A          N/A          N/A
29                           N/A          N/A          N/A
43                           N/A          N/A          N/A
44                           N/A          N/A          N/A
47                           N/A          N/A          N/A
51                           N/A          N/A          N/A
53                           N/A          N/A          N/A
54                           N/A          N/A          N/A
70                           N/A          N/A          N/A
77                           N/A          N/A          N/A
89                           N/A          N/A          N/A
97                           N/A          N/A          N/A
125                          N/A          N/A          N/A
127                          N/A          N/A          N/A
135                          N/A          N/A          N/A
138                          N/A          N/A          N/A
153                          N/A          N/A          N/A
191                          N/A          N/A          N/A
194                          N/A          N/A          N/A
202                          N/A          N/A          N/A

Total/Weighted Average:

(A) The Underlying Mortgage Loans secured by RV Dakota Ridge RV Park, RV Elk Meadows RV Park and RV Spruce Lake RV Park are cross-collateralized and cross-defaulted.

(1)   Based on a Cut-off date in September 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)   Anticipated Repayment Date.

(9)   Prepayment Provision as of Origination:
      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(z) = Prepayable at par for (z) payments

(10)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(11) The Shutters on the Beach & Casa Del Mar Portfolio Loan is evidenced by a $310 million mortgage loan and a subordinate mezzanine loan in the amount of $72 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $310 million mortgage loan.

(12) The 245 Fifth Avenue Loan is evidenced by a $140 million mortgage loan and a subordinate mezzanine loan in the amount of $53 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $140 million mortgage loan.

(13) The City Tower Loan is evidenced by a $115 million mortgage loan and a subordinate mezzanine loan in the amount of $25 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $115 million mortgage loan.

(14) The 2600 Michelson Loan is evidenced by a $95 million mortgage loan and a subordinate mezzanine loan in the amount of $15 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $95 million mortgage loan.

(15) The Meyberry House Loan is evidenced by a $90 million mortgage loan and a subordinate mezzanine loan in the amount of $34 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $90 million mortgage loan.

(16) The underwriting projects that 80% of the units are unregulated, 19.4% are regulated and 0.6% are employee units.

(17) Beginning on the three month anniversary of the first payment date of the loan, the borrower will also have the option to obtain a release of: (i) the Parking Garage by paying the Parking Garage Release Amount ($8,800,000) and/or (ii) the Medical Office Space by paying the Medical Office Space Release Amount ($8,800,000). In connection with the release of either parcel, the borrower is not obligated to pay Required Yield Maintenance.

(18) The Esquire Portfolio Loan is evidenced by a $31 million mortgage loan and a subordinate mezzanine loan in the amount of $3.17 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $31 million mortgage loan.

(19) The underwriting projects that 49.1% of the units are unregulated, 49.1% are regulated and 1.8% are employee units.

(20) The Artisan Las Vegas Portfolio Loan is evidenced by a $30.3 million mortgage loan and a subordinate mezzanine loan in the amount of $9.47 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $30.3 million mortgage loan.

(21) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the mortgaged real property from the lien of the mortgage loan through defeasance.

(22) Prior to the Defeasance Lockout Date, the borrower has the right to partially prepay the mortgage loan and obtain release of an Individual Property for up to 25% of the original principal amount of the mortgage loan by paying the Adjusted Release Amount plus the Required Yield Maintenance. After the Defeasance Lockout Date, the borrower can obtain a release of such parcels only through defeasing the applicable portion of the mortgage loan.

(23) With respect to the St. Luke's at Cypress Woods Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $41,500,000 as of September 1, 2008, resulting in a Cut-Off LTV of 76.6% and a Maturity LTV of 76.6.%.

(24) The underlying mortgage loan is structured with an earnout/holdback or stabilization reserve. The Cut-Off LTV and Maturity LTV for the loan is shown net of its reserve.

(25) With respect to the Champions Centre Apartments Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $16,350,000 as of October 4, 2007, resulting in a Cut-Off LTV of 79.5% and a Maturity LTV of 79.5%.

(26) With respect to the 1208B VFW Parkway Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $6,200,000 (as of 1/3/2007).

(27) With respect to the 1250B Auburn Road Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $2,250,000 (as of 3/10/2007).

(28) With respect to the Tower Professional Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $4,700,000 (as of 12/7/2006).

(29) The borrower has the obligation to prepay the loan, to the extent necessary, upon the State of Illinois exercising its option to purchase certain two parcels, which the State of Illinois currently leases. If the State of Illinois exercises such purchase option during the defeasance lockout period, or if the borrower is otherwise unable to defease due to REMIC restrictions, then the borrower must prepay the loan, to the extent necessary, with the Required Yield Maintenance plus 1%. After the defeasance lockout period, the loan can only be defeased unless the borrower is otherwise unable to defease the loan due to REMIC restrictions.

(30) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the of either: (i) the Drug Mart Plaza - Upper Sandusky mortgaged real property from the lien of the mortgage by prepaying 125% of the Minimum Release Payment or, (ii) the Drug Mart Plaza
      - Parma Heights mortgaged real property by prepaying 140% of Minimum Release Payment. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

(31) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the Shoppes at Midtown mortgaged real property from the lien of the mortgage by (i) prepaying 29% of the outstanding loan balance if the earnout reserve has been released, or (ii) 35% of the outstanding loan balance, if the earnout has not been released. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

                                  EXHIBIT B-1C

                 SCHEDULE OF ORIGINAL NCB, FSB MORTGAGE LOANS

                              [See Attached Report]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C4



                  Loan
#       Crossed   Group #   Property Name                             Address                          City
-----   -------   -------   ---------------------------------------   ------------------------------   ---------------
   55                   1   Easton Plaza Shopping Center              101 Marlboro Avenue              Easton
   57                   1   St. Mary's Medical Office Building        2470 Daniell's Bridge Road       Athens
   66                   1   Weaverville Plaza Shopping Center         93-173 Weaver Blvd.              Weaverville
   75                   1   Franklin Plaza Shopping Center            557 Englishtown Road             Monroe Township
   81                   1   Country Inn and Suites                    13901 Shell Point Plaza          Fort Myers
   85                   1   1208B VFW Parkway                         1208B VFW Parkway                West Roxbury
   99                   1   Tobin Portfolio
 99.1                   1   7940 Lyles Lane NW                        7940 Lyles Lane NW               Concord
 99.2                   1   1250B Auburn Road                         1250B Auburn Road                Dacula
  100                   1   American Automatic Sprinkler              3149 Draper Drive                Fairfax
  104                   1   Tower Professional Building               13520 Hull Street Road           Midlothian
  111                   1   11111 Pepper Road                         11111 Pepper Road                Hunt Valley
  128                   1   Rainbow City Shopping Center              3331 Rainbow Drive               Rainbow City
  137                   1   Ambler Portfolio
137.1                   1   114E. Butler Avenue                       114E. Butler Avenue              Ambler
137.2                   1   3 E. Butler /11 N. Main Street            3 E. Butler /11 N. Main Street   Ambler
137.3                   1   1 W. Butler Avenue                        1 W. Butler Avenue               Ambler
137.4                   1   106 E. Butler Avenue                      106 E. Butler Avenue             Ambler
  144                   1   Providence Place                          2456 Geary Boulevard             San Francisco
  146                   1   Forest Station, LLC                       4708 Forest Drive                Columbia
  151                   1   Main Street Village                       100 Brampton Avenue              Statesboro
  152                   1   Van Epps Building                         10930 Crabapple Road             Roswell
  156                   1   Sugarloaf Marketplace                     1860 Duluth Highway              Lawrenceville
  159                   1   Howell Ferry Medical Building             3655 Howell Ferry Road           Duluth
  160                   1   Ways Station Shopping Center              2459-C US Highway 17 South       Richmond Hill
  162                   1   Fountain Park Office Center               29000 Inkster Road               Southfield
  163                   1   Tractor Supply - Rome, GA                 420 Highway 411                  Rome
  170                   1   Loris Landing Shopping Center             305 Highway 701 North            Loris
  176                   1   Oxford Shopping Center                    125 Plaza Lane                   Oxford
  177                   1   Citibank FSB Branch - Valrico             2211 Lithia Center Lane          Valrico
  180                   1   Gorman's Furniture-Southfield             29145 Telegraph Road             Oakland
  183                   1   JFW Property                              8600 Liberty Road                Randallstown
  187                   1   Three Mile Oak Shopping Center            2134 Generals Highway            Annapolis
  189                   1   Woodstock Commercial Center               2424 Lake Shore Drive            Woodstock
  192                   1   Business Parkway Properties               181-221 Business Parkway         Atwater
  196                   1   Warner Robins MOB                         300-304 Margie Drive             Warner Robins
  198                   1   810 Canton Road Medical Office Building   810 Canton Road                  Marietta
  203                   1   BILO's Retail Shops                       342 Blue Ridge Street            Blairsville
  204                   1   5310 8th Avenue                           5310 8th Avenue                  Brooklyn
  205                   1   Auto Zone                                 24250 Lorain Road                North Olmsted
  207                   1   National City Bank                        8605 Mason-Montgomery Road       Mason

Total/Weighted Average:

                                                                                                 Units/
                                                                                                 Sq. Ft./
                                Zip     Property     Property                   Mortgage         Rooms/        Original
#       County          State   Code    Type         Sub-type                   Property Seller  Pads          Balance
-----   -------------   -----   -----   ----------   ------------------------   ---------------  -----------   -----------
   55   Talbot          MD      21601   Retail       Anchored                   NCB,FSB              119,209    $8,525,000
   57   Oconee          GA      30606   Office       Suburban                   NCB,FSB               34,966    $8,500,000
   66   Buncombe        NC      28787   Retail       Anchored                   NCB,FSB              135,231    $7,000,000
   75   Middlesex       NJ      08831   Retail       Unanchored                 NCB,FSB               29,724    $5,800,000
   81   Lee             FL      33908   Hotel        Limited Service            NCB,FSB                  112    $5,300,000
   85   Suffolk         MA      02132   Office       Suburban                   NCB,FSB               37,501    $4,900,000
   99                                                                           NCB,FSB               18,399    $3,990,000
 99.1   Cabarrus        NC      28027   Retail       Unanchored                                        9,999    $2,150,000
 99.2   Gwinnett        GA      30019   Retail       Unanchored                                        8,400    $1,840,000
  100   Fairfax         VA      22031   Industrial   N/A                        NCB,FSB               25,372    $3,950,000
  104   Chesterfield    VA      23112   Office       Suburban                   NCB,FSB               20,028    $3,700,000
  111   Baltimore       MD      21031   Mixed Use    Office/Warehouse           NCB,FSB               29,319    $3,500,000
  128   Etowah          AL      35906   Retail       Anchored                   NCB,FSB               51,248    $2,800,000
  137                                                                           NCB,FSB               25,769    $2,500,000
137.1   Montgomery      PA      19002   Retail       Unanchored                                        8,000    $1,043,247
137.2   Montgomery      PA      19002   Mixed Use    Retail/Multifamily                                9,269      $796,662
137.3   Montgomery      PA      19002   Retail       Unanchored                                        3,200      $379,363
137.4   Montgomery      PA      19002   Retail       Unanchored                                        5,300      $280,728
  144   San Francisco   CA      94115   Healthcare   Assisted Living Facility   NCB,FSB                   17    $2,340,000
  146   Richland        SC      29206   Retail       Unanchored                 NCB,FSB               11,500    $2,300,000
  151   Bulloch         GA      30458   Retail       Unanchored                 NCB,FSB               21,643    $2,160,000
  152   Fulton          GA      30075   Office       Suburban                   NCB,FSB               17,949    $2,100,000
  156   Gwinnett        GA      30043   Retail       Unanchored                 NCB,FSB                9,440    $2,025,000
  159   Gwinnett        GA      30096   Office       Suburban                   NCB,FSB                9,579    $2,000,000
  160   Bryan           GA      31324   Retail       Anchored                   NCB,FSB               60,310    $2,000,000
  162   Oakland         MI      48034   Office       Suburban                   NCB,FSB               14,710    $2,000,000
  163   Floyd           GA      30161   Retail       Unanchored                 NCB,FSB               19,097    $1,925,000
  170   Horry           SC      29569   Retail       Anchored                   NCB,FSB               38,000    $1,800,000
  176   Calhoun         AL      36203   Retail       Unanchored                 NCB,FSB               16,400    $1,651,400
  177   Hillsborough    FL      33594   Office       Suburban                   NCB,FSB                4,400    $1,630,000
  180   Southfield      MI      48034   Retail       Anchored                   NCB,FSB               23,337    $1,600,000
  183   Baltimore       MD      21133   Office       Suburban                   NCB,FSB                8,379    $1,550,000
  187   Anne Arundel    MD      21401   Retail       Unanchored                 NCB,FSB                7,390    $1,500,000
  189   McHenry         IL      60098   Office       Suburban                   NCB,FSB                9,090    $1,460,000
  192   Merced          CA      95301   Industrial   N/A                        NCB,FSB               29,300    $1,440,000
  196   Houston         GA      31088   Office       Suburban                   NCB,FSB               11,167    $1,360,000
  198   Cobb            GA      30060   Office       Suburban                   NCB,FSB                9,068    $1,325,000
  203   Union           GA      30512   Retail       Unanchored                 NCB,FSB               11,550    $1,120,000
  204   Kings           NY      11220   Mixed Use    Retail/Multifamily         NCB,FSB                3,600    $1,100,000
  205   Cuyahoga        OH      44070   Retail       Unanchored                 NCB,FSB                5,070    $1,050,000
  207   Warren          OH      45040   Retail       Unanchored                 NCB,FSB                3,475    $1,050,000

Total/Weighted Average:                                                                                        $98,951,400


                         Percentage of                                                  Occupancy
           Cut-off       Initial Net      Maturity      Fee/        Year    Year        Rate at      Occupancy    Appraised
#          Balance (1)   Pool Balance     Balance (2)   Leasehold   Built   Renovated   U/W (3)      Date (3)     Value
--------   -----------   -------------    -----------   ---------   -----   ---------   ---------    ----------   -----------   ---
   55       $8,525,000             0.4%    $7,503,962   Fee          1985         N/A          92%     3/1/2007   $11,600,000
   57       $8,500,000             0.4%    $5,892,596   Fee          2006         N/A         100%    4/10/2007   $11,975,000
   66       $6,939,073             0.3%    $6,007,107   Fee          1986         N/A         100%     6/1/2007   $10,050,000
   75       $5,800,000             0.3%    $5,410,925   Fee          2006         N/A         100%    5/17/2007    $8,600,000
   81       $5,292,630             0.3%    $4,580,375   Fee          2001         N/A          65%          N/A   $13,200,000
   85       $4,877,467             0.2%    $4,147,948   Fee          1999        2004          82%     3/9/2007    $6,900,000   (26)
   99       $3,976,433             0.2%    $3,397,851                                                              $5,465,000
 99.1       $2,142,689            0.10%    $1,830,922   Fee          2006         N/A         100%     7/1/2007    $3,165,000
 99.2       $1,833,743            0.09%    $1,566,929   Fee          2006         N/A          71%     7/1/2007    $2,300,000   (27)
  100       $3,924,807             0.2%    $3,375,787   Fee          1986         N/A         100%    1/31/2007    $5,325,000
  104       $3,700,000             0.2%    $3,320,081   Fee          2005        2006          80%   12/20/2006    $4,980,000   (28)
  111       $3,480,715             0.2%    $2,692,927   Fee          1960        2005         100%    4/20/2007    $4,600,000
  128       $2,800,000             0.1%    $2,510,082   Fee          1996         N/A         100%     4/1/2007    $4,250,000
  137       $2,500,000             0.1%    $2,212,692                                                              $3,295,000
137.1       $1,043,247            0.05%      $923,354   Fee          1925         N/A         100%     2/8/2007    $1,375,000
137.2         $796,662            0.04%      $705,107   Fee          1910        2001         100%     2/8/2007    $1,050,000
137.3         $379,363            0.02%      $335,765   Fee          1917        2001         100%     2/8/2007      $500,000
137.4         $280,728            0.01%      $248,466   Fee          1925         N/A         100%     2/8/2007      $370,000
  144       $2,334,356             0.1%    $2,009,137   Fee          2000         N/A         100%    5/31/2007    $6,300,000
  146       $2,300,000             0.1%    $2,029,106   Fee          2005         N/A         100%    3/20/2007    $2,975,000
  151       $2,154,046             0.1%    $1,824,631   Fee          2002         N/A         100%    7/11/2007    $2,720,000
  152       $2,100,000             0.1%    $1,848,785   Fee          2005         N/A         100%     5/1/2007    $2,850,000
  156       $2,025,000             0.1%    $1,782,075   Fee          2006         N/A         100%     2/5/2007    $2,650,000
  159       $1,994,764             0.1%    $1,700,510   Fee          2002         N/A          95%    4/16/2007    $2,900,000
  160       $1,991,791             0.1%    $1,542,849   Fee          1989        2004          98%    2/28/2007    $3,400,000
  162       $1,977,641             0.1%    $1,718,023   Fee          1997         N/A         100%   12/31/2006    $2,600,000
  163       $1,914,408             0.1%    $1,628,265   Fee          2005         N/A         100%    2/28/2007    $2,850,000
  170       $1,800,000             0.1%    $1,583,694   Fee          1991        2005         100%     6/1/2007    $2,400,000
  176       $1,651,400             0.1%    $1,434,466   Fee          1999         N/A          95%    1/26/2007    $2,500,000
  177       $1,627,595             0.1%    $1,400,454   Fee          2002        2007         100%     3/2/2007    $2,350,000
  180       $1,600,000             0.1%    $1,413,392   Fee          1966        2005         100%    6/30/2007    $3,200,000
  183       $1,544,481             0.1%    $1,312,606   Fee          1981        2004         100%    4/18/2007    $2,100,000
  187       $1,493,149             0.1%    $1,270,911   Fee          1983         N/A         100%    1/31/2007    $2,700,000
  189       $1,456,059             0.1%    $1,236,628   Fee          2006         N/A         100%    5/10/2007    $1,950,000
  192       $1,436,328             0.1%    $1,350,713   Fee          2005         N/A         100%    7/27/2007    $2,300,000
  196       $1,353,845             0.1%    $1,272,484   Fee          1999        2006         100%    1/29/2007    $1,700,000
  198       $1,325,000             0.1%    $1,175,388   Fee          1988         N/A         100%    3/16/2007    $2,300,000
  203       $1,114,931            0.05%    $1,047,928   Fee          2001         N/A         100%    6/15/2007    $1,450,000
  204       $1,092,430            0.05%      $849,745   Fee          1931        2002         100%    3/13/2007    $1,800,000
  205       $1,050,000            0.05%    $1,050,000   Fee          2004         N/A         100%    1/20/2007    $1,650,000
  207       $1,048,485            0.05%      $904,162   Fee          2005         N/A         100%    6/25/2007    $1,725,000

Total/Weighted
Average:   $98,701,836             4.7%   $84,438,285


                                  Maturity/
                                  ARD                                                                              2nd
        Cut-Off Date LTV          Maturity LTV           Most Recent   Most Recent   Most Recent   Most Recent     Most Recent
#       Ratio (1) (4)             Ratio (2) (4)          EGI (6)       Expenses      NOI           Period Ending   EGI
-----   ----------------    ---   -------------    ---   -----------   -----------   -----------   -------------   -----------
   55               73.5%                  64.7%            $748,970      $549,103      $199,867      12/31/2006      $773,485
   57               71.0%                  49.2%                 N/A           N/A           N/A             N/A           N/A
   66               69.0%                  59.8%          $1,140,405      $325,865      $814,540      12/31/2006      $976,900
   75               67.4%                  62.9%                 N/A           N/A           N/A             N/A           N/A
   81               40.1%                  34.7%          $2,633,083    $2,004,920      $628,163       6/30/2007    $2,764,011
   85               70.7%   (26)           60.1%   (26)     $577,955      $224,261      $353,694      12/31/2006      $457,332
   99               72.8%                  62.2%                 N/A           N/A           N/A             N/A           N/A
 99.1
 99.2                       (27)                   (27)
  100               73.7%                  63.4%                 N/A           N/A           N/A             N/A           N/A
  104               74.3%   (28)           66.7%   (28)          N/A           N/A           N/A             N/A           N/A
  111               75.7%                  58.5%            $351,780       $50,950      $300,830      12/31/2006           N/A
  128               65.9%                  59.1%            $466,218       $57,044      $409,175      12/31/2006      $460,727
  137               75.9%                  67.2%                 N/A           N/A           N/A             N/A           N/A
137.1
137.2
137.3
137.4
  144               37.1%                  31.9%          $2,047,810    $1,682,266      $365,544      12/31/2006    $1,661,365
  146               77.3%                  68.2%                 N/A           N/A           N/A             N/A           N/A
  151               79.2%                  67.1%            $302,104       $50,630      $251,474      12/31/2006      $302,031
  152               73.7%                  64.9%            $230,384       $78,113      $152,271      12/31/2006      $143,197
  156               76.4%                  67.2%                 N/A           N/A           N/A             N/A           N/A
  159               68.8%                  58.6%            $214,351       $37,513      $176,838      12/31/2006      $179,096
  160               58.6%                  45.4%            $465,693      $177,796      $287,897      12/31/2006      $450,433
  162               76.1%                  66.1%            $365,465      $143,915      $221,549      12/31/2006      $362,488
  163               67.2%                  57.1%            $205,269      $120,000       $85,269      11/30/2006      $185,970
  170               75.0%                  66.0%            $240,970       $66,140      $174,829      12/31/2006      $216,445
  176               66.1%                  57.4%            $207,310       $44,023      $163,287      12/31/2006      $235,896
  177               69.3%                  59.6%                 N/A           N/A           N/A             N/A           N/A
  180               50.0%                  44.2%            $308,740       $28,211      $280,529      12/31/2006      $230,563
  183               73.5%                  62.5%            $185,249       $27,248      $158,001      12/31/2006      $166,907
  187               55.3%                  47.1%            $183,468       $19,628      $163,840      12/31/2005      $143,243
  189               74.7%                  63.4%                 N/A           N/A           N/A             N/A           N/A
  192               62.4%                  58.7%                 N/A           N/A           N/A             N/A           N/A
  196               79.6%                  74.9%                 N/A           N/A           N/A             N/A           N/A
  198               57.6%                  51.1%            $202,983       $51,487      $151,496      12/31/2006      $174,000
  203               76.9%                  72.3%                 N/A           N/A           N/A             N/A           N/A
  204               60.7%                  47.2%                 N/A           N/A           N/A             N/A           N/A
  205               63.6%                  63.6%                 N/A           N/A           N/A             N/A           N/A
  207               60.8%                  52.4%                 N/A           N/A           N/A             N/A           N/A

Total/Weighted
Average:            68.1%                  58.3%



        2nd           2nd           2nd             3rd           3rd           3rd           3rd
        Most Recent   Most Recent   Most Recent     Most Recent   Most Recent   Most Recent   Most Recent     U/W         U/W
#       Expenses      NOI           Period Ending   EGI           Expenses      NOI           Period Ending   EGI         Expenses
-----   -----------   -----------   -------------   -----------   -----------   -----------   -------------   ----------  ----------
   55      $239,525      $533,960      12/31/2005      $906,047      $225,255      $680,792      12/31/2004   $1,107,411    $220,797
   57           N/A           N/A             N/A           N/A           N/A           N/A             N/A   $1,032,108    $156,320
   66      $267,437      $709,463      12/31/2005           N/A           N/A           N/A             N/A   $1,056,015    $209,679
   75           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $747,473    $237,745
   81    $1,990,969      $773,042       6/30/2006    $2,827,815    $1,954,021      $873,794       6/30/2005   $2,692,961  $2,021,292
   85      $101,675      $355,657      12/31/2005           N/A           N/A           N/A             N/A     $793,333    $292,213
   99           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $434,971     $49,243
 99.1
 99.2
  100           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $450,336     $83,854
  104           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $453,735     $98,508
  111           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $439,149     $81,114
  128       $49,845      $410,882      12/31/2004      $451,193       $53,741      $397,453      12/31/2003     $443,549     $75,880
  137           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $365,020     $78,577
137.1
137.2
137.3
137.4
  144    $1,459,329      $202,036      12/31/2005    $1,416,681    $1,295,099      $121,582      12/31/2004   $2,222,369  $1,770,164
  146           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $267,915     $59,766
  151       $45,513      $256,518      12/31/2005      $295,389       $52,295      $243,094      12/31/2004     $282,971     $60,766
  152       $79,898       $63,299      12/31/2005           N/A           N/A           N/A             N/A     $285,182     $82,100
  156           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $243,840     $50,485
  159       $44,973      $134,123      12/31/2005           N/A           N/A           N/A             N/A     $258,674     $58,513
  160      $137,754      $312,679      12/31/2005      $435,997      $117,665      $318,332      12/31/2004     $438,747    $159,766
  162      $161,324      $201,164      12/31/2005      $376,390      $140,907      $235,486      12/31/2004     $349,207    $143,788
  163      $157,346       $28,624      12/31/2005           N/A           N/A           N/A             N/A     $189,050      $7,562
  170       $68,198      $148,247      12/31/2005      $220,487       $70,961      $149,525      12/31/2004     $277,532     $75,635
  176       $46,349      $189,547      12/31/2005           N/A           N/A           N/A             N/A     $231,149     $53,441
  177           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $153,163      $3,063
  180       $36,664      $193,899      12/31/2005      $213,027       $32,516      $180,511      12/31/2004     $362,690     $65,689
  183       $27,316      $139,591      12/31/2005      $158,509       $33,497      $125,012      12/31/2004     $179,222     $34,631
  187       $15,361      $127,882      12/31/2004           N/A           N/A           N/A             N/A     $203,599     $29,977
  189           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $162,537     $17,723
  192           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $211,309     $36,340
  196           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $177,045     $34,169
  198       $48,912      $125,088      12/31/2005           N/A           N/A           N/A             N/A     $188,104     $32,750
  203           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $143,814     $18,212
  204           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $141,752     $22,162
  205           N/A           N/A             N/A           N/A           N/A           N/A             N/A     $140,433     $30,104
  207           N/A           N/A             N/A           N/A           N/A           N/A             N/A      $99,750          $0

Total/Weighted Average:



                                                       Annual                        Annual        U/W
                                         Engineering   Contractual     LC & TI       Contractual   Recurring      Annual   Tax &
        U/W        U/W        U/W        Reserve at    Replacement     Reserve at    Recurring     Replacement    U/W      Insurance
#       NOI        NCF (5)    DSCR (6)   Origination   Reserve/FF&E    Origination   LC&TI         Reserve/FF&E   LC&TI    Escrows
-----   --------   --------   --------   -----------   ------------    -----------   -----------   ------------   -------  ---------
   55   $886,614   $810,320   1.36x          $39,960        $40,531       $125,000           N/A        $40,531   $35,762       Both
   57   $875,787   $872,291   1.22x              N/A         $3,470            N/A           N/A         $3,497       N/A       None
   66   $846,336   $799,005   1.52x          $63,125        $20,285       $400,000           N/A        $20,285   $27,046       Both
   75   $509,728   $491,180   1.20x              N/A            N/A            N/A       $15,156         $5,059   $13,490       Both
   81   $671,669   $563,951   1.38x              N/A              4%           N/A           N/A              4%      N/A       Both
   85   $501,119   $476,744   1.36x              N/A         $5,625            N/A       $18,750         $5,625   $18,750       Both
   99   $385,727   $373,768   1.28x              N/A         $2,760            N/A        $9,199         $2,760    $9,200       Both
 99.1
 99.2
  100   $366,482   $357,602   1.22x          $12,500            N/A            N/A           N/A         $3,806    $5,074       Both
  104   $355,227   $342,209   1.34x              N/A         $3,004            N/A       $10,014         $3,004   $10,014       Both
  111   $358,034   $349,239   1.32x              N/A            N/A            N/A           N/A         $2,932    $5,864       Both
  128   $367,669   $343,070   1.78x              N/A         $6,661            N/A           N/A         $6,662   $17,936       Both
  137   $286,443   $273,908   1.53x              N/A         $3,865       $100,000        $9,020         $3,760    $8,774       Both
137.1
137.2
137.3
137.4
  144   $452,205   $444,455   2.53x              N/A         $7,752            N/A           N/A         $7,750       N/A       Both
  146   $208,149   $203,549   1.26x              N/A         $1,150            N/A        $3,450         $1,150    $3,450       Both
  151   $222,205   $197,316   1.29x              N/A         $3,246            N/A           N/A         $3,246   $21,644       Both
  152   $203,082   $194,107   1.33x              N/A         $1,795            N/A        $7,180         $1,795    $7,180       Both
  156   $193,355   $187,691   1.33x              N/A           $944            N/A        $4,720           $944    $4,720       Both
  159   $200,161   $197,287   1.36x              N/A           $958            N/A        $1,916           $958    $1,916       Both
  160   $278,981   $256,063   1.67x              N/A            N/A            N/A           N/A        $10,856   $12,062       Both
  162   $205,419   $195,858   1.30x              N/A         $2,207            N/A        $7,355         $2,207    $7,356       Both
  163   $181,488   $174,804   1.28x              N/A            N/A            N/A           N/A         $2,865    $3,820       None
  170   $201,896   $192,333   1.54x          $11,500         $7,980            N/A           N/A         $7,980    $1,583       Both
  176   $177,708   $167,048   1.40x              N/A         $2,460        $35,000        $8,200         $2,460    $8,200       Both
  177   $150,099   $150,099   1.22x              N/A            N/A            N/A           N/A            N/A       N/A       None
  180   $297,001   $288,600   2.55x              N/A         $3,734            N/A        $3,734         $3,734    $4,668       Both
  183   $144,591   $139,480   1.26x              N/A         $1,760            N/A        $3,352         $1,760    $3,352       Both
  187   $173,622   $164,015   1.53x              N/A         $2,217            N/A        $7,390         $2,217    $7,390       Both
  189   $144,814   $142,087   1.36x              N/A           $909            N/A        $1,818           $909    $1,818       Both
  192   $174,969   $163,249   1.54x              N/A         $2,930            N/A        $8,790         $2,930    $8,790       Both
  196   $142,876   $132,602   1.36x              N/A         $1,898            N/A        $8,366         $1,898    $8,375       Both
  198   $155,354   $149,460   1.56x              N/A         $1,360            N/A        $4,534         $1,360    $4,534       None
  203   $125,603   $119,597   1.48x              N/A         $2,541        $30,000           N/A         $2,541    $3,466       Both
  204   $119,590   $117,250   1.39x              N/A         $2,340            N/A           N/A         $2,340       N/A       Both
  205   $110,329   $108,862   1.70x              N/A            N/A            N/A           N/A           $380    $1,086       None
  207    $99,750    $99,750   1.25x              N/A            N/A            N/A           N/A            N/A       N/A       None

Total/Weighted Average        1.41x




        Initial         Orig       Rem.       Orig           Rem.
        Interest Only   Amort.     Amort.     Term to        Term to            Interest    Interest Calculation    Monthly
#       Term            Term       Term (1)   Maturity (7)   Maturity (1) (7)   Rate        (30/360 / Actual/360)   Payment
-----   -------------   --------   --------   ------------   ----------------   --------    ---------------------   --------
   55              24        360        360            120                116     5.7000%              Actual/360    $49,479
   57              12        240        240            120                117     5.7100%              Actual/360    $59,483
   66               0        360        350            120                110     6.4100%              Actual/360    $43,831
   75              60        360        360            120                117     5.8000%              Actual/360    $34,032
   81               0        360        358            120                118     6.6500%              Actual/360    $34,024
   85               0        360        355            120                115     5.9300%              Actual/360    $29,158
   99               0        360        356            120                116     6.1300%              Actual/360    $24,257
 99.1
 99.2
  100               0        360        353            120                113     6.2700%              Actual/360    $24,372
  104              36        360        360            120                115     5.6400%              Actual/360    $21,334
  111               0        300        296            120                116     5.8000%              Actual/360    $22,125
  128              36        360        360            120                114     5.5900%              Actual/360    $16,057
  137              24        360        360            120                115     5.9400%              Actual/360    $14,892
137.1
137.2
137.3
137.4
  144               0        360        357            120                117     6.4200%              Actual/360    $14,667
  146              24        360        360            120                117     5.8000%              Actual/360    $13,495
  151               0        360        357            120                117     5.8600%              Actual/360    $12,757
  152              24        360        360            120                117     5.7100%              Actual/360    $12,202
  156              24        360        360            120                114     5.6900%              Actual/360    $11,740
  159               0        360        357            120                117     6.0800%              Actual/360    $12,094
  160               0        300        297            120                117     5.8800%              Actual/360    $12,740
  162               0        360        347            120                107     6.4400%              Actual/360    $12,563
  163               0        360        354            120                114     5.9000%              Actual/360    $11,418
  170              24        360        360            120                114     5.6800%              Actual/360    $10,424
  176              12        360        360            120                113     6.0400%              Actual/360     $9,943
  177               0        360        358            120                118     6.4400%              Actual/360    $10,238
  180              24        360        360            120                111     5.8600%              Actual/360     $9,449
  183               0        360        356            120                116     5.9400%              Actual/360     $9,233
  187               0        360        355            120                115     5.9600%              Actual/360     $8,955
  189               0        360        357            120                117     5.9500%              Actual/360     $8,707
  192               0        360        357             60                 57     6.1900%              Actual/360     $8,810
  196               0        360        355             60                 55     6.0000%              Actual/360     $8,154
  198              24        360        360            120                115     6.0400%              Actual/360     $7,978
  203               0        360        355             60                 55     6.0000%              Actual/360     $6,715
  204               0        300        295            120                115     5.9200%              Actual/360     $7,034
                        Interest   Interest
  205             120   Only       Only                120                113     6.0100%              Actual/360     $5,332
  207               0        360        358            120                118     6.5200%              Actual/360     $6,651

Total/Weighted Average                                                            5.9812%                           $604,343



                                                                                              Original      Original
                                                                                   Original   Yield         Prepayment   Original
        First                                                                      Lockout    Maintenance   Premium      Open
        Payment     Maturity                               Prepayment Provision    Period     Period        Period       Period
#       Date        Date        ARD (8)    Seasoning (1)   as of Origination (9)   (Months)   (Months)      (Months)     (Months)
-----   ---------   ---------   --------   -------------   ---------------------   --------   -----------   ----------   --------
   55    6/1/2007    5/1/2017   N/A                    4   Lock/116_0.0%/4              116             0            0          4
   57    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
   66   12/1/2006   11/1/2016   N/A                   10   Lock/116_0.0%/4              116             0            0          4
   75    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
   81    8/1/2007    7/1/2017   N/A                    2   Lock/116_0.0%/4              116             0            0          4
   85    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
   99    6/1/2007    5/1/2017   N/A                    4   Lock/116_0.0%/4              116             0            0          4
 99.1
 99.2
  100    3/1/2007    2/1/2017   N/A                    7   Lock/116_0.0%/4              116             0            0          4
  104    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
  111    6/1/2007    5/1/2017   N/A                    4   Lock/116_0.0%/4              116             0            0          4
  128    4/1/2007    3/1/2017   N/A                    6   Lock/116_0.0%/4              116             0            0          4
  137    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
137.1
137.2
137.3
137.4
  144    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  146    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  151    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  152    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  156    4/1/2007    3/1/2017   N/A                    6   Lock/116_0.0%/4              116             0            0          4
  159    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  160    7/1/2007    6/1/2017   N/A                    3   Lock/47_YM1/69_0.0%/4         47            69            0          4
  162    9/1/2006    8/1/2016   N/A                   13   Lock/116_0.0%/4              116             0            0          4
  163    4/1/2007    3/1/2017   N/A                    6   Lock/116_0.0%/4              116             0            0          4
  170    4/1/2007    3/1/2017   N/A                    6   Lock/116_0.0%/4              116             0            0          4
  176    3/1/2007    2/1/2017   N/A                    7   Lock/116_0.0%/4              116             0            0          4
  177    8/1/2007    7/1/2037   7/1/2017               2   Lock/116_0.0%/4              116             0            0          4
  180    1/1/2007   12/1/2016   N/A                    9   Lock/48_YM1/68_0.0%/4         48            68            0          4
  183    6/1/2007    5/1/2017   N/A                    4   Lock/116_0.0%/4              116             0            0          4
  187    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
  189    7/1/2007    6/1/2017   N/A                    3   Lock/116_0.0%/4              116             0            0          4
  192    7/1/2007    6/1/2012   N/A                    3   Lock/56_0.0%/4                56             0            0          4
  196    5/1/2007    4/1/2012   N/A                    5   Lock/56_0.0%/4                56             0            0          4
  198    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
  203    5/1/2007    4/1/2012   N/A                    5   Lock/56_0.0%/4                56             0            0          4
  204    5/1/2007    4/1/2017   N/A                    5   Lock/116_0.0%/4              116             0            0          4
  205    3/1/2007    2/1/2017   N/A                    7   Lock/116_0.0%/4              116             0            0          4
  207    8/1/2007    7/1/2037   7/1/2017               2   Lock/116_0.0%/4              116             0            0          4

Total/Weighted Average:




                                       Yield         Prepayment
                          Lockout      Maintenance   Premium      Yield                           Utilities
                          Expiration   Expiration    Expiration   Maintenance   Administration    Multifamily Tenant   Multifamily
#       Defeasance (10)   Date         Date          Date         Spread        Fees              Pays                 Elevators
-----   ---------------   ----------   -----------   ----------   -----------   --------------    ------------------   -----------
   55   Yes                 2/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
   57   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
   66   Yes                 8/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
   75   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
   81   Yes                 4/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
   85   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
   99   Yes                 2/1/2017           N/A          N/A           N/A          0.08108%
 99.1                                                                                                            N/A           N/A
 99.2                                                                                                            N/A           N/A
  100   Yes                11/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  104   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  111   Yes                 2/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  128   Yes                12/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  137   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%
137.1                                                                                                            N/A           N/A
137.2                                                                                                            N/A           N/A
137.3                                                                                                            N/A           N/A
137.4                                                                                                            N/A           N/A
  144   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A             1
  146   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  151   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  152   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  156   Yes                12/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  159   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  160   No                  6/1/2011      3/1/2017          N/A        T-Flat          0.08108%                  N/A           N/A
  162   Yes                 5/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  163   Yes                12/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  170   Yes                12/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  176   Yes                11/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  177   Yes                 4/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  180   No                  1/1/2011      9/1/2016          N/A        T-Flat          0.08108%                  N/A           N/A
  183   Yes                 2/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  187   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  189   Yes                 3/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  192   Yes                 3/1/2012           N/A          N/A           N/A          0.08108%                  N/A           N/A
  196   Yes                 1/1/2012           N/A          N/A           N/A          0.08108%                  N/A           N/A
  198   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  203   Yes                 1/1/2012           N/A          N/A           N/A          0.08108%                  N/A           N/A
  204   Yes                 1/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A
  205   Yes                11/1/2016           N/A          N/A           N/A          0.08108%                  N/A           N/A
  207   Yes                 4/1/2017           N/A          N/A           N/A          0.08108%                  N/A           N/A

Total/Weighted Average:





        Subject   Subject     Subject     Subject   Subject      Subject     Subject   Subject     Subject     Subject   Subject
        Studio    Studio      Studio      1 BR      1 BR         1 BR        2 BR      2 BR        2 BR        3 BR      3 BR
#       Units     Avg. Rent   Max. Rent   Units     Avg. Rent    Max. Rent   Units     Avg. Rent   Max. Rent   Units     Avg. Rent
-----   -------   ---------   ---------   -------   ---------    ---------   -------   ---------   ---------   -------   ---------
   55       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   57       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   66       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   75       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   81       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   85       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
   99
 99.1       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
 99.2       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  100       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  104       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  111       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  128       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  137
137.1       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
137.2       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
137.3       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
137.4       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  144        17     $12,138     $15,433       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  146       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  151       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  152       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  156       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  159       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  160       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  162       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  163       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  170       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  176       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  177       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  180       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  183       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  187       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  189       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  192       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  196       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  198       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  203       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  204       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  205       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A
  207       N/A         N/A         N/A       N/A         N/A    N/A         N/A       N/A         N/A         N/A       N/A

Total/Weighted Average:




        Subject     Subject   Subject     Subject     Subject   Subject     Subject
        3 BR        4 BR      4 BR        4 BR        5 BR      5BR         5 BR        Co-op Appraised   Co-op LTV
#       Max. Rent   Units     Avg. Rent   Max. Rent   Units     Avg. Rent   Max. Rent   Value as Co-op    as Co-op (1)
-----   ---------   -------   ---------   ---------   -------   ---------   ---------   ---------------   ------------
   55   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   57   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   66   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   75   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   81   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   85   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
   99                                                                                   N/A               N/A
 99.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
 99.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  100   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  104   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  111   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  128   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  137                                                                                   N/A               N/A
137.1   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
137.2   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
137.3   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
137.4   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  144   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  146   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  151   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  152   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  156   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  159   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  160   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  162   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  163   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  170   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  176   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  177   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  180   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  183   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  187   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  189   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  192   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  196   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  198   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  203   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  204   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  205   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A
  207   N/A         N/A       N/A         N/A         N/A       N/A         N/A         N/A               N/A

Total/Weighted Average:



        Co-op Appraised   Co-op LTV       Sponsor   Sponsor   Sponsor        Investor   Investor   Investor       Co-op
#       Value as Rental   as Rental (1)   Units     Percent   Carry Amount   Units      Percent    Carry Amount   Owned Units
-----   ---------------   -------------   -------   -------   ------------   --------   --------   ------------   -----------
   55   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   57   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   66   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   75   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   81   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   85   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
   99   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
 99.1   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
 99.2   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  100   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  104   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  111   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  128   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  137   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
137.1   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
137.2   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
137.3   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
137.4   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  144   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  146   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  151   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  152   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  156   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  159   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  160   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  162   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  163   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  170   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  176   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  177   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  180   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  183   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  187   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  189   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  192   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  196   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  198   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  203   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  204   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  205   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A
  207   N/A               N/A             N/A       N/A       N/A            N/A        N/A        N/A            N/A

Total/Weighted Average:


                                                             Major                                                        Major
        Co-op           Co-op Commercial   Co-op             Tenant #1                                                    Tenant #1
#       Owned Percent   Square Footage     Conversion Date   Name                                                         Sq. Ft.
-----   -------------   ----------------   ---------------   ----------------------------------------------------------   ---------
   55   N/A             N/A                N/A               Amish Country Farmer's Market                                   27,500
   57   N/A             N/A                N/A               St. Mary's Medical                                              34,966
   66   N/A             N/A                N/A               Roses                                                           54,000
   75   N/A             N/A                N/A               Buy Rite                                                         6,884
   81   N/A             N/A                N/A               N/A                                                                N/A
   85   N/A             N/A                N/A               Kineses Inc                                                     15,934
   99   N/A             N/A                N/A
 99.1   N/A             N/A                N/A               Edwin Watts Golf                                                 9,999
 99.2   N/A             N/A                N/A               Tricuspid Management Group (Intracore Healthcare Services)       2,400
  100   N/A             N/A                N/A               American Automatic Sprinkler Co. Inc.                           25,372
  104   N/A             N/A                N/A               Bon Secours- St. Francis Family Medicine Center                 12,336
  111   N/A             N/A                N/A               L.H. Cranston                                                   29,319
  128   N/A             N/A                N/A               Winn-Dixie                                                      44,000
  137   N/A             N/A                N/A
137.1   N/A             N/A                N/A               Agave Grill                                                      8,000
137.2   N/A             N/A                N/A               The Ambler Spa, LLC                                              2,200
137.3   N/A             N/A                N/A               Pallidio                                                         3,200
137.4   N/A             N/A                N/A               Charlie Packman's Fitness , Inc                                  5,300
  144   N/A             N/A                N/A               N/A                                                                N/A
  146   N/A             N/A                N/A               Casual Living                                                    6,000
  151   N/A             N/A                N/A               Walker Pharmacy Inc                                              5,272
  152   N/A             N/A                N/A               Kako                                                             5,000
  156   N/A             N/A                N/A               Massage Envy                                                     3,500
  159   N/A             N/A                N/A               Village Podiatry Group                                           3,114
  160   N/A             N/A                N/A               Harvey's                                                        33,800
  162   N/A             N/A                N/A               Smith Winchester, Inc.                                           7,530
  163   N/A             N/A                N/A               Tractor Supply                                                  19,097
  170   N/A             N/A                N/A               Food Lion                                                       25,000
  176   N/A             N/A                N/A               Dollar Tree                                                      4,640
  177   N/A             N/A                N/A               Citibank                                                         4,400
  180   N/A             N/A                N/A               Gorman's Gallery, Inc.                                          23,337
  183   N/A             N/A                N/A               Baltimore Heart Associates                                       8,379
  187   N/A             N/A                N/A               Mr. Mattress                                                     2,500
  189   N/A             N/A                N/A               A.G. Edwards and Sons                                            9,090
  192   N/A             N/A                N/A               Renegade, Inc.                                                  21,800
  196   N/A             N/A                N/A               Dr. Paul Harnetty                                                4,350
  198   N/A             N/A                N/A               Dr. Silver                                                       2,961
  203   N/A             N/A                N/A               Movie Gallery                                                    3,150
  204   N/A             N/A                N/A               Wan Shou Funeral Home                                            1,600
  205   N/A             N/A                N/A               Auto Zone                                                        5,070
  207   N/A             N/A                N/A               National City Bank                                               3,475

Total/Weighted Average:




        Major             Major                                  Major       Major             Major
        Tenant #1 Lease   Tenant #2                              Tenant #2   Tenant #2 Lease   Tenant #3
#       Expiration Date   Name                                   Sq. Ft.     Expiration Date   Name
-----   ---------------   ------------------------------------   ---------   ---------------   -----------------------------------
   55         6/30/2022   Craft Connection, Inc                     15,000         4/30/2010    Rite Aid
   57         1/31/2017   N/A                                          N/A               N/A    N/A
   66         8/31/2012   Food Lion, Inc                            30,280        10/10/2012    CVS Pharmacy
   75         1/31/2022   RR Salvage                                 3,590         2/28/2012    Golden Bagel
   81               N/A   N/A                                          N/A               N/A    N/A
   85        12/31/2019   Little Gym                                 4,212         1/31/2016    Vascular Access Management
   99
 99.1         6/30/2019   N/A                                          N/A               N/A    N/A
 99.2         3/31/2011   CARS Family Dollar                         2,100        12/31/2011    Georgia Veterinary Associates, Inc.
  100         1/31/2019   N/A                                          N/A               N/A    N/A
  104         9/30/2015   Bon Secours-Sleep Lab                      3,645         1/31/2017    N/A
  111         3/31/2022   N/A                                          N/A               N/A    N/A
  128        12/11/2016   Quiznos                                    1,648        11/30/2011    Citi Financial
  137
137.1        10/31/2011   N/A                                          N/A               N/A    N/A
137.2         2/28/2012   Ambler Martial Arts Academy                1,675        12/31/2011    Credit Report Advocates
137.3        10/31/2009   N/A                                          N/A               N/A    N/A
137.4        10/31/2010   N/A                                          N/A               N/A    N/A
  144               N/A   N/A                                          N/A               N/A    N/A
  146        10/14/2010   Bonefish/Carolinas LLP                     5,500        10/31/2015    N/A
  151        11/30/2012   Altech Industries & Development, Inc       3,976        11/30/2012    Merrill Lynch
  152         4/30/2011   Van Epps Assoc                             4,983         5/31/2019    Paperhost.com
  156        11/30/2011   Family Smile Center                        2,030        11/30/2011    TST Wireless
  159          4/1/2019   Dermatology Spec. Of North Atlanta         2,367        12/20/2009    Southern Gastroenterology
  160        12/31/2009   Blockbuster                                3,870         4/30/2010    Cadre Shops
  162         3/31/2011   Ron Jona & Associates, Inc.                5,580         6/30/2011    Tel-Adjust
  163         2/22/2020   N/A                                          N/A               N/A    N/A
  170        11/12/2011   Variety Wholesalers                        6,000               MTM    Movie Gallery
  176        10/31/2010   Cato                                       4,240         1/31/2011    Shoe Show
  177         7/19/2021   N/A                                          N/A               N/A    N/A
  180         8/31/2021   N/A                                          N/A               N/A    N/A
  183         4/30/2013   N/A                                          N/A               N/A    N/A
  187         6/30/2009   Hung Quoc Pham & Le Nguyen                 1,630        12/31/2016    Mun Kim
  189         7/31/2016   N/A                                          N/A               N/A    N/A
  192         3/31/2016   Edwards Plastering                         7,500         3/31/2016    N/A
  196        10/31/2011   Cornerstone Management Associates          4,350         3/31/2010    Hearing Associates Inc.
  198         3/31/2012   Dr. Samson                                 2,292         3/31/2012    Dr. Kreiger
  203         3/31/2012   Downtown Pizza                             2,800         5/31/2009    Radio Shack
  204         4/30/2019   N/A                                          N/A               N/A    N/A
  205         5/31/2024   N/A                                          N/A               N/A    N/A
  207        11/30/2025   N/A                                          N/A               N/A    N/A

Total Weighted/Average:

        Major       Major             Initial     Initial    Initial other                    Contractual   Contractual
        Tenant #3   Tenant #3 Lease   Interest    Other      Reserve                          Other         Other Reserve
#       Sq. Ft.     Expiration Date   Reserve     Reserve    Description                      Reserve       Description
-----   ---------   ---------------   --------    --------   ------------------------------   -----------   -------------
   55       9,775        11/30/2011         $0     $36,960   Repair and Remediation Reserve   N/A           N/A
   57         N/A               N/A         $0    N/A        N/A                              N/A           N/A
   66       8,470        11/30/2012         $0    N/A        N/A                              N/A           N/A
   75       2,362         1/31/2022         $0    N/A        N/A                              N/A           N/A
   81         N/A               N/A         $0    $312,000   Windstorm Insurance Reserve      N/A           N/A
   85       3,525        11/30/2013         $0    N/A        N/A                              N/A           N/A
   99                                       $0    N/A        N/A                              N/A           N/A
 99.1         N/A               N/A
 99.2       1,500        12/31/2009
  100         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  104         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  111         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  128       1,600         8/31/2010         $0    N/A        N/A                              N/A           N/A
  137                                       $0    N/A        N/A                              N/A           N/A
137.1         N/A               N/A
137.2       1,675        12/31/2011
137.3         N/A               N/A
137.4         N/A               N/A
  144         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  146         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  151       2,600        11/30/2012         $0    N/A        N/A                              N/A           N/A
  152       4,119         7/31/2010         $0    N/A        N/A                              N/A           N/A
  156       1,440        12/31/2012         $0    N/A        N/A                              N/A           N/A
  159       1,950          4/1/2019         $0    N/A        N/A                              N/A           N/A
  160       2,400         9/30/2009         $0    N/A        N/A                              N/A           N/A
  162       1,200               MTM         $0    N/A        N/A                              N/A           N/A
  163         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  170       3,600         1/31/2013         $0    N/A        N/A                              N/A           N/A
  176       2,800         1/31/2009         $0    N/A        N/A                              N/A           N/A
  177         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  180         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  183         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  187       1,630         5/30/2015         $0     $40,000   Lease Up Resrve                  N/A           N/A
  189         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  192         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  196       2,467         2/28/2011         $0    N/A        N/A                              N/A           N/A
  198       2,121         3/31/2012         $0    N/A        N/A                              N/A           N/A
  203       2,800         3/31/2010         $0    N/A        N/A                              N/A           N/A
  204         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  205         N/A               N/A         $0    N/A        N/A                              N/A           N/A
  207         N/A               N/A         $0    N/A        N/A                              N/A           N/A

Total/Weighted Average:





                    Letter                   Earnout           Additional   Additional   Additional
        Letter of   of Credit     Earnout    Reserve           Collateral   Collateral   Collateral         Existing Secured
#       Credit      Description   Reserve    Description       Amount       Event Date   Description        Secondary Financing
-----   ---------   -----------   --------   ----------------  ----------   ----------   ----------------   -------------------
   55   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
   57   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
   66   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
   75   N/A         N/A           $100,000   Lease-Up Reserve   $100,000    10/1/2007    Lease-Up Reserve   N/A
   81   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
   85   N/A         N/A           $400,000   Lease-Up Reserve    $400,000   6/1/2008     Lease-Up Reserve   N/A
   99   N/A         N/A           $230,000   Lease Up Reserve    $230,000   9/1/2008     Lease-Up Reserve   N/A
 99.1
 99.2
  100   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  104   N/A         N/A           $500,000   Lease Up Reserve    $500,000   3/1/2010     Lease-Up Reserve   N/A
  111   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  128   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  137   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
137.1
137.2
137.3
137.4
  144   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  146   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  151   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  152   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  156   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  159   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  160   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  162   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  163   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  170     $25,000   In lieu of
                    monthly TI/LC
                    reserves with
                    respect to
                    tenants other
                    than Food
                    Lion          N/A        N/A               N/A          N/A          N/A                N/A
  176   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  177   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  180   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  183   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  187   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  189   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  192   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  196   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  198   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  203   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  204   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  205   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A
  207   N/A         N/A           N/A        N/A               N/A          N/A          N/A                N/A

Total/Weighted Average:


                                                                        Initial
        Description of Existing       Description of                    Replacement   Total # of     Total # of   No. # Studio
#       Secured Secondary Financing   Lock Box                          Reserve       Unsold Units   Sold Units   Sold Units
-----   ---------------------------   -------------------------------   -----------   ------------   ----------   ------------
   55   N/A                           N/A                               N/A           N/A            N/A          N/A
   57   N/A                           Springing                         N/A           N/A            N/A          N/A
   66   N/A                           Springing Cash Flow Sweep         N/A           N/A            N/A          N/A
   75   N/A                           N/A                               N/A           N/A            N/A          N/A
   81   N/A                           N/A                               N/A           N/A            N/A          N/A
   85   N/A                           N/A                               N/A           N/A            N/A          N/A
   99   N/A                           Springing                         N/A           N/A            N/A          N/A
 99.1                                                                                 N/A            N/A          N/A
 99.2                                                                                 N/A            N/A          N/A
  100   N/A                           Springing Cash Flow Sweep         N/A           N/A            N/A          N/A
  104   N/A                           N/A                               N/A           N/A            N/A          N/A
  111   N/A                           N/A                               N/A           N/A            N/A          N/A
  128   N/A                           Springing                         N/A           N/A            N/A          N/A
  137   N/A                           N/A                               N/A           N/A            N/A          N/A
137.1                                                                                 N/A            N/A          N/A
137.2                                                                                 N/A            N/A          N/A
137.3                                                                                 N/A            N/A          N/A
137.4                                                                                 N/A            N/A          N/A
  144   N/A                           N/A                               N/A           N/A            N/A          N/A
  146   N/A                           Springing                         N/A           N/A            N/A          N/A
  151   N/A                           N/A                               N/A           N/A            N/A          N/A
  152   N/A                           N/A                               N/A           N/A            N/A          N/A
  156   N/A                           N/A                               N/A           N/A            N/A          N/A
  159   N/A                           N/A                               N/A           N/A            N/A          N/A
  160   N/A                           N/A                               N/A           N/A            N/A          N/A
  162   N/A                           N/A                               N/A           N/A            N/A          N/A
  163   N/A                           Springing Cash Flow Sweep         N/A           N/A            N/A          N/A
  170   N/A                           Springing                         N/A           N/A            N/A          N/A
  176   N/A                           N/A                               N/A           N/A            N/A          N/A
  177   N/A                           Hard, Springing Cash Flow Sweep   N/A           N/A            N/A          N/A
  180   N/A                           Springing                         N/A           N/A            N/A          N/A
  183   N/A                           N/A                               N/A           N/A            N/A          N/A
  187   N/A                           N/A                               N/A           N/A            N/A          N/A
  189   N/A                           Springing Cash Flow Sweep         N/A           N/A            N/A          N/A
  192   N/A                           N/A                               N/A           N/A            N/A          N/A
  196   N/A                           N/A                               N/A           N/A            N/A          N/A
  198   N/A                           Springing                         N/A           N/A            N/A          N/A
  203   N/A                           N/A                               N/A           N/A            N/A          N/A
  204   N/A                           N/A                               N/A           N/A            N/A          N/A
  205   N/A                           N/A                               N/A           N/A            N/A          N/A
  207   N/A                           Hard, Springing Cash Flow Sweep   N/A           N/A            N/A          N/A

Total/Weighted Average:



        No. # 1BR    No. # 2BR    No. # 3BR    No. # 4BR    No. # 5BR
#       Sold Units   Sold Units   Sold Units   Sold Units   Sold Units
-----   ----------   ----------   ----------   ----------   ----------
   55   N/A          N/A          N/A                0.01            0
   57   N/A          N/A          N/A                0.01            0
   66   N/A          N/A          N/A                0.01            0
   75   N/A          N/A          N/A               0.005            0
   81   N/A          N/A          N/A                 N/A            0
   85   N/A          N/A          N/A                0.01            0
   99   N/A          N/A          N/A                0.01            0
 99.1   N/A          N/A          N/A                0.01            0
 99.2   N/A          N/A          N/A                0.01            0
  100   N/A          N/A          N/A                0.01            0
  104   N/A          N/A          N/A                0.01            0
  111   N/A          N/A          N/A                0.01            0
  128   N/A          N/A          N/A                0.01            0
  137   N/A          N/A          N/A                0.01            0
137.1   N/A          N/A          N/A                0.01            0
137.2   N/A          N/A          N/A                0.01            0
137.3   N/A          N/A          N/A                0.01            0
137.4   N/A          N/A          N/A                0.01            0
  144   N/A          N/A          N/A                0.01            0
  146   N/A          N/A          N/A                0.01            0
  151   N/A          N/A          N/A                0.01            0
  152   N/A          N/A          N/A                0.01            0
  156   N/A          N/A          N/A                0.01            0
  159   N/A          N/A          N/A                0.01            0
  160   N/A          N/A          N/A                0.01            0
  162   N/A          N/A          N/A                0.01            0
  163   N/A          N/A          N/A                0.01            0
  170   N/A          N/A          N/A                0.01            0
  176   N/A          N/A          N/A                0.01            0
  177   N/A          N/A          N/A                0.01            0
  180   N/A          N/A          N/A                0.01            0
  183   N/A          N/A          N/A                0.01            0
  187   N/A          N/A          N/A                0.01            0
  189   N/A          N/A          N/A                0.01            0
  192   N/A          N/A          N/A                0.01            0
  196   N/A          N/A          N/A                0.01            0
  198   N/A          N/A          N/A                0.01            0
  203   N/A          N/A          N/A                0.01            0
  204   N/A          N/A          N/A                0.01            0
  205   N/A          N/A          N/A                0.01            0
  207   N/A          N/A          N/A                0.01            0

Total/Weighted Average:


(A) The Underlying Mortgage Loans secured by RV Dakota Ridge RV Park, RV Elk Meadows RV Park and RV Spruce Lake RV Park are cross-collateralized and cross-defaulted.

(1)   Based on a Cut-off date in September 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)   Anticipated Repayment Date.

(9)   Prepayment Provision as of Origination:
      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for
      (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(z) = Prepayable at par for (z) payments

(10)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(11) The Shutters on the Beach & Casa Del Mar Portfolio Loan is evidenced by a $310 million mortgage loan and a subordinate mezzanine loan in the amount of $72 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $310 million mortgage loan.

(12) The 245 Fifth Avenue Loan is evidenced by a $140 million mortgage loan and a subordinate mezzanine loan in the amount of $53 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $140 million mortgage loan.

(13) The City Tower Loan is evidenced by a $115 million mortgage loan and a subordinate mezzanine loan in the amount of $25 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $115 million mortgage loan.

(14) The 2600 Michelson Loan is evidenced by a $95 million mortgage loan and a subordinate mezzanine loan in the amount of $15 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $95 million mortgage loan.

(15) The Meyberry House Loan is evidenced by a $90 million mortgage loan and a subordinate mezzanine loan in the amount of $34 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $90 million mortgage loan.

(16) The underwriting projects that 80% of the units are unregulated, 19.4% are regulated and 0.6% are employee units.

(17) Beginning on the three month anniversary of the first payment date of the loan, the borrower will also have the option to obtain a release of: (i) the Parking Garage by paying the Parking Garage Release Amount ($8,800,000) and/or (ii) the Medical Office Space by paying the Medical Office Space Release Amount ($8,800,000). In connection with the release of either parcel, the borrower is not obligated to pay Required Yield Maintenance.

(18) The Esquire Portfolio Loan is evidenced by a $31 million mortgage loan and a subordinate mezzanine loan in the amount of $3.17 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $31 million mortgage loan.

(19) The underwriting projects that 49.1% of the units are unregulated, 49.1% are regulated and 1.8% are employee units.

(20) The Artisan Las Vegas Portfolio Loan is evidenced by a $30.3 million mortgage loan and a subordinate mezzanine loan in the amount of $9.47 million. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has standard lender protection, and is subject to standard intercreditor agreements. All calculations are based on the $30.3 million mortgage loan.

(21) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the mortgaged real property from the lien of the mortgage loan through defeasance.

(22) Prior to the Defeasance Lockout Date, the borrower has the right to partially prepay the mortgage loan and obtain release of an Individual Property for up to 25% of the original principal amount of the mortgage loan by paying the Adjusted Release Amount plus the Required Yield Maintenance. After the Defeasance Lockout Date, the borrower can obtain a release of such parcels only through defeasing the applicable portion of the mortgage loan.

(23) With respect to the St. Luke's at Cypress Woods Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $41,500,000 as of September 1, 2008, resulting in a Cut-Off LTV of 76.6% and a Maturity LTV of 76.6.%.

(24) The underlying mortgage loan is structured with an earnout/holdback or stabilization reserve. The Cut-Off LTV and Maturity LTV for the loan is shown net of its reserve.

(25) With respect to the Champions Centre Apartments Loan, the Cut-Off LTV, Maturity LTV, and Appraised Value are based upon the appraiser's concluded As Is value. In addition, the appraiser also concluded a prospective As Stabilized value of $16,350,000 as of October 4, 2007, resulting in a Cut-Off LTV of 79.5% and a Maturity LTV of 79.5%.

(26) With respect to the 1208B VFW Parkway Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $6,200,000 (as of 1/3/2007).

(27) With respect to the 1250B Auburn Road Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $2,250,000 (as of 3/10/2007).

(28) With respect to the Tower Professional Loan, the Cut-Off LTV, Maturity LTV, and Appraised value are based upon stabilized values. The As is Appraised value is $4,700,000 (as of 12/7/2006).

(29) The borrower has the obligation to prepay the loan, to the extent necessary, upon the State of Illinois exercising its option to purchase certain two parcels, which the State of Illinois currently leases. If the State of Illinois exercises such purchase option during the defeasance lockout period, or if the borrower is otherwise unable to defease due to REMIC restrictions, then the borrower must prepay the loan, to the extent necessary, with the Required Yield Maintenance plus 1%. After the defeasance lockout period, the loan can only be defeased unless the borrower is otherwise unable to defease the loan due to REMIC restrictions.

(30) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the of either: (i) the Drug Mart Plaza - Upper Sandusky mortgaged real property from the lien of the mortgage by prepaying 125% of the Minimum Release Payment or, (ii) the Drug Mart Plaza
      - Parma Heights mortgaged real property by prepaying 140% of Minimum Release Payment. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

(31) Commencing on the second anniversary of the REMIC start-up date as defined in the relevant loan documents, the borrower will also have the option to obtain a release of the Shoppes at Midtown mortgaged real property from the lien of the mortgage by (i) prepaying 29% of the outstanding loan balance if the earnout reserve has been released, or (ii) 35% of the outstanding loan balance, if the earnout has not been released. In addition to such partial prepayment amount, the borrower is also obligated to pay a prepayment penalty in the amount of the Required Yield Maintenance.

                                   EXHIBIT B-2

               SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      None

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]

Credit Suisse First Boston Mortgage      PNC Bank, National Association
Securities Corp.                         249 Fifth Avenue
11 Madison Avenue                        One PNC Plaza
New York, New York  10010                Pittsburgh, Pennsylvania 15222

Column Financial, Inc.                   ING Clarion Partners, LLC
3414 Peachtree Road, N.E.                230 Park Avenue
Suite 1140                               New York, New York 10169
Atlanta, Georgia 30326-1113

NCB, FSB                                 National Consumer Cooperative Bank
2011 Crystal Drive                       2011 Crystal Drive
Suite 800                                Suite 800
Arlington, Virginia 22202                Arlington, Virginia 22202

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

Ladies and Gentlemen:

      Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of September 1, 2007 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v), (vii), (ix), (xi), (xii), (xv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(d) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan.

      Other than as stipulated in the Agreement, none of the Trustee, any Master Servicer, any Special Servicer, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

      In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee is not under any duty or obligation (A) to determine whether any of the documents specified in clauses (vi), (x), (xiii), (xiv),
(xvi), (xvii) and (xviii) of the definition of "Mortgage File" and all documents specified on the related Mortgage Loan checklist referred to in clause (xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, or (B) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (vii), (ix), (xi), (xii), (xv) and (xix) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

      Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

      Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:_________________________________
                                          Name:
                                          Title:

                                   EXHIBIT B-4

                      SCHEDULE OF MORTGAGE LOANS COVERED BY
                             ENVIRONMENTAL INSURANCE


                                                                                       Environmental
                                                                                         Insurance                Mortgage Loan
                Loan Name                              Property Name                      Carrier                    Seller
---------------------------------------     ----------------------------------    ----------------------    ----------------------
Best Storage Portfolio                      Best Storage Dripping Springs         Steadfast Insurance Co.   Column Financial, Inc.
Best Storage Portfolio                      Best Storage Bastrop                  Steadfast Insurance Co.   Column Financial, Inc.
Best Storage Portfolio                      Best Storage Lockhart                 Steadfast Insurance Co.   Column Financial, Inc.
Best Storage Portfolio                      Best Storage San Marcos               Steadfast Insurance Co.   Column Financial, Inc.
Troy Marketplace                            Troy Marketplace                      Steadfast Insurance Co.   Column Financial, Inc.
Fountain Court                              Fountain Court                        Steadfast Insurance Co.   Column Financial, Inc.
Ray's On The River                          Ray's On The River                    Steadfast Insurance Co.   Column Financial, Inc.
Golden Enterprises Apartment Portfolio      4315 Coldwater Canyon                 Steadfast Insurance Co.   Column Financial, Inc.
Golden Enterprises Apartment Portfolio      4320 Coldwater Canyon                 Steadfast Insurance Co.   Column Financial, Inc.
Golden Enterprises Apartment Portfolio      13504 Burbank Boulevard               Steadfast Insurance Co.   Column Financial, Inc.
Golden Enterprises Apartment Portfolio      4652 Fulton Avenue                    Steadfast Insurance Co.   Column Financial, Inc.
Golden Enterprises Apartment Portfolio      13009 Moorpark Street                 Steadfast Insurance Co.   Column Financial, Inc.
Best Buy - Owasso                           Best Buy - Owasso                     Steadfast Insurance Co.   Column Financial, Inc.
Warwick Place                               Warwick Place                         Steadfast Insurance Co.   Column Financial, Inc.
Westport Landing Shopping Center            Westport Landing Shopping Center      Steadfast Insurance Co.   Column Financial, Inc.
Old Hickory                                 Old Hickory                           Steadfast Insurance Co.   Column Financial, Inc.
Mountain Meadows MHC                        Mountain Meadows MHC                  Steadfast Insurance Co.   Column Financial, Inc.
Hobby Lobby Retail Center                   Hobby Lobby Retail Center             Steadfast Insurance Co.   Column Financial, Inc.
1800 6th Street                             1800 6th Street                       Steadfast Insurance Co.   Column Financial, Inc.
Cranberry Hill & Norberry                   Cranberry Hill Apartments             Steadfast Insurance Co.   Column Financial, Inc.
Cranberry Hill & Norberry                   Norberry Condominiums                 Steadfast Insurance Co.   Column Financial, Inc.
Autumn Springs Office Building              Autumn Springs Office Building        Steadfast Insurance Co.   Column Financial, Inc.
Goshen Commercial                           Goshen Commercial                     Steadfast Insurance Co.   Column Financial, Inc.
412 S. Wall St. & 319 Winston St.           412 S. Wall St. & 319 Winston St.     Steadfast Insurance Co.   Column Financial, Inc.
Deerwood Village Executive Center           Deerwood Village Executive Center     Steadfast Insurance Co.   Column Financial, Inc.
Shockoe Cary Building                       Shockoe Cary Building                 Steadfast Insurance Co.   Column Financial, Inc.
Tower Storage                               Tower Storage                         Steadfast Insurance Co.   Column Financial, Inc.
Clearpoint Crossing                         Clearpoint Crossing                   Steadfast Insurance Co.   Column Financial, Inc.
Jackson Plaza-Edinburg                      Jackson Plaza-Edinburg                Steadfast Insurance Co.   Column Financial, Inc.
Oakridge Square Shopping Center             Oakridge Square Shopping Center       Steadfast Insurance Co.   Column Financial, Inc.
Lakeside Portfolio                          20282 Garrett Highway                 Steadfast Insurance Co.   Column Financial, Inc.
Lakeside Portfolio                          13227 Garrett Highway                 Steadfast Insurance Co.   Column Financial, Inc.
James Madison Square                        James Madison Square                  Steadfast Insurance Co.   Column Financial, Inc.
River Rose MHC                              River Rose MHC                        Steadfast Insurance Co.   Column Financial, Inc.
10620 Metcalf Avenue                        10620 Metcalf Avenue                  Steadfast Insurance Co.   Column Financial, Inc.
Millennium Plaza                            Millennium Plaza                      Steadfast Insurance Co.   Column Financial, Inc.
Vista Woods MHP                             Vista Woods MHP                       Steadfast Insurance Co.   Column Financial, Inc.
Naperville Executive Center                 Naperville Executive Center           Steadfast Insurance Co.   Column Financial, Inc.
CVS Woodstock                               CVS Woodstock                         Steadfast Insurance Co.   Column Financial, Inc.
Castle Hills Apts                           Castle Hills Apartments               Steadfast Insurance Co.   Column Financial, Inc.
1200 & 1208 Enfield                         Enfield Apartments                    Steadfast Insurance Co.   Column Financial, Inc.
Tifton Mini Warehouse                       Tifton Mini Warehouse                 Steadfast Insurance Co.   Column Financial, Inc.
Forest Creek MHP                            Forest Creek MHP                      Steadfast Insurance Co.   Column Financial, Inc.
Brunswick Apartments                        Brunswick Apartments                  Steadfast Insurance Co.   Column Financial, Inc.
1912 R Street, NW                           1912 R Street, NW                     Steadfast Insurance Co.   Column Financial, Inc.
Southwind Village MHP                       Southwind Village MHP                 Steadfast Insurance Co.   Column Financial, Inc.
353 Nassau Street                           353 Nassau Street                     Steadfast Insurance Co.   Column Financial, Inc.
Atrium Office Building                      Atrium Office Building                Steadfast Insurance Co.   Column Financial, Inc.
Fairfield Square Shopping Center            Fairfield Square Shopping Center      Steadfast Insurance Co.   Column Financial, Inc.
Citizens Bank Plaza                         Citizens Bank Plaza                   Steadfast Insurance Co.   Column Financial, Inc.
953-963 West Belmont                        953-963 West Belmont                  Steadfast Insurance Co.   Column Financial, Inc.
Kilby Place                                 Kilby Place                           Steadfast Insurance Co.   Column Financial, Inc.
McColl Plaza                                McColl Plaza                          Steadfast Insurance Co.   Column Financial, Inc.
Medical Center Apartments                   Medical Center Apartments             Steadfast Insurance Co.   Column Financial, Inc.
Fiesta Mobile Home Park                     Fiesta Mobile Home Park               Steadfast Insurance Co.   Column Financial, Inc.
Windy Hill Apartments                       Windy Hill Apartments                 Steadfast Insurance Co.   Column Financial, Inc.
Ponca City Plaza SC                         Ponca City Plaza SC                   Steadfast Insurance Co.   Column Financial, Inc.
Update Center                               Update Center                         Steadfast Insurance Co.   Column Financial, Inc.
Little Elm Self Storage                     Little Elm Self Storage               Steadfast Insurance Co.   Column Financial, Inc.
Nottingham Estates MHC                      Nottingham Estates MHC                Steadfast Insurance Co.   Column Financial, Inc.
Lakeside Marketplace                        Lakeside Marketplace                  Steadfast Insurance Co.   Column Financial, Inc.
Armor Self Storage                          Armor Self Storage                    Steadfast Insurance Co.   Column Financial, Inc.
Kelly Plaza                                 Kelly Plaza                           Steadfast Insurance Co.   Column Financial, Inc.
Boiling Springs Center                      Boiling Springs Center                Steadfast Insurance Co.   Column Financial, Inc.

                                           Cut-Off
                                            Date
                                          Principal
                Loan Name                  Balance
--------------------------------------   -----------
Best Storage Portfolio                    $1,944,749
Best Storage Portfolio                    $1,801,386
Best Storage Portfolio                    $1,144,410
Best Storage Portfolio                      $593,398
Troy Marketplace                          $4,800,000
Fountain Court                            $4,678,833
Ray's On The River                        $4,200,000
Golden Enterprises Apartment Portfolio    $1,103,021
Golden Enterprises Apartment Portfolio      $967,863
Golden Enterprises Apartment Portfolio      $699,245
Golden Enterprises Apartment Portfolio      $668,301
Golden Enterprises Apartment Portfolio      $654,226
Best Buy - Owasso                         $4,068,000
Warwick Place                             $3,686,837
Westport Landing Shopping Center          $3,675,000
Old Hickory                               $3,594,659
Mountain Meadows MHC                      $3,500,000
Hobby Lobby Retail Center                 $3,377,000
1800 6th Street                           $3,235,961
Cranberry Hill & Norberry                 $2,006,354
Cranberry Hill & Norberry                 $1,052,088
Autumn Springs Office Building            $3,000,000
Goshen Commercial                         $2,992,000
412 S. Wall St. & 319 Winston St.         $2,897,987
Deerwood Village Executive Center         $2,704,000
Shockoe Cary Building                     $2,700,000
Tower Storage                             $2,673,086
Clearpoint Crossing                       $2,626,000
Jackson Plaza-Edinburg                    $2,598,195
Oakridge Square Shopping Center           $2,418,000
Lakeside Portfolio                        $1,273,113
Lakeside Portfolio                        $1,131,324
James Madison Square                      $2,300,000
River Rose MHC                            $2,248,326
10620 Metcalf Avenue                      $2,200,000
Millennium Plaza                          $2,200,000
Vista Woods MHP                           $2,030,522
Naperville Executive Center               $2,007,617
CVS Woodstock                             $1,990,656
Castle Hills Apts                         $1,885,336
1200 & 1208 Enfield                       $1,851,000
Tifton Mini Warehouse                     $1,848,612
Forest Creek MHP                          $1,757,959
Brunswick Apartments                      $1,745,232
1912 R Street, NW                         $1,700,000
Southwind Village MHP                     $1,657,500
353 Nassau Street                         $1,602,773
Atrium Office Building                    $1,597,907
Fairfield Square Shopping Center          $1,530,000
Citizens Bank Plaza                       $1,500,000
953-963 West Belmont                      $1,497,731
Kilby Place                               $1,466,133
McColl Plaza                              $1,445,035
Medical Center Apartments                 $1,415,000
Fiesta Mobile Home Park                   $1,392,000
Windy Hill Apartments                     $1,339,151
Ponca City Plaza SC                       $1,303,000
Update Center                             $1,250,000
Little Elm Self Storage                   $1,246,992
Nottingham Estates MHC                    $1,049,236
Lakeside Marketplace                      $1,000,000
Armor Self Storage                          $997,338
Kelly Plaza                                 $990,576
Boiling Springs Center                      $922,658

                                    EXHIBIT C

                  Confidentiality and Indemnification Agreement

Investor:
         --------------------------------------------------------
Street Address:
               --------------------------------------------------
City/State/Zip Code:
                    ---------------------------------------------
Contact Person:
               --------------------------------------------------
Telephone:
          -------------------------------------------------------
Facsimile:
          -------------------------------------------------------


      THIS CONFIDENTIALITY AND INDEMNIFICATION AGREEMENT (this "Agreement") is made effective by the investor described above ("Investor") in favor of [ ________________________ ] ("Servicer") and the other parties described herein as of the date indicated adjacent to Investor's signature at the end of this Agreement (the "Effective Date").

                                    Recitals

      The following recitals are a material part of this Agreement:

      A. Investor is a registered holder or beneficial owner of, or is considering an investment in, certain commercial mortgage pass-through certificates (collectively, the "Certificates") issued in connection with certain commercial mortgage-backed securitization transactions (each, a "Securitization"). The Certificates for each Securitization have been or will be issued pursuant to a related pooling and servicing agreement (in each case, a "PSA") that governs the creation of a trust (in each case, the "Trust") by a depositor (in each case, the "Depositor"). Each Trust contains or will contain various commercial mortgage loans (the "Loans") and is or will be maintained and administered by a trustee (the "Trustee") for the benefit of the holders or owners of the applicable Certificates.

      B. Servicer is the master servicer for each Securitization pursuant to the terms and conditions of the related PSA and, in that capacity, services and administers the Loans included in the related Trust. Servicer maintains an internet website (the "Website") for the purpose of disseminating information regarding the Loans included in the Trusts.

      C. For the purposes of Investor's surveillance of its investment in the Certificates it owns or holds or its evaluation of a potential investment in Certificates, Investor is requesting access to certain information, documents and reports on the Website regarding one or more Securitizations and the Loans and other information related thereto (collectively, the "Information").

      D. In consideration of Servicer disclosing and granting access to the Information, Investor has agreed to enter into, and to observe and perform the terms, conditions and obligations under, this Agreement.

                                    Agreement

      Investor hereby certifies and agrees as follows:

      1. Investor will, as of the Effective Date and from time to time thereafter at Servicer's request, provide in writing to Servicer (a) an itemized list of the Securitizations for which Investor is an owner or holder of Certificates or is considering an investment in such Certificates and (b) a list of employees and representatives of Investor for which access to the Website is requested (each, a "User"). The initial lists of Securitizations and Users as of the Effective Date are set forth on Schedule I of this Agreement. Investor acknowledges and agrees that such lists (x) will be conclusively relied upon by Servicer without further investigation and (y) shall be deemed representations and warranties by Investor under this Agreement of the Securitizations, Certificates and related Information that are subject to this Agreement and of Investor's Users that will have access to the Website and the Information. Investor represents and warrants that its identity and contact information set forth at the beginning of this Agreement is true and accurate as of the Effective Date and agrees that it will update such information promptly following any change thereto.

      2. Investor acknowledges and agrees that its agreements, duties and obligations under this Agreement, and the protections afforded by this Agreement, are intended by Investor to be ongoing and that this Agreement covers any Information made available to Investor (a) concurrently with or after its execution and delivery of this Agreement, (b) in connection with Securitizations that exist as of the Effective Date and that close after the Effective Date, and
(c) in connection with any current ownership of Certificates or any consideration of an investment in Certificates. Investor further agrees that (x) it will, at any time and from time to time as requested by Servicer, including in connection with obtaining access to Information regarding any Securitization, reaffirm (in writing or otherwise and in the form requested by Servicer) the terms and conditions of this Agreement and (y) any such reaffirmation effected by an electronic confirmation on the Website shall be effective without delivery of an executed document.

      3. Investor acknowledges and agrees that:

            (a) It will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation of its investment or potential investment in the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which Investor is subject);

            (b) The Information will not, without Servicer's prior written consent, be otherwise disclosed by Investor or by any of its affiliates, officers, directors, shareholders, partners, members, managers, employees, agents, representatives or Users (collectively, the "Investor Parties") in any manner whatsoever, in whole or in part (except that Investor may provide applicable Information to any other person that owns or holds or is contemplating the purchase of any related Certificate or interest therein, but only if such person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such Information confidential);

            (c) Investor will not use or disclose the Information in any manner that (i) could result in a violation of any provision of (or any rule or regulation promulgated under) the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or (ii) would require registration of any Certificate pursuant to Section 5 of the Securities Act;

            (d) The Information will be provided to Investor for the purposes of, and the Information may be used only in connection with, Investor's evaluation of its existing or potential investment in any Certificates (or, subject to the terms of this Agreement, by any other person that owns or holds or is contemplating the purchase of such Certificates or a beneficial interest therein);

            (e) Investor will (i) access the Information on the Website only as long as the purpose of doing so meets the requirements of, and only for the purposes set forth in, this Agreement and (ii) access only that portion of the Information that relates to such purposes;

            (f) Investor will (i) keep each username and password issued by Servicer confidential and not disclose any such username or password to any person other than the User for which such username and password were issued,
(ii) advise each User of the existence of this Agreement and the confidential nature of the Information and such username and password, (iii) cause each User to observe and perform the duties and obligations of Investor under this Agreement to maintain the confidentiality of the Information and such username and password; and

            (g) Without limiting the foregoing, Investor will not use any Information regarding any Loan, any borrower, guarantor or other obligor under any Loan, or any property or other collateral securing any Loan, to identify loan or leasing opportunities or solicit borrowers or lessors for transactions for itself or any of the other Investor Parties.

      4. Investor further acknowledges and agrees that:

            (a) Servicer does not and will not make any representations or warranties as to, and will assume or accept no responsibility for, the accuracy, reliability or completeness of any of the Information and Investor's reliance upon the Information will be at its sole risk;

            (b) Servicer has not undertaken any obligation to verify the accuracy, reliability or completeness of, and has not made any independent investigation of, any Information on the Website (including any Information (i) provided to Servicer by any borrower or guarantor of a Loan, any primary servicer, subservicer or special servicer of a Loan, any party to the applicable PSA or any other person (which may constitute a substantial portion of the Information) or (ii) derived from information provided by such persons);

            (c) Servicer reserves the right (without notice or liability, and without any obligation) to correct any error or omission in any portion of the Information;

            (d) Servicer may, when it displays any Information on the Website,
(i) indicate the source of such Information and affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such Information to the related Depositor, the related Trustee, any underwriter or rating agency related to the subject Securitization, or any or holder or owner of the related Certificates; and

            (e) Investor has read the [User Agreement] with respect to general access to the Website and hereby agrees to be bound by the terms of such [User Agreement], which are hereby incorporated into this Agreement as though fully set forth.

      5. Investor shall be fully liable for any breach of any representation, warranty, obligation or duty under this Agreement by Investor or any of the other Investor Parties and shall indemnify and hold harmless Servicer, the Depositors, the Trustees, the Trusts, each other servicer of any Securitization and their respective affiliates, officers, directors, shareholders, partners, members, managers, employees, agents or representatives (collectively, the "Indemnified Parties") for any damage, loss, claim, expense, cost or liability (including legal fees and expenses and the costs of enforcing this Agreement) incurred in connection with or relating to this Agreement or otherwise arising out of or resulting from any unauthorized use or disclosure of the Information or any other such breach of this Agreement by any Investor Party. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this Agreement by any Investor Party and that any Indemnified Party may seek equitable relief, including injunction and specific performance, as a remedy for any such breach (such remedies not being the exclusive remedies for a breach of this Agreement and rather being in addition to all other remedies available at law or equity). Without limiting any other provision of this Agreement, neither Servicer nor any Indemnified Party shall be liable to Investor or any other Investor Party for any action taken or not taken pursuant to this Agreement or for any inaccuracy, unreliability or incompleteness of any of the Information. Servicer and each other Indemnified Party may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any person in connection with any matters arising under this Agreement. The provisions of this Section 5 shall survive any termination of this Agreement. Without limiting the foregoing, each Indemnified Party is a third-party beneficiary of this Agreement.

      6. Investor acknowledges and agrees that Servicer has no duty or obligation to provide to Investor any Information subject to this Agreement (except to the extent that Investor has specific rights under a PSA to obtain certain information from the related master servicer). This Agreement may be terminated at any time by Investor or Servicer (or, in the case of Servicer, may be limited to or reduced to certain Information regarding certain Securitizations and related Loans), without cause and without the payment of any fee or penalty, but any such termination shall be without prejudice to any rights of Servicer or any other Indemnified Party under this Agreement.

      7. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of Investor, Servicer and the other third-party beneficiaries of this Agreement shall be determined in accordance with such laws. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

      8. The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to." The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement. The term "person" includes any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. The term "Investor" includes any User designated by Investor and, to the extent Investor has any duty or obligation under this Agreement, Investor shall cause any such User to observe or perform such duty or obligation. Words importing the singular number shall mean and include the plural number, and vice versa.

      9. Any decision or determination made by Servicer under this Agreement will be made in Servicer's sole and absolute discretion and will be final and conclusive (except as may be otherwise expressly and specifically provided in this Agreement).

      10. For the purpose of facilitating the execution of this Agreement, Investor's signature delivered by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature.

      IN WITNESS WHEREOF, Investor has caused this Agreement to be executed by its duly authorized signatory as of the Effective Date.

Effective Date:                    Investor:
               -----------------            ------------------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   Schedule I

              (Securitizations and Users as of the Effective Date)

Securitizations:                        Users:

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

--------------------------------------  ----------------------------------------

                                  EXHIBIT D-1A

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.  Other. (Describe) ______________________________________________
                ________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       KeyCorp Real Estate Capital Markets, Inc.
                                          Master Servicer No. 1

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-1B

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, Master Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.  Other. (Describe) ______________________________________________
                ________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       Wachovia Bank, National Association
                                          Master Servicer No. 2

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-1C

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, Master Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.  Other. (Describe) ______________________________________________
                ________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       Midland Loan Services, Inc.
                                          Master Servicer No. 3

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-1D

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, Master Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.  Other. (Describe) ______________________________________________
                ________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       NCB, FSB
                                          Master Servicer No. 4

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-2A

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, as Special Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______  1. The Mortgage Loan is being foreclosed.

______  2. Other. (Describe)

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       ING CLARION PARTNERS, LLC,
                                          as Special Servicer No. 1

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-2B

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, as Special Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. The Mortgage Loan is being foreclosed.

______ 2. Other. (Describe)

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       NATIONAL CONSUMER COOPERATIVE BANK,
                                          as Special Servicer No. 2

                                       By:_________________________________
                                          Name:
                                          Title:

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT

                              [See Attached Report]

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

          Master Servicer                            Master Servicer                           Master Servicer
-----------------------------------       -----------------------------------       -----------------------------------
KeyCorp Real Estate Capital               Wachovia Bank, National Association       Midland Loan Services, Inc.
Markets, Inc.                             8739 Research Drive                       10851 Mastin Street, Building 82
911 Main Street, Suite 1500               URP 4, NC1075, KS 66210                   Overland Park, KS 66210
Kansas City, MO 64105                     Charlotte, NC 28262

Contact:       Marty O'Conner             Contact:       Lea Land                   Contact:       Brad Hauger
Phone Number:  (816) 221-8800             Phone Number:  (704) 593-7950             Phone Number:  (913) 253-9000
-----------------------------------       -----------------------------------       -----------------------------------

     Master & Special Servicer                      Special Servicer
-----------------------------------       -----------------------------------
NCB FSB                                   ING Clarion Partners, LLC
                                          230 Park Avenue
1725 Eye Street, NW                       12th Floor
Washington, DC 20006                      New York, NY 10169

Contact:      Kathleen Luzik              Contact:       Bruce Morrison
Phone Number: (202) 336-7633              Phone Number:  (212) 883-2500
-----------------------------------       -----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-AM       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-AJ       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 A-X         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-AM            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-AJ            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail


             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1        0        0          0.00           0.00            0.00              0.00
 A-2        0        0          0.00           0.00            0.00              0.00
 A-3        0        0          0.00           0.00            0.00              0.00
 A-AB       0        0          0.00           0.00            0.00              0.00
 A-4        0        0          0.00           0.00            0.00              0.00
A-1-A       0        0          0.00           0.00            0.00              0.00
 A-M        0        0          0.00           0.00            0.00              0.00
A-1-AM      0        0          0.00           0.00            0.00              0.00
 A-J        0        0          0.00           0.00            0.00              0.00
A-1-AJ      0        0          0.00           0.00            0.00              0.00
 A-X        0        0          0.00           0.00            0.00              0.00
  B         0        0          0.00           0.00            0.00              0.00
  C         0        0          0.00           0.00            0.00              0.00
  D         0        0          0.00           0.00            0.00              0.00
  E         0        0          0.00           0.00            0.00              0.00
  F         0        0          0.00           0.00            0.00              0.00
  G         0        0          0.00           0.00            0.00              0.00
  H         0        0          0.00           0.00            0.00              0.00
  J         0        0          0.00           0.00            0.00              0.00
  K         0        0          0.00           0.00            0.00              0.00
  L         0        0          0.00           0.00            0.00              0.00
  M         0        0          0.00           0.00            0.00              0.00
  N         0        0          0.00           0.00            0.00              0.00
  O         0        0          0.00           0.00            0.00              0.00
  P         0        0          0.00           0.00            0.00              0.00
  Q         0        0          0.00           0.00            0.00              0.00
  S         0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals               0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
 A-AB   0.00         0.00          0.00               0.00
 A-4    0.00         0.00          0.00               0.00
A-1-A   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
A-1-AM  0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
A-1-AJ  0.00         0.00          0.00               0.00
 A-X    0.00         0.00          0.00               0.00
  B     0.00         0.00          0.00               0.00
  C     0.00         0.00          0.00               0.00
  D     0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
  Q     0.00         0.00          0.00               0.00
  S     0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00



Master Servicing Fee Summary


      Current Period Accrued Master Servicing Fees                     0.00

      Less Delinquent Master Servicing Fees                            0.00

      Less Reductions to Master Servicing Fees                         0.00

      Plus Master Servicing Fees for Delinquent Payments Received      0.00

      Plus Adjustments for Prior Master Servicing Calculation          0.00

      Total Master Servicing Fees Collected                            0.00


(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number    Effected      Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-AB
       A-4
      A-1-A
       A-M
      A-1-AM
       A-J
      A-1-AJ
       A-X
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Prepayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------
















--------------------------------------------------------------------
Totals
--------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


                     Prepayments                    Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principle     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
-----------------------------------------------------------------------------------------------------------------------------------

                           Offering      Resolution      Site
Distribution   Loan        Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00







-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
          Offering
Loan      Document       Pre-Modification   Post-Modification  Pre-Modification  Post-Modification   Modification   Modification
Number  Cross-Reference      Balance             Balance        Interest Rate      Interest Rate          Date      Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Historical Liquidated Loan Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Beginning        Fees,            Most Recent     Gross Sales        Net Proceeds
Distribution                        Scheduled        Advances,         Appraised      Proceeds or       Available for
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds     Liquidation
-------------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- --------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                        Historical Bond/Collateral Realized Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------













Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
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                                                                                                                     Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C4                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   10/17/2007
9062 Old Annapolis Road                                                                Record Date:                    09/28/2007
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

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                                                                                                                     Page 31 of 31

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

      3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies," as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___ (e) Other. (Please specify brief description of method) ______________
          ______________________________________________________________________
          ______________________________________________________________________
          _____________________________________________________________________.

      4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

      (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies," if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

      (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

      (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

      5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

      6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

      7. The Transferor has informed the Transferee, or a person acting on its behalf, or caused the Transferee to be informed that, upon the transfer of the Transferred Certificates to the Transferee, the Transferee will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates other than a Class R, Class LR or a Class V Certificate, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates other than a Class R, Class LR or a Class V Certificate, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and
      (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferor)

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

      3. The Transferor hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferor is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferor used funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which was acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferor)

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
                      FOR CERTAIN TRANSFERS OF INTERESTS IN
                          RULE 144A GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue,
Minneapolis, MN 55479-0113
Attention: Corporate Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ____ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

      3. The Transferor hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferor is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferor used funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which was acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferor)

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
                      FOR CERTAIN TRANSFERS OF INTERESTS IN
                        REGULATION S GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue,
Minneapolis, MN 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ____, Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

      3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

      (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

      (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

      (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

      (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

      (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

      4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

      (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

      (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

      (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

      5. The Transferor hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferor is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferor used funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which was acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferor)

                                       By:_________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

      2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

      3. Check one of the following:*

      _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
                  (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

      For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

      4. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

      5. Transferee hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferee)

                                       By:_________________________________
                                          Name:
                                          Title:

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          _________________________________
                                          (Nominee)

                                       By:_________________________________
                                          Name:
                                          Title:

----------
* Each Transferee must include one of the two alternative certifications.

** Does not apply to a transfer of Class R or Class LR Certificates.

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A), and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

  ___ ___   Will the Transferee be purchasing the Transferred Certificates
  Yes No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          _________________________________
                                          (Transferee)

                                       By:_________________________________
                                          Name:
                                          Title:
                                          Date:

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

   ___ ___   Will the Transferee be purchasing the Transferred Certificates
   Yes No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          ______________________________________
                                          (Print Name of Transferee or Adviser)

                                       By:______________________________________
                                          Name:
                                          Title:

                                       IF AN ADVISER:

                                          ______________________________________
                                          (Print Name of Transferee)

                                          Date:

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or
(ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement, (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement, or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
      (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. Check one of the following:*

      _______   The Transferee is a "U.S. Person" and it has attached hereto an
Internal Revenue Service ("IRS") Form W-9 (or successor form).

      _______   The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
(iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

      For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

      8. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

      9. Transferee hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferee)

                                       By:_________________________________
                                          Name:
                                          Title:

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                          _________________________________
                                          (Nominee)

                                       By:_________________________________
                                          Name:
                                          Title:

----------
* Each Transferee must include one of the two alternative certifications.

** Does not apply to a transfer of Class R or Class LR Certificates.

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class __ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or
(ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
      (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

      4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

      5. Check one of the following:(2)

      _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
(iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

      For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

      6. Transferee hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                          _________________________________
                                          (Transferee)

                                       By:_________________________________
                                          Name:
                                          Title:

----------
* Each Transferee must include one of the two alternative certifications.

** Does not apply to a transfer of Class R or Class LR Certificates.

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________? in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A), and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

   ___ ___   Will the Transferee be purchasing the Transferred Certificates
   Yes No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          _________________________________
                                          (Transferee)

                                       By:_________________________________
                                          Name:
                                          Title:

----------
* Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
      144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

   ___ ___   Will the Transferee be purchasing the Transferred Certificates
   Yes No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          ______________________________________
                                          (Print Name of Transferee or Adviser)

                                       By:______________________________________
                                          Name:
                                          Title:

                                       IF AN ADVISER:

                                          ______________________________________
                                          (Print Name of Transferee)

                                          Date:

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class __ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $[_________] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

      1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or
(ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or
(B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
      (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto,
(d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3), and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment

      7. Check one of the following:(3)

      _____ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      _____ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

      We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

      8. Transferee hereby represents and warrants and agrees with you, as the Certificate Registrar, and for the benefit of the Depositor and the Trustee, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the applicable Master Servicer, the applicable Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and
      (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y).

Dated: __________, ____

                                       By:______________________________________
                                          As, or agent for, the beneficial
                                          owner(s) of the Certificates to
                                          which this certificate relates

----------
* Each Transferee must include one of the two alternative certifications.

** Does not apply to a transfer of Class R or Class LR Certificates.

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ______ Certificates [having an initial aggregate Certificate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and
      (Y).

                                       Very truly yours,

                                       [TRANSFEREE]

                                       By:_________________________________
                                          Name:
                                          Title:

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class ____ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 7, 2007 (the "Closing Date") of $____________] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you one of the following alternatives:

      The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

      With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will inform each of its Transferees to which it transfers an interest in the Transferred Certificates, that such Transferee, if a Plan, will be deemed to have represented and warranted to the Certificate Registrar, and for the benefit of the Depositor and the Trustee, that such Transferee satisfies the requirements of the immediately preceding clauses (X) and
      (Y).

                                       [TRANSFEREE]

                                       By:_________________________________
                                          Name:
                                          Title:

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF CLASS [R] [LR] CERTIFICATES

STATE OF        )
                ) ss.:
COUNTY OF       )

      ____________________, being first duly sworn, deposes and says that:

      1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class [R] [LR] Certificates, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

      2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit.

      A "Permitted Transferee" is any Transferee of a Residual Interest Certificate other than a Disqualified Organization (as defined below), a Non-United States Tax Person (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below); provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

      For the purposes of this affidavit, a "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or
(B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      A "Non-United States Tax Person," is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

      3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c), and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

      4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

      5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

      6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Residual Interest Certificates.

      7. The Transferee's taxpayer identification number is _________________.

      8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii) of
Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

      9. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

      10. The Transferee will not cause income from the Residual Interest Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

      11. Check the applicable paragraph:

      _____ The present value of the anticipated tax liabilities associated with holding the Residual Interest Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Interest Certificate;

            (ii) the present value of the expected future distributions on such Residual Interest Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Interest Certificates as the related Trust REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

      _____ The transfer of the Residual Interest Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Interest Certificates will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Interest
                  Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section
                  1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                  Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Interest Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

      _____ None of the above.

      12. The Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                       [TRANSFEREE]

                                       By:_________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

   ____________________________________
   [Assistant] Secretary

      Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

      Subscribed and sworn before me this ______ day of __________________,
________.

   ____________________________________
   NOTARY PUBLIC

COUNTY OF _____________________________
STATE OF ______________________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           CLASS [R] [LR] CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class [R] [LR] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

      1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

      2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

      3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i), and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                       Very truly yours,

                                       [TRANSFEROR]

                                       By:_________________________________
                                          Name:
                                          Title:

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]

S&P, Inc.
55 Water Street, 41st Floor
New York, NY 10041
Attention: __________________

Moody's Investors Services, Inc.
99 Church Street
New York, NY  10007
Attention: __________________

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), and relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

      Notice is hereby given that the Controlling Class Representative has designated ________________________ to serve as the Special Servicer under the Agreement.

      The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to the Trustee, written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                       Very truly yours,

                                          _________________________________


                                          _________________________________
                                          Name:
                                          Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS, INC.

By:____________________________________
   Name:
   Title:
   Date:

MOODY'S INVESTORS SERVICE, INC.

By:____________________________________
   Name:
   Title:
   Date:

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]

[MASTER SERVICERS]

[SPECIAL SERVICERS]

[DEPOSITOR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

Ladies and Gentlemen:

      Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of September 1, 2007, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                       ____________________________________

                                          By:______________________________
                                             Name:
                                             Title:

                                    EXHIBIT J

                      FORM OF S&P DEFEASANCE CERTIFICATION

[For loans not among ten largest and having a principal balance of less than (a) $35,000,000 and (b) 5% of outstanding pool balance]

To: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. 55 Water Street New York, New York 10041

Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among the Master Servicer, ____________, as Master Servicer, ING Clarion Partners, LLC, as Special Servicer and Wells Fargo Bank, N.A., as trustee.

Date: _________, 20___

      Re: Commercial Mortgage Pass-Through Certificates, Series 2007-C4 Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as [____________________]

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

      1. The related borrower (the "Borrower") has consummated a defeasance of the Mortgage Loan of the type checked below:

      ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

      ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

      2. The defeasance was consummated on __________, 20__.

      3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

      4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation or (v) other obligations or securities that meet all of S&P's published requirements for acceptable defeasance collateral. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and
(iii) are not subject to prepayment, call or early redemption.

      5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the mortgage pool under the Pooling and Servicing Agreement (the "Pool").

      6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $35 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Statement to Certificateholders received by the Master Servicer (the "Current Report").

      7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in

      Permitted Investments (as defined in the Pooling and Servicing Agreement).

      8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

      9. The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Monthly Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Monthly Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

      10. The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Borrower and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

      11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Borrower and/or securities intermediary substantially as set forth on Exhibit B hereto,
(v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

      12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $35,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool.

      13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

      14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

      IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned
                                          above.

                                       [____________]

                                       [ENTITY]

                                       By:_________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                                    EXHIBIT B

                   Perfected Security Interest Representations

General:

      1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

      Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

      2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

      3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

      4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

      5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

      6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

      7. Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

      8. [Debtor] has taken all steps _necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person: having a security entitlement against the securities intermediary in the [Securities Account].

      9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

      10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

      11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                   EXHIBIT K-1

               FORM OF INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951
Attention: Corporate Trust Services, CSMC 2007-C4

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, NC 28202-1075

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In accordance with the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C4 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a [holder] [beneficial holder] of [$___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. The undersigned is requesting access to the following information (the "Information") solely for use in evaluating investment in the
            Certificates:

            ___ The information on the either Master Servicers' Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

            ___ The information on the Trustee's Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

            ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

      3. In consideration of the applicable master servicer's or Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the applicable Master Servicer or Trustee, be disclosed by the undersigned or by its affiliates, shareholders, members, managers, officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

      The undersigned hereby acknowledges and agrees that:

      Neither any Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

      Neither any Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

      Any transmittal of any report, document or other information to the undersigned by the applicable Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

      By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

      When delivering any report, document or other information pursuant to this request, the applicable Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency, the Certificateholders or the Certificate Owners.

      The undersigned agrees to indemnify and hold harmless each Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. The undersigned also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the undersigned or any of its Representatives and that any Master Servicer, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [CERTIFICATEHOLDER] [BENEFICIAL HOLDER OF
                                          A CERTIFICATE]

                                       By:_________________________________
                                          Name:
                                          Title:
                                          Telephone No.:

                                   EXHIBIT K-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951
Attention: Corporate Trust Services, CSMC 2007-C4

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, NC 28202-1075

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      In accordance with the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C4 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is contemplating an investment in the Class ____ Certificates.

      2. The undersigned is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___   The information on each Master servicers' Website pursuant to
                  Section 3.12(d) of the Pooling and Servicing Agreement.

            ___ The information on the Trustee's Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

            ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

      3. In consideration of the applicable master servicer's or Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its affiliates, shareholders, managers, members, officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

      The undersigned hereby acknowledges and agrees that:

      Neither any Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

      Neither any Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

      Any transmittal of any report, document or other information to the undersigned by the applicable Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

      By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

      When delivering any report, document or other information pursuant to this request, the applicable Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency, the Certificateholders or the Certificate Owners.

      The undersigned agrees to indemnify and hold harmless each Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the undersigned or any of its Representatives and that any Master Servicer, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [PROSPECTIVE PURCHASER]

                                       By:_________________________________
                                          Name:
                                          Title:
                                          Telephone No.:

                                    EXHIBIT L

                      Schedule of Designated Sub-Servicers

          Mortgage Loan             Cut-Off Balance       Primary Servicer
          -------------             ---------------       ----------------

Sweetwater Crossings                      $29,000,000          Column
Grove Square Shopping Center              $26,000,000          Column
Hillside Village Shopping Center          $23,200,000          Column
Egizii Portfolio                          $21,865,363          Column
Champions Park Apartments                 $15,300,000          Column
The Madison Hotel                         $14,687,681          Column
University Square                         $13,750,000          Column
University Centre I                       $13,400,000          Column
Champions Centre Apartments               $13,000,000          Column
Temescal Plaza                            $12,700,000          Column
565 Metro Place                           $12,235,000          Column
Northridge Shopping Center                 $8,800,000          Column
Trade Center                               $8,500,000     Draper and Kramer
Catoosa Shopping Center                    $7,575,000     Draper and Kramer
Viewridge Industrial                       $6,750,000          Pacific
Country Inn & Suites Elgin, IL             $6,688,894          Capmark
RV Dakota Ridge RV Park                    $5,980,000          Column
Drug Mart Plaza A - ROLLUP                 $5,775,000          Column
Design Market                              $4,987,672          Column
Troy Marketplace                           $4,800,000          Capmark
City Center MOB                            $4,662,000          Column
Plaza Medical & Research Center I          $4,537,876         Northmarq
Prominence Shops at Liberty Park           $4,252,177          Column
4355 Montgomery Road                       $4,100,000     Draper and Kramer
Golden Enterprises Apartment Portfolio     $4,092,656        Churchill
RV Elk Meadows RV Park                     $3,941,500          Column
7733 South Shore Drive                     $3,735,000     Draper and Kramer
112 York Road                              $3,725,000          Inland
Comfort Inn & Suites Mansfield             $3,467,310          Column
Holiday Inn Express Hillsborough           $3,246,414         Laureate
Santa Fe Trails Apartments                 $3,230,000          Column
Sleep Inn & Suites Metairie                $3,093,519          Column
Deerwood Village Executive Center          $2,704,000         Northmarq
Providence Plaza & Shoppes at Midtown      $2,395,788          Column
Dunn Commons                               $2,354,082          Column
Van Epps Building                          $2,100,000         Laureate
3100 University Boulevard                  $2,048,016          Column
RV Spruce Lake RV Park                     $2,047,500          Column
Sugarloaf Marketplace                      $2,025,000         Laureate
Howell Ferry Medical Building              $1,994,764         Laureate
Prairie Village                            $1,891,132          Capmark
Brunswick Apartments                       $1,745,232          Capmark

                                   EXHIBIT M-1

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

            Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      I, [identify the certifying individual], a [title] of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real Estate Capital Markets, Inc., Wachovia Bank, National Association, Midland Loan Services, Inc., NCB, FSB (in their capacities as Master Servicers), Column Financial, Inc. (in its capacity as Sub-Servicer) and any sub-servicer thereof, ING Clarion Partners, LLC, National Consumer Cooperative Bank and Wells Fargo Bank, N.A.

Date: _____________________________

   ______________________________________________
   President and Chief Executive Officer
   Credit Suisse First Boston Mortgage Securities Corp.

                                   EXHIBIT M-2

                      FORM OF TRUSTEE BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

      The undersigned, __________, a __________ of WELLS FARGO BANK, N.A., on behalf of WELLS FARGO BANK, N.A., as trustee (the "Trustee"), under that certain pooling and servicing agreement, dated as of September 1, 2007, (the "Pooling and Servicing Agreement") entered into by Credit Suisse First Boston Mortgage Securities Corp., (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, the "Special Servicer No. 2"), and the Trustee, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor and its officers, directors and each person, if any, who controls the Depositor within the meaning of
      Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the information in the Reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the applicable Master Servicer or the applicable Special Servicer, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the last day of the period covered by the Annual Report; and

      3. Based on my knowledge, all of the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

            Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

Date: _____________________________

WELLS FARGO BANK, N.A.

   _________________________________
   [Signature]
   [Title]

                                  EXHIBIT M-3-1

               FORM OF MASTER SERVICER NO. 1 BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

I, [identify the certifying individual], a [_______________] of [if delivered by KRECM, add: KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation, as a master servicer (the "Master Servicer")] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer (the "Sub-Servicer"), under that certain sub-servicing agreement dated as of [_______] (the "Sub-Servicing Agreement") between Sub-Servicer and [KeyCorp Real Estate Capital Markets, Inc. (the "Master Servicer") whereby the Subservicer agreed to perform certain of the Master Servicer's servicing responsibilities] under that certain pooling and servicing agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer ("Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer ("Master Servicer No. 3"), NCB, FSB, as master servicer ("Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of [if delivered by KRECM, add: KeyCorp Real Estate Capital Markets, Inc., as a master servicer] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [If this certification is delivered by KRECM, add: Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Borrowers or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the Master Servicer shall provide any information of which the Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the applicable Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      2. [If this certification is delivered by a Sub-Servicer, add:] [Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      3. [If this certification is delivered by KRECM, add: Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement, with respect to the Relevant Period, all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission is included in the servicing reports delivered by the Master Servicer to the Trustee;]

      4. [If this certification is delivered by a Sub-Servicer, add: With respect to the Relevant Period, all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement has been provided to the Master Servicer or Trustee, and is included in the servicing reports delivered by the Sub-Servicer to the Master Servicer or Trustee.]

            I am responsible for reviewing the activities performed by the [Master Servicer][Sub-Servicer] under the [Pooling and Servicing Agreement] [Sub-Servicing Agreement] and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the [Master Servicer][Sub-Servicer], and except as disclosed in the compliance certificate delivered by the [Master Servicer under Section 12.11 of the Pooling and Servicing Agreement][Sub-Servicer under Section [___] of the Sub-Servicing Agreement], the [Master Servicer][Sub-Servicer] has fulfilled its obligations under the [Pooling and Servicing Agreement][Sub-Servicing Agreement] in all material respects;

            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the [Master Servicer][Sub-Servicer] have been provided as required by the [Pooling and Servicing Agreement][Sub-Servicing Agreement], except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

      5. [If this certification is delivered by KRECM, add: In addition, notwithstanding the foregoing certifications under clauses (1) and
            (2) above, the Master Servicer does not make any certification under such clauses (1) and (2) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (1) and (2) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (4) that is in turn dependent upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the applicable Master Servicer with respect to the information that is the subject of such certification.]

      6. [If this certification is delivered by a Sub-Servicer, add: In addition, notwithstanding the foregoing certifications under clauses
            (2) and (3) above, the Sub-Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the applicable Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement.]

Capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer].]

Date: _________________________

[KEYCORP REAL ESTATE CAPITAL MARKETS, INC.]
[NAME OF SUB-SERVICER]

By: ___________________________________
   Name:
   Title

                                  EXHIBIT M-3-2

               FORM OF MASTER SERVICER NO. 2 BACKUP CERTIFICATION

      Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

I, [identify the certifying individual], a [_______________] of [WACHOVIA BANK, NATIONAL ASSOCIATION] (a "Master Servicer"), a national banking association, as a master servicer under that certain pooling and servicing agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer ("Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer ("Master Servicer No. 3"), NCB, FSB, as master servicer ("Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Master Servicers] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [If this certification is delivered by a Master Servicer, add:] [Based on my knowledge, (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Mortgagors or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the applicable Master Servicer shall provide any information of which such Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the applicable Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;]

      2. [If this certification is delivered by a Master Servicer, add:] [Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement, all servicing information required to be provided to the Trustee by the applicable Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission is included in the servicing reports delivered by the applicable Master Servicer to the Trustee;]

      3. I am responsible for reviewing the activities performed by the applicable [Master Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the applicable [Master Servicer], and except as disclosed in the compliance certificate delivered by the applicable [Master Servicer under Section 12.11 of the Pooling and Servicing Agreement], the applicable [Master Servicer] has fulfilled its obligations under the [Pooling and Servicing Agreement] in all material respects;

      4. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the applicable [Master Servicer] have been provided as required by the [Pooling and Servicing Agreement], except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

      5. [If this certification is delivered by a Master Servicer, add:] [In addition, notwithstanding the foregoing certifications under clauses
            (1) and (2) above, the applicable Master Servicer does not make any certification under such clauses (1) and (2) above with respect to the information in the servicing reports delivered by the applicable Master Servicer to the Trustee referred to in such clauses (1) and
            (2) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the applicable Master Servicer does not make any certification under the foregoing clauses (1) through (3) that is in turn dependent upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the applicable Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the applicable Master Servicer with respect to the information that is the subject of such certification.]

            [If this certification is delivered by a Sub-Servicer retained by a Master Servicer, add:] [In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Sub-Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the applicable Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section
            12.08 of the Pooling and Servicing Agreement.]

Capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer].]

Date: _________________________

[WACHOVIA BANK, NATIONAL
ASSOCIATION] [NAME OF SUB-SERVICER]

By: ___________________________________
   Name:
   Title:

                                  EXHIBIT M-3-3

               FORM OF MASTER SERVICER NO. 3 BACKUP CERTIFICATION

      Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

I, [identify the certifying individual], a [_______________] of [if delivered by Midland, add: MIDLAND LOAN SERVICES, INC., a Delaware corporation, as a master servicer (the "Master Servicer")] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer (the "Sub-Servicer"), under that certain sub-servicing agreement dated as of [_______] (the "Sub-Servicing Agreement") between Sub-Servicer and Midland Loan Services, Inc. (the "Master Servicer") whereby the Subservicer agreed to perform certain of the Master Servicer's servicing responsibilities] under that certain pooling and servicing agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer ("Master Servicer No. 2"), Midland Loan Services, Inc. ,as master servicer ("Master Servicer No. 3"), NCB, FSB, as master servicer ("Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of [if delivered by Midland, add:
Midland Loan Services, Inc., as a master servicer] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [If this certification is delivered by Midland, add: Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Borrowers or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the Master Servicer shall provide any information of which the Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the applicable Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      2. [If this certification is delivered by a Sub-Servicer, add:] [Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      3. [If this certification is delivered by Midland, add: Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement, with respect to the Relevant Period, all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission is included in the servicing reports delivered by the Master Servicer to the Trustee;]

      4. [If this certification is delivered by a Sub-Servicer, add: With respect to the Relevant Period, all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement has been provided to the Master Servicer or Trustee, and is included in the servicing reports delivered by the Sub-Servicer to the Master Servicer or Trustee.]

            I am responsible for reviewing the activities performed by the [Master Servicer][Sub-Servicer] under the [Pooling and Servicing Agreement] [Sub-Servicing Agreement] and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the [Master Servicer][Sub-Servicer], and except as disclosed in the compliance certificate delivered by the [Master Servicer under Section 12.11 of the Pooling and Servicing Agreement][Sub-Servicer under Section [___] of the Sub-Servicing Agreement], the [Master Servicer][Sub-Servicer] has fulfilled its obligations under the [Pooling and Servicing Agreement][Sub-Servicing Agreement] in all material respects;

            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the [Master Servicer][Sub-Servicer] have been provided as required by the [Pooling and Servicing Agreement][Sub-Servicing Agreement], except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

      5. [If this certification is delivered by Midland, add: In addition, notwithstanding the foregoing certifications under clauses (1) and
            (2) above, the Master Servicer does not make any certification under such clauses (1) and (2) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (1) and (2) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (4) that is in turn dependent upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the applicable Master Servicer with respect to the information that is the subject of such certification.]

      6. [If this certification is delivered by a Sub-Servicer, add: In addition, notwithstanding the foregoing certifications under clauses
            (2) and (3) above, the Sub-Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the applicable Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement.]

Capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer].]

Date: _________________________

[MIDLAND LOAN SERVICES, INC.]
[NAME OF SUB-SERVICER]

By: ___________________________________
   Name:
   Title:

                                  EXHIBIT M-3-4

               FORM OF MASTER SERVICER NO. 4 BACKUP CERTIFICATION

      Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

I, [identify the certifying individual], a [_______________] of [if delivered by NCB, add: NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, as a master servicer (the "Master Servicer")] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer (the "Sub-Servicer"), under that certain sub-servicing agreement dated as of [_______] (the "Sub-Servicing Agreement") between Sub-Servicer and [KeyCorp Real Estate Capital Markets, Inc. (the "Master Servicer") whereby the Subservicer agreed to perform certain of the Master Servicer's servicing responsibilities] under that certain pooling and servicing agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer ("Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer ("Master Servicer No. 3"), NCB, FSB, as master servicer ("Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of [if delivered by NCB, add: NCB, FSB, as a master servicer] [if delivered by a Sub-Servicer, add: [NAME OF SUB-SERVICER], as sub-servicer] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [If this certification is delivered by NCB, add: Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Borrowers or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the Master Servicer shall provide any information of which the Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the applicable Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      2. [If this certification is delivered by a Sub-Servicer, add:] [Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period;]

      3. [If this certification is delivered by NCB, add: Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement, with respect to the Relevant Period, all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission is included in the servicing reports delivered by the Master Servicer to the Trustee;]

      4. [If this certification is delivered by a Sub-Servicer, add: With respect to the Relevant Period, all servicing information relating to the Sub-Servicer required to be provided to the Master Servicer or Trustee under the Sub-Servicing Agreement has been provided to the Master Servicer or Trustee, and is included in the servicing reports delivered by the Sub-Servicer to the Master Servicer or Trustee.]

            I am responsible for reviewing the activities performed by the [Master Servicer][Sub-Servicer] under the [Pooling and Servicing Agreement] [Sub-Servicing Agreement] and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the [Master Servicer][Sub-Servicer], and except as disclosed in the compliance certificate delivered by the [Master Servicer under Section 12.11 of the Pooling and Servicing Agreement][Sub-Servicer under Section [___] of the Sub-Servicing Agreement], the [Master Servicer][Sub-Servicer] has fulfilled its obligations under the [Pooling and Servicing Agreement][Sub-Servicing Agreement] in all material respects;

            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the [Master Servicer][Sub-Servicer] have been provided as required by the [Pooling and Servicing Agreement][Sub-Servicing Agreement], except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

      5. [If this certification is delivered by NCB, add: In addition, notwithstanding the foregoing certifications under clauses (1) and
            (2) above, the Master Servicer does not make any certification under such clauses (1) and (2) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (1) and (2) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (4) that is in turn dependent upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the applicable Master Servicer with respect to the information that is the subject of such certification.]

      6. [If this certification is delivered by a Sub-Servicer, add: In addition, notwithstanding the foregoing certifications under clauses
            (2) and (3) above, the Sub-Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the applicable Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the applicable Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the applicable Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement.]

Capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer].]

Date: _________________________

[NCB, FSB]
[NAME OF SUB-SERVICER]

By: ___________________________________
   Name:
   Title:

                                  EXHIBIT M-4-1

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

      Re: Credit Suisse Commercial Mortgage Trust 2007-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C4

I, [identify the certifying individual], a [_______________ ] of [ING Clarion Partners, LLC] [National Consumer Cooperative Bank], as a special servicer under that certain pooling and servicing agreement dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer ("Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer ("Master Servicer No. 3"), NCB, FSB, as master servicer ("Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Special Servicer [No. 1] [No. 2] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by the Special Servicer [No. 1] [No. 2] to the applicable Master Servicer or Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Special Servicer [No. 1] [No. 2] to the applicable Master Servicer or the Trustee, as applicable, for inclusion in these reports;

      2. Based on my knowledge, the information contained in the applicable Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__]; and

      3. Based on my knowledge and the annual compliance review required under Section 11.11 of the Pooling and Servicing Agreement, during the Relevant Period the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

Date: _________________________

[ING CLARION PARTNERS, LLC]
[NATIONAL CONSUMER COOPERATIVE BANK]

By: ___________________________________
   Name:
   Title:

                                    EXHIBIT N

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

Distribution Date       Balance         Distribution Date         Balance
-----------------       -------         -----------------         -------
October 2007 .....  $36,935,000.00      August 2012 .........  $36,847,915.76
November 2007 ....  $36,935,000.00      September 2012 ......  $36,210,000.00
December 2007 ....  $36,935,000.00      October 2012 ........  $35,479,000.00
January 2008 .....  $36,935,000.00      November 2012 .......  $34,834,000.00
February 2008 ....  $36,935,000.00      December 2012 .......  $34,096,000.00
March 2008 .......  $36,935,000.00      January 2013 ........  $33,444,000.00
April 2008 .......  $36,935,000.00      February 2013 .......  $32,789,000.00
May 2008 .........  $36,935,000.00      March 2013 ..........  $31,861,000.00
June 2008 ........  $36,935,000.00      April 2013 ..........  $31,197,000.00
July 2008 ........  $36,935,000.00      May 2013 ............  $30,440,000.00
August 2008 ......  $36,935,000.00      June 2013 ...........  $29,769,000.00
September 2008 ...  $36,935,000.00      July 2013 ...........  $29,005,000.00
October 2008 .....  $36,935,000.00      August 2013 .........  $28,326,000.00
November 2008 ....  $36,935,000.00      September 2013 ......  $27,644,000.00
December 2008 ....  $36,935,000.00      October 2013 ........  $26,869,000.00
January 2009 .....  $36,935,000.00      November 2013 .......  $26,179,000.00
February 2009 ....  $36,935,000.00      December 2013 .......  $25,396,000.00
March 2009 .......  $36,935,000.00      January 2014 ........  $24,698,000.00
April 2009 .......  $36,935,000.00      February 2014 .......  $23,997,000.00
May 2009 .........  $36,935,000.00      March 2014 ..........  $23,027,000.00
June 2009 ........  $36,935,000.00      April 2014 ..........  $22,316,000.00
July 2009 ........  $36,935,000.00      May 2014 ............  $21,616,000.00
August 2009 ......  $36,935,000.00      June 2014 ...........  $20,916,000.00
September 2009 ...  $36,935,000.00      July 2014 ...........  $20,216,583.08
October 2009 .....  $36,935,000.00      August 2014 .........  $19,491,000.00
November 2009 ....  $36,935,000.00      September 2014 ......  $18,762,000.00
December 2009 ....  $36,935,000.00      October 2014 ........  $17,941,000.00
January 2010 .....  $36,935,000.00      November 2014 .......  $17,204,000.00
February 2010 ....  $36,935,000.00      December 2014 .......  $16,376,000.00
March 2010 .......  $36,935,000.00      January 2015 ........  $15,630,000.00
April 2010 .......  $36,935,000.00      February 2015 .......  $14,881,000.00
May 2010 .........  $36,935,000.00      March 2015 ..........  $13,868,000.00
June 2010 ........  $36,935,000.00      April 2015 ..........  $13,109,000.00
July 2010 ........  $36,935,000.00      May 2015 ............  $12,260,000.00
August 2010 ......  $36,935,000.00      June 2015 ...........  $11,493,000.00
September 2010 ...  $36,935,000.00      July 2015 ...........  $10,635,000.00
October 2010 .....  $36,935,000.00      August 2015 .........  $9,859,000.00
November 2010 ....  $36,935,000.00      September 2015 ......  $9,079,000.00
December 2010 ....  $36,935,000.00      October 2015 ........  $8,210,000.00
January 2011 .....  $36,935,000.00      November 2015 .......  $7,421,000.00
February 2011 ....  $36,935,000.00      December 2015 .......  $6,543,000.00
March 2011 .......  $36,935,000.00      January 2016 ........  $5,745,000.00
April 2011 .......  $36,935,000.00      February 2016 .......  $4,943,000.00
May 2011 .........  $36,935,000.00      March 2016 ..........  $3,968,000.00
June 2011 ........  $36,935,000.00      April 2016 ..........  $3,156,000.00
July 2011 ........  $36,935,000.00      May 2016 ............  $2,256,000.00
August 2011 ......  $36,935,000.00      June 2016 ...........  $1,436,000.00
September 2011 ...  $36,935,000.00      July 2016 ...........  $527,000.00
October 2011 .....  $36,935,000.00      August 2016 and
November 2011 ....  $36,935,000.00      thereafter ..........  $0.00
December 2011 ....  $36,935,000.00
January 2012 .....  $36,935,000.00
February 2012 ....  $36,935,000.00
March 2012 .......  $36,935,000.00
April 2012 .......  $36,935,000.00
May 2012 .........  $36,935,000.00
June 2012 ........  $36,935,000.00
July 2012 ........  $36,935,000.00

                                    EXHIBIT O

                           Relevant Servicing Criteria

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria" (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):


------------------------------------------------------------------------------------------------------------
                                    Relevant Servicing Criteria                              Applicable
                                                                                             Party(ies)
------------------------------------------------------------------------------------------------------------
     Reference                                    Criteria
------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance         Trustee
                     or other triggers and events of default in accordance with the       Master Servicers
                     transaction agreements.                                              Special Servicer

------------------------------------------------------------------------------------------------------------

1122(d)(1)(ii)       If any material servicing activities are outsourced to third              Trustee
                     parties, policies and procedures are instituted to monitor the       Master Servicers
                     third party's performance and compliance with such servicing         Special Servicer
                     activities.
------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a                N/A
                     back-up servicer for the mortgage loans are maintained.
------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on      Master Servicers
                     the party participating in the servicing function throughout the     Special Servicer
                     reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.
------------------------------------------------------------------------------------------------------------
                                     Cash Collection and Administration
------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate             Trustee
                     custodial bank accounts and related bank clearing accounts no more   Master Servicers
                     than two business days following receipt, or such other number of    Special Servicer
                     days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to        Trustee
                     an investor are made only by authorized personnel.
------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows    Master Servicers
                     or distributions, and any interest or other fees charged for such    Special Servicer
                     advances, are made, reviewed and approved as specified in the             Trustee
                     transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve            Trustee
                     accounts or accounts established as a form of                        Master Servicers
                     overcollateralization, are separately maintained (e.g., with         Special Servicer
                     respect to commingling of cash) as set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured               Trustee
                     depository institution as set forth in the transaction agreements.   Master Servicers
                     For purposes of this criterion, "federally insured depository        Special Servicer
                     institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of
                     Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized        Master Servicers
                     access.                                                              Special Servicer
                                                                                               Trustee

------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all                   Trustee
                     asset-backed securities related bank accounts, including custodial   Master Servicers
                     accounts and related bank clearing accounts. These reconciliations   Special Servicer
                     are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------
                                     Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the                Trustee
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                     Servicer.
------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance         Trustee
                     with timeframes, distribution priority and other terms set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)      Disbursements made to an investor are posted within two business          Trustee
                     days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with         Trustee
                     cancelled checks, or other form of payment, or custodial bank statements.
------------------------------------------------------------------------------------------------------------
                                          Pool Asset Administration
------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required        Trustee
                     by the transaction agreements or related mortgage loan documents.    Master Servicers
                                                                                          Special Servicer

------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by        Trustee
                     the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the mortgage loan pool        Trustee
                     are made, reviewed and approved in accordance with any conditions    Special Servicer
                     or requirements in the transaction agreements.

------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in           Master Servicers
                     accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                     specified in the transaction agreements, and allocated to
                     principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the   Master Servicers
                     Servicer's records with respect to an obligor's unpaid principal balance.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's          Master Servicers
                     mortgage loans (e.g., loan modifications or re-agings) are made,     Special Servicer
                     reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,        Special Servicer
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained during the     Master Servicers
                     period a mortgage loan is delinquent in accordance with the          Special Servicer
                     transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage               N/A
                     loans with variable rates are computed based on the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow     Master Servicers
                     accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loan, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance      Master Servicers
                     payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be      Master Servicers
                     made on behalf of an obligor are paid from the servicer's funds      Special Servicer
                     and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two     Master Servicers
                     business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                     agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are            Master Servicers
                     recognized and recorded in accordance with the transaction           Special Servicer
                     agreements.
------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)       Any external enhancement or other support, identified in Item               N/A
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                     maintained as set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------

                                   EXHIBIT P

                        Additional Form 10-D Disclosure

                     ITEM ON FORM 10-D                                         RESPONSIBLE PARTIES
                     -----------------                                         -------------------
Item 1:  Distribution and Pool Performance Information         (i)   Master Servicers (only with respect to Item
         (only with respect to any information required by           1121(a)(12) and only as to Performing Mortgage
         Item 1121 of Regulation AB which is NOT included            Loans)
         on the monthly Trustee Report)
                                                               (ii)  Special Servicers (only with respect to Item
                                                                     1121(a)(12) as to Specially Serviced Mortgage
                                                                     Loans)

                                                               (iii) Trustee

                                                               (iv)  Depositor

Item 2:  Legal Proceedings (per Item 1117 of Regulation AB     (i)   All parties to the Pooling and Servicing Agreement
         (to the extent material to Certificateholders))             (as to themselves)

                                                               (ii)  Trustee, Master Servicers and Special Servicers
                                                                     (in each case, if Trustee is not also a named
                                                                     party) as to the Trust

                                                               (iii) Depositor as to the sponsors, any 1110(b)
                                                                     originator and any Item 1100(d)(1) party

Item 3:  Sale of Securities and Use of Proceeds                Depositor

Item 4:  Defaults Upon Senior Securities                       Trustee

Item 5:  Submission of Matters to a Vote of Security Holders   Trustee

Item 6:  Significant Obligors of Pool Assets

Item 7:  Significant Enhancement Provider Information          Depositor

Item 8:  Other Information (information required to be         Any party responsible for disclosure items on Form 8-K
         disclosed on Form 8-K that was not properly
         disclosed)

Item 9: Exhibits                                               Trustee

                                                               Depositor

                                    EXHIBIT Q

                         Additional Form 10-K Disclosure

                     ITEM ON FORM 10-K                                          PARTY RESPONSIBLE
                     -----------------                                          -----------------
Item 1B: Unresolved Staff Comments                             Depositor

Item 9B: Other Information (information required to be         Any party responsible for disclosure of such items on
         disclosed on Form 8-K that was not properly           Form 8-K
         disclosed)

Item 15: Exhibits, Financial Statement Schedules               Trustee
                                                               Depositor

Additional Item:                                               (i)   All parties to the Pooling and Servicing Agreement
                                                                     (as to themselves)
Disclosure per Item 1117 of Regulation AB (to the extent
material to Certificateholders)                                (ii)  Trustee, Master Servicers and Special Servicers
                                                                     (in each case, if Trustee is not also a named
                                                                     party) as to the Trust
                                                               (iii) Depositor as to the sponsors, any 1110(b)
                                                                     originator and any Item 1100(d)(1) party

Additional Item:                                               (i)   All parties to the Pooling and Servicing Agreement
                                                                     as to themselves; provided however that (A) as to
Disclosure per Item 1119 of Regulation AB (to the extent             the Master Servicers, only to the extent material
material to Certificateholders)                                      to Certificateholders and only as to affiliations
                                                                     under Item 1119(a) with the Trustee, Special
                                                                     Servicers or an Item 1108(a)(3) Sub-Servicer and
                                                                     (B) as to the Special Servicers, only to the
                                                                     extent material to Certificateholders and only as
                                                                     to affiliations under Item 1119(a) with the
                                                                     Trustee, Master Servicers or an Item 1108(a)(3)
                                                                     Sub-Servicer

                                                               (ii) Trustee, Special Servicer and Master Servicers as
                                                                     to the Trust

                                                               (iii) Depositor as to the sponsors, any originator and
                                                                     any significant obligor, enhancement or support
                                                                     provider

Additional Item:                                               Depositor/Special Servicers (only for REO Properties
Disclosure per Item 1112(b) of Regulation AB                   and only to the extent either Special Servicer is in
                                                               possession of such items required under Item 1112(b) of
                                                               Regulation AB)

Additional Item:                                               Depositor

Disclosure per Items 1114(b)(2) and 1115(b) of
Regulation AB

                                    EXHIBIT R

                         Form 8-K Disclosure Information

                     ITEM ON FORM 8-K                                           PARTY RESPONSIBLE
                     ----------------                                           -----------------
Item 1.01: Entry into a Material Definitive Agreement          All parties to the Pooling and Servicing Agreement
                                                               (only as to agreements to which such entity is a party
                                                               or into which such entity entered on behalf of the
                                                               Trust)

Item 1.02: Termination of a Material Definitive Agreement      All parties to the Pooling and Servicing Agreement
                                                               (only as to agreements to which such entity is a party
                                                               or into which such entity entered on behalf of the
                                                               Trust)

Item 1.03: Bankruptcy or Receivership                          Depositor

Item 2.04: Triggering Events that Accelerate or Increase a     Trustee
           Direct Financial Obligation or an Obligation
           under an Off-Balance Sheet Arrangement              Depositor

Item 3.03: Material Modification to Rights of Security         Trustee
           Holders
                                                               Depositor

Item 5.03: Amendments of Articles of Incorporation or          Depositor
           Bylaws; Change of Fiscal Year

Item 6.01: ABS Informational and Computational Material        Depositor

Item 6.02: Change of Servicer or Trustee                       Master Servicers (each as to itself or any Sub-Servicer
                                                               retained by it) Special Servicers (each as to itself or
                                                               any Sub-Servicer retained by it)

                                                               Trustee

                                                               Depositor

Item 6.03: Change in Credit Enhancement or External Support    Depositor
                                                               Trustee

Item 6.04: Failure to Make a Required Distribution             Trustee

Item 6.05: Securities Act Updating Disclosure                  Depositor

Item 7.01: Regulation FD Disclosure                            Depositor

Item 8.01:                                                     Depositor

Item 9.01:                                                     Depositor

                                    EXHIBIT S

                       Additional Disclosure Notification

**SEND TO WELLS FARGO VIA FAX TO 443-542-6156 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services-  CSMC 2007-C4--SEC REPORT PROCESSING

**SEND TO THE DEPOSITOR AT THE ADDRESS IMMEDIATELY BELOW**

Credit Suisse First Boston Mortgage Securities Corp., as Depositor 11 Madison Avenue
New York, New York  10010-3629

            Re: **Additional Form [10-D][10-K][8-K] Disclosure**
                  Required

Ladies and Gentlemen:

In accordance with Section [12.06, 12.07, 12.09] of the Pooling and Servicing Agreement, dated as of September 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 1"), Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer No. 2"), Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer No. 3"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 4"), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, as [______], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010.

[NAME OF PARTY],
as [role]

                                       By:_________________________________
                                          Name:
                                          Title: